UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Square, Inc.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

October 5, 2021
PROPOSED TRANSACTION—YOUR VOTE IS VERY IMPORTANT
The board of directors of Square, Inc., a Delaware corporation (“Square”), has approved and declared advisable a Scheme Implementation Deed, dated as of August 2, 2021 (Australian Eastern Time), and as it may be further amended or supplemented (the “Transaction Agreement”), by and among Square, Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Square (“Square Sub”), and Afterpay Limited, an Australian public company limited by shares (“Afterpay”), pursuant to which Afterpay will propose a scheme of arrangement under Australia’s Corporations Act 2001 (Cth) (the “Australian Corporations Act”) between it and its shareholders (the “Scheme”).
If the Scheme is approved by Afterpay shareholders and the Supreme Court of New South Wales (or such other court of competent jurisdiction under the Australian Corporations Act agreed by Square and Afterpay) and implemented, all outstanding Afterpay ordinary shares as of the record date for the Scheme will be transferred to Square Sub and the holders of such Afterpay ordinary shares (other than Ineligible Foreign Shareholders, as defined in the Transaction Agreement) will have the right to receive, for each such share, either (1) 0.375 shares of Square Class A common stock, par value $0.0000001 (“New Square Shares”) or (2) 0.375 CHESS Depositary Interests (“New Square CDIs” and together with the New Square Shares, the “Scheme Consideration”) representing ownership interest in shares of Square Class A common stock issued by Square pursuant to a Deed Poll to be executed by Square and Square Sub in favor of all Afterpay shareholders (“Deed Poll”), and Afterpay will become a wholly owned subsidiary of Square Sub and an indirect wholly owned subsidiary of Square (the “Transaction”). The Transaction Agreement provides that, at any time prior to the lodgement of Afterpay’s scheme booklet in respect of the Transaction to the Australian Securities and Investments Commission, Square may elect to pay 1% of the Scheme Consideration in cash in Australian dollars. If Square makes such election, the per share cash payment will be determined by the volume weighted average trading price of a share of Square Class A common stock on the New York Stock Exchange over a to-be-determined five trading day period preceding the implementation date of the Scheme and the stock portion of the Scheme Consideration will be reduced by 1% to 0.37125 New Square Shares or New Square CDIs, as applicable. Upon completion of the Transaction, Square anticipates that shares of Square common stock held by former Afterpay shareholders will represent approximately 18.4% of the fully diluted shares of Square common stock, and the shares of Square common stock held by existing Square stockholders will represent approximately 81.6% of the fully diluted shares of Square common stock immediately after the completion of the Transaction, in each case based on the number of shares outstanding as of September 16, 2021 and giving effect to outstanding stock options, restricted stock, employee stock purchase plan, convertible senior notes, and warrants. Square Class A common stock and Square Class B common stock are collectively referred to as Square’s “common stock.”
Square is sending you the accompanying proxy statement to ask you to attend a special meeting (the “Special Meeting”) of stockholders of Square, or to vote your shares by proxy, in respect of the following proposals in connection with the Transaction:
1.
To approve the issuance of shares of Square Class A common stock (including the shares underlying the New Square CDIs) to Afterpay shareholders pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement; and

2.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate and consented to by Afterpay, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal above.

After careful consideration, Square’s board of directors has determined that it is advisable and in the best interests of Square and its stockholders to consummate the Transaction pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement, and recommends that you vote “FOR” each of the foregoing proposals.
The accompanying proxy statement provides you with information about the Transaction Agreement, the Scheme and Deed Poll, the Transaction and the Special Meeting. Square encourages you to read the proxy statement carefully and in its entirety, including the Transaction Agreement, which is attached as Annex A. Before deciding how to vote, you should consider the “Risk Factors” beginning on page 45 of the proxy statement. You may also obtain more information about Square from documents Square has filed with the Securities and Exchange Commission as described under “Where You Can Find More Information” beginning on page 133 of the proxy statement.
YOUR VOTE IS IMPORTANT. The Transaction cannot be completed unless the proposal to approve the issuance of Square Class A common stock to Afterpay shareholders in the Transaction is approved by the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, whether or not you plan to attend the Special Meeting, Square urges you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Special Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Special Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting.
Sincerely,

Jack Dorsey President, Chief Executive Officer and Chairman of the Board
This proxy statement is dated October 5, 2021 and, together with the accompanying proxy card, is first being mailed or otherwise distributed to stockholders of Square on or about October 5, 2021.

SQUARE, INC.
1455 MARKET STREET, SUITE 600
SAN FRANCISCO, CALIFORNIA 94103
NOTICE OF
SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on November 3, 2021
Dear Stockholders of Square, Inc.:
Square, Inc., a Delaware corporation (“Square”), cordially invites you to attend a special meeting of stockholders (the “Special Meeting”) of Square, which will be held virtually on November 3, 2021, at 10:00 a.m. Pacific Time. You can attend the Special Meeting by visiting www.virtualshareholdermeeting.com/SQ2021SM, where you will be able to listen to the meeting live and vote your shares online during the meeting, just as you could at an in-person meeting.
Square is holding the Special Meeting for the following purposes, as more fully described in the accompanying proxy statement:
1.
To approve the issuance of shares of Square Class A common stock (including the shares underlying the New Square CDIs) to Afterpay shareholders pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement; and

2.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate and consented to by Afterpay, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal above.

Square’s board of directors has fixed the close of business on October 1, 2021 as the record date for the Special Meeting. Only stockholders of record on October 1, 2021 are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours for 10 days prior to the Special Meeting at Square’s principal executive office located at 1455 Market Street, Suite 600, San Francisco, California 94103. Reasonable accommodations will be made if Square cannot make the list available at Square’s principal executive office. The stockholder list will also be available online during the Special Meeting. Further information regarding voting rights, the matters to be voted upon and instructions to attend the Special Meeting is presented in the accompanying proxy statement.
YOUR VOTE IS IMPORTANT. Each of the proposals to be considered and voted upon at the Special Meeting is subject to a separate vote by Square stockholders. The Transaction cannot be completed unless the proposal to approve the issuance of Square Class A common stock to Afterpay shareholders in the Transaction is approved by the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. Accordingly, whether or not you plan to attend the Special Meeting, Square urges you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on attending the Special Meeting or voting your shares, please refer to the section titled “Questions and Answers About the Special Meeting” in this proxy statement. Returning the proxy does not deprive you of your right to attend the Special Meeting and to vote your shares at the Special Meeting.
Instructions on the different ways to vote are found on the enclosed proxy card or voting instruction form. Please vote each and every proxy card or voting instruction form you receive. You may revoke your proxy at any time before it is voted at the Special Meeting by following the procedures set forth in the accompanying proxy statement or voting instruction form, as applicable.
Square’s board of directors has determined that it is advisable and in the best interests of Square and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement, and recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting.
We appreciate your continued support of Square.
By order of the Board of Directors,

Jack Dorsey President, Chief Executive Officer and Chairman of the Board
October 5, 2021

i

LIST OF ANNEXES
ii

SUMMARY
This proxy statement is being furnished to the stockholders of Square, Inc., a Delaware corporation (“Square”), in connection with the solicitation of proxies by Square’s board of directors for use at a special meeting of stockholders to be held virtually on November 3, 2021 at 10:00 a.m. Pacific Time (the “Special Meeting”) and at any reconvened meeting following any adjournment or postponement thereof. The purpose of the Special Meeting is for Square stockholders to consider and vote upon certain proposals in connection with the transactions contemplated by that certain Scheme Implementation Deed, dated as of August 2, 2021 (Australian Eastern Time), and as it may be further amended or supplemented (the “Transaction Agreement”), by and among Square, Lanai (AU) 2 Pty Ltd, an Australian proprietary company limited by shares and an indirect wholly owned subsidiary of Square (“Square Sub”), and Afterpay Limited, an Australian public company limited by shares (“Afterpay”), pursuant to which Afterpay will propose a scheme of arrangement under Australia’s Corporations Act 2001 (Cth) (the “Australian Corporations Act”) between it and its shareholders (the “Scheme”). If the Scheme is approved by Afterpay shareholders and the Supreme Court of New South Wales (or such other court of competent jurisdiction under the Australian Corporations Act agreed by Square and Afterpay) (the “Court”), and implemented, all outstanding Afterpay ordinary shares as of the record date for the Scheme (the “Scheme Record Date”) will be transferred to Square Sub and the holders of such Afterpay ordinary shares (other than Ineligible Foreign Shareholders, as described below under “The Transaction Agreement, Scheme and Deed Poll—Ineligible Foreign Shareholders”) will have the right to receive, for each such share, either (1) 0.375 shares of Square Class A common stock, par value $0.0000001 (“New Square Shares”) or (2) 0.375 CHESS Depositary Interests (“New Square CDIs,” and together with the New Square Shares, the “Scheme Consideration”) representing ownership interest in shares of Square Class A common stock issued by Square pursuant to a Deed Poll to be executed by Square and Square Sub in favor of all Afterpay shareholders (“Deed Poll”), and Afterpay will become a wholly owned subsidiary of Square Sub and an indirect wholly owned subsidiary of Square (the “Transaction”). The Transaction Agreement provides that, at any time prior to the lodgement of Afterpay’s scheme booklet in respect of the Transaction (the “Scheme Booklet”) to the Australian Securities and Investments Commission (“ASIC”), Square may elect to pay 1% of the Scheme Consideration in cash in Australian dollars. If Square makes such election, the per share cash payment will be determined by the volume weighted average trading price of a share of Square Class A common stock on the New York Stock Exchange (“NYSE”) over a to-be-determined five trading day period preceding the implementation date of the Scheme (the “Implementation Date”) and the stock portion of the Scheme Consideration will be reduced by 1% to 0.37125 New Square Shares or New Square CDIs, as applicable.
The following summary highlights selected information contained elsewhere in this proxy statement and may not contain all of the information that may be important to you. Accordingly, you are urged to read carefully this entire proxy statement, including the attached annexes, the information incorporated by reference and the other documents to which this proxy statement refers you in order for you to understand the Transaction and matters being considered at the Special Meeting. See “Where You Can Find More Information” beginning on page 133 of this proxy statement. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail.
The functional currency of Square is the United States (“U.S.”) dollar. Unless otherwise specified, all references to “dollars,” “$,” or “US$” shall mean U.S. dollars. All references to “A$” shall mean Australian dollars.
The Companies
Square, Inc. (see page 89)
Square was founded in 2009 to enable businesses (sellers) to accept card payments, an important capability that was previously inaccessible to many businesses. As Square grew, it recognized that sellers need a variety of solutions to thrive and saw how it could apply its strength in technology and innovation to help them. Square has since expanded to provide more than 30 distinct products and services to sellers that help them manage and grow their business. Similarly, with Cash App, Square has built a parallel ecosystem of financial services to help individuals manage their money. That includes ways for individuals to invest in stocks and bitcoin, receive their paycheck, tax return, and direct deposit up to two days early, and use Cash Card, a free, customizable debit card to pay online and in stores. With TIDAL, Square’s global music and entertainment platform, Square believes it can provide artists tools to participate in the economy and grow as entrepreneurs. And finally, Square recently announced a fourth business, TBD, focused on building an open developer platform with the goal of making it easy to create non-custodial, permissionless, and decentralized financial services. Square’s purpose of economic empowerment drives the development of all its products and services.
The principal trading market for Square Class A common stock (NYSE: SQ) is the NYSE. There is no public trading market for Square Class B common stock, par value $0.0000001. Square’s principal executive office is located at 1455 Market Street, Suite 600, San Francisco, CA 94103. Its telephone number is (415) 375-3176. Square’s website is located at www.squareup.com (the contents of which are not part of this proxy statement).
Afterpay Limited (see page 89)
Afterpay Limited, headquartered in Melbourne, Victoria, Australia, is an Australian public company limited by shares and registered in Victoria under Australian law. Founded in 2014, Afterpay facilitates online commerce between retail merchants and end-customers by allowing its retail merchant clients to offer their customers the ability to buy goods and services on a “buy now, pay later” (“BNPL”) basis. Through the use of Afterpay services and software, end-customers can split their purchases across four installments, generally due in two-week increments, without paying interest or fees (where payments are made on time). Afterpay’s service provides consumers the ability to get desired items now but pay for them later while simultaneously helping merchants increase sales and average order values. Afterpay pays its retail merchant customers the full order value upfront (less its percentage fee) and assumes non-payment risk from the end-customer. Should an end-customer using Afterpay services miss a payment, his or her Afterpay account is frozen until such payment is made and capped late payment fees are charged. Apart from the capped late payment fees, end-customers do not incur additional fees or interest. Afterpay also operates an online shop directory, which allows consumers to search by product category for stores that offer Afterpay as a payment option. The shop directory connects consumers seeking to buy products and services using Afterpay with Afterpay merchants.
Afterpay generates the majority of its income from the fees it charges to merchants.
The principal trading market for Afterpay’s shares (ASX: APT) is the Australian Securities Exchange (“ASX”). Afterpay’s principal executive office is located at Level 23, 2 Freshwater Place, Melbourne, VIC 3006, Australia. Its telephone number is +61 1300 100 729. Afterpay’s website is located at corporate.afterpay.com (the contents of which are not part of this proxy statement).
Special Meeting of Square Stockholders
The Special Meeting (see page 53)
Square stockholders are being asked to consider and vote upon the following proposals in connection with the Transaction:
1.
To approve the issuance of shares of Square Class A common stock (including the shares underlying the New Square CDIs) to Afterpay shareholders pursuant to the Scheme and Deed Poll and as contemplated by the Transaction Agreement (the “Transaction Proposal”); and

2.
To approve one or more adjournments of the Special Meeting, if necessary or appropriate and consented to by Afterpay, including to permit further solicitation of proxies if there are insufficient votes at the time of the Special Meeting to approve the Transaction Proposal (the “Adjournment Proposal”).

The Square stockholder vote on such proposals will take place at the Special Meeting to be held virtually at 10:00 a.m. Pacific Time on November 3, 2021. The Special Meeting can be accessed by visiting www.virtualshareholdermeeting.com/SQ2021SM.
Record Date for the Special Meeting (see page 53)
You can vote at the Special Meeting all of the shares of Square common stock you held of record as of the close of business on October 1, 2021, which is the record date for the Special Meeting (the “Record Date”). As of the Record Date, there were 461,795,610 shares of Square common stock outstanding, consisting of 399,694,840 shares of Square Class A common stock and 62,100,770 shares of Square Class B common stock. Square Class A common stock and Square Class B common stock are collectively referred to in this proxy statement as Square’s “common stock.”

Recommendations of Square’s Board of Directors (see page 69)
Square’s board of directors recommends that you vote “FOR” each of the proposals to be considered and voted upon at the Special Meeting. In connection with its decision to recommend that you vote “FOR” each of the proposals, Square’s board of directors has determined that it is advisable and in the best interests of Square and its stockholders to issue the Scheme Consideration to Afterpay shareholders in connection with the Transaction. See “The Transaction—Square’s Reasons for the Transaction” beginning on page 67 of this proxy statement and “The Transaction—Recommendations of Square’s Board of Directors” beginning on page 69 of this proxy statement for more information about the factors considered by Square’s board of directors.
Required Vote (see page 56)
Each share of Square Class A common stock is entitled to one vote at the Special Meeting, and each share of Square Class B common stock is entitled to ten votes at the Special Meeting. The presence, virtually or represented by proxy, of a majority of the voting power of all issued and outstanding shares of Square common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Shares for which a stockholder directs an “abstention” and shares of Square common stock represented at the Special Meeting by attendance via the Special Meeting website that have not previously voted and are not voted at the Special Meeting (“attending non-votes”) are counted as shares present and entitled to vote for purposes of determining a quorum.
Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers (this is referred to in this context as a “broker non-vote”). As a result, Square does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.
Approval of the proposals presented at the Special Meeting will require the following:
•
Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Transaction Proposal.

•
Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Adjournment Proposal.

Security Ownership of Certain Beneficial Owners and Management (see page 54)
As of the close of business on July 31, 2021, the current directors and executive officers of Square were deemed to beneficially own 2,776,000 shares of Square Class A common stock, which represented less than 1% of the shares of Square Class A common stock outstanding on that date, and 64,519,171 shares of Square Class B common stock, which represented approximately 99.21% of the shares of Square Class B common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (“SEC”), as described below under “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” beginning on page 54 of this proxy statement.

The Transaction
Structure of the Transaction (see page 59)
Square and Afterpay are proposing to engage in a business combination under Australian corporate law, pursuant to which Square Sub will acquire all of the outstanding ordinary shares of Afterpay, and Afterpay will thereby become a wholly owned subsidiary of Square Sub and an indirect wholly owned subsidiary of Square. As set forth in the Transaction Agreement, the business combination will be carried out in accordance with a scheme of arrangement under the Australian Corporations Act to be submitted for approval by Afterpay shareholders and the Court.
Subject to the terms and conditions set forth in the Transaction Agreement, upon implementation of the Scheme, all outstanding Afterpay ordinary shares as of the Scheme Record Date will be transferred to Square Sub, and the holders of such Afterpay ordinary shares (other than Ineligible Foreign Shareholders, as described below under “The Transaction Agreement, Scheme and Deed Poll—Ineligible Foreign Shareholders”) will have the right to receive, for each such share, either (1) 0.375 New Square Shares or (2) 0.375 New Square CDIs. Where an Afterpay shareholder has a registered address in Australia or New Zealand, that shareholder is to receive New Square CDIs but may elect to receive New Square Shares. Where an Afterpay shareholder’s address on the Afterpay register is located outside of Australia and New Zealand, that shareholder is to receive New Square Shares but may elect to receive New Square CDIs. Certain foreign Afterpay shareholders will be deemed ineligible to receive New Square Shares or New Square CDIs, and will instead have the shares or CHESS Depositary Interests to which they are entitled issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs) to the relevant shareholders.
At any time prior to the lodgement of a draft of the Scheme Booklet with ASIC pursuant to Section 411(2) of the Australian Corporations Act, Square may elect to change the Scheme Consideration to consist of (1) either 0.37125 New Square Shares or New Square CDIs and (2) cash in an amount equal to 1% of the original Scheme Consideration in Australian dollars (“Cash Election”). If Square makes the Cash Election, the per share cash payment will be determined by the volume weighted average trading price of a share of Square Class A common stock on the NYSE over a to-be-determined five trading day period preceding the Implementation Date. Square does not expect to make the Cash Election.
The Transaction is expected to be completed in the first calendar quarter of 2022 subject to satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement for more information regarding the conditions to closing the Transaction.
Consideration (see page 107)
Square Stockholders. Square stockholders will continue to own their existing shares of Square common stock after the Transaction and will not receive any consideration in the Transaction.
Afterpay Shareholders. If the Scheme becomes effective on the terms and subject to the conditions set forth in the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each outstanding ordinary share of Afterpay as of the Scheme Record Date will be transferred to Square Sub and each person who is an Afterpay shareholder as of the Scheme Record Date (other than Ineligible Foreign Shareholders, as described below under “The Transaction Agreement, Scheme and Deed Poll—Ineligible Foreign Shareholders”) will be entitled to receive in exchange for each ordinary share of Afterpay it holds as of the Scheme Record Date either (1) 0.375 New Square Shares or (2) 0.375 New Square CDIs. At any time prior to the lodgement of a draft of the Scheme Booklet with ASIC pursuant to Section 411(2) of the Australian Corporations Act, Square Sub may make the Cash Election.
Comparative per Share Market Price Information (see page 37)
The table below sets forth the closing sale prices of Square Class A common stock and Afterpay ordinary shares as reported on the NYSE and ASX, respectively, (i) on July 30, 2021 (the last trading day prior to the public announcement of the Transaction), and (ii) September 16, 2021. The table also shows the implied value of one ordinary share of Afterpay, which was calculated by multiplying the closing price of Square Class A common stock on that date by the exchange ratio of 0.375 (the “exchange ratio”) and then dividing by the exchange rates of U.S. dollar to Australian dollar as of July 30, 2021 and September 16, 2021, respectively. The market prices of Square Class A common stock and Afterpay ordinary shares likely will fluctuate between the date of this proxy statement and the time of the Square and Afterpay shareholder approvals and the completion of the Transaction. No assurance can be given concerning the market prices of Square Class A common stock or Afterpay ordinary shares before the completion of the Transaction or the market price of Square Class A common stock after the completion of the Transaction.
Date	Afterpay Ordinary Share (A$)	Square Class A Common Stock ($)	Share Conversion Ratio	U.S. Dollar to Australian Dollar Exchange Rate	Implied Value of Afterpay Ordinary Share (A$)
July 30, 2021	96.66	247.26	0.375	0.73465	126.21
September 16, 2021	123.54	255.09	0.375	0.72833	131.34
Opinion of Square’s Financial Adviser (see page 72)
Square retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to act as a financial adviser to Square’s board of directors in connection with the proposed Transaction. Square’s board of directors selected Morgan Stanley to act as its financial adviser because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. At the meeting of Square’s board of directors on August 1, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Transaction Agreement was fair from a financial point of view to Square.
The full text of the written opinion of Morgan Stanley, dated as of August 1, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C, and is incorporated herein by reference. The summary of the opinion of Morgan Stanley is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the entire opinion carefully and in its entirety. Morgan Stanley’s opinion was rendered for the benefit of Square’s board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio pursuant to the Transaction Agreement to Square as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the Transaction or related transactions, including the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or the price at which shares of Square Class A common stock would trade at any time in the future. The opinion was addressed to, and rendered for the benefit of, Square’s board of directors and was not intended to, and does not, constitute advice or a recommendation to any Afterpay shareholder or Square stockholder as to how to vote or act on any matter with respect to the Transaction or related transactions or any other action with respect to the transactions contemplated by the Transaction Agreement, including the Transaction. For a further discussion of Morgan Stanley’s opinion, see “—Opinion of Square’s Financial Adviser,” beginning on page 72.
Interests of Square’s Executive Officers and Directors in the Transaction (see page 82)
In considering the recommendation of Square’s board of directors that Square stockholders approve the Transaction Proposal, Square stockholders should be aware that certain of Square’s directors have interests in the transaction that are different from, or in addition to, the interests of Square stockholders generally. For a description of these interests, see the information provided in the section entitled “The Transaction—Interests of Square Executive Officers and Directors in the Transaction” on page 82.
Accounting Treatment (see page 82)
Square prepares its financial statements in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Square will account for the acquisition using the acquisition method of accounting, as prescribed in Accounting Standards Codification No. 805, Business Combinations, (“ASC 805”), under U.S.

GAAP. Square will be treated as the acquirer for accounting purposes. Square will record assets acquired, including identifiable intangible assets, and liabilities assumed from Afterpay at their respective estimated fair values at the date of completion of the Transaction. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Square after completion of the Transaction will include the financial condition and results of operations of Afterpay after completion of the Transaction, but will not be restated retroactively to reflect the historical financial condition or results of operations of Afterpay. The earnings of Square following completion of the Transaction will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense, amortization expense and interest expense. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Square determines that indefinite lived intangible assets and goodwill are impaired, Square would record an impairment charge at that time.
Board of Directors Following the Transaction (see page 83)
Square’s board of directors is currently comprised of twelve (12) members. Pursuant to the terms of the Transaction Agreement, Square will appoint one Afterpay director as a Class III director of Square, effective as of immediately following the implementation of the Scheme. Square will select such director in consultation with, and will consider in good faith the recommendation of, Afterpay.
Regulatory and Other Approvals (see page 86)
Afterpay Shareholder Approval
Subject to the Court granting orders to convene a meeting of Afterpay shareholders to consider and vote on a resolution to approve the Transaction and approving the distribution of the Scheme Booklet (the date of the hearing of the Court to grant such orders is referred to as the “First Court Date”), Afterpay intends to hold a separate special meeting of its shareholders pursuant to those orders (such meeting is referred to as the “Scheme Meeting”). Under Section 411(4)(a)(ii) of the Australian Corporations Act, the resolution to approve the Transaction must be passed both (i) by a majority in number of Afterpay shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) by 75% of the votes cast on the resolution in person or by proxy.
Australian Court Approval
Under the Australian Corporations Act, the Transaction must be approved by Afterpay shareholders and by the Court to become effective. The Australian Corporations Act expressly prevents a court from granting approval unless:
•	ASIC provides the Court with a statement that it has no objection to the Transaction; or
•
the Court is satisfied that the Transaction has not been proposed for the purpose of enabling any person to avoid the operation of any of the provisions of Chapter 6 of the Australian Corporations Act (which relates to takeovers).

Afterpay intends to apply to the Court on the First Court Date for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet to Afterpay shareholders. Afterpay must give ASIC at least fourteen days’ notice before the First Court Date and must allow ASIC a reasonable opportunity to review the Scheme Booklet and to make submissions to the Court with respect to it. Provided that ASIC is satisfied with the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) and the Scheme Booklet, it is expected that ASIC will provide to the Court on the First Court Date a letter stating that, while ASIC reserves its rights until it has had an opportunity to observe the entire Scheme process, it does not at that point in time intend to oppose the Scheme at the Second Court Date. The Court will consider the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) at the First Court Date and may require changes to any of those documents as a condition to the Court granting the orders sought. Afterpay must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of the Scheme without the prior written consent of Square.

If the resolution to approve the Transaction is passed at the Scheme Meeting and all other conditions to the Transaction are satisfied or waived, Afterpay will seek to obtain the approval of the Court (the date of the hearing of the Court to grant such order is referred to as the “Second Court Date”). Afterpay intends to apply to ASIC for ASIC to provide to the Court a written statement that it has no objection to the Transaction.
Afterpay expects that ASIC will provide to the Court on the Second Court Date a letter stating that ASIC has no objection to the Transaction. The Court will approve the Transaction only if it is satisfied, among other things, that the Transaction is fair and reasonable to persons legitimately interested in the Transaction, including Afterpay shareholders.
If the Court approves the Transaction on the Second Court Date, a copy of the Court’s order will be filed with ASIC and the Scheme will become effective (the “Effective Date”) and binding on all Afterpay shareholders (including those who voted against the resolution to approve the Transaction) on filing of that Court order with ASIC. On the Effective Date, the obligations of Square and Square Sub under the Deed Poll will take effect and be binding.
It is expected that trading in ordinary shares of Afterpay on the ASX will be suspended from the close of trading on the Effective Date of the Scheme, which is expected to be shortly after the date of the Court’s approval on the Second Court Date. The Scheme Record Date (which will be on or about the twenty-fifth business day following the Effective Date, or such other date as is agreed by Afterpay and Square) will be set to determine the Afterpay shareholders who will transfer their Afterpay shares and be entitled to receive the Scheme Consideration. It is scheduled that the Scheme Consideration will be provided to Afterpay shareholders on the fifth business day following the Scheme Record Date (or such other date as agreed between Square and Afterpay) and the Transaction will be implemented on that date.
Australian Foreign Investment Approval
Under Australia’s Foreign Acquisitions and Takeovers Act 1975 (Cth) (“FATA”), certain transactions may not be completed by a “foreign person” (such as Square and Square Sub) unless notice of it has been given to the Federal Treasurer of Australia (the “Federal Treasurer”) and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the Federal Treasurer objecting (“FIRB Approval”). As part of its review, Australia’s Foreign Investment Review Board (“FIRB”) will seek the views of other Australian government agencies, including the Australian Competition and Consumer Commission (“ACCC”).
Square and Square Sub have given notice of the Transaction to the Federal Treasurer and have provided the ACCC with information in relation to the Transaction to assist in its engagement with FIRB.
If the FIRB Approval is not received, or the Federal Treasurer imposes certain conditions on the Transaction that are not acceptable to Square after consultation with Afterpay in most circumstances, the Transaction may not be completed.
New Zealand Foreign Investment Approval
Under New Zealand’s Overseas Investment Act 2005 (NZ), certain transactions may not be completed by an “overseas person” (such as Square Sub) unless the New Zealand Overseas Investment Office consents to the transaction.
Square Sub has applied to the New Zealand Overseas Investment Office for consent to implement the Transaction but has not yet received consent under the Overseas Investment Act 2005 (NZ).
If the consent of the New Zealand Overseas Investment Office is not obtained, or is subject to certain conditions that are not acceptable to Square, the Transaction may not be completed.
U.S. Antitrust Approval
Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), certain transactions may not be completed until each party has filed a Notification and Report Form with the U.S. Department of Justice (the “DOJ”) and with the U.S. Federal Trade Commission (the “FTC”) and the HSR Act’s waiting period has expired or early termination of the waiting period has been granted. The Transaction is subject to the HSR Act.

Square and Afterpay filed the requisite HSR Act Premerger Notification and Report Forms on August 16, 2021, and the applicable waiting period under the HSR Act expired on September 15, 2021.
At any time before or after the Transaction is completed, the DOJ, the FTC, or others (including states and private parties) could attempt to take action under the antitrust laws, including seeking to prevent the Transaction, to rescind the Transaction, or to conditionally approve the completion of the Transaction upon the divestiture of assets of Square and Afterpay. There can be no assurance that the Transaction will be completed. The Transaction could be prevented from occurring if challenged successfully on antitrust grounds.
Spanish Foreign Investment Approval
The indirect transfer of the Spanish subsidiaries of Afterpay (Clearpay, S.A.U. and Clearpay Technology, S.L.U.) (“Spanish Subsidiaries”) as a result of the Scheme is subject to foreign investment regulation in Spain under Article 7 bis of Act 19/2003, 4 July (“on the legal framework of capital movements and foreign economic transactions and on certain measures to prevent money laundering”). Square must obtain (i) written authorization of the indirect transfer of the Spanish Subsidiaries pursuant to the Transaction from the Spanish Council of Ministers (Consejo de Ministros), or any other competent public authority, in relation to the application of Article 7 bis of Act 19/2003, 4 July (“on the legal framework of capital movements and foreign economic transactions and on certain measures to prevent money laundering”) or (ii) written confirmation from the Deputy General Directorate of Foreign Investments (“Subdirección General de Inversiones Exteriores”), or any other competent public authority, that the authorization by the Spanish Council of Ministers is not required in respect of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme.
If the authorization is not granted or the above mentioned confirmation is not received prior to implementation of the Transaction, the indirect transfer of the Spanish Subsidiaries will not be valid and will have no legal effect, and the Transaction may not be completed.
Bank of Spain Approval
The indirect transfer of the Spanish Subsidiaries as a result of the Scheme is subject to the prior non-opposition of the Bank of Spain. The Transaction may not be completed until (i) Square has received written confirmation from the Bank of Spain in accordance with section 17 of Royal Decree-law 19/2018 and section 25 of Royal Decree 84/2015 (mutatis mutandis for payment institutions) that it has no objection to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme; (ii) the receipt of written confirmation from the Bank of Spain that clearance of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme is not required pursuant to either section 17 of Royal Decree-law 19/2018 or section 25 of Royal Decree 84/2015; or (iii) the expiry of any waiting period for authorization pursuant to section 25.5 of Royal Decree 84/2015 applicable to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, without an express objection to such transfer from the Bank of Spain.
If the Bank of Spain imposes certain conditions on the Transaction that are not acceptable to Square, or the Bank of Spain objects to the Transaction, the Transaction may not be completed.
NYSE and ASX Listing (see page 88)
Square has agreed to obtain listing approval from the NYSE for the New Square Shares that will be issued in the Transaction. Square has also agreed to establish a secondary listing on the ASX to allow Afterpay shareholders to trade the New Square CDIs on the ASX.
Where an Afterpay shareholder has a registered address in Australia or New Zealand, that Afterpay shareholder will receive New Square CDIs that will be tradable on the ASX, but may elect to receive that consideration in the form of New Square Shares.
Where an Afterpay shareholder’s address on the Afterpay register is located outside of Australia and New Zealand, that Afterpay shareholder will receive New Square Shares that will be tradable on the NYSE, but may elect to receive New Square CDIs.
An Afterpay shareholder will be an “Ineligible Foreign Shareholder” for the purposes of the Scheme if, at 5:00 p.m. (Australian Eastern Time) on the Scheme Record Date, such shareholder is (or is acting on behalf of) a citizen or resident of a jurisdiction other than residents of Australia and its external territories, Canada, Hong

Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States or such shareholder’s address on Afterpay’s share register is a place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom, and the United States, unless, in each case, Square determines that it is lawful and not unduly onerous or unduly impracticable to issue the Scheme Consideration to such Afterpay shareholder and that it is lawful for such Afterpay shareholder to participate in the Scheme by the law of such jurisdiction.
With respect to the Scheme Consideration otherwise payable to an Ineligible Foreign Shareholder, in lieu of issuing any Scheme Consideration to such Ineligible Foreign Shareholder, Square will issue the Scheme Consideration to a nominee appointed by Square. Such nominee will sell or procure the sale of such Scheme Consideration in the ordinary course of trading on NYSE as soon as reasonably practicable and in any event within 15 business days after the Implementation Date and remit the proceeds, net of any applicable brokerage, stamp duty and other selling costs, taxes, and charges, to Square. Promptly after the last such sale, Square will remit the proportional amount of such proceeds to each Ineligible Foreign Shareholder. None of Afterpay, Square or the nominee gives any assurance as to the price that will be achieved for the sale of the Scheme Consideration and the sale of the Scheme Consideration will be at the risk of the Ineligible Foreign Shareholder.
No Appraisal Rights (see page 85)
Under Delaware law, holders of shares of Square common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.
Conditions Precedent to the Scheme (see page 108)
As more fully described in this proxy statement and in the Transaction Agreement, the Scheme will not become effective, and the obligations of Square, Square Sub and Afterpay to complete the Transaction are not binding, until each of the following conditions precedent, among others, is satisfied (or waived to the extent permissible):
•	certain regulatory approvals;
•	approval by Square stockholders and Afterpay shareholders;
•	the Court’s approval of the Scheme in accordance with the Australian Corporations Act;
•	issuance of the Independent Expert’s report concluding that the Scheme is in the best interests of Scheme Participants before the lodgement of the Scheme Booklet with ASIC;
•	listing of the New Square Shares and New Square CDIs on the NYSE and ASX, respectively;
•	absence of Afterpay Prescribed Event and Square Prescribed Event (as defined under “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme”);
•	absence of Afterpay Material Adverse Effect and Square Material Adverse Effect (as defined under “The Transaction Agreement, Scheme and Deed Poll—Representations and Warranties”);
•	performance in all material respects of the respective obligations, covenants, and agreements under the Transaction Agreement by Afterpay, Square, and their respective subsidiaries; and
•	accuracy of representations and warranties of Afterpay and Square, subject to certain qualifications.
Exclusivity (see page 124)
The Transaction Agreement restricts Afterpay’s ability to solicit competing proposals from third parties, to negotiate with a third party regarding any agreement, understanding or arrangement that could reasonably be expected to lead to a competing proposal, and to provide non-public information to third parties regarding competing proposals and, in the case of its board of directors, to change its recommendation in favor of the Transaction. Notwithstanding this obligation, Afterpay may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited competing proposals if Afterpay’s board of directors determines in good faith after receiving advice from its financial and external legal advisers that (1) the competing proposal is or would reasonably be expected to become an superior proposal and (2) failing to respond to the competing proposal would constitute a breach of Afterpay’s board of directors’ fiduciary or statutory obligations. Afterpay’s board of directors may also change its recommendation in certain circumstances.

Termination of the Transaction Agreement (see page 126)
The Transaction Agreement may be terminated by either Square or Afterpay:
•
if the Scheme has not become effective on or before August 2, 2022 (the “End Date”), unless the failure of the Scheme to become effective on or before the End Date is due to the failure of the party seeking to terminate the Transaction Agreement to perform or observe its obligations, covenants and agreements under the Transaction Agreement;

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if the other party’s board of directors changes, withdraws or adversely modifies its recommendation that such other party’s shareholders vote in favor of the Scheme or the issuance of the Scheme Consideration, as applicable, or otherwise makes a public statement indicating that such other party’s board of directors no longer supports the Scheme;

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if (a) any governmental authority who must grant a Regulatory Approval (as defined under “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme”) that is a condition precedent to the Scheme has denied such approval, and such denial has become final and non-appealable or (b) any governmental authority of competent jurisdiction has issued a final and non-appealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Scheme, unless such denial or prohibition is due to the failure of the party seeking to terminate the Transaction Agreement to perform or observe its obligations, covenants and agreements under the Transaction Agreement;

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if the other party is in material breach of a term of the Transaction Agreement (excluding representations and warranties), taken in the context of the Scheme as a whole, subject to notice of breach setting out the relevant circumstances and a 30 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Time) on the Second Court Date) after such notice is given;

•
if (a) a “Consultation Failure” (as defined under “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme”) has occurred or (b) the Court has denied approval of the Scheme and the parties agree not to appeal or an independent counsel has determined that an appeal would be futile; or

•	if agreed to in writing by both parties.
Afterpay may terminate the Transaction Agreement before 8:00 a.m. (Australian Eastern Time) on the Second Court date if its board of directors determines, after completion of the process outlined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity,” that an Afterpay Competing Transaction is an Afterpay Superior Proposal (each as defined under “The Transaction Agreement, Scheme and Deed Poll—Exclusivity”), provided that there has not been a material breach by Afterpay of its exclusivity obligations.

SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN IFRS AND U.S. GAAP
The financial information of Afterpay included in this proxy statement has been prepared and presented in accordance with International Financial Reporting Standards (as promulgated by the International Accounting Standards Board) (“IFRS”). Certain differences exist between IFRS and U.S. GAAP which might be material to the financial information included in this proxy statement.
The principal differences between U.S. GAAP and IFRS which might be material in the preparation of Afterpay's consolidated financial statements are described below. The following summary does not include all differences that exist between IFRS and U.S. GAAP and is not intended to provide a comprehensive listing of all such differences specifically related to Square, Afterpay or the industries in which Square and Afterpay operate.
The differences described below reflect only those differences in accounting policies in force at the time of the preparation of the historical financial information of Afterpay included in this proxy statement. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of prescribed changes in accounting standards, transactions or events that may occur in the future.
Revenue Share Costs
Afterpay has entered into certain Revenue Share Agreements with e-commerce retail merchants such as Shopify and The Hut Group. Afterpay pays the e-commerce merchants a certain percentage of the total annual transaction volume generated by these merchants via their respective e-commerce platforms and/or point of sale systems.
Under U.S. GAAP, revenue share costs qualify as loan origination costs pursuant to ASC 310, Receivables, as they are “incremental direct costs of loan origination incurred in transactions with independent third parties for that loan.” Loan origination costs are deferred as a reduction to revenue under the effective interest method.
Under IFRS, revenue share costs are reflected in cost of sales as incurred.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Square and its subsidiaries and the historical consolidated financial statements of Afterpay and its subsidiaries after giving effect to the Transaction, as further described in Note 1, Description of the transaction.
The unaudited pro forma condensed combined balance sheet assumes the Transaction took place on June 30, 2021 and combines Square's unaudited condensed consolidated balance sheet as of June 30, 2021 with Afterpay's audited consolidated balance sheet as of June 30, 2021.
The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and the interim period ended June 30, 2021 combine the historical consolidated statement of operations of Square and Afterpay and assumes the Transaction occurred on January 1, 2020, the first day of Square's fiscal year 2020.
The consummation of the Transaction remains subject to satisfaction of various closing conditions, including receipt of Square stockholder, Afterpay shareholder, Court, regulatory and other approvals. Square notes that the Transaction has not been consummated, and may never be consummated, including due to reasons outside of Square's control. See the section titled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” for more information.
The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements have been adjusted to include estimated Transaction accounting adjustments, which reflect the application of the accounting required by U.S. GAAP, including the effects of the Transaction as further described in Note 1.
The pro forma adjustments are based upon currently available information and certain assumptions that Square's management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The actual adjustments to Square's audited consolidated financial statements will depend upon a number of factors and additional information that will be available on or after the closing of this Transaction. Accordingly, the actual adjustments that will appear in Square's financial statements will differ from these pro forma adjustments, and those differences may be material. Additionally, Square conducted an initial review of the accounting policies of Afterpay, which comply with IFRS to determine material differences in accounting policies or presentation between Square and Afterpay that may require recasting or reclassification to conform to Square's accounting policies and presentations. The assessment of differences between IFRS and U.S. GAAP is based on Square management's best estimates which remain subject to change as additional information becomes available.
The unaudited pro forma condensed combined financial information was based on and should be read in conjunction with Square’s and Afterpay’s historical financial statements referenced below:
•
Square's audited consolidated financial statements and related notes thereto contained in its Annual Report on Form 10-K as of and for the year ended December 31, 2020 and Square's unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q as of and for the period ended June 30, 2021; and

•
Afterpay's audited consolidated financial statements and related notes thereto as of June 30, 2021 and June 30, 2020 and for fiscal years ended June 30, 2021 and June 30, 2020, included as Annex B to this proxy statement and Afterpay's unaudited consolidated financial statements as of December 31, 2020 and for the six months ended December 31, 2020 and December 31, 2019, which are not included in this proxy statement but are included in Afterpay's 2020 Half Year Report as filed with the ASX on February 27, 2020.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Transaction.

SQUARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021
(in thousands, except per share data)
	Historical SQUARE, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Condensed Combined
Assets
Current assets:
Cash and cash equivalents	$4,581,234	$861,782	$(1,174,272)	7(A)	$4,268,744
Investments in short-term debt securities	1,014,903	—	—		1,014,903
Settlements receivable	1,155,757	—	—		1,155,757
Customer funds	2,847,477	—	—		2,847,477
Consumer receivables, net	—	1,109,175	—		1,109,175
Loans held for sale	807,402	—	—		807,402
Other current assets	593,462	47,960	—		641,422
Total current assets	$11,000,235	$2,018,917	$(1,174,272)		$11,844,880
Property and equipment, net	260,883	6,094	—		266,977
Goodwill	501,400	84,361	25,842,669	7(B)	26,428,430
Acquired intangible assets, net	262,196	86,556	2,498,444	7(C)	2,847,196
Investments in long-term debt securities	947,093	—	—		947,093
Operating lease right-of-use assets	461,277	25,511	—		486,788
Other non-current assets	382,604	136,412	(117,290)	7(D)	401,726
Total assets	$13,815,688	$2,357,851	$27,049,551		$43,223,090
Liabilities and stockholders' equity
Current liabilities:
Customers payable	$3,993,164	$119,770	$—		$4,112,934
Settlements payable	257,008	—	—		257,008
Accrued expenses and other current liabilities	515,813	139,975	162,702	7(G)	818,490
Operating lease liabilities, current	57,102	—	—		57,102
PPP Liquidity Facility advances	823,683	—	—		823,683
Total current liabilities	$5,646,770	$259,745	$162,702		$6,069,217
Long-term debt	4,841,277	941,185	(941,026)	7(F)	4,841,436
Operating lease liabilities, non-current	404,571	25,692	—		430,263
Other non-current liabilities	186,369	151,684	295,038	7(D), 7(H)	633,091
Total liabilities	$11,078,987	$1,378,306	$(483,286)		$11,974,007
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0000001 par value: 100,000,000 shares authorized at June 30, 2021 and December 31, 2020. None issued and outstanding at June 30, 2021 and December 31, 2020.	—	—	—		—
Class A common stock, $0.0000001 par value: 1,000,000,000 authorized at June 30, 2021 and December 31, 2020; 395,321,647 and 390,187,079 issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	—	—	—		—
See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

	Historical SQUARE, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Condensed Combined
Class B common stock, $0.0000001 par value: 500,000,000 shares authorized at June 30, 2021 and December 31, 2020; 62,501,770 and 65,997,697 issued and outstanding at June 30, 2021 and December 31, 2020, respectively.	—	—	—		—
Additional paid-in capital	2,632,234	1,656,070	27,047,798	7(E)	31,336,102
Accumulated other comprehensive income	7,838	(491,840)	491,840	7(E)	7,838
Retained earnings (accumulated deficit)	48,780	(185,296)	(6,190)	7(E)	(142,706)
Total stockholders' equity attributable to common stockholders	$2,688,852	$978,934	$27,533,448		$31,201,234
Noncontrolling interests	47,849	611	(611)	7(E)	47,849
Total stockholders' equity	$2,736,701	$979,545	$27,532,837		$31,249,083
Total liabilities and shareholders’ equity	$13,815,688	$2,357,851	$27,049,551		$43,223,090
See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

SQUARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(in thousands, except per share data)
	Historical SQUARE, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Condensed Combined
Revenue:
Transaction-based revenue	$2,187,205	$—	$—		$2,187,205
Subscription and services-based revenue	1,242,859	381,455	—		1,624,314
Hardware revenue	72,514	—	—		72,514
Bitcoin revenue	6,235,364	—	—		6,235,364
Total net revenue	$9,737,942	$381,455	$—		$10,119,397
Cost of revenue:
Transaction-based costs	1,211,618	—	—		1,211,618
Subscription and services-based costs	214,098	97,453	—		311,551
Hardware costs	101,885	—	—		101,885
Bitcoin costs	6,105,776	—	—		6,105,776
Amortization of acquired technology	—	10,616	1,234	8(A)	11,850
Total cost of revenue	$7,633,377	$108,069	$1,234		$7,742,680
Gross profit	$2,104,565	$273,386	$(1,234)		$2,376,717
Operating expenses:
Product development	636,651	35,577	256	8(B)	672,484
Sales and marketing	724,561	108,640	195	8(B)	833,396
General and administrative	416,929	91,881	(3,099)	8(B), 8(D)	505,711
Transaction and loan receivable losses	68,568	94,801	—		163,369
Bitcoin impairment losses	65,126	—	—		65,126
Amortization of acquired customer assets	—	2,157	88,094	8(A)	90,251
Total operating expenses	$1,911,835	$333,056	$85,446		$2,330,337
Operating income (loss)	$192,730	$(59,670)	$(86,680)		$46,380
Interest expense, net	6,717	—	—		6,717
Other expense (income), net	(48,260)	31,372	(35,794)	8(C), 8(D)	(52,682)
Income (loss) before income tax	$234,273	$(91,042)	$(50,886)		$92,345
Benefit for income taxes	(8,413)	(29,202)	(21,520)	8(E)	(59,135)
Net income (loss)	$242,686	$(61,840)	$(29,366)		$151,480
Net income (loss) attributable to noncontrolling interests	$(343)	$(292)	$292	8(H)	$(343)
Net income (loss) attributable to common stockholders	$243,029	$(61,548)	$(29,658)		$151,823
Net income (loss) per share:
Basic	$0.53				$0.27
Diluted	0.48				0.24
Weighted-average shares used to compute net income (loss) per share:
Basic	455,203				566,282
Diluted	519,713				632,079
See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

SQUARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share data)
	Historical SQUARE, INC. (USD)	Historical Afterpay Limited U.S. GAAP (USD)	Transaction Accounting Adjustments (USD)	Note(s)	Pro Forma Condensed Combined
Revenue:
Transaction-based revenue	$3,294,978	$—	$—		$3,294,978
Subscription and services-based revenue	1,539,403	480,705	—		2,020,108
Hardware revenue	91,654	—	—		91,654
Bitcoin revenue	4,571,543	—	—		4,571,543
Total net revenue	$9,497,578	$480,705	$—		$9,978,283
Cost of revenue:
Transaction-based costs	1,911,848	—	—		1,911,848
Subscription and services-based costs	222,712	116,956	—		339,668
Hardware costs	143,901	—	—		143,901
Bitcoin costs	4,474,534	—	—		4,474,534
Amortization of acquired technology	11,174	15,138	9,491	8(A)	35,803
Total cost of revenue	$6,764,169	$132,094	$9,491		$6,905,754
Gross profit	$2,733,409	$348,611	$(9,491)		$3,072,529
Operating expenses:
Product development	881,826	43,467	54,108	8(B)	979,401
Sales and marketing	1,109,670	112,425	45,631	8(B)	1,267,726
General and administrative	579,203	103,860	363,618	8(B), 8(F), 8(G)	1,046,681
Transaction and loan receivable losses	177,670	82,038	—		259,708
Amortization of acquired customer assets	3,855	2,110	177,461	8(A)	183,426
Total operating expenses	$2,752,224	$343,900	$640,818		$3,736,942
Operating income (loss)	$(18,815)	$4,711	$(650,309)		$(664,413)
Gain on sale of asset group	—	—	—		—
Interest expense, net	56,943	—	—		56,943
Other expense (income), net	(291,725)	51,078	(46,121)	8(C)	(286,768)
Income (loss) before income tax	$215,967	$(46,367)	$(604,188)		$(434,588)
Provision (benefit) for income taxes	2,862	2,311	(137,857)	8(E)	(132,684)
Net income (loss)	$213,105	$(48,678)	$(466,331)		$(301,904)
Net income (loss) attributable to noncontrolling interests	$—	$(2,165)	$2,165	8(H)	$—
Net income (loss) attributable to common stockholders	$213,105	$(46,513)	$(468,496)		$(301,904)
Net income (loss) per share:
Basic	$0.48				$(0.54)
Diluted	0.44				(0.54)
Weighted-average shares used to compute net income (loss) per share:
Basic	443,126				554,205
Diluted	482,167				554,205
See accompanying “Notes to the Unaudited Pro Forma Condensed Combined Financial Information”

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
NOTE 1—DESCRIPTION OF THE TRANSACTION
On August 1, 2021 (August 2, 2021 Australian Eastern Time), Square and Afterpay entered into the Transaction Agreement, pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Transaction Agreement, Square will acquire all of the ordinary shares of Afterpay in accordance with the Scheme to be submitted for approval by the Court.
Subject to the terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each outstanding ordinary share of Afterpay as of the Scheme Record Date will be transferred to Square in exchange for (1) where the Scheme Participant is a Share Elected Shareholder, 0.375 shares of Square Class A common stock or (2) where the Scheme Participant is a CDI Elected Shareholder, 0.375 New Square CDIs. At any time prior to the lodgement of a draft of the Scheme Booklet with the ASIC pursuant to the Australian Corporations Act, Square may elect the Cash Election, whereby Afterpay shareholders would be entitled to receive, upon implementation of the Scheme, approximately 1% of the original Scheme Consideration in Australian Dollars. The Cash Election would result in Square paying approximately $297.6 million in cash and reduce the amount of Square Class A common stock and New Square CDIs to be issued pursuant to the Transaction. Square does not expect to make the Cash Election and accordingly, the unaudited pro forma condensed combined financial information does not reflect the Cash Election. Exercise of the Cash Election would not have a material impact on the pro forma loss per share. See “The Transaction—Structure of the Transaction” beginning on page 59 of this proxy statement for more information regarding the Cash Election.
NOTE 2—BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Square prepares its consolidated financial statements on the basis of a fiscal year ended December 31, 2020. The consolidated financial statements of Afterpay have historically been prepared on a basis of a fiscal year ended June 30, 2021. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer's fiscal year end by more than 93 days, the acquired entity's income statement must be brought up within 93 days of the acquirer's fiscal year end. Financial information for Afterpay for the year ended December 31, 2020, and the six months ended June 30, 2021, have been derived for purposes of the preparation of the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined statements of operations were prepared using:
•	the historical unaudited consolidated statements of operations of Square for the six months ended June 30, 2021;
•	the historical audited consolidated statements of operations of Square for the year ended December 31, 2020;
•
the historical unaudited consolidated statement of comprehensive income of Afterpay for the twelve months ended December 31, 2020, which has been derived by adding the financial data from the historical unaudited consolidated statement of comprehensive income for the six months ended December 31, 2020, to the financial data from the historical audited consolidated statement of comprehensive income for the fiscal year ended June 30, 2020, and subtracting the financial data from the historical unaudited consolidated statement of comprehensive income for the six months ended December 31, 2019; and

•
the historical unaudited consolidated statement of comprehensive income of Afterpay for the six months ended June 30, 2021, which has been derived by subtracting the financial data from the historical unaudited consolidated statement of comprehensive income for the six months ended December 31, 2020 from the historical audited consolidated statement of comprehensive income for the fiscal year ended June 30, 2021.

Square will account for the acquisition using the acquisition method of accounting, as prescribed in Accounting Standards Codification 805, Business Combinations, (“ASC 805”), under U.S. GAAP. Square will be treated as the acquirer for accounting purposes. Square will record the assets acquired, including identifiable intangible assets, and the liabilities assumed from Afterpay at their respective estimated fair values at the date of completion of the Transaction. Any excess of the purchase price over the net fair value of such assets and liabilities will be recorded as goodwill.
For purposes of the unaudited pro forma condensed combined financial information, the fair values of Afterpay’s identifiable assets acquired and liabilities assumed were based on preliminary estimates. Definitive valuations and allocation of purchase price will be performed by Square with the services of outside valuation specialists after the closing of the Transaction. Accordingly, the acquisition adjustments included in the unaudited pro forma condensed combined financial information are preliminary, have been made solely for the purpose of preparing these statements, and are subject to revision based on a final determination of fair value upon the closing of the Transaction.
NOTE 3—CONFORMING ACCOUNTING POLICIES
Square’s management performed an initial review of the accounting policies of Afterpay to determine if differences in accounting policies require reclassification or adjustment. As a result of that preliminary review, Square’s management did not identify any material difference in accounting policy.
When Square’s management completes a final review of Afterpay's accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
NOTE 4—FOREIGN CURRENCY TRANSLATION AND U.S. GAAP CONVERSION
Afterpay's historical financial information has been adjusted for differences between IFRS and U.S. GAAP. These adjustments are based on the preliminary analysis of Square’s management. When Square’s management completes a final review, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
There were no IFRS to U.S. GAAP adjustments identified for Afterpay's consolidated statement of financial position as presented in the unaudited pro forma condensed combined financial information as of June 30, 2021.
Additionally, Afterpay's historical financial information and pro forma adjustments have been translated from its reporting currency of AUD to be presented in Square's reporting currency of USD using the following exchange rates:
USD/AUD
Statement of operations – average exchange rate for the year ended December 31, 2020	0.6904
Statement of operations – average exchange rate for the six month period ended June 30, 2021	0.7712
Balance sheet – spot rate at June 30, 2021	0.7512
	As of June 30, 2021
	Afterpay Limited Historical (AUD)	Afterpay Limited Historical Translated (USD)
(in thousands)
ASSETS
Current assets
Cash and cash equivalents	A$ 1,147,147	$861,782
Receivables	1,454,072	1,092,357
Other financial assets	26,788	20,124
Other assets	18,780	14,108
Income tax receivable	10,970	8,241
Total current assets	A$ 2,657,757	$1,996,612

	As of June 30, 2021
	Afterpay Limited Historical (AUD)	Afterpay Limited Historical Translated (USD)
Non-Current Assets
Property, plant and equipment	8,112	6,094
Right-of-use assets	33,958	25,511
Intangible assets(1)	227,513	170,917
Deferred tax assets	156,127	117,289
Investment in associate	23,578	17,713
Other financial assets	3,217	2,417
Other assets	5,965	4,480
Total Non-Current Assets	A$ 458,470	$344,421
TOTAL ASSETS	A$ 3,116,227	$2,341,033
LIABILITIES
Current liabilities
Trade and other payables	A$ 306,259	$230,074
Employee benefit provision	10,323	7,755
Other provisions	501	376
Contract liabilities	3,636	2,732
Lease liabilities	2,201	1,653
Income tax payable	2,477	1,861
Total current liabilities	A$ 325,397	$244,451
Non-Current Liabilities
Employee benefit provision	672	505
Other provisions	1,222	918
Lease liabilities	31,999	24,039
Borrowings(2)	1,286,383	966,382
Other financial liabilities	166,648	125,193
Total Non-Current Liabilities	A$ 1,486,924	$1,117,037
Total Liabilities	A$ 1,812,321	$1,361,488
NET ASSETS	A$ 1,303,906	$979,545
EQUITY
Issued capital	A$ 2,204,450	$1,656,070
Accumulated losses(3)	(246,653)	(185,296)
Reserves	(654,704)	(491,840)
Equity attributable to the owners of Afterpay Limited	A$ 1,303,093	$978,934
Noncontrolling interests	813	611
TOTAL EQUITY	A$ 1,303,906	$979,545
Total Liabilities and Equity	A$ 3,116,227	$2,341,033
(1)
Intangible assets are revalued at their acquisition date fair values under U.S. GAAP as part of the accounting for the Transaction as described in Note 7. As such, no differences are noted from an IFRS to U.S. GAAP perspective that would have an ongoing impact.

(2)
Borrowings comprise mostly of the SGX-listed Convertible Notes (as defined below) (A$1.28 billion) partially offset by the associated capitalized borrowing costs (A$23.3 million), both of which were not adjusted for the impact of IFRS to U.S. GAAP adjustments as the SGX-listed Convertible Notes are assumed to be fully repaid as described in Notes 6, 7 and 8.

(3)
Historical equity accounts were not recast into different categories (i.e. Retained earnings or Additional paid-in capital) or adjusted for any impact of IFRS to U.S. GAAP adjustments as equity is reset through the application of purchase accounting.

The following table reflects the impact of these adjustments on Afterpay’s consolidated statement of comprehensive income as presented in the unaudited pro forma condensed combined financial information for the six months ended June 30, 2021 (in thousands):
	Six Months Ended June 30, 2021
	Afterpay Limited Historical (AUD)	IFRS to U.S. GAAP Adjustments (AUD)	Notes	Afterpay Limited Historical U.S. GAAP Adjusted (AUD)	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD)
(in thousands)
Revenues:
Afterpay income	A$ 448,013	A$ (12,854)	(a)	A$ 435,159	$335,604
Pay Now revenue	5,954	—		5,954	4,592
Other income	53,498	—		53,498	41,259
Total income	A$ 507,465	A$ (12,854)		A$ 494,611	$381,455
Cost of sales	(139,216)	12,854	(a)	(126,362)	(97,453)
Gross profit	A$ 368,249	A$ —		A$ 368,249	$284,002
Depreciation and amortisation expenses	(21,247)	—		(21,247)	(16,386)
Employment expenses	(88,322)	—		(88,322)	(68,116)
Share-based payment expenses	(33,467)	—		(33,467)	(25,810)
Receivables impairment expenses	(122,923)	—		(122,923)	(94,801)
Net loss on financial liabilities at fair value	(32,033)	—		(32,033)	(24,705)
Operating expenses	(168,238)	—		(168,238)	(129,749)
Operating income/(loss)	A$ (97,981)	A$ —		A$ (97,981)	$(75,565)
Share of loss of associate	(1,713)	—		(1,713)	(1,321)
Gain on dilution of shareholding in associate	5,683	—		5,683	4,383
Finance income	340	—		340	262
Finance costs	(24,378)	—		(24,378)	(18,801)
Loss before tax	A$(118,049)	A$ —		A$(118,049)	$(91,042)
Income tax benefit/(expense)	37,865	—		37,865	29,202
Loss for the period	A$ (80,184)	A$ —		A$ (80,184)	$(61,840)
Notes:
(a)
Represents an adjustment to decrease Afterpay income and Cost of sales due to certain costs qualifying as direct loan origination costs under U.S. GAAP and such costs are recognized within revenues based upon ASC 310, Receivables (“ASC 310”).

The following table reflects the impact of these adjustments on Afterpay’s consolidated statement of comprehensive income as presented in the unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2020 (in thousands):
	Year Ended December 31, 2020
	Afterpay Limited Historical (AUD)	IFRS to U.S. GAAP Adjustments (AUD)	Notes	Afterpay Limited Historical U.S. GAAP Adjusted (AUD)	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD)
(in thousands)
Revenues:
Afterpay income	A$ 628,442	A$ (19,829)	(a)	A$608,613	$420,198
Pay Now revenue	16,237	—		16,237	11,210
Other income	71,402	—		71,402	49,297
Total income	A$ 716,081	A$ (19,829)		A$696,252	$480,705
Cost of sales	(189,227)	19,829	(a)	(169,398)	(116,956)
Gross profit	A$ 526,854	A$ —		A$526,854	$363,749
Depreciation and amortisation expenses	(33,989)	—		(33,989)	(23,467)
Employment expenses	(112,698)	—		(112,698)	(77,809)
Share-based payment expenses	(42,343)	—		(42,343)	(29,234)
Receivables impairment expenses	(118,823)	—		(118,823)	(82,038)
Net loss on financial liabilities at fair value	(65,889)	—		(65,889)	(45,491)
Operating expenses	(196,057)	—		(196,057)	(135,362)
Operating income/(loss)	A$ (42,945)	A$ —		A$(42,945)	$(29,652)
Share of loss of associate	(1,659)	—		(1,659)	(1,145)
Finance income	1,320	—		1,320	911
Finance costs	(23,871)	—		(23,871)	(16,481)
Loss before tax	A$ (67,155)	A$ —		A$(67,155)	$(46,367)
Income tax benefit/(expense)	(3,347)	—		(3,347)	(2,311)
Loss for the year	A$ (70,502)	A$ —		A$(70,502)	$(48,678)
Notes:
(a)
Represents an adjustment to decrease Afterpay income and Cost of sales due to certain costs qualifying as direct loan origination costs under U.S. GAAP and such costs are recognized within revenues based upon ASC 310.

NOTE 5—RECLASSIFICATIONS
Certain reclassification adjustments have been made to conform Afterpay’s financial statement presentation to that of Square's as indicated in the tables below.
The reclassification adjustments to conform Afterpay’s balance sheet presentation to that of Square's balance sheet have no material impact on net assets and are summarized below (in thousands):
	As of June 30, 2021
	Afterpay Limited Historical Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Assets
Cash and cash equivalents	$861,782	$—		$861,782
Receivables	1,092,357	(1,092,357)	(j)	—
Consumer receivables, net	—	1,109,175	(j)	1,109,175
Other financial assets	22,541	(22,541)	(i)	—
Other current assets	—			47,960

	As of June 30, 2021
	Afterpay Limited Historical Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
		17,178	(h)
		22,541	(i)
		8,241	(q)
Income tax receivable	8,241	(8,241)	(q)	—
Property and equipment, net	6,094	—		6,094
Right-of-use assets	25,511	(25,511)	(o)	—
Goodwill	—	84,361	(b)	84,361
Intangible assets	170,917	(170,917)	(b)	—
Acquired intangible assets, net	—	86,556	(b)	86,556
Deferred tax asset	117,289	(117,289)	(a)	—
Investment in associate	17,713	(17,713)	(n)	—
Operating lease right-of-use assets	—	25,511	(o)	25,511
Other assets	18,588	(18,588)	(h)	—
Other non-current assets	—			136,412
		117,289	(a)
		1,410	(h)
		17,713	(n)
Total assets	$2,341,033	$16,818		$2,357,851
Liabilities and stockholders' equity
Trade and other payables	$230,074	$(230,074)	(l)	$—
Customers payable	—	119,770	(l)	119,770
Employee benefit provision	8,260	(8,260)	(c)	—
Other provisions	1,294	(1,294)	(m)	—
Contract liabilities	2,732	(2,732)	(d)	—
Operating lease liabilities, non-current	—	25,692	(p)	25,692
Lease liabilities	25,692	(25,692)	(p)	—
Borrowings	966,382	(966,382)	(e)	—
Accrued expenses and other current liabilities	—			139,975
		8,260	(c)
		2,732	(d)
		1,861	(g)
		16,818	(j)
		110,304	(l)
Other financial liabilities	125,193	(125,193)	(f)	—
Income tax payable	1,861	(1,861)	(g)	—
Long-term debt	—	941,185	(e)	941,185
Other non-current liabilities	—			151,684
		25,197	(e)
		125,193	(f)
		1,294	(m)
Total liabilities	$1,361,488	$16,818		$1,378,306
Stockholders' equity:
Additional paid-in capital	$—	$1,656,070	(k)	$1,656,070
Issued capital	1,656,070	(1,656,070)	(k)	—
Accumulated other comprehensive income	—	(491,840)	(k)	(491,840)

	As of June 30, 2021
	Afterpay Limited Historical Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Accumulated losses	(185,296)	185,296	(k)	—
Reserves	(491,840)	491,840	(k)	—
Retained earnings (accumulated deficit)	—	(185,296)	(k)	(185,296)
Equity attributable to Afterpay	$978,934	$—		$978,934
Non-controlling interest	611	—		611
Total stockholders' equity	$979,545	$—		$979,545
Total liabilities and shareholders’ equity	$2,341,033	$16,818		$2,357,851
Notes:
(a)	Represents a reclassification to Square's Other non-current assets from Afterpay's Deferred tax asset.
(b)
Represents a reclassification to Square’s Acquired intangible assets, net, and Goodwill from Afterpay's Intangible assets. Reclassification to Square's Acquired intangible assets, net consists of Afterpay's intangible assets and M&A assets net of amortization historically included in Intangible assets. Reclassification to Square's Goodwill consists of Afterpay's goodwill historically included in Intangible assets.

(c)	Represents a reclassification to Square's Accrued expenses and other current liabilities from Afterpay's Employee benefit provision.
(d)	Represents a reclassification to Square's Accrued expenses and other current liabilities from Afterpay's Contract liabilities.
(e)
Represents a reclassification to Square's Other non-current liabilities and Long-term debt from Afterpay's Borrowings. Reclassification to Square’s Long-term debt consists of Afterpay’s convertible notes and capitalized borrowing costs historically included in Borrowings. Reclassification to Square’s Other non-current liabilities consists of secured interest bearing loans and the accrued interest on secured interest bearing loans historically included in Borrowings.

(f)	Represents a reclassification to Square's Other non-current liabilities from Afterpay's Other financial liabilities.
(g)	Represents a reclassification to Square's Accrued expenses and other current liabilities from Afterpay's Income tax payable.
(h)
Represents a reclassification to Square's Other current assets and Other non-current assets from Afterpay's Other assets. Reclassification to Square’s Other current assets consists of Afterpay’s prepaid expenses, sales clearing, and other assets historically included in Other assets. Reclassification to Square’s Other non-current assets consists of Afterpay’s capitalized borrowing costs historically included in Other assets.

(i)	Represents a reclassification to Square's Other current assets from Afterpay's Other financial assets.
(j)
Represents a reclassification to Square's Consumer receivables, net and Accrued expenses and other current liabilities, from Afterpay's Receivables. Reclassification to Square’s Consumer receivables, net consists of Afterpay’s receivables, late fees, provision for doubtful debt related to receivables and late fees, control receivables account, merchant receivables, and accrued receivables historically included in Receivables. Reclassification to Square’s Accrued expenses and other current liabilities consists of Afterpay’s deferred revenue balance historically included in Receivables.

(k)
Represents a reclassification to Square's Additional paid-in capital, Accumulated other comprehensive income, and Retained earnings (accumulated deficit) from Afterpay's Reserves, Issued capital, and Accumulated losses.

(l)	Represents a reclassification to Square's Customers payables and Accrued expenses and other current liabilities from Afterpay's Trade and other payables.
(m)	Represents a reclassification to Square's Other non-current liabilities from Afterpay's Other provisions.
(n)	Represents a reclassification to Square's Other non-current assets from Afterpay's Investment in associate.
(o)	Represents a reclassification to Square's Operating lease right-of-use assets from Afterpay's Right-of-use assets.
(p)	Represents a reclassification to Square's Operating lease liabilities, non-current from Afterpay's Lease liabilities.
(q)	Represents a reclassification to Square's Other current assets from Afterpay's Income tax receivable.
The reclassification adjustments to conform Afterpay's statement of comprehensive income presentation to that of Square statements of operations have no impact on net loss and are summarized below (in thousands):
	Six Months Ended June 30, 2021
	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Revenue:
Afterpay income	$335,604	$(335,604)	(b)	$—
Pay Now revenue	4,592	(4,592)	(b)	—
Subscription and services-based revenue	—			381,455
		340,196	(b)
		41,259	(c)
Other income	41,259	(41,259)	(c)	—
Total net revenue	$381,455	$—		$381,455
Cost of revenue:
Cost of sales	97,453	(97,453)	(d)	—
Subscription and services-based costs	—	97,453	(d)	97,453
Amortization of acquired technology	—	10,616	(f)	10,616
Total cost of revenue	$97,453	$10,616		$108,069
Gross profit	$284,002	$(10,616)		$273,386
Operating expenses:
Depreciation and amortisation expenses	16,386	(16,386)	(f)	—
Employment expenses	68,116	(68,116)	(g)	—
Share-based payment expenses	25,810	(25,810)	(h)	—
Net loss on financial liabilities at fair value	24,705	(24,705)	(j)	—
Operating expenses	129,749	(129,749)	(i)	—
Transaction and loan receivable losses	—	94,801	(l)	94,801
Receivables impairment expenses	94,801	(94,801)	(l)	—
Amortization of acquired customer assets	—	2,157	(f)	2,157
Sales and marketing	—			108,640
		24,701	(g)
		6,908	(h)
		77,031	(i)
General and administrative	—			91,881
		33,151	(g)
		9,811	(h)
		48,919	(i)

	Six Months Ended June 30, 2021
	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Product development	—			35,577
		3,613	(f)
		10,264	(g)
		9,091	(h)
		12,609	(i)
Total operating expenses	$359,567	$(26,511)		$333,056
Operating income (loss)	$(75,565)	$15,895		$(59,670)
Other expense (income), net	—			31,372
		18,801	(a)
		(262)	(e)
		(8,810)	(i)
		24,705	(j)
		1,321	(k)
		(4,383)	(m)
Share of loss of associate	1,321	(1,321)	(k)	—
Finance income	(262)	262	(e)	—
Finance costs	18,801	(18,801)	(a)	—
Gain on dilution of shareholding in associate	(4,383)	4,383	(m)	—
Income (loss) before income tax	$(91,042)	$—		$(91,042)
Benefit for income taxes	(29,202)	—		(29,202)
Net income (loss)	$(61,840)	$—		$(61,840)
Notes:
(a)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Finance costs.
(b)	Represents a reclassification to Square's Subscription and services-based revenue from Afterpay's Afterpay income and Pay Now revenue.
(c)	Represents a reclassification to Square's Subscription and services-based revenue from Afterpay's Other income.
(d)	Represents a reclassification to Square's Subscription and services-based costs from Afterpay's Cost of sales.
(e)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Finance income.
(f)
Represents a reclassification to Square's Product and development expense, Amortization of acquired technology, and Amortization of acquired customer assets from Afterpay's Depreciation and amortisation expenses.

(g)
Represents a reclassification to Square's Product development, Sales and marketing, and General and administrative expenses, from Afterpay's Employment expenses. Allocation to Square’s accounts was based on headcount.

(h)
Represents a reclassification to Square's Product development, Sales and marketing, and General and administrative expenses, from Afterpay's Share-based payment expenses. Allocation to Square’s accounts was based on headcount.

(i)
Represents a reclassification to Square's Other expense (income), Product development, Sales and marketing, and General and administrative expenses, from Afterpay's Operating expenses. Allocation to Square’s accounts was based on headcount.

(j)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Net loss on financial liabilities at fair value.
(k)	Represents a reclassification to Square's Other expense (income), net, from Afterpay's Share of loss of associate.
(l)	Represents a reclassification to Square's Transaction and loan receivable losses from Afterpay's Receivables impairment expense.
(m)	Represents a reclassification to Square's Other expense (income), net, from Afterpay's Gain on dilution of shareholding in associate.
	Year Ended December 31, 2020
	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Revenue:
Afterpay income	$420,198	$(420,198)	(b)	$—
Pay Now revenue	11,210	(11,210)	(b)	—
Subscription and services-based revenue	—			480,705
		431,408	(b)
		49,297	(c)
Other income	49,297	(49,297)	(c)	—
Total net revenue	$480,705	$—		$480,705
Cost of revenue:
Cost of sales	116,956	(116,956)	(d)	—
Subscription and services-based costs	—	116,956	(d)	116,956
Amortization of acquired technology	—	15,138	(f)	15,138
Total cost of revenue	$116,956	$15,138		$132,094
Gross profit	$363,749	$(15,138)		$348,611
Operating expenses:
Depreciation and amortisation expenses	23,467	(23,467)	(f)	—
Employment expenses	77,809	(77,809)	(g)	—
Share-based payment expenses	29,234	(29,234)	(h)	—
Net loss on financial liabilities at fair value	45,491	(45,491)	(j)	—
Operating expenses	135,362	(135,362)	(i)	—
Transaction and loan receivable losses	—	82,038	(l)	82,038
Receivables impairment expenses	82,038	(82,038)	(l)	—
Amortization of acquired customer assets	—	2,110	(f)	2,110
Sales and marketing	—			112,425
		29,640	(g)
		8,101	(h)
		74,684	(i)
General and administrative	—			103,860
		40,013	(g)
		11,527	(h)
		52,320	(i)

	Year Ended December 31, 2020
	Afterpay Limited Historical U.S. GAAP Adjusted and Translated (USD) (Note 4)	Reclassification Adjustments (USD)	Notes	Historical Afterpay Limited U.S. GAAP (USD)
(in thousands)
Product development	—			43,467
		6,219	(f)
		8,156	(g)
		9,606	(h)
		19,486	(i)
Total operating expenses	$393,401	$(49,501)		$343,900
Operating income (loss)	$(29,652)	$34,363		$4,711
Other expense (income), net	—			51,078
		16,481	(a)
		(911)	(e)
		(11,128)	(i)
		45,491	(j)
		1,145	(k)
Share of loss of associate	1,145	(1,145)	(k)	—
Finance income	(911)	911	(e)	—
Finance costs	16,481	(16,481)	(a)	—
Income (loss) before income tax	$(46,367)	$—		$(46,367)
Provision (benefit) for income taxes	2,311	—		2,311
Net income (loss)	$(48,678)	$—		$(48,678)
Notes:
(a)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Finance costs.
(b)	Represents a reclassification to Square's Subscription and services-based revenue from Afterpay's Afterpay income and Pay Now revenue.
(c)	Represents a reclassification to Square's Subscription and services-based revenue from Afterpay's Other income.
(d)	Represents a reclassification to Square's Subscription and services-based costs from Afterpay's Cost of sales.
(e)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Finance income.
(f)
Represents a reclassification to Square's Product and development expense, Amortization of acquired technology, and Amortization of acquired customer assets from Afterpay's Depreciation and amortisation expenses.

(g)
Represents a reclassification to Square's Product development, Sales and marketing, and General and administrative expenses, from Afterpay's Employment expenses. Allocation to Square’s accounts was based on headcount.

(h)
Represents a reclassification to Square's Product development, Sales and marketing, and General and administrative expenses, from Afterpay's Share-based payment expenses. Allocation to Square’s accounts was based on headcount.

(i)
Represents a reclassification to Square's Other expense (income), net, Product development, Sales and marketing, and General and administrative expenses from Afterpay's Operating expenses. Allocation to Square’s accounts was based on headcount.

(j)	Represents a reclassification to Square's Other expense (income), net from Afterpay's Net loss on financial liabilities at fair value.
(k)	Represents a reclassification to Square's Other expense (income), net, from Afterpay's Share of loss of associate.
(l)	Represents a reclassification to Square's Transaction and loan receivable losses from Afterpay's Receivables impairment expense.
NOTE 6—PRELIMINARY PURCHASE PRICE ALLOCATION
The following summarizes the preliminary calculation of the purchase consideration transferred as if the Transaction had been completed on September 16, 2021, based upon the number of outstanding shares and shares to be issued, as follows:
Preliminary calculation of Purchase Consideration		(in thousands)
Share consideration
Ordinary shares of Afterpay outstanding	289,392,911
Additional shares of Afterpay to be issued due to settlement of Pagantis Convertible Note (i), Clearpay Call Option (ii) and Matrix Convertible Notes (iii)	5,060,045
Employee Stock Plans:
Additional ordinary shares of Afterpay issued for vested US ESOP (common shares) (v)	1,095,431
Additional ordinary shares of Afterpay issued for settlement of RSUs and RSAs (vi)	661,609
Total ordinary shares of Afterpay to be exchanged	296,209,996
Exchange ratio	0.375
Square common stock to be issued	111,078,748
Share price of Square as of September 16, 2021	$255.09
Preliminary share consideration		$28,335,078
Estimated cash repayment of Afterpay's SGX-listed Convertible Notes (iv)		1,126,860
Estimated cash repayment of Afterpay's Pagantis deferred consideration (i)		47,412
Estimated fair value of replacement equity awards attributable to the pre-combination period (vii)		232,804
Preliminary Purchase Consideration		$29,742,154
Notes:
An estimated aggregate of 5,060,045 Afterpay ordinary shares are expected to be issued based upon the following, which Square management believes to be probable of occurring:
i.
Pagantis Convertible Note—The Transaction qualifies as a change of control event, and accordingly, Afterpay has the ability (directly or through its subsidiaries, at its discretion) to execute an early exercise of the convertible promissory note issued as part of the acquisition of Pagantis, S.A.U. and PMT Technology S.L.U. (the “Pagantis Convertible Note”). A portion of the consideration required to settle Afterpay’s outstanding Pagantis Convertible Note relates to the repayment of the principal amount of the Pagantis Convertible Note in cash (i.e., the Pagantis deferred purchase consideration) and the remainder relates to the settlement of the Pagantis contingent consideration in Afterpay ordinary shares. The payment of cash consideration of $47.4 million represents the settlement of the deferred purchase consideration portion of the Pagantis Convertible Note. The value of Afterpay shares issued upon conversion of the contingent consideration portion of the Pagantis Convertible Note is dependent on the enterprise value of Pagantis and PMT Technology S.L.U., as determined by the terms of the underlying agreement of the Pagantis Convertible Note and is subject to change as the estimate of Pagantis’ and PMT’s value changes.

ii.
Clearpay Call Option—The Transaction qualifies as a change of control event, and accordingly Afterpay has the ability (directly or through its subsidiaries, at its discretion) to early exercise its right to purchase all of the 10% non-controlling interest in Clearpay Finance Limited (the “Clearpay Call

Option”), of which 6.5% is held by ThinkSmart Europe Limited (“ThinkSmart”) and 3.5% is held by participants in the Afterpay UK Employee Stock Ownership Plan. Afterpay may elect, at its discretion, subject to Square’s consent and consultation rights under the Transaction Agreement, to purchase the non-controlling interest in Clearpay (i) in cash, (ii) in Afterpay shares or (iii) a combination thereof. Afterpay intends to settle its purchase of the remaining non-controlling interest in Clearpay by issuing Afterpay ordinary shares. The value of Afterpay shares issued upon the exercise of the Clearpay Call Option is dependent on the enterprise value of Clearpay as determined by the terms of the underlying agreement of the Clearpay Call Option and is subject to change as the estimate of Clearpay’s enterprise value changes.
iii.
Matrix Convertible Note—The Transaction qualifies as a change of control event and accordingly, Afterpay has the option, at its discretion, to early convert the two convertible promissory notes issued to Matrix Partners X L.P. and Weston & Co. X LLC (collectively, the “Matrix Convertible Note”). The holders of the Matrix Convertible Note hold the right to convert the Matrix Convertible Note between five and seven years from the date of issuance of the Matrix Convertible Note in January 2018. The Matrix Convertible Note has been recorded as an expense in Afterpay's historical financial statements as it was issued in exchange for advisory services provided to Afterpay. Afterpay intends to early exercise the settlement of these convertible promissory notes by issuing Afterpay ordinary shares. The amount included in the table above represents the portion of the settlement amount attributable to pre-combination services. The value of Afterpay shares issued upon conversion of the Matrix Convertible Note is dependent on the enterprise value of Afterpay US, Inc. as determined by the terms of the underlying agreement of the Matrix Convertible Note, and is subject to change as the estimate of Afterpay US, Inc.’s enterprise value changes.

Afterpay has commenced discussions with the applicable counterparties in relation to the early exercise of the Clearpay Call Option and the early conversion of both the Pagantis Convertible Note and the Matrix Convertible Note, but no agreement has yet been reached as to the consideration to be paid based upon the underlying agreements for each instrument. The Clearpay Call Option, the Pagantis Convertible Note, and the Matrix Convertible Note can only be settled in Afterpay shares while Afterpay remains listed on the ASX; otherwise, such instruments must be settled in cash.
Settlement of the Clearpay Call Option, Pagantis Convertible Note, Matrix Convertible Note, or the SGX-listed Convertible Notes (as defined below) (collectively, the “Minority Interests”) is dependent on third parties and resolution of the settlement of the Minority Interests is not known. Accordingly, the assumptions made, including the Minority Interests presented in the unaudited pro forma condensed combined financial information, are subject to change.
The above table also includes the following:
iv.
SGX-listed Convertible Notes—Reflects the settlement of the principal amount of the A$1.5 billion SGX-listed convertible notes, issued by Afterpay on March 12, 2021 (the “SGX-listed Convertible Notes”). Upon a change of control event, noteholders have the option to (i) convert their SGX-listed Convertible Notes into Afterpay ordinary shares at a reduced conversion price, which is dependent on the date of the change of control event, or (ii) redeem the SGX-listed Convertible Notes at their principal value.

As the election of the noteholders (and therefore, the settlement outcome) cannot be determined prior to the date of this proxy statement, for the purposes of the unaudited pro forma condensed combined financial information Square has assumed that the noteholders will elect to redeem the SGX-listed Convertible Notes at their principal value. The payment of cash consideration represents the settlement of the A$1.5 billion (US$1.1 billion) principal amount of the SGX-listed Convertible Notes.
If the price of Afterpay shares was above A$141.43, the conversion option would be in-the-money, and the Afterpay shares issued in connection with this conversion option would then be exchanged for 3.98 million shares of Square Class A common stock. This is based on the assumption that the noteholders will elect to convert their notes into shares of Afterpay when the conversion option is considered in-the-money (i.e., the conversion price is less than the implied value) and the conversion price is reduced assuming a change of control date of December 31, 2021.

v.	Represents vested US ESOP (common shares) that will be converted into Afterpay common shares and settled in converted Square Class A common stock at the closing of the Transaction.
vi.
Represents the RSUs and RSAs that will immediately vest based upon the Transaction, which are based upon the computation of the pro rate number of RSUs and RSAs, defined as the number of months satisfied in the service period as of the transaction date, compared to the required vesting period based upon the terms of the RSUs and RSAs.

vii.	Represents the additional fair value of stock-based compensation awards attributable to pre-combination services related to vested options and restricted stock units/awards described in (vi) above.
The inclusion of the above adjustments is for purposes of preparing the unaudited pro forma condensed combined financial information and is pursuant to the Transaction Agreement and the respective agreements underlying each instrument. Square’s management believes that the settlement of the instruments associated with such adjustments is reasonable.
The table below represents the preliminary purchase price allocation based on estimates, assumptions, valuations and other analyses as of June 30, 2021, that have not been finalized in order to make a definitive allocation. Accordingly, the pro forma adjustments to allocate the purchase consideration will remain preliminary until Square’s management finalizes the fair values of assets acquired and liabilities assumed. The final amounts allocated to assets acquired and liabilities assumed are dependent upon certain valuations and other studies that have not yet been completed, and as previously stated could differ materially from the amounts presented in the unaudited pro forma condensed combined financial statements.
The total preliminary estimated purchase consideration as calculated in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of Afterpay based on their estimated fair values as if the Transaction had occurred on June 30, 2021, which is the assumed acquisition date for purposes of the unaudited pro forma condensed combined balance sheet. Goodwill represents the excess of acquisition consideration over the fair value of the underlying net assets acquired. In accordance with ASC 350, Goodwill and Other Intangible Assets, goodwill is not amortized, but instead is reviewed for impairment at least annually, absent any indicators of impairment. Goodwill recorded in the Transaction is not expected to be deductible for tax purposes.
(in thousands)
Preliminary Purchase Consideration	$29,742,154
Assets acquired:
Cash and cash equivalents	861,782
Consumer receivables, net	1,109,175
Other current assets	47,960
Property and equipment, net	6,094
Acquired intangible assets	2,585,000
Operating lease right-of-use assets	25,511
Other non-current assets	19,122
Total assets	$4,654,644
Liabilities assumed:
Customers payable	119,770
Accrued expenses and other current liabilities	247,177
Operating lease liabilities, non-current	25,692
Long-term debt	159
Other non-current liabilities	446,722
Total liabilities	$839,520
Net assets acquired	$3,815,124
Goodwill	$25,927,030
For purposes of determining the consideration transferred, Square’s stock price from September 16, 2021 has been utilized. An increase or decrease of 10% in Square’s stock price would increase or decrease the total consideration by $2.8 billion, which would result in a corresponding increase or decrease to goodwill in the unaudited pro forma condensed combined financial information. The actual purchase price will fluctuate until the closing of the Transaction. A similar increase of 10% in Square’s stock price would result in an immaterial impact to the value of the replacement equity awards attributable to the pre-combination period, whereas a decrease of 10% in Square’s stock price would result in a decrease of $25.8 million to such replacement awards.
NOTE 7—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2021
A)	Cash and cash equivalents—The decrease in cash and cash equivalents of $1.2 billion, was determined as follows:
(in thousands)
Settlement of SGX-listed Convertible Notes (i)	$(1,126,860)
Settlement of Pagantis deferred consideration (ii)	(47,412)
Pro forma net adjustment to cash and cash equivalents	$(1,174,272)
i.	Settlement of SGX-listed Convertible Notes – Reflects the settlement of the principal amount of the SGX-listed Convertible Notes. Refer to Note 6(iv) above for further details.
ii.	Settlement of Pagantis deferred consideration – Reflects the settlement of the deferred consideration portion of the Pagantis Convertible Note. Refer to Note 6(i) above for further details.
B)
Goodwill—Represents an increase of $25.9 billion related to goodwill, inclusive of historical Afterpay goodwill of $84.4 million which was calculated as the excess of the estimated purchase price of $29.7 billion over the $3.8 billion in net assets acquired. Refer to Note 6 - Preliminary Purchase Price Allocation for details on Square management's calculation of goodwill.

C)
Acquired intangibles, net—The net increase in Acquired intangible assets, net of $2.5 billion represents the change from Afterpay's historical net book value to preliminary estimated fair value as follows:

(in thousands)
Fair value of intangible assets acquired	$2,585,000
Less: Carrying value of Afterpay's historical acquired intangible assets	(86,556)
Pro forma net adjustment to acquired intangible assets, net	$2,498,444
Refer to Note 8(A) below for further details regarding specific intangible assets acquired and related useful lives.
D)
Deferred tax liabilities—The increase in deferred tax liabilities of $420.2 million reflects the net deferred tax impact of the fair value adjustments discussed above equal to $537.5 million offset by pre-transaction deferred tax assets equal to $117.3 million. Pre-transaction, jurisdictions were in net deferred tax asset positions. Due to the deferred tax liabilities recorded in acquisition accounting, jurisdictions that are now in net deferred tax liability positions and the pre-transaction deferred tax assets have been reclassified to the liability account for proper jurisdictional netting presentation.

(in thousands)
Historical Square DTA	$7,777
Afterpay Opening Balance Sheet DTA	117,290
Reclass from DTA to DTL	(117,290)
Subtotal DTA	$7,777

Reclass Historical DTA's	$117,290
Afterpay PPA Opening Balance Sheet DTL	(537,521)
Net deferred tax asset / (liability)	$(420,231)

DTL attributable to Afterpay	$(420,231)
DTA attributable to Historical Square	7,777
Net deferred tax asset / (liability)	$(412,454)

Preliminary deferred taxes have been estimated based on a blended statutory U.S. federal and state tax rate and statutory tax rates of the respective foreign jurisdictions in which the company operates. The statutory tax rates range from 19% to 30%, which are in effect as of the pro forma balance sheet date. The actual effective tax rate, of the combined company, could be materially different (either higher or lower) from the rate presented in the unaudited pro forma condensed combined financial information. Preliminary deferred taxes have been estimated based on the assumption Square and Afterpay U.S. entities are not able to file consolidated U.S. tax filings, immediately following the transaction. The deferred tax liabilities have not been considered as a source of taxable income for Square's historical deferred tax assets and no unrecognized tax benefits have been recorded in the preliminary income tax calculations. These assumptions could change depending on pre- and post-acquisition activities, the geographical mix of income, changes in tax law, as well as the final determination of the fair value of the identifiable intangible assets and liabilities.
E)	Stockholders equity—The increase in equity balances consists of the following:
(in thousands)
Fair value of common stock issued to the sellers (i)	$27,682,964
Capital issued in settlement of Pagantis contingent consideration (ii); Clearpay Call Option (ii); Matrix Convertible Note (ii)	484,037
Estimated value of replacement equity awards attributable to the pre-combination period (iii)	232,804
Additional ordinary shares of Afterpay issued for settlement of RSUs and RSAs (iv)	63,289
Additional ordinary shares of Afterpay issued for vested US ESOP (common shares) (v)	104,788
Non-controlling interest (vi)	(611)
Removal of Afterpay's historical shareholders' equity - Additional paid-in capital	(1,656,070)
Removal of Afterpay's historical shareholders' equity - Accumulated other comprehensive income	491,840
Removal of Afterpay's historical shareholders' equity - Retained earnings	185,296
Square's estimated transaction costs and other one-time charges (vii)	(191,486)
Increase in Afterpay's additional paid-in capital from one-time charge (vii)	135,986
Pro forma net adjustment to total equity	$27,532,837
i.
Value was determined as follows: (a) Ordinary shares of Afterpay as of close on September 16, 2021, multiplied by (b) the Exchange ratio, multiplied by (c) Share price of Square as of close on September 16, 2021.

ii.	Refer to Note 6 above for further details.
iii.
Replacement equity awards—Represents the issuance of replacement equity awards for which service was provided in the pre-combination period and thus is included in the calculation of purchase consideration. Replacement awards with an aggregate estimated fair value of $505.6 million are expected to be issued at close, $232.8 million relates to service provided in the pre-combination period and is included within additional paid-in capital.

iv.	Vested RSUs and RSAs—Represents the issuance of vested RSUs and RSAs as of close as a result of pro-rata vesting.
v.
Vested US ESOP (common shares)—Represents the conversion of vested US ESOP into Afterpay ordinary shares and settlement in Square Class A shares as part of the Transaction. Value was determined as follows: (a) vested US ESOP (common shares), multiplied by (b) the Exchange ratio, multiplied by (c) Share price of Square on September 16, 2021.

vi.	Non-controlling interest—The decrease in non-controlling interest of $0.6 million reflects the early exercise of the Clearpay Call Option (refer to Note 6(ii) above for further details) and the exchange of equity awards held by Afterpay employees and exercisable into certain Afterpay subsidiaries’ equity (i.e., US ESOP and UK ESOP) for replacement equity awards exercisable into Square shares as part of the Transaction. Historically, Afterpay recognized such awards issued to employees as non-controlling interest.
vii.
Transaction costs and other one-time charges—A decrease in retained earnings of $191.5 million reflects the impact of Square’s portion of estimated transaction costs and other one-time charges, which are not recurring in nature. Other one-time charges result in an increase to additional paid-in capital.

F)	Long-term debt—The decrease in long-term debt of $941.0 million reflects the settlement of the SGX-listed Convertible Notes.
G)
Accrued expenses and other current liabilities—The increase in accrued expenses and other current liabilities of $162.7 million reflects the accrual for estimated transactions costs directly attributable to the Transaction, of which $55.5 million is attributed to Square and $107.2 million is attributed to Afterpay. The $55.5 million is also reflected in retained earnings and $107.2 million is reflected in goodwill. Refer to Note 7(B) and 7(E) above for further details.

H)	Other non-current liabilities—The decrease in other non-current liabilities of $125.2 million is attributed to the following:
(in thousands)
Removal of Pagantis contingent consideration (i)	$(4,806)
Removal of Pagantis deferred consideration (ii)	(45,358)
Removal of Clearpay Put Option (iii)	(75,029)
Pro forma net adjustment to other non-current liabilities	$(125,193)
i.	Pagantis contingent consideration—Reflects the settlement of the Pagantis contingent consideration of $4.8 million. Refer to Note 6(i) above for further details.
ii.	Pagantis deferred consideration—Reflects the settlement of Pagantis deferred consideration of $45.4 million. Refer to Note 6(i) above for further details.
iii.
Clearpay Put Option—Reflects the removal of the put option on the remaining 6.5% non-controlling interest in Clearpay held by ThinkSmart (the “Clearpay Put Option”) of $75.0 million. The Clearpay Put Option is only exercisable by ThinkSmart in the event Afterpay does not exercise its Call Option. As it is assumed that Afterpay will early exercise its Call Option, the Put Option is eliminated. Refer to Note 6(ii) above for further details.

NOTE 8—ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
A)
Amortization of acquired technology and Amortization of acquired customer assets—The estimated incremental amortization expense related to the finite-lived intangible assets identified in connection with the Transaction is recorded within two accounts. The incremental amortization related to Developed Technology of $1.2 million and $9.5 million is included within Amortization of acquired technology for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

The incremental amortization related to Customer Relationships and Trade Name of $88.1 million and $177.5 million is included within Amortization of acquired customer assets for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.

Identifiable intangible assets (in thousands)	Estimated Fair Value (USD)	Estimated Useful Life (in years)	Classification within Statement of Operations	For the Six Months Ended June 30, 2021 Amortization Expense (USD)	Year Ended December 31, 2020 Amortization Expense (USD)
Developed Technology	$122,000	5	Amortization of acquired technology	$12,200	$24,400
Less: Historical Amortization Expense				(10,966)	(14,909)
Increase in Amortization Expense				$1,234	$9,491

Customer Relationships	$2,112,000	15	Amortization of acquired customer assets	$70,400	$140,800
Trade Name	351,000	9	Amortization of acquired customer assets	19,500	39,000
Subtotal	$2,585,000			$89,900	$179,800
Less: Historical Amortization Expense				(1,806)	(2,339)
Increase in Amortization Expense				$88,094	$177,461
A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill and annual amortization expense of approximately $20.4 million per year, assuming an overall weighted-average useful life of 13.71 years.
B)
Stock based compensation expense—Reflects the stock based compensation expense expected to be incurred in connection with the replacement equity awards, net of historical stock compensation expense incurred by Afterpay. The stock based compensation expense is calculated using a September 16, 2021 cut-off date, consistent with the date of the share registry utilized in Note 6 above. The aggregate stock based compensation expenses for the six months ended June 30, 2021 and the year ended December 31, 2020 is calculated as follows (note that the stock based compensation expense was allocated to Product development, Sales and marketing, and General and administrative based on headcount):

(in thousands)	Classification within Statement of Operations	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Anticipated stock compensation expense due to vesting of replacement equity awards	Product and development	$9,347	$63,714
Less: Historical stock compensation expense		(9,091)	(9,606)
Net adjustment related to stock based compensation expense		$256	$54,108

Anticipated stock compensation expense due to vesting of replacement equity awards	Sales and marketing	$7,103	$53,732
Less: Historical stock compensation expense		(6,908)	(8,101)
Net adjustment related to stock based compensation expense		$195	$45,631

(in thousands)	Classification within Statement of Operations	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Anticipated stock compensation expense due to vesting of replacement equity awards	General and administrative	$10,088	$76,457
Less: Historical stock compensation expense		(9,811)	(11,527)
Net adjustment related to stock based compensation expense		$277	$64,930
C)
Clearpay Put Option mark-to-market—Reflects the reversal of historical periodic mark-to-market expense of $24.7 million and $46.1 million for the six months ended June 30, 2021 and year ended December 31, 2020 related to the Clearpay Put Option. Refer to Notes 6(ii) and 7(H) above for further details.

D)
SGX-listed Convertible Notes interest expense and borrowing costs—Reflects the reversal of $14.5 million in interest expense and borrowing costs on the SGX-listed Convertible Notes incurred by Afterpay within their historical financial statements for the six months ended June 30, 2021, of which $3.4 million is reversed from general and administrative expense and $11.1 million is reversed from other expense. Refer to Note 6(iv) above for further details.

E)
Income tax expense (benefit)—The net increase in pro forma income tax expense (benefit) reflects the estimated tax effect of the pro forma adjustments using the blended statutory U.S. federal and state tax rate and statutory tax rates of the respective foreign jurisdictions in which the company operates. The statutory tax rates range from 19% to 30%, which are in effect as of the pro forma income statement dates. The actual effective tax rate, of the combined company, could be materially different (either higher or lower) from the rate presented in the unaudited pro forma condensed combined financial information.

(in thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Historical Square income tax expense (benefit)	$(8,413)	$2,862
Historical Afterpay income tax expense (benefit)	(29,202)	2,311
Income tax expense (benefit) resulting from acquisition adjustments	(21,520)	(137,857)
Total adjustment for income tax expense (benefit)	$(59,135)	$(132,684)
F)
Matrix Convertible Note day one post-combination charge—The increase in general and administrative expense of $136.0 million for the year ended December 31, 2020 reflects the portion of the settlement amount of the Matrix Convertible Note attributable to post-combination services that will be recognized as a post-combination day one expense recognized through the statement of operations. Refer to Note 6(iii) above for further details.

G)
Transaction costs—The increase in general and administrative expense of $162.7 million for the year ended December 31, 2020 reflects the additional estimated costs that are directly attributable to the Transaction.

H)
Non-controlling interest—Reflects the reversal of $0.3 million and $2.2 million for the six months ended June 30, 2021 and year ended December 31, 2020 related to net loss attributable to noncontrolling interest. Refer to Note 7(E) above for further details.

NOTE 9—EARNINGS PER SHARE
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Square and Afterpay.
The pro forma basic and diluted weighted average shares outstanding are a combination of historical Square common stock and the Square common stock issued as part of the Transaction at an exchange ratio of 0.375 shares of Square Class A common stock or 0.375 New Square CDI per Afterpay share.
(in thousands, except per share data)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Pro Forma Weighted Average Shares
Basic weighted average number of common shares outstanding - historical	455,203	443,126
Common shares issued as part of Transaction	111,079	111,079
Pro forma weighted average shares - Basic	566,282	554,205

Diluted weighted average number of common shares outstanding - historical	519,713
Common shares issued as part of Transaction	111,079
Weighted average dilutive impact of awards assumed in the Transaction (i)	1,287
Pro forma weighted average shares - Diluted	632,079

Pro Forma Earnings per Share
Pro forma net income (loss) attributable to common shareholders	$151,823	$(301,904)
Basic – pro forma	$0.27	$(0.54)
Diluted – pro forma	$0.24	$(0.54)
i.	Represents the dilutive impact of stock-based compensation calculated under the treasury stock method.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION
Comparative Per Share Market Price Information
Shares of Square Class A common stock are currently listed and traded on the NYSE under the symbol “SQ.” Ordinary shares of Afterpay are currently listed and traded on the ASX under the symbol “APT.”
The table below sets forth the closing sale prices of Square Class A common stock and Afterpay ordinary shares as reported on the NYSE and ASX, respectively, on July 30, 2021 (the last trading day prior to the public announcement of the Transaction), and September 16, 2021. The table also shows the implied value of one ordinary share of Afterpay, which was calculated by multiplying the closing price of Square common stock on that date by the exchange ratio of 0.375 and then dividing by the exchange rates of U.S. dollar to Australian dollar as of July 30, 2021 and September 16, 2021, respectively. The market prices of Square Class A common stock and Afterpay ordinary shares likely will fluctuate between the date of this proxy statement and the time of the Square and Afterpay shareholder approvals and the completion of the Transaction. No assurance can be given concerning the market prices of Square Class A common stock or Afterpay ordinary shares before the completion of the Transaction or the market price of Square Class A common stock after the completion of the Transaction.
The exchange ratio for the Scheme Consideration is fixed in the Transaction Agreement and will not be adjusted for changes in the market value of the Square Class A common stock or Afterpay ordinary shares. As a result, the market value of the Square Class A common stock that Afterpay shareholders will receive in the Transaction may vary significantly from the prices shown in the table below.
Date	Afterpay Ordinary Share (A$) (2)	Square Class A Common Stock ($) (3)	Share Conversion Ratio	U.S. Dollar to Australian Dollar Exchange Rate(4)	Implied Value of Afterpay Ordinary Share (A$)
July 30, 2021(1)	96.66	247.26	0.375	0.73465	126.21
September 16, 2021	123.54	255.09	0.375	0.72833	131.34
(1)	Represents the last trading day prior to announcement of the Transaction Agreement.
(2)	Trading price of Afterpay ordinary shares upon the close of trading on the ASX on the date indicated.
(3)	Trading price of Square common stock upon the close of trading on the NYSE on the date indicated.
(4)	Historical exchange rates based on ending exchange rate for the date indicated per Capital IQ.
Square stockholders should obtain current market prices for shares of Square Class A common stock and Afterpay ordinary shares in deciding whether to vote for the approval of the Transaction Proposal.
Dividends
Square
Square has never declared nor paid any cash dividends on its capital stock. Square currently intends to retain all available funds and any future earnings for use in the operation of its business and does not expect to pay any dividends on its capital stock in the foreseeable future. Any future determination relating to its dividend policy will be at the discretion of Square’s board of directors, subject to applicable laws, and will depend on its financial condition, results of operations, capital requirements, general business conditions, and other factors that Square’s board of directors considers relevant.
Afterpay
Afterpay has never declared or paid any dividends on its securities. Afterpay does not have any present intention to pay dividends on its shares in the foreseeable future and does not expect to pay dividends on its shares prior to the implementation of the Scheme. Afterpay currently intends to invest its future earnings, if any, to fund its growth. Any future determination as to the declaration and payment of dividends will be at the absolute discretion of Afterpay’s board of directors. Afterpay’s board of directors may have regard to Afterpay’s earnings, overall financial condition, operating results, contractual restrictions, capital requirements, level of franking credits available, business prospects and other factors Afterpay’s board of directors may deem relevant.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully, including the attached annexes, the documents incorporated by reference and the other documents to which this proxy statement refers you. Information contained on, or that can be accessed through, Square’s website is not intended to be incorporated by reference into this proxy statement, and references to Square’s website address in this proxy statement are inactive textual references only.
Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because Square is proposing to acquire Afterpay in the Transaction pursuant to the terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll that are described in this proxy statement. In the Transaction, Square Sub will acquire all of the outstanding ordinary shares of Afterpay in exchange for New Square Shares and New Square CDIs pursuant to a scheme of arrangement under the Australian Corporations Act. As a result, Afterpay will become a wholly owned subsidiary of Square Sub and an indirect wholly owned subsidiary of Square. A copy of the Transaction Agreement is attached to this proxy statement as Annex A. A copy of the draft Scheme is attached as Annexure B to the Transaction Agreement, and a copy of the draft Deed Poll is attached as Annexure C to the Transaction Agreement.

In order to complete the Transaction, Afterpay shareholders and the Court must approve the Transaction and all other conditions to the Transaction must be satisfied or waived.
Square will hold the Special Meeting to obtain the required approval of its stockholders, and, subject to the approval of the Court, Afterpay will hold a separate special meeting of its shareholders to obtain the required approval of its shareholders, which approvals are expected to be sought after the Special Meeting is held.
This proxy statement contains important information about the Transaction and the proposals being voted on at the Special Meeting, and you should read it carefully.
Your vote is important. Square encourages you to vote as soon as possible.
Q:	What will I receive in the Transaction?
A:
Square stockholders will continue to own their existing shares of Square common stock after the Transaction. Upon completion of the Transaction, Square anticipates that shares of Square common stock held by former Afterpay shareholders will represent approximately 18.4% of the fully diluted shares of Square common stock, and the shares of Square common stock held by existing Square stockholders will represent approximately 81.6% of the fully diluted shares of Square common stock, in each case based on the number of shares outstanding as of September 16, 2021 and giving effect to outstanding stock options, restricted stock, employee stock purchase plan, convertible senior notes, and warrants. The actual number of shares of Square Class A common stock that will be issued in the Transaction will depend on, among other factors, the number of Afterpay ordinary shares, equity awards and other dilutive instruments outstanding immediately prior to the effectiveness of the Scheme, and the actual relative ownership levels of Square Class A common stock will also depend on the number of shares of Square Class A common stock outstanding at the completion of the Transaction. Accordingly, at the time you vote, you will not be able to ascertain the precise number of shares of Square Class A common stock that will be issued in the Transaction or the relative ownership levels of former Afterpay shareholders and current Square stockholders after the completion of the Transaction.

Q:	When and where will Square hold its Special Meeting?
A:	The Special Meeting will be held virtually at 10:00 a.m. Pacific Time on November 3, 2021 to consider and vote on each of the proposals described below.
Q:	Who is entitled to vote at the Special Meeting?
A:
Holders of Square Class A common stock or Square Class B common stock as of the close of business on the Record Date may vote at the Special Meeting. As of the Record Date, there were 399,694,840  shares of

Square Class A common stock outstanding and 62,100,770  shares of Square Class B common stock outstanding. Square Class A common stock and Square Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Square Class A common stock is entitled to one vote on each proposal and each share of Square Class B common stock is entitled to 10 votes on each proposal.
Registered Stockholders. If, as of the Record Date, shares of Square common stock are registered directly in your name with Square’s transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy solicitation materials were provided to you directly by Square. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Special Meeting. Throughout this proxy statement, these registered stockholders are referred to as “stockholders of record.”
Street Name Stockholders. If, as of the Record Date, shares of Square common stock are held on your behalf in a brokerage account or by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and Square’s proxy solicitation materials were forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Special Meeting and vote your shares of Square common stock live by following the voting instructions provided by your broker, bank or other nominee on your proxy solicitation materials or the instructions that accompanied your proxy materials to attend the Special Meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, stockholders who hold their shares through a broker, bank or other nominee are referred to as “street name stockholders.”
Q:	What do I need to do to attend and participate in the Special Meeting?
A:
The Special Meeting will be a completely virtual meeting of stockholders, which Square believes provides the opportunity for participation by a broader group of stockholders while reducing the environmental impact and the costs associated with in-person meetings. Stockholders of record and street name stockholders with a legal proxy from their broker, bank or other nominee will be able to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/SQ2021SM, which will allow such stockholders to vote shares electronically at the meeting.

Square designed the format of the virtual Special Meeting to ensure that Square stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. The virtual format facilitates stockholder attendance and participation by enabling stockholders to participate fully and equally from any location around the world.
To participate in the Special Meeting, you will need the control number included on your proxy card or the instructions that accompanied your proxy materials to attend the Special Meeting. The Special Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Square encourages you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Q:	What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
Square will have technicians to assist you if you experience technical difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international).

Q:	What matters am I voting on at the Special Meeting?
A:	At the Special Meeting, Square stockholders will be asked to consider and vote on:
1.	the Transaction Proposal; and
2.	the Adjournment Proposal.

Q:	What will the Afterpay shareholders be asked to vote on?
A:
Afterpay shareholders will not be asked to vote on any of the proposals to be considered and voted on at the Special Meeting. Rather, if the Court grants the necessary orders to convene a meeting of Afterpay shareholders to consider and vote on a resolution to approve the Transaction on the First Court Date, Afterpay will hold the Scheme Meeting pursuant to those orders. The Scheme Meeting is not expected to be held until after the Special Meeting, and accordingly you are not expected to know whether Afterpay shareholders have approved the Scheme at the time you vote.

Q:	How does Square’s board of directors recommend that I vote on these proposals?
A:	Square’s board of directors recommends that you vote “FOR” each of the proposals to be considered and voted on at the Special Meeting.
Q:	What constitutes a quorum for the Special Meeting?
A:
A quorum is the minimum number of shares required to be present at the Special Meeting to properly hold a special meeting of stockholders and conduct business under Square’s amended and restated bylaws and Delaware law. The presence, virtually or represented by proxy, of a majority of the voting power of all issued and outstanding shares of Square common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and attending non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers. As a result, Square does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.
If a quorum is not present at the Special Meeting, the chairman of the meeting may, with Afterpay’s consent, adjourn the meeting to continue to solicit proxies.
Q:	What vote by the Square stockholders is required to approve the Transaction Proposal?
A:
Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Transaction Proposal.

Q:	What vote by the Square stockholders is required to approve the Adjournment Proposal?
A:
Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Adjournment Proposal.

Q:	Why is my vote important?
A:	In order to complete the Transaction, Square stockholders must approve the Transaction Proposal.
Q:	Why am I being asked to consider and vote upon the Transaction Proposal?
A:	Because Square Class A common stock is listed for trading on the NYSE, issuances of shares of Square common stock are subject to the NYSE Listed Company Manual. Section 312.03 of the NYSE Listed

Company Manual requires stockholder approval for certain issuances of common stock, including instances where the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding on a non-diluted basis before the issuance of the common stock or of securities convertible into or exercisable for common stock. Because the Transaction Agreement, the Scheme and Deed Poll contemplate the issuance of shares of Square Class A common stock (including the shares underlying the New Square CDIs) in excess of this threshold on a non-diluted basis, Square is asking you to approve the Transaction Proposal.
Q:	Will the New Square Shares and the New Square CDIs be traded on an exchange?
A:
It is a condition to the completion of the Transaction that the New Square Shares to be issued pursuant to the Transaction be approved for listing on the NYSE and that the New Square CDIs to be issued pursuant to the Transaction be approved for listing on the ASX.

Accordingly, Square has agreed to obtain listing approval from the NYSE for the New Square Shares that will be issued in the Transaction. Square has also agreed to establish a secondary listing on the ASX to allow Afterpay shareholders to trade shares of Square Class A common stock via New Square CDIs on the ASX.
Q:	What are Square’s reasons for proposing the Transaction and entering into the Transaction Agreement?
A:
Square’s board of directors concluded that there are significant potential benefits in the Transaction, including, among other things, combination of complementary merchant and consumer ecosystems, expansion of the customer base for Square’s Cash App and Seller business units, and Afterpay’s position as a category and innovation leader in BNPL, that outweigh the uncertainties, risks and potentially negative factors relevant to the Transaction. For a more detailed discussion of the reasoning of Square’s board of directors, see “The Transaction—Square’s Reasons for the Transaction” beginning on page 67 of this proxy statement and “The Transaction—Recommendations of Square’s Board of Directors” beginning on page 69 of this proxy statement.

Q:	What is a scheme of arrangement?
A:
A scheme of arrangement is a statutory procedure under Part 5.1 of the Australian Corporations Act that allows companies, with shareholder and court approval, to carry out transactions that become binding on all shareholders by operation of law. The Scheme that is being proposed by Afterpay will allow Square Sub to acquire all of the outstanding Afterpay ordinary shares. Approval of the Scheme requires a 50% majority of the number of shareholders voting (unless the Court orders otherwise) and a 75% majority of the total votes cast being in favor of the Scheme, as well as approval by the Court.

Q:	What do I need to do now?
A:
You should read this proxy statement (including the attached annexes, information incorporated by reference into this proxy statement, and the other documents to which this proxy statement refers you to) carefully to consider how the Transaction affects you. After you read this proxy statement, you should return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope or submit your voting instructions by phone or the Internet as soon as possible so that your shares of Square common stock will be voted in accordance with your instructions.

Q:	How do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on November 2, 2021 (please have your proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on November 2, 2021 (please follow the instructions on your proxy card or voting instruction form from your broker, bank or other nominee provided to you by email or over the Internet);

•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Special Meeting; or
•
by attending the Special Meeting by visiting www.virtualshareholdermeeting.com/SQ2021SM, where you may vote during the meeting. Please have your proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give voting instructions, your shares will be voted “FOR” the Transaction Proposal and “FOR” the Adjournment Proposal.
Even if you plan to attend the Special Meeting, Square recommends that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares live at the virtual Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Q:	Can I change my vote or revoke my proxy?
A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Square, Inc., in writing, at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103; or
•	attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.
Q:	What is “householding”?
A:
Square has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Square delivers a single copy of the proxy materials to multiple stockholders who share the same address, unless it has received contrary instructions from one or more of such stockholders. This procedure reduces printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

If you are a stockholder of record, upon written or oral request, Square will deliver promptly a separate copy of the proxy materials to such stockholder at a shared address to which it delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact Broadridge Financial Solutions, Inc. (“Broadridge”):
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the proxy materials can request a single set of proxy materials by contacting Broadridge at the email address or telephone number above.

Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Q:	What happens if I sell my shares of common stock before the Special Meeting?
A:
The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of Square common stock after the Record Date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting unless special arrangements are made between you and the person to whom you transfer your shares.

Q:	What is the effect of giving a proxy?
A:
Proxies are solicited by and on behalf of Square’s board of directors. Amrita Ahuja and Sivan Whiteley have been designated as proxy holders by Square’s board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. For stockholders of record, if no specific instructions are given, however, the shares will be voted in accordance with the recommendations of Square’s board of directors as described above. If the Special Meeting is adjourned or postponed, the proxy holders can vote the shares on the new special meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Q:	Where can I find the voting results of the Special Meeting?
A:
Within four business days following certification of the final voting results, Square intends to file the final voting results of the Special Meeting with the SEC in a Current Report on Form 8-K. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:	Am I entitled to appraisal rights?
A:	No. Under Delaware law, holders of shares of Square common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.
Q:	Is completion of the Transaction subject to any conditions?
A:
Yes. Square and Afterpay are not required to complete the Transaction unless a number of conditions are satisfied or waived, including receipt of the required approvals from the Square stockholders, Afterpay shareholders and the Court. See the section titled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement for a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction.

Q:	When is the Scheme expected to be completed?
A:
The Scheme is expected to be completed in the first quarter of 2022, subject to the satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. In order for the Scheme to be completed, it must first become effective. To become effective it must (among other things) be approved by the Court. Afterpay will apply to the Court for an order approving the Scheme if the Scheme is approved by the requisite majorities of Afterpay shareholders at the Scheme Meeting and all other conditions precedent to the Scheme (other than approval of the Court) have been satisfied or waived. Such application is expected to occur after the Special Meeting. The Court will approve the Transaction on the Second Court Date only if it is satisfied, among other things, that the Transaction is fair and reasonable to persons legitimately interested in the Transaction, including Afterpay shareholders.

If the Court approves the Scheme at the Second Court Date, Afterpay will lodge a copy of the Court’s orders with ASIC under section 411(10) of the Australian Corporations Act. On such date, the Scheme will become effective. This is expected to occur on, or on the business day after, the date on which the Court issues orders approving the Scheme.

It is expected that trading in ordinary shares of Afterpay on the ASX will be suspended from the close of trading on the Effective Date of the Scheme. The Scheme Consideration will be provided to Afterpay shareholders five business days after the Scheme Record Date (or such other date as agreed between Square and Afterpay) and the Transaction will be deemed to have been completed or implemented on that date.
Q:	What happens if the Scheme is not completed?
A:
If the Scheme is not completed, Afterpay shareholders will not receive the Scheme Consideration; Afterpay will remain listed on the ASX, and the market price of Square Class A common stock and/or Afterpay shares may fall in the short term. Afterpay will remain an independent company, and Afterpay shareholders will continue to own their Afterpay shares. In certain circumstances, Square may be obligated to pay Afterpay a termination fee. In certain other circumstances, Afterpay may be obligated to pay Square a termination fee. Please see the section titled “The Transaction Agreement, Scheme and Deed Poll—Termination Fees” beginning on page 126 of this proxy statement for a more complete summary of conditions under which a termination fee may be payable by either Square or Afterpay.

Q:	Are there any risks in the Transaction or the Transaction Proposal that I should consider?
A:
Yes. There are risks associated with all business combinations, including the Transaction and the related Transaction Proposal. These risks are discussed in more detail in the section titled “Risk Factors” beginning on page 45 of this proxy statement.

Q:	Who can help answer my questions?
A:
The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes. You may also wish to consult your legal, tax and/or financial advisers with respect to any aspect of the Transaction, the Transaction Agreement, the Scheme or Deed Poll or other matters discussed in this proxy statement.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 52 of this proxy statement, you should carefully consider the following risk factors related to the Transaction and the anticipated business of Square after the closing of the Transaction in evaluating whether to approve the Transaction Proposal and the Adjournment Proposal. If any of the risks described below, or elsewhere in this proxy statement, actually occurs, the business, financial results, financial condition, operating results or stock price of Square could be materially adversely affected.
Risks Related to the Transaction
The Transaction and the integration of Afterpay will subject Square to liabilities that may exist at Afterpay or may arise in connection with the completion of the Transaction.
The Transaction and the integration of Afterpay with Square may pose special risks, including write-offs or restructuring charges, unanticipated costs, and the loss of key employees. There can be no assurance that the integration will be accomplished effectively or in a timely manner. In addition, the Transaction and the integration of Afterpay will subject Square to liabilities (including potential tax liabilities) that may exist at Afterpay or may arise in connection with the completion of the Transaction, some of which may be unknown. Although Square and its advisers have conducted due diligence on the operations of Afterpay, there can be no guarantee that Square is aware of all liabilities of Afterpay. These liabilities, and any additional risks and uncertainties related to the Transaction not currently known to Square or that Square may currently deem immaterial or unlikely to occur, could negatively impact Square’s business, financial condition and results of operations.
The price of Square common stock and Square’s results of operations after the Transaction may be affected by factors different from those currently affecting the price of Square common stock and Square’s results of operations.
Afterpay’s business is different in certain ways from Square’s, and Square’s results of operations, as well as the price of Square common stock after the completion of the Transaction, may as a result be affected by factors that differ from those currently affecting Square’s results of operations and the price of Square common stock. For further information on the respective businesses of Square and Afterpay and certain factors to consider in connection with those businesses, see the documents incorporated by reference into this proxy statement or referred to in “Where You Can Find More Information” beginning on page 133 of this proxy statement.
The issuance of the New Square Shares and the New Square CDIs in the Transaction could have the effect of depressing the market price for Square common stock. In addition, Afterpay shareholders may decide not to hold and instead to sell the New Square Shares or the New Square CDIs they receive as a result of the Transaction, which could have the effect of depressing the market price for Square common stock. The price of Square common stock may fluctuate significantly following the Transaction, including as a result of factors over which Square and Afterpay have no control. See “—Risks Related to Afterpay and Square” beginning on page 48 of this proxy statement for other factors to consider.
Square will incur significant transaction and combination-related costs in connection with the Transaction.
Square and Afterpay expect to incur significant costs associated with the Transaction and combining the operations of the two companies. Square’s fees and expenses related to the Transaction include financial adviser fees, filing fees, legal and accounting fees and regulatory fees, some of which will be paid regardless of whether the Transaction is completed. Square’s costs in connection with the integration of the companies is difficult to predict before Square begins the integration process, and Square may incur unanticipated costs as a consequence of difficulties arising from its integration efforts.
The Transaction is subject to conditions to closing that could result in the Transaction being delayed or not completed and the Transaction Agreement can be terminated in certain circumstances, each of which could negatively impact the price of Square common stock and Square’s future business and operations.
Completion of the Transaction is subject to conditions, including, among others:
•	the approval of the Transaction by the Afterpay shareholders;

•	the approval of the Scheme by the Court;
•
the issuance of a report by an independent expert (who is approved by Square and appointed by Afterpay pursuant to the Transaction Agreement and is referred to as the “Independent Expert”) for the Scheme concluding that the Scheme is in the best interests of Afterpay shareholders;

•	the absence of any law, order or injunction that would prohibit or make illegal the Transaction;
•	the receipt of certain regulatory approvals;
•
the approval for listing on the NYSE of the New Square Shares to be issued in the Transaction and the establishment of a secondary listing on the ASX to allow shareholders of Afterpay to trade New Square CDIs on the ASX;

•	the accuracy of the representations and warranties and compliance with the respective covenants of the parties, subject to materiality qualifiers set forth in the Transaction Agreement; and
•	no events having occurred that would have a material adverse effect on Afterpay or Square.
A number of these conditions, including Afterpay shareholder and Court approvals, are not expected to be obtained until after the Special Meeting, and the period between the Special Meeting and the completion of the Transaction may be significant. In addition, Square and Afterpay may waive certain of these conditions after the Special Meeting without requiring the further approval of the Square stockholders. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the Transaction, see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement.
In addition, Square and Afterpay each has the right, in certain circumstances, to terminate the Transaction Agreement (see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Termination” beginning on page 126 of this proxy statement). If the Transaction Agreement is terminated or any of the conditions to closing are not satisfied or, where waivable, not waived, the Transaction will not be completed.
Failure to complete the Transaction, any delay in the completion of the Transaction or any uncertainty about the completion of the Transaction may adversely affect the price of Square common stock or have an adverse impact on Square’s business and operations.
If the Transaction is not completed for any reason, Square’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, Square may be subject to a number of risks, including the following:
•	negative reactions from the financial markets;
•
incurring and paying significant expenses in connection with the Transaction, such as financial adviser fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and other related expenses, many of which will become due and payable regardless of whether the Transaction is completed; and

•	paying a termination fee of A$385 million if the Transaction Agreement is terminated in certain circumstances.
In addition, Square could be subject to litigation related to any failure to complete the Transaction or litigation seeking to require Square to perform its obligations under the Transaction Agreement, the Scheme or the Deed Poll.
The exchange ratio is fixed and will not be adjusted in the event of any change in either Afterpay’s share price or Square’s stock price.
Subject to the terms and conditions set forth in the Transaction Agreement, upon the implementation of the Scheme, each outstanding ordinary share of Afterpay will be transferred to Square Sub in exchange for either (a) 0.375 New Square Shares or (b) 0.375 New Square CDIs. If Square makes the Cash Election at any time prior to the lodgement of a draft of the Scheme Booklet to ASIC, the exchange ratio for the stock portion of the Scheme Consideration will be adjusted downward by 1% to 0.37125 New Square Shares or 0.37125 New Square CDIs for each Afterpay ordinary share. The exchange ratio to determine the stock portion of the Scheme Consideration is fixed and will not be adjusted for changes in the market price of either Afterpay shares or

Square Class A common stock. Changes in the price of Square Class A common stock prior to implementation of the Scheme may affect the market value of the stock consideration that holders of Afterpay shares will receive upon the implementation of the Scheme. Stock price changes may result from a variety of factors (some of which are beyond Square’s or Afterpay’s control).
If the share price of Square Class A common stock increases before the completion of the Transaction, Afterpay shareholders will receive shares of Square Class A common stock that have a market value that is greater than the current market value of such shares. Alternatively, if the share price of Square Class A common stock decreases before the completion of the Transaction, Afterpay shareholders will receive shares of Square Class A common stock that have a market value that is less than the current market value of such shares. Therefore, because the exchange ratio is fixed, prior to the closing of the Transaction, Square stockholders and Afterpay shareholders cannot be sure of the market value of the stock consideration that will be paid to Afterpay shareholders upon completion of the Transaction.
Obtaining required governmental and court approvals necessary to satisfy closing conditions may delay or prevent completion of the Transaction.
Completion of the Transaction is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including approvals, clearances, filings or expiration or termination of waiting periods required in relation to the Transaction under antitrust laws of the United States, foreign investment laws of Australia, New Zealand, and Spain, and clearance from the Bank of Spain of the Transaction. The Transaction must also be approved by the Court. No assurance can be given that the approvals will be obtained. Even if such approvals or conditional approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 for a discussion of the conditions to the completion of the Transaction.
The pro forma financial information is presented for illustrative purposes only and may not be an indication of Square’s financial condition or results of operations following the Transaction, and actual financial conditions and results of Square following the completion of the Transaction may differ materially.
The unaudited pro forma consolidated financial information contained in this proxy statement is presented for illustrative purposes only and may not be an indication of Square’s financial condition or results of operations following the Transaction for several reasons. For example, the unaudited pro forma consolidated financial information has been derived from the historical financial statements of Square and Afterpay and certain adjustments and assumptions have been made regarding Square after giving effect to the Transaction. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the unaudited pro forma consolidated financial information does not reflect all costs that are expected to be incurred by Square in connection with the Transaction. For example, the impact of any incremental costs incurred in integrating Square and Afterpay is not reflected in the unaudited pro forma consolidated financial information. Additionally, certain assumptions were made in the unaudited pro forma consolidated financial information with regard to the timing, form and amounts of settlement of the Minority Interests, whose eventual outcome may differ depending on Afterpay’s discussions with applicable counterparties. As a result, the actual financial condition and results of operations of Square following the Transaction may not be consistent with, or evident from, the unaudited pro forma consolidated financial information. Additionally, the purchase price used in preparing the pro forma financial information is based on the closing market price of Square Class A common stock, as well as the exchange rate between the U.S. dollar and the Australian dollar, as of September 16, 2021, which may be materially different from the closing price of Square Class A common stock and the exchange rate between the U.S. dollar and the Australian dollar on the Implementation Date. The assumptions used in preparing the unaudited pro forma consolidated financial information may not prove to be accurate, and other factors may affect Square’s financial condition or results of operations following the Transaction. Square’s stock price may be adversely affected if the actual results of Square fall short of the historical results reflected in the unaudited pro forma consolidated financial information contained in this proxy statement. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 12 of this proxy statement.

Afterpay’s public filings are subject to Australian disclosure standards, which differ from SEC requirements.
Afterpay is an Australian issuer that is required to prepare and file its periodic and other filings in accordance with Australian securities laws. As a result, certain information about Afterpay, including any management’s discussion and analysis and Afterpay’s financial statements, that is contained in this proxy statement was prepared in accordance with IFRS and Australian disclosure regulations, rather than the requirements that would apply to Square or other issuers in the United States. Because Australian disclosure requirements are different from SEC requirements, the information about Afterpay contained in this proxy statement may not be comparable to similar information available about Square or other United States issuers.
Following the completion of the Transaction, Square’s exposure to fluctuations in foreign currency exchange rates will be increased.
Square is currently subject to some foreign currency exchange risk because it conducts business operations in several foreign countries through its foreign subsidiaries or affiliates, which conduct business in their respective local currencies. Afterpay conducts a significant portion of its operations outside of the United States through its subsidiaries or affiliates, which also operate in their respective local currencies. Therefore, following the completion of the Transaction, Square’s international operations will account for a more significant portion of Square’s overall operations than they do presently and Square’s exposure to fluctuations in foreign currency exchange rates will increase. Because Square’s financial statements will continue to be presented in U.S. dollars subsequent to the completion of the Transaction, the local currencies will be translated into U.S. dollars at the applicable exchange rates for inclusion in Square’s consolidated financial statements, thereby increasing the foreign exchange translation risk.
Square’s due diligence of Afterpay may have failed to identify key issues that could have an adverse effect on Square’s performance and financial condition.
Before executing the Transaction Agreement, Square and Afterpay undertook a period of mutual due diligence for the purpose of evaluating the merits and negotiating the terms of the Transaction. Although Square and Afterpay decided to proceed with the Transaction following that due diligence exercise, there is a risk that the due diligence undertaken was insufficient or failed to identify or appreciate the impact of key issues or identify all liabilities of either Afterpay or Square. These liabilities, and any additional risks and uncertainties related to the Scheme not currently known to Square or that Square may currently deem immaterial or unlikely to occur, could negatively impact the combined company’s business, financial condition and results of operations.
Risks Related to Afterpay and Square
The failure to integrate the businesses of Square and Afterpay successfully in the expected time frame would adversely affect Square’s future results.
The success of the Transaction will depend, in large part, on the ability of Square to realize the anticipated benefits from combining the businesses of Square and Afterpay. Square’s ability to realize these anticipated benefits depends on the successful integration of the businesses of Square and Afterpay, which will be complex and time-consuming.
Potential difficulties that may be encountered in the integration process include the following:
•	challenges and difficulties associated with managing the larger, more complex, combined company;
•	conforming standards, controls, procedures and policies, and compensation structures between the companies;
•	integrating personnel from the two companies while maintaining focus on developing, producing and delivering consistent, high quality products and services;
•	consolidating corporate and administrative infrastructures;
•	coordinating geographically dispersed organizations;
•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;
•	potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Transaction;

•	effecting potential actions that may be required in connection with obtaining regulatory approvals;
•	performance shortfalls at one or both of the companies as a result of the diversion of management’s attention caused by completing the Transaction and integrating the companies’ operations; and
•	the ability of Square to deliver on its strategy, including the ability of the Transaction to accelerate growth and to strengthen the integration between Square’s Seller and Cash App ecosystems.
The financial analyses and forecasts considered by Square and its financial adviser may not be realized, which may adversely affect the market price of Square common stock following the Transaction.
In performing its financial analysis and rendering its opinion regarding the fairness, from a financial point of view, of the exchange ratio to Square, Morgan Stanley, the financial adviser to Square, relied on, with Square’s consent, among other things, certain unaudited projections of Square’s financial results based on a consensus aggregated from models of equity research analysts and extrapolations therefrom and certain unaudited projections of Afterpay’s financial results based on publicly available estimates of Credit Suisse Equity Research and based on Square’s due diligence evaluation of Afterpay and assumptions deemed appropriate by Square’s management and extrapolations therefrom. See “The Transaction—Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser” and “The Transaction—Opinion of Square’s Financial Adviser” beginning on pages 69 and 72 of this proxy statement, respectively, for additional information. These projections were not prepared with a view toward public disclosure or with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements and the use of non-GAAP measures or GAAP. These projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Square and Afterpay. Accordingly, there can be no assurance that Square’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material adverse effect on the market price of Square common stock following the Transaction.
The Transaction, if completed, will dilute the ownership position of Square’s current stockholders.
If the Transaction is completed, the Afterpay shareholders are expected to beneficially own approximately 18.4% of the fully diluted shares of Square common stock, based on the number of shares outstanding as of September 16, 2021 and giving effect to outstanding stock options, restricted stock, employee stock purchase plan, convertible senior notes, and warrants. Consequently, Square’s current stockholders will own a smaller proportion of Square common stock and of Square’s voting power than the proportion of Square common stock and of Square’s voting power they owned before the Transaction and, as a result, they will have less influence on Square’s management and policies following the Transaction than they now have on Square’s management and policies.
Square’s and Afterpay’s business relationships may be subject to disruption due to uncertainty associated with the Transaction, which could have an adverse effect on Square’s and Afterpay’s results of operations, cash flows and financial position.
Parties with which Square and Afterpay do business may experience uncertainty associated with the Transaction, including with respect to current or future business relationships with Square, Afterpay or the combined company following the completion of the Transaction. Square’s and Afterpay’s relationships may be subject to disruption as customers, suppliers and other persons with whom Square and/or Afterpay have a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Square or Afterpay, as applicable, or consider entering into business relationships with parties other than Square or Afterpay. These disruptions could have an adverse effect on the results of operations, cash flows and financial position of Square, Afterpay or the combined company following the completion of the Transaction, including an adverse effect on Square’s ability to realize the expected synergies and other benefits of the Transaction. The risk, and adverse effect, of any disruption could be exacerbated by a delay in the completion of the Transaction or the termination of the Transaction Agreement.

Afterpay is subject to a number of regulatory and competitive risks in the BNPL space, and these risks may adversely affect the combined company after completion of the Transaction.
Afterpay operates in a range of jurisdictions including Australia, New Zealand, the United States, Canada, the United Kingdom and certain other European countries. Afterpay’s business principally consists of providing financial services, most prominently in the BNPL space, to merchants and consumers, and Afterpay is therefore subject to significant regulation in the jurisdictions in which it operates. Furthermore, with the geographic expansion of Afterpay’s business into new markets, it may become subject to additional and changing legal, regulatory, tax, licensing, and compliance requirements and industry standards with respect to BNPL products and other products or services that it may offer.
Regulatory scrutiny or changes in the BNPL space may impose significant compliance costs and make it uneconomical for Afterpay to continue to operate in its current markets or to expand in accordance with its strategy. This may negatively impact Afterpay’s revenue and profitability by preventing its business from reaching sufficient scale in particular markets, which would adversely impact the combined company after the completion of the Transaction. Afterpay’s inability, or perceived inability, to comply with existing or new compliance obligations, including with respect to BNPL products and/or services, could lead to regulatory investigations, which could result in administrative or enforcement action, such as fines, penalties, and/or enforceable undertakings and adversely affect the combined company after the completion of the Transaction.
In addition, a number of competitors offer BNPL services similar to Afterpay’s. Existing competitors and new entrants in the BNPL space may engage in aggressive consumer acquisition campaigns, develop superior technology offerings or consolidate with other entities and achieve benefits of scale. Such competitive pressures may materially erode Afterpay’s existing market share and negatively impact Afterpay’s revenue and may hinder Afterpay’s expansion into new markets, which could adversely impact the combined company after the completion of the Transaction.
Afterpay’s business may be adversely affected by risks of default in consumer repayments of borrowings and Afterpay may not be able to maintain its wholesale funding sources or secure additional financing sources on favorable terms.
A major part of Afterpay’s operations and earnings depends on revenue generated from BNPL services and Afterpay’s ability to recoup the purchase value from consumers of the goods that they have purchased using its BNPL services. Afterpay relies on its technology to assess consumers’ repayment capability for each transaction, but there can be no guarantee that such processes will always accurately predict repayments. Miscalculation of consumers’ repayment ability or a material increase in repayment failures may adversely impact the results of operations, profitability and prospects of Afterpay and the combined company following the completion of the Transaction.
Afterpay partly funds its BNPL services through receivables financing arrangements with financial institutions in Australia, New Zealand, the United States and the United Kingdom (collectively the “Warehouse Facilities”). Afterpay uses the Warehouse Facilities to support Afterpay’s funding of purchases by consumers. Collections received by Afterpay from consumers are the primary source of repayments of the Warehouse Facilities. The terms of the Warehouse Facilities contain covenants that may be triggered in certain situations (such as non-repayments on consumer borrowings exceeding certain monetary thresholds or key management resigning), which may negatively impact Afterpay’s ability to obtain additional funding under the Warehouse Facilities. If certain events of default occur under the Warehouse Facilities, Afterpay may not be able to draw future funding from those Warehouse Facilities or the debt outstanding under the Warehouse Facilities may be accelerated.
In addition, Afterpay may not be able to extend the financing term or increase the funding capacity of its Warehouse Facilities beyond their existing terms or secure any such additional financing on favorable terms, in a timely manner, or at all. This could diminish Afterpay’s capacity to pay merchants in advance of collecting purchase price installments from consumers, and it could significantly slow Afterpay’s anticipated growth and may impair its ability to finance its business.

Afterpay’s BNPL services are dependent on technology, and Afterpay’s inability to integrate its technology with third party platforms or to adequately address changes in technology or business practice could adversely impact its operations and profitability.
Afterpay’s services and Afterpay’s ability to retain existing, and to attract new, consumers and merchants depend on the successful integration of Afterpay’s technology and systems into various third party systems and platforms such as websites, point of sale systems, online payment gateways and other merchant systems that Afterpay does not control. Any failure by Afterpay to understand and manage its exposure to the risks associated with the use of third party technology and services (such as the risk of misuse of confidential or proprietary information or the exposure to cybersecurity risk) could adversely impact Afterpay’s business operations and profitability. In addition, as these systems and platforms are regularly updated, it is possible that when such updates occur it could cause Afterpay’s services to not operate as efficiently as they previously had or at all. Any changes in these systems that degrade the functionality of Afterpay’s services or give preferential treatment to competitive services may impose additional costs or requirements on Afterpay and could adversely affect usage of Afterpay’s services. Afterpay’s success partly depends on its ability to offer services and systems that remain current with the continuing changes in technology, evolving industry standards and changing consumer preferences. If Afterpay is not successful in addressing these changes in technology in a timely manner, there may be reduced demand for Afterpay’s services, which would adversely impact the results of operations and profitability of Afterpay and the combined company following the completion of the Transaction.
Risk Factors listed in Square’s SEC Filings.
In addition to considering the other information in this proxy statement, Square stockholders should carefully consider the risk factors set forth in Square’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021, and Square’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 2, 2021, each of which is incorporated by reference into this proxy statement.
Risk Factors listed in Afterpay’s ASX Filings.
In addition to considering the other information in this proxy statement, Square stockholders should carefully consider the risks related to Afterpay set forth in Afterpay’s Offering Circular, dated March 10, 2021, for the SGX-listed Convertible Notes, filed with the ASX on March 10, 2021 and in Afterpay’s Annual Report for its fiscal year ended June 30, 2021. See the section titled “Where You Can Find More Information—Where Stockholders Can Find More Information about Afterpay.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Examples of forward-looking statements in this proxy statement include, among others, statements regarding the future performance of Square and Afterpay, the perceived synergies and other benefits of the Transaction; the ability of the Transaction to accelerate growth and to strengthen the integration between Square’s Seller and Cash App ecosystems; expectations around the financial impact of the Transaction on Square’s financials; and statements regarding the expected timing for the closing of the Transaction.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors described from time to time in Square’s filings with the SEC and Afterpay’s filings with the ASX, including Square’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and Afterpay’s Offering Circular, dated March 10, 2021, for the SGX-listed Convertible Notes, filed with the ASX on March 10, 2021 and Afterpay’s Annual Report for the financial year ended June 30, 2021 and future filings and reports by either Square or Afterpay.
In addition, other factors related to the Transaction that contribute to the uncertain nature of the forward-looking statements include, but are not limited to the factors described under “Risk Factors” beginning on page 45 of this proxy statement. Square cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on these statements.
All forward-looking statements are based on information and estimates available to Square or Afterpay as of the date of this proxy statement and are not guarantees of future performance. Except as required by law, neither Square nor Afterpay assume any obligation to update any of the statements in this proxy statement.

THE SPECIAL MEETING
Date, Time, and Location
Date and Time: November 3, 2021, at 10:00 a.m. Pacific Time.
Location: The Special Meeting will be a completely virtual meeting. You can attend the Special Meeting by visiting www.virtualshareholdermeeting.com/SQ2021SM, where you will be able to listen to the meeting live and vote your shares online during the meeting.
To participate in the Special Meeting, you will need the control number included on your proxy card or the instructions that accompanied your proxy materials to attend the Special Meeting. The Special Meeting webcast will begin promptly at 10:00 a.m. Pacific Time. Square encourages you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-986-0822 (domestic) or 303-562-9302 (international).
Purpose
The purpose of the Special Meeting is to consider and vote on the following proposals:
1.	the Transaction Proposal; and
2.	the Adjournment Proposal.
The approval of the Transaction Proposal is a condition to closing under the Transaction Agreement, as Square stockholders must approve the issuance of the Scheme Consideration in order for the Transaction to occur. If Square stockholders fail to approve the Transaction Proposal, the Transaction will not occur. A copy of the Transaction Agreement is attached as Annex A to this proxy statement which you are encouraged to read in its entirety. For a more detailed discussion of the conditions that must be satisfied or waived prior to the completion of the Transaction, see the section entitled “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement.
Recommendation of Square’s Board of Directors
After determining that it is advisable and in the best interests of Square and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement, Square’s board of directors authorized, approved, and declared advisable the issuance of the New Square Shares and the New Square CDIs in the Transaction. Accordingly, Square’s board of directors recommends that Square stockholders vote “FOR” each of the foregoing proposals. For a more detailed discussion of the reasoning of Square’s board of directors, see “The Transaction—Square’s Reasons for the Transaction” beginning on page 67 of this proxy statement and “The Transaction—Recommendations of Square’s Board of Directors” beginning on page 69 of this proxy statement.
The Square stockholders can cast separate votes on each proposal.
There are certain risks associated with the Transaction, see “Risk Factors” beginning on page 45 of this proxy statement for more information regarding such risks. Square stockholders should carefully read this proxy statement, including the attached annexes and any documents incorporated by reference, in its entirety for more detailed information concerning the Transaction. In particular, Square stockholders are directed to the Transaction Agreement, which is attached as Annex A to this proxy statement.
Record Date; Outstanding Shares; Shares Entitled to Vote
Holders of Square Class A common stock or Square Class B common stock as of the close of business on October 1, 2021, the Record Date, may vote at the Special Meeting. As of the Record Date, there were 399,694,840 shares of Square Class A common stock outstanding and 62,100,770  shares of Square Class B common stock outstanding. Square Class A common stock and Square Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Each share of Square Class A common stock is entitled to one vote on each proposal and each share of Square Class B common stock is entitled to 10 votes on each proposal. Square’s common stock is the only security the holders of which are entitled to notice of, and to vote at, the Special Meeting.

If, as of the Record Date, shares of Square common stock are registered directly in your name with Square’s transfer agent, you are considered the stockholder of record with respect to those shares, and as the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Special Meeting.
If, as of the Record Date, shares of Square common stock are held on your behalf in a brokerage account or by a broker, bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. You are also invited to attend the Special Meeting and vote your shares of Square common stock live by following the instructions provided on your proxy solicitation materials or the instructions that accompanied your proxy materials to attend the Special Meeting. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use.
Quorum
The presence, virtually or represented by proxy, of a majority of the voting power of all issued and outstanding shares of Square common stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and attending non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
Under the NYSE rules, brokers, banks and other nominees that hold their customers’ shares in “street name” may not vote their customers’ shares on “non-routine” matters without instructions from their customers. As each of the proposals to be voted upon at the Special Meeting is considered “non-routine,” such organizations do not have discretion to vote such shares on any proposal for which they do not receive instructions from their customers. As a result, Square does not expect any broker non-votes at the Special Meeting, and if you hold your shares in “street name” and fail to provide your broker, bank or other nominee with any instructions regarding how to vote such shares, your shares will not be considered present at the Special Meeting, will not be counted for purposes of determining the presence of a quorum and will not be voted on any of the proposals unless you virtually attend the Special Meeting. If you provide instructions to your broker, bank or other nominee which indicate how to vote your shares with respect to one proposal but not with respect to the other proposal, your shares will be considered present at the Special Meeting and will be counted for purposes of determining the presence of a quorum but will not be voted with respect to that other proposal.
If a quorum is not present at the meeting, the chairman of the meeting may, with Afterpay’s consent, adjourn the meeting to continue to solicit proxies.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of Square common stock as of July 31, 2021, except where otherwise noted, for:
•	each of Square’s directors;
•	each of Square’s named executive officers;
•	all of Square’s current directors and executive officers as a group; and
•	each person or group known by Square to be the beneficial owner of more than 5% of Square Class A or Square Class B common stock.
Square has determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to Square securities. Unless otherwise indicated below, to Square’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
Square has based its calculation of the percentage of beneficial ownership on 397,975,467 shares of Square Class A common stock and 62,301,770 shares of Square Class B common stock outstanding as of July 31, 2021. Square has deemed shares of Square common stock subject to stock options that are currently exercisable or exercisable within 60 days of July 31, 2021 or issuable pursuant to restricted stock units (“RSUs”) which are subject to vesting conditions expected to occur within 60 days of July 31, 2021 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. Square did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. The information provided in the table is based on Square’s records, information filed with the SEC and information provided to Square, except where otherwise noted.
	Square Class A Common Stock		Square Class B Common Stock+		Percent of Total Voting Power
Name of Beneficial Owner	Number	Percent	Number	Percent
5% Stockholders:
Morgan Stanley(1)	24,316,533	6.11%	—	*	2.38%
The Vanguard Group(2)	24,132,754	6.06%	—	*	2.36%
BlackRock, Inc.(3)	20,935,606	5.26%	—	*	2.05%
Named Executive Officers and Directors:
Jack Dorsey(4)	—	*	48,844,566	78.40%	47.84%
Amrita Ahuja(5)	110,289	*	—	*	*
Brian Grassadonia(6)	387,860	*	883,764	1.40%	*
Alyssa Henry(7)	605,828	*	1,600,000	2.50%	1.60%
Jacqueline Reses(8)	1,802,579	*	—	*	*
Sivan Whiteley(9)	195,034	*	17,292	*	*
Roelof Botha(10)	697,789	*	—	*	*
Amy Brooks(11)	6,127	*	—	*	*
Shawn Carter(12)	31,718	*	—	*	*
Paul Deighton(13)	30,185	*	—	*	*
Randall Garutti(14)	18,601	*	—	*	*
James McKelvey(15)	177,768	*	12,831,216	20.60%	12.58%
Mary Meeker(16)	406,108	*	—	*	*
Anna Patterson(17)	13,442	*	—	*	*
Lawrence Summers(18)	20,559	*	89,133	*	*
David Viniar(19)	71,833	*	253,200	*	*
Darren Walker(20)	2,859	*	—	*	*
All current executive officers and directors as a group (16 persons)(21)	2,776,000	*	64,519,171	99.21%	61.77%
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of Square common stock.
+
Options to purchase shares of Square Class B common stock included in this table may be early exercisable. To the extent such shares have not yet vested as of a given date, such shares will remain subject to repurchase by Square at the original purchase price. The Square Class B common stock is convertible at any time by the holder into shares of Square Class A common stock on a share-for-share basis, such that each holder of Square Class B common stock beneficially owns an equivalent number of Square Class A common stock.

(1)
Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2020, filed with the SEC on February 12, 2021, with sole dispositive power over 0 shares of Square Class A common stock, sole voting power over 0 shares of Square Class A common stock, shared dispositive power over 24,316,533 shares of Square Class A common stock and shared voting power over 18,958,700 shares of Square Class A common stock. The address for Morgan Stanley is 1585 Broadway, New York, NY 10036.

(2)
Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2020, filed with the SEC on February 10, 2021, with sole dispositive power over 23,237,356 shares of Square Class A common stock, sole voting power over 0 shares of Square Class A common stock, shared dispositive power over 895,398 shares of Square Class A common stock and shared voting power over 391,289 shares of Square Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2020, filed with the SEC on February 5, 2021, with sole dispositive power over 20,935,606 shares of Square Class A common stock, and sole voting power over 18,084,122 shares of Square Class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)
Consists of (i) 36,763,992 shares of Square Class B common stock held of record by the Jack Dorsey Revocable Trust u/a/d 12/8/10, for which Mr. Dorsey serves as trustee, and (ii) 12,080,574 shares of Square Class B common stock held of record by Start Small LLC, which Mr. Dorsey manages.

(5)
Consists of (i) 86,479 shares of Square Class A common stock held of record by Ms. Ahuja, and (ii) 23,810 shares of Square Class A common stock subject to options exercisable within 60 days of July 31, 2021, of which 11,170 shares are vested as of such date.

(6)
Consists of (i) 37,170 shares of Square Class A common stock held of record by Mr. Grassadonia, (ii) 883,764 shares of Square Class B common stock subject to options exercisable within 60 days of July 31, 2021, of which all shares are vested as of such date, and (iii) 350,690 shares of Square Class A common stock subject to options exercisable within 60 days of July 31, 2021, of which 332,535 shares are vested as of such date.

(7)
Consists of (i) 336,577 shares of Square Class A common stock held of record by Ms. Henry, (ii) 1,600,000 shares of Square Class B common stock subject to options exercisable within 60 days of July 31, 2021, of which all shares are vested as of such date, and (iii) 269,251 shares of Square Class A common stock subject to options exercisable within 60 days of July 31, 2021, of which 251,096 shares are vested as of such date.

(8)
Consists of (i) 1,802,579 shares of Square Class A common stock held of record by Ms. Reses. Ms. Reses employment with the company ended effective as of October 30, 2020. She is included as a named executive officer because she would have been one of the three most highly compensated executive officers for the fiscal year ended December 31, 2020 had she remained employed as an executive officer as of December 31, 2020.

(9)
Consists of (i) 68,768 shares of Square Class A common stock held of record by Ms. Whiteley, (ii) 17,292 shares of Square Class B common stock subject to options exercisable within 60 days of July 31, 2021, of which all shares are vested as of such date, (iii) 126,058 shares of Square Class A common stock subject to options exercisable within 60 days of July 31, 2021, of which 114,577 shares are vested as of such date, and (iv) 208 shares of Square Class A common stock subject to RSUs that vest within 60 days of July 31, 2021.

(10)
Consists of (i) 11,109 shares of Square Class A common stock held of record by Mr. Botha, and (ii) a total of 684,741 shares of Square Class A common stock held of record by Mr. Botha’s estate planning vehicles, (iii) 1,862 shares of Square Class A common stock held of record by Sequoia Capital U.S. Growth Fund IV, LP and (iv) 77 shares of Square Class A common stock held of record by Sequoia Capital USGF Principals Fund IV, LP (the funds (iii)-(iv) collectively, the “SC USGF Funds”). SC US (TTGP), Ltd., where Mr. Botha is a director, is the general partner of SCGF IV Management, L.P. (which is the general partner of each of the SC USGF Funds). Mr. Botha disclaims beneficial ownership of the securities held by the SC USGF Funds. The address of each Sequoia entity is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

(11)	Consists of (i) 6,127 shares of Square Class A common stock held of record by Ms. Brooks.
(12)
Consists of (i) 8,831 shares of Square Class A common stock held of record by Mr. Carter, (ii) 1,779 shares of Square Class A common stock held of record by an immediate family member of Mr. Carter, (iii) 20,812 shares of Square Class A common stock held of record by SC Panther, LLC, for which Mr. Carter serves as the sole member, and (iv) 296 shares of Square Class A common stock held of record by SC Vessel 5, LLC, for which Mr. Carter serves as the sole member.

(13)	Consists of (i) 30,185 shares of Square Class A common stock held of record by Mr. Deighton.
(14)	Consists of (i) 18,601 shares of Square Class A common stock held of record by Mr. Garutti.
(15)
Consists of (i) 2,768 shares of Square Class A common stock and 200,000 shares of Square Class B common stock held of record by Mr. McKelvey, (ii) 12,631,216 shares of Square Class B common stock held of record by the James McKelvey, Jr. Revocable Trust dated July 2, 2014, for which Mr. McKelvey serves as trustee, and (iii) 175,000 shares of Square Class A common stock held of record by the Anna Elefteria Ntenta Revocable Trust dated November 30, 2017.

(16)
Consists of (i) 400,291 shares of Square Class A common stock held of record by Ms. Meeker, and (ii) 5,817 shares of Square Class A common stock held in the name of KPCB sFund Associates, LLC. John Doerr, Ted Schlein, Brook Byers and Bing Gordon are managing members of KPCB sFund Associates, LLC, the managing member of sFund and, therefore, share voting and dispositive power over the shares held by sFund. The address is 2750 Sand Hill Road, Menlo Park, CA 94025.

(17)	Consists of (i) 13,442 shares of Square Class A common stock held of record by Ms. Patterson.
(18)	Consists of (i) 20,559 shares of Square Class A common stock and 89,133 shares of Square Class B common stock held of record by Dr. Summers.
(19)
Consists of (i) 71,833 shares of Square Class A common stock and 26,250 shares of Square Class B common stock held of record by Mr. Viniar, and (ii) 226,950 shares of Square Class B common stock subject to options exercisable within 60 days of July 31, 2021, all of which shares are vested as of such date.

(20)	Consists of (i) 2,859 shares of Square Class A common stock held of record by Mr. Walker.
(21)
Consists of (i) 2,005,983 shares of Square Class A common stock and 61,791,165 shares of Square Class B common stock held of record by Square’s current executive officers and directors, (ii) 769,809 shares of Square Class A common stock subject to options exercisable within 60 days of July 31, 2021, of which 709,378 are vested as of such date, (iii) 2,728,006 shares of Square Class B common stock subject to options exercisable within 60 days of July 31, 2021, all of which are vested as of such date, and (iv) 208 shares of Square Class A common stock subject to RSUs that vest within 60 days of July 31, 2021.

Required Vote
Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Transaction Proposal.
Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). An abstention from voting or an attending non-vote will have the same effect as a vote AGAINST the Adjournment Proposal.

Voting by Proxy
This proxy statement is being sent to you on behalf of Square’s board of directors for the purpose of requesting that you allow your shares of Square common stock to be represented at the Special Meeting by the persons named in the enclosed proxy card. All shares of Square common stock represented at the Special Meeting by properly executed proxy cards, voted over the telephone or voted over the Internet will be voted in accordance with the instructions indicated on those proxies. If you sign and return a proxy card without giving voting instructions, your shares will be voted as follows:
•	“FOR” approval of the Transaction Proposal; and
•	“FOR” approval of the Adjournment Proposal.
How to Vote
If you are a stockholder of record, there are four ways to vote:
•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on November 2, 2021 (please have your proxy card in hand when you visit the website);
•
by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on November 2, 2021 (please follow the instructions on your proxy card or voting instruction form from your broker, bank or other nominee provided to you by email or over the Internet);

•	by completing and mailing your proxy card (if you received printed proxy materials) to be received prior to the Special Meeting; or
•
by attending the Special Meeting by visiting www.virtualshareholdermeeting.com/SQ2021SM, where you may vote during the meeting. Please have your proxy card or the instructions that accompanied your proxy materials in hand when you visit the website.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give voting instructions, your shares will be voted “FOR” the Transaction Proposal and “FOR” the Adjournment Proposal.
Even if you plan to attend the Special Meeting, Square recommends that you also vote by proxy so that your vote will be counted if you later decide not to attend the Special Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form and may be able to vote by telephone or on the Internet, depending on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares live at the virtual Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Revoking Your Proxy
If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:
•	entering a new vote by Internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Square, Inc., in writing, at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103; or
•	attending and voting at the Special Meeting (although attendance at the Special Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change or revoke your vote.

Adjournments and Postponements
Although it is not currently expected, the Special Meeting may be adjourned or postponed to a later date, subject to Afterpay’s consent rights over adjournments or postponements described under “The Transaction Agreement, Scheme and Deed Poll—Additional Obligations—The Proxy Statement and Special Meeting” beginning on page 120 of this proxy statement. Any adjournment or postponement to a date not more than 30 days after the date originally fixed for the Special Meeting may be made without notice, other than by an announcement made at the Special Meeting of the time and place of the adjourned meeting. Any adjournment or postponement to a date more than 30 days after the date originally fixed for the Special Meeting will require that notice of the time, date and place of the adjourned meeting be given to Square stockholders entitled to vote thereat. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow Square stockholders who have already sent in their proxies to revoke them at any time before voting occurs at the Special Meeting as adjourned. See “Proposal 2: Adjournment of Special Meeting” beginning on page 130 of this proxy statement for more information about the Adjournment Proposal.
Householding
Square has adopted a procedure called “householding,” which the SEC has approved. Under this procedure, Square delivers a single copy of the proxy materials to multiple stockholders who share the same address, unless it has received contrary instructions from one or more of such stockholders. This procedure reduces printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
If you are a stockholder of record, upon written or oral request, Square will deliver promptly a separate copy of the proxy materials to such stockholder at a shared address to which it delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder of record is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact Broadridge:
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com
Additionally, stockholders of record who share the same address and receive multiple copies of the proxy materials can request a single set of proxy materials by contacting Broadridge at the email address or telephone number above.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
Solicitation of Proxies
Square is soliciting proxies for the Special Meeting from Square stockholders. All expenses associated with this solicitation will be borne by Square, including the expenses incurred in connection with the preparation of this proxy statement and its filing with the SEC. Square will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending proxy materials to you if a broker, bank or other nominee holds shares of Square common stock on your behalf. In addition, Square’s directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Square’s directors, officers, and employees will not be paid any additional compensation for soliciting proxies.
A list of Square stockholders entitled to vote at the Special Meeting will be available for examination during ordinary business hours for 10 days prior to the Special Meeting at Square’s principal executive office located at 1455 Market Street, Suite 600, San Francisco, California 94103. Reasonable accommodations will be made if Square cannot make the list available at its principal executive office. The stockholder list will also be available online during the Special Meeting.
Other Business
Square does not expect that any matter other than the proposals listed above will be brought before the Special Meeting. If, however, other matters are properly brought before the Special Meeting, or any adjournment or postponement of the Special Meeting, the persons named as proxies will vote in accordance with their judgment.

THE TRANSACTION
The following discussion contains important information relating to the Transaction. You are urged to read this discussion together with the Transaction Agreement and related documents attached as annexes to this proxy statement and incorporated herein by reference before voting on the Transaction Proposal and the Adjournment Proposal.
Structure of the Transaction
Square and Afterpay are proposing to engage in a business combination under Australian corporate law, pursuant to which Square Sub will acquire all of the outstanding ordinary shares of Afterpay, and Afterpay will thereby become a wholly owned subsidiary of Square Sub and an indirect wholly owned subsidiary of Square. As set forth in the Transaction Agreement, the business combination will be carried out in accordance with a scheme of arrangement under the Australian Corporations Act to be submitted for approval by Afterpay shareholders and the Court.
Subject to the terms and conditions set forth in the Transaction Agreement, upon implementation of the Scheme, all outstanding Afterpay ordinary shares as of the Scheme Record Date will be transferred to Square Sub, and the holders of such Afterpay ordinary shares (other than Ineligible Foreign Shareholders, as described below under “The Transaction Agreement, Scheme and Deed Poll—Ineligible Foreign Shareholders”) will have the right to receive, for each such share, either (1) 0.375 New Square Shares or (2) 0.375 New Square CDIs. Where an Afterpay shareholder has a registered address in Australia or New Zealand, that shareholder is to receive New Square CDIs but may elect to receive New Square Shares. Where an Afterpay shareholder’s address on the Afterpay register is located outside of Australia and New Zealand, that shareholder is to receive New Square Shares but may elect to receive New Square CDIs. Certain foreign Afterpay shareholders will be deemed ineligible to receive New Square Shares or New Square CDIs, and will instead have the shares or CHESS Depositary Interests to which they are entitled issued to a sale agent who will sell the securities and remit the sale proceeds (net of certain costs) to the relevant shareholders.
At any time prior to the lodgement of a draft of the Scheme Booklet with ASIC pursuant to Section 411(2) of the Australian Corporations Act, Square may elect to make the Cash Election. If Square makes the Cash Election, the per share cash payment will be determined by the volume weighted average trading price of a share of Square Class A common stock on the NYSE over a to-be-determined five trading day period preceding the Implementation Date. Square does not expect to make the Cash Election.
The Transaction will be accounted for using the acquisition method of accounting for business combinations in accordance with ASC 805 under U.S. GAAP, as described under “—Accounting Treatment” beginning on page 82 of this proxy statement.
The Transaction is expected to be completed in the first calendar quarter of 2022 subject to satisfaction or waiver of the various closing conditions set forth in the Transaction Agreement. See “The Transaction Agreement, Scheme and Deed Poll—Conditions Precedent to the Scheme” beginning on page 108 of this proxy statement for more information regarding the conditions to closing the Transaction.
Background of the Transaction
Square’s board of directors, together with members of Square’s management team, regularly evaluates various strategies and opportunities to improve Square’s strategic position and enhance value for Square’s stockholders, including opportunities for partnerships and acquisitions of other companies or their assets. Square also regularly meets with various potential partners and acquisition targets to learn about these companies’ businesses and evaluate potential opportunities, including meeting with representatives of Afterpay on occasion.
Consistent with Square’s practice of engaging regularly with potential partners, on November 26, 2019, Ms. Amrita Ahuja, Square’s Chief Financial Officer, met with Mr. Nicholas Molnar, Co-Chief Executive Officer of Afterpay, to learn more about each other’s businesses. Following the meeting, the parties communicated from time to time regarding their respective businesses. Unless otherwise noted, all dates included in this “Background of the Transaction” section are in U.S. Pacific Time.

On December 2, 2020, Mr. Brian Grassadonia, Cash App Lead for Square, met by videoconference with Mr. Molnar to discuss potential commercial opportunities. During the meeting, Mr. Grassadonia and Mr. Molnar discussed Square’s and Afterpay’s respective businesses and potential commercial partnership opportunities between the two companies.
On December 10, 2020, Ms. Ahuja met by videoconference with Mr. Molnar. The parties discussed their respective businesses and potential opportunities for Square and Afterpay to work together, including through a commercial partnership or various other opportunities such as a possible business combination.
On January 4, 2021, Mr. Grassadonia and Mr. Molnar met again by videoconference to continue their discussion regarding potential opportunities for the two companies.
On February 10, 2021, Ms. Alyssa Henry, Square’s Seller Lead, met by videoconference with Mr. Molnar, following an introduction by Ms. Ahuja. At the meeting, the parties discussed their respective businesses and potential opportunities for Square and Afterpay to work together, including through a commercial partnership or a possible business combination.
On March 5, 2021, Ms. Henry met by videoconference with Mr. Molnar and Mr. Anthony Eisen, Co-Chief Executive Officer of Afterpay. At the meeting, the parties further discussed potential opportunities for the companies to work together, either through a commercial partnership or a possible business combination.
On March 25, 2021, representatives of Qatalyst Partners LP (referred to in this proxy statement as “Qatalyst”), acting as a financial adviser to Afterpay, contacted Ms. Ahuja to inform her that Afterpay had received an unsolicited inbound communication regarding a potential transaction (including a potential acquisition of Afterpay) between Afterpay and a large, well-capitalized strategic party, but given the potentially compelling value opportunities previously discussed, Mr. Eisen and Mr. Molnar believed they should continue to explore strategic alignment with Square in order to ultimately determine whether a transaction with Square would offer more compelling value for Afterpay and its shareholders. Afterpay ultimately concluded that a transaction with the other strategic party was not as compelling as a potential transaction with Square. Unlike Square, discussions with that party became focused on a commercial partnership and a strategic investment in Afterpay, not an acquisition, which posed market and execution risk.
The following day, on March 26, 2021, Ms. Ahuja discussed with a representative of Qatalyst Square’s general interest in the “buy now, pay later” space, as well as Square’s interest in learning more about Afterpay.
On March 31, 2021, Ms. Ahuja, Ms. Henry, Mr. Grassadonia, Mr. Molnar and Mr. Eisen met by videoconference to discuss their respective businesses, the competitive landscape, and the merits of a potential commercial partnership or business combination.
Throughout the month of April, Ms. Henry, Mr. Grassadonia, Mr. Molnar and Mr. Eisen met by videoconference to consider, among other things, the strategic rationale for a potential acquisition of Afterpay by Square, including potential synergies and how the acquisition could help connect Square’s ecosystems and accelerate growth for Seller, Cash App and Afterpay.
On May 12, 2021, Ms. Henry and Mr. Grassadonia suggested to Mr. Eisen and Mr. Molnar that the parties meet in person, along with Mr. Jack Dorsey, Chairman and Chief Executive Officer of Square, to discuss the parties’ respective visions for their businesses and whether a potential acquisition of Afterpay by Square might make sense for both parties.
On May 17 and 18, 2021, Mr. Dorsey, Ms. Henry and Mr. Grassadonia met with Mr. Molnar in person, with Mr. Eisen participating by videoconference. The parties had a wide-ranging discussion regarding their respective visions for the future of each company, what an acquisition by Square of Afterpay could achieve and the challenges and opportunities that such an integration would present. The parties agreed to explore further the possibility of an acquisition of Afterpay by Square, with the representatives of Square indicating that they would need to conduct preliminary due diligence on Afterpay before determining whether to make a proposal for a potential acquisition and the terms of any such proposal, including to better understand the potential synergies associated with the combination.

Following the May 17-18, 2021 meeting, on May 19, 2021, Ms. Ritika Butani, Corporate Development Lead at Square, provided Mr. Eisen and Mr. Molnar with a draft confidentiality agreement to facilitate due diligence between the parties. Following negotiation, the parties executed the confidentiality agreement on May 22, 2021 (the “Confidentiality Agreement”). The Confidentiality Agreement did not contain a standstill restriction against either party.
On May 24, 2021, executives and employees of Square and Afterpay met by videoconference to discuss the due diligence process, including the key subject matters that would be covered in due diligence, potential meetings between subject matter specialists for the parties, and an overall targeted timeline for the completion of initial due diligence.
Beginning May 27, 2021 and continuing through the end of July, representatives of Square and Afterpay and their respective financial and legal advisers participated in a number of virtual management meetings and due diligence sessions regarding Afterpay, including relating to financial and business, legal, accounting, tax, employee, and intellectual property and information technology matters.
On June 7, 2021, Square and its representatives were granted access by Afterpay to a virtual data room with additional due diligence materials to facilitate Square’s evaluation of a potential acquisition of Afterpay. Over the next several weeks, representatives of Square and its financial and legal advisers conducted documentary due diligence on Afterpay. Over the course of July 2021, representatives of Square and Afterpay and their respective financial and legal advisers also participated in reverse due diligence sessions to provide information about Square to Afterpay, including relating to financial and business, legal, accounting, tax, employee, and intellectual property and information technology matters. Square also provided documentary reverse due diligence materials to Afterpay.
On June 11, 2021, Square’s board of directors formed a Transaction Committee of the board of directors (the “Transaction Committee”), consisting of Mr. Roelof Botha, Ms. Mary Meeker, and Mr. David Viniar, to facilitate and supervise the process in connection with a potential acquisition of Afterpay. Prior to appointing the members of the Transaction Committee, Square’s board of directors was aware that Mr. Botha is a partner at Sequoia Capital, an investment firm whose related hedge fund Sequoia Capital Global Equities (“SCGE”) beneficially owns equity interests in Afterpay, and that SCGE and funds affiliated with Sequoia Capital also beneficially own equity interests in a competitor of Afterpay. Square’s board of directors was also aware that, in addition to his beneficial ownership of and pecuniary interest in funds affiliated with Sequoia Capital, Mr. Botha also has a passive investment in SCGE and that Mr. Botha has no investment discretion over SCGE or access to information about Afterpay or its competitor. Square’s board of directors was also aware that Mr. Viniar serves as a director of Goldman Sachs (referred to in this proxy statement as “Goldman Sachs”), which had been engaged to serve as a financial adviser to Afterpay. Square’s board of directors determined that both Mr. Botha’s and Mr. Viniar’s positions would not impair their ability to act independently and in the best interests of Square and that, in light of their experience and qualifications, including their expertise in the evaluation of high-growth companies and execution of acquisition transactions, it was in the best interests of Square for Mr. Botha and Mr. Viniar to serve on the Transaction Committee. Square’s board of directors retained authority to grant final approval over any transaction.
Also on June 11, 2021, representatives of King & Wood Mallesons, Australian legal adviser to Square (referred to in this proxy statement as “KWM”), sent to representatives of Gilbert + Tobin, Australian legal adviser to Afterpay (referred to in this proxy statement as “G+T”), an initial draft of an amendment to the Confidentiality Agreement providing for a mutual standstill provision binding the parties, which had been requested by Afterpay.
On June 15, 2021, a meeting of the Transaction Committee was convened by videoconference, with Mr. Dorsey and representatives of Square management in attendance. Square management provided an overview of the discussions with Afterpay and key diligence findings thus far, including with respect to financial, business and legal matters. The Transaction Committee discussed the strategic merits of an acquisition of Afterpay, the opportunity for such an acquisition to create value for Square and its stockholders, the cultural fit between the two companies and the shared vision for a potential combined company. The Transaction Committee agreed that management should continue to explore a potential acquisition, complete its initial due diligence, and reconvene to determine whether to make a non-binding offer to Afterpay.

On June 16, 2021, Square and Morgan Stanley signed an engagement letter and indemnity agreement formalizing Square’s engagement of Morgan Stanley as its financial adviser in connection with the potential transaction.
On June 23, 2021, Square and Afterpay executed the amendment to the Confidentiality Agreement containing a customary mutual standstill provision with exceptions for confidential proposals and fall-away provisions triggered by, among other things, an announcement by the other party regarding a potential sale or entry into a definitive agreement for a potential sale.
On July 9, 2021, a meeting of the Transaction Committee was convened by videoconference, with Mr. Dorsey and representatives of Square management in attendance. At the invitation of the Transaction Committee, representatives of Morgan Stanley and Wachtell, Lipton, Rosen & Katz (referred to in this proxy statement as “Wachtell Lipton”), Square’s legal adviser, were also in attendance. The Transaction Committee discussed the current status of the discussions to date and received an update on key due diligence findings. The Transaction Committee reviewed financial projections for Afterpay, as well as potential synergies and the implied relative valuations of the businesses. The Transaction Committee also discussed deal terms relating to certainty of closing, including the maximum termination fee that would be permissible for Afterpay to pay under Australian law, including in the event Afterpay terminated the transaction agreement with Square to accept the proposal of a competing bidder, and post-closing governance. The Transaction Committee authorized Square management to continue to pursue discussions with Afterpay and to submit a non-binding indicative offer to acquire Afterpay.
Following the Transaction Committee meeting, Ms. Ahuja, Ms. Henry, Mr. Grassadonia and Ms. Butani met with Mr. Eisen and Mr. Molnar by videoconference to preview Square’s non-binding indicative offer. The representatives of Square described their vision for the combined company, their approach to valuing Afterpay and their view of the significant potential value that a combination could deliver for Square’s and Afterpay’s respective stockholders.
Following the meeting, on July 9, 2021, Ms. Butani sent to Mr. Eisen and Mr. Molnar Square’s non-binding indicative offer (the “July 9 Offer”), pursuant to which Square offered to acquire all of the ordinary shares of Afterpay at an exchange ratio of 0.420 shares of Square Class A common stock for each ordinary share of Afterpay, implying a pro forma ownership for Afterpay stockholders of approximately 20% of the combined company. The proposed consideration reflected a premium of 17% to the average exchange ratio implied by the relative closing share prices of Afterpay and Square over the previous 30 days and a 16% premium to the spot exchange ratio implied by the relative closing share prices of Afterpay and Square of A$117.51 and $241.89, respectively, on July 9, 2021.
The July 9 Offer noted that Square was prepared to consider a listing of CHESS Depositary Interests (“CDIs”) on the ASX if the parties determined that doing so would be beneficial to the proposed transaction. The July 9 Offer also included a number of assumptions upon which the offer was based, including with respect to the expected tax treatment of the proposed transaction and the settlement of various convertible or equity-linked securities of Afterpay and its subsidiaries, and also indicated that Square would expect Mr. Eisen and Mr. Molnar to commit to fully support the proposed transaction and not support any alternative transaction. In addition, the July 9 Offer included a request from Square that Afterpay enter into exclusive negotiations with Square for a period of 30 days as well as a draft exclusivity agreement.
On July 11, 2021, representatives of Qatalyst and Goldman Sachs called representatives of Morgan Stanley to discuss their reaction to the July 9 Offer and stated that Square would be receiving a counterproposal from Afterpay.
Also on July 11, 2021, Ms. Ahuja, Ms. Henry and Mr. Grassadonia met with Mr. Eisen and Mr. Molnar by videoconference to discuss Afterpay’s reaction to the July 9 Offer. Mr. Eisen and Mr. Molnar conveyed that Afterpay’s board of directors had discussed the proposal following the recommendation of a sub-committee of Afterpay’s board of directors, which had been formed to monitor and provide direction to Afterpay management regarding the potential Square acquisition on behalf of the full Afterpay board of directors (with the Afterpay board of directors retaining authority to grant approval over any transaction) (the “Afterpay Sub-Committee”). Mr. Eisen and Mr. Molnar stated that Square would be receiving a written response the following day that had been approved by Afterpay’s board of directors.

On July 12, 2021, Square received a written response from Afterpay to the July 9 Offer, which included a proposed exchange ratio of 0.480 shares of Square Class A common stock for each Afterpay ordinary share. The counteroffer noted that Afterpay would not accept any conditionality to the transaction based on the settlement of various convertible or equity-linked securities of Afterpay and its subsidiaries, and that the closing conditions for the transaction should be limited to the approval of each company’s shareholders, court approval, specified regulatory approvals and other specified customary conditions. The counteroffer noted that while Mr. Eisen and Mr. Molnar would be open to entering into voting agreements in support of the transaction containing appropriate fall-away provisions, Afterpay proposed that Mr. Dorsey and Square Co-Founder Mr. Jim McKelvey, who serves on Square’s board of directors, enter into voting agreements in support of the transaction. The counteroffer also noted that based on the pro forma ownership of the combined company, Afterpay proposed that two of its existing board members would join Square’s board of directors following the closing. In addition, the counteroffer noted that the parties should discuss whether a path was available to achieve a tax-free transaction for Afterpay’s U.S. and Australian shareholders.
On July 12, 2021, Ms. Ahuja, Ms. Henry, Mr. Grassadonia and Ms. Butani met by videoconference with Mr. Eisen and Mr. Molnar to discuss the counteroffer that Square had received from Afterpay, with the Square representatives expressing their view that the counterproposal on the exchange ratio was too high.
On July 13, 2021, Square’s board of directors held a special meeting by videoconference to discuss the potential acquisition of Afterpay. Square management provided an overview of the transaction rationale, the vision for Square after the integration of Afterpay and an update on the status of discussions between the parties. In addition, management provided an update on the key due diligence findings to date and the valuation of Afterpay.
On July 13, 2021, Square sent a written response (the “July 13 Offer”) to Afterpay’s July 12 counteroffer, offering an exchange ratio of 0.435 shares of Square Class A common stock for each Afterpay ordinary share. In the July 13 Offer, Square agreed that the settlement of convertible or equity-linked securities of Afterpay and its subsidiaries prior to closing would not be a condition to the closing, provided that the parties use agreed-upon efforts to cause such settlement by closing (but noting that settlement of such instruments did not need to occur before closing). The July 13 Offer substantially accepted the closing conditions proposed by Afterpay, subject to certain clarifications and proposed additional ancillary regulatory approvals, and stated that there would be no voting agreement entered into by Mr. Dorsey or Mr. McKelvey but that Square continued to expect that Mr. Eisen and Mr. Molnar would enter into voting agreements supporting the transaction and opposing any competing transaction. The July 13 Offer also noted that the composition of Square’s board of directors post-closing would be subject to further discussion and consideration. Finally, the July 13 Offer noted that the exchange ratio that was being offered assumed a step-up in the tax basis of the Afterpay assets acquired by Square in the transaction.
Following delivery of the July 13 Offer, representatives of Morgan Stanley had a call with representatives of Qatalyst and Goldman Sachs to discuss and clarify the terms of Square’s offer.
Also on the evening of July 13, 2021, in response to Square’s July 13 Offer, Mr. Eisen and Mr. Molnar met by videoconference with Ms. Ahuja, Ms. Henry, and Mr. Grassadonia. Mr. Eisen and Mr. Molnar conveyed that they would be willing to recommend Square’s offer to Afterpay’s board of directors as a basis on which to proceed into exclusive discussions if Square were to increase its offer to an exchange ratio of 0.445 shares of Square Class A common stock for each Afterpay ordinary share, although they emphasized that any such offer would be subject to the approval of Afterpay’s board of directors. Mr. Eisen and Mr. Molnar indicated that the proposed 0.445 exchange ratio was Afterpay’s “best and final” offer.
On July 14, 2021, representatives of Afterpay sent to Square a written response to Square’s July 13 Offer, which had been approved by the Afterpay Sub-Committee, proposing an exchange ratio of 0.445 shares of Square Class A common stock for each Afterpay ordinary share, clarifying certain terms of the July 13 Offer and reiterating Afterpay’s expectation that Mr. Dorsey and Mr. McKelvey would enter into voting commitments in support of the transaction in addition to Mr. Eisen and Mr. Molnar and that if they were not willing to do so, Square would need to address Afterpay’s concerns in some other way. The response also stated that the voting commitments for Mr. Eisen and Mr. Molnar should be subject to customary fall-away provisions in the event of a competing proposal. Afterpay agreed to continue discussing post-closing governance, and agreed with Square’s proposal that the transaction be structured to provide Square with a step-up in the tax basis of the Afterpay assets, noting that the transaction should be tax-free to Afterpay’s Australian shareholders and that the parties should continue to explore paths to mitigate U.S. tax impacts on Afterpay’s U.S. shareholders and employees if possible.
Later that day, on July 14, 2021, a meeting of the Transaction Committee was convened by videoconference, with representatives of Square management in attendance. The representatives of Square management updated the Transaction Committee on Afterpay’s response to Square’s July 13 Offer. The Transaction Committee authorized the representatives of Square management to move forward with negotiations at the proposed 0.445 exchange ratio.
Following the meeting of the Transaction Committee, Ms. Ahuja, Ms. Henry and Mr. Grassadonia met by videoconference with Mr. Eisen and Mr. Molnar, and the parties agreed, subject to the approval of Afterpay’s board of directors, to proceed on the basis of the proposed 0.445 exchange ratio, with the understanding that the parties would continue to discuss and seek to resolve the remaining open items – specifically with respect to whether voting agreements for key stockholders of each party would be required, the extent of Afterpay’s board representation following the closing, if any, and the tax treatment of the transaction – concurrently with negotiating an acceptable scheme implementation deed and completing mutual confirmatory due diligence.
Later that evening, representatives of Square sent a written reply (the “July 14 Offer”) to Afterpay’s response, confirming that it was in agreement with the proposed exchange ratio. In its reply, Square noted that it was willing to consider adding one Afterpay director to Square’s board of directors following the closing. Square also stated that Mr. Dorsey and Mr. McKelvey would not be executing voting agreements in connection with the transaction, but Square continued to expect that Mr. Eisen and Mr. Molnar would enter into voting agreements in support of the transaction and against any competing transaction without any fall-away provisions.
Following receipt of the July 14 Offer, Mr. Eisen and Mr. Molnar contacted Ms. Ahuja, Ms. Henry, Mr. Grassadonia and Ms. Butani and conveyed that Afterpay’s board of directors had discussed the July 14 Offer and that, although key points remained subject to further discussion, the exchange ratio and many of the key points had been agreed, and therefore Afterpay’s board of directors had authorized entry into exclusive discussions with Square. Representatives of Afterpay sent to representatives of Square a mark-up of the exclusivity agreement (the “Exclusivity Agreement”) that Square had previously provided to Afterpay.
On July 15, 2021, following negotiation, the parties executed the Exclusivity Agreement, providing for a period of exclusive negotiations until 11:59 p.m. Pacific Time on August 5, 2021. The Exclusivity Agreement also provided that the exclusivity obligation of Afterpay would terminate if Square subsequently offered an exchange ratio less than 0.445 shares of Square Class A common stock for each Afterpay ordinary share.
On July 16, 2021, representatives of KWM sent an initial draft of the Transaction Agreement to representatives of G+T. The draft included a termination fee in the amount of 1% of the transaction value payable in certain circumstances by either Afterpay or Square, including a change in recommendation by the board of directors of either Afterpay or Square, respectively.
On July 19, 2021, the parties executed an information exchange protocol governing, among other things, the exchange of potentially competitively sensitive information.
On July 20, 2021, at the direction of the Afterpay Sub-Committee, representatives of Qatalyst contacted representatives of Morgan Stanley and noted that Afterpay would expect Square to pay a reverse termination fee (and proposed an amount significantly in excess of 1% of the transaction value) in the event that Square failed to obtain stockholder approval for the transaction.
On July 21, 2021, Ms. Ahuja, Ms. Henry and Mr. Grassadonia met with Mr. Eisen and Mr. Molnar by video conference and conveyed that although Mr. Dorsey and Mr. McKelvey were enthusiastic about what Square and Afterpay can build together, they would not be providing a voting commitment in connection with the Square stockholder vote. They went on to explain that while Square was willing to accept that its failure to obtain stockholder approval would trigger the payment of a reverse termination fee by Square, a reverse termination fee payable by Square in excess of 1% of transaction value, the maximum termination fee that Afterpay could pay under Australian law, would be unacceptable.

Later on July 21, 2021, after a meeting of the Afterpay Sub-Committee to discuss the revised draft of the Transaction Agreement, Mr. Eisen and Mr. Molnar met with Ms. Ahuja, Ms. Henry and Mr. Grassadonia by video conference and proposed a reverse termination fee in excess of 1% of the transaction value in the event of Square’s failure to obtain stockholder approval. The representatives of Square reiterated the positions they had stated in the prior meeting.
On July 22, 2021, G+T sent a revised draft of the Transaction Agreement to KWM, which reflected feedback from the Afterpay Sub-Committee based upon the discussions that had occurred. The draft reflected, among other things, disagreement with respect to whether the “material adverse effect” definition applicable to each party would be based on a quantitative standard or a qualitative standard and the exceptions to the “material adverse effect” definition, the extent to which Square’s obligation to hold the Special Meeting would be subject to specific deadlines and limitations on adjournments or postponements, whether Square would be subject to limitations on its ability to solicit potential competing acquisitions in lieu of a transaction with Afterpay, the extent of the restrictions on Afterpay’s ability to solicit competing transactions, the circumstances in which each party would be permitted to terminate the Transaction Agreement or would be obligated to pay a termination fee to the other party, the basis on which each party’s board of directors would be permitted to change its recommendation in favor of the transaction, the scope of disclosure materials qualifying various covenants and representations and warranties of the parties, the scope of interim operating covenants restricting the parties’ conduct during the period from execution of the Transaction Agreement to consummation, whether Square would be required to continue to extend comparable employee compensation and benefits to Afterpay employees for a period post-closing and the required level of the parties’ efforts to obtain regulatory approvals. The revised draft of the Transaction Agreement provided that a 1% reverse termination fee would be payable by Square in the event it did not obtain stockholder approval for the transaction.
On July 23, 2021, Ms. Ahuja, Ms. Henry, and Mr. Grassadonia met with Mr. Eisen and Mr. Molnar by videoconference. The parties discussed potential communications to investors and other stakeholders in connection with a potential announcement of an acquisition of Afterpay by Square. The representatives of Square confirmed their continuing enthusiasm for an acquisition, but noted that the recent volatility in the share price of Afterpay had led to the relative public market valuations of the companies diverging materially and unexpectedly since the time of agreeing to the exchange ratio, causing the implied transaction premiums to expand beyond the range Square considered appropriate at the time of agreeing to the previous exchange ratio. Furthermore, the representatives of Square noted Square’s most recent quarterly financial outperformance and outlook relative to market expectations, and the likely positive impact on Square’s share price.
On July 24, 2021, Ms. Ahuja, Ms. Henry, and Mr. Grassadonia met again with Mr. Eisen and Mr. Molnar by videoconference to continue the previous day’s discussion and discuss the potential shortening of the timeline to announcement of a transaction, which at that point remained targeted for prior to Square’s scheduled announcement of second quarter earnings on August 5, 2021.
Also on July 24, 2021, KWM sent to G+T and Cravath, Swaine & Moore LLP, legal adviser to Afterpay (referred to in this proxy statement as “Cravath”) a revised draft of the Transaction Agreement.
On July 26, 2021, G+T sent a revised draft of the Transaction Agreement to KWM and Wachtell Lipton.
On July 28, 2021, representatives of Square, including Ms. Sivan Whiteley, General Counsel of Square, and representatives of Afterpay, including Mr. Eisen, along with their respective legal advisers Wachtell Lipton, KWM, G+T and Cravath, met by videoconference to discuss and resolve key open issues in the Transaction Agreement.
On July 29, 2021, KWM delivered to G+T an updated draft of the Transaction Agreement, reflecting the discussions between the parties and their legal advisers the previous evening. From this time through the execution of the Transaction Agreement, KWM, G+T, Wachtell Lipton and Cravath negotiated and reached resolution on open points in the Transaction Agreement.
On July 29, 2021, at a regularly scheduled meeting of Square’s board of directors held by videoconference, with members of Square management also in attendance, Square’s board of directors reviewed the material terms and conditions of the potential acquisition of Afterpay. At the invitation of Square’s board of directors, representatives of Morgan Stanley, Wachtell Lipton and KWM also attended the meeting. Square management provided an update to the board of directors regarding the potential acquisition of Afterpay, including recent market movements in the stock prices of Afterpay and Square and due diligence findings developed over the course of the diligence review to date. Representatives of Morgan Stanley discussed with the directors certain financial aspects of the potential transaction, including the implied valuation based on the contemplated exchange ratio of 0.445 shares of Square Class A common stock per ordinary share of Afterpay. Representatives of Wachtell Lipton summarized the terms of the Transaction Agreement. Following discussion, Square’s board of directors indicated that it was supportive of an acquisition of Afterpay, but, in light of recent developments, changes in market conditions and changes in the relative public market valuations of the companies, directed Square management to continue negotiations with Afterpay at a lower exchange ratio for each ordinary share of Afterpay.
Following the July 29, 2021 meeting of Square’s board of directors, Ms. Ahuja, Ms. Henry and Mr. Grassadonia met by videoconference with Mr. Eisen and Mr. Molnar. Ms. Ahuja provided an update on Square’s board of directors’ discussions, and noted that given the recent developments, Square was prepared to offer an exchange ratio of 0.375 shares of Square Class A common stock for each ordinary share of Afterpay, representing a spot premium of approximately 27% based on both Square’s and Afterpay’s closing stock prices on July 29, 2021. This offer was presented as a “best and final offer”.
Later that evening, Mr. Eisen and Mr. Molnar met again by videoconference with Ms. Ahuja, Ms. Henry and Mr. Grassadonia. Mr. Eisen and Mr. Molnar shared that the Afterpay Sub-Committee had discussed Square’s proposal to reduce the exchange ratio earlier that day. The Afterpay Sub-Committee had discussed, after receiving advice and perspectives from its financial advisors, that the recent divergence in the Square and Afterpay share prices had resulted in a meaningful increase in the implied premium represented by the prior exchange ratio and that the revised exchange ratio implied a meaningfully higher premium than Square’s initial non-binding offer and a similar premium to that represented by the prior exchange ratio at the time it had been agreed. The Afterpay Sub-Committee had also discussed with its advisers the satisfactory results of the reverse due diligence that had been conducted on Square, and discussed Square’s expected outperformance relative to consensus analyst estimates in its upcoming second quarter earnings announcement and the ongoing momentum in Square’s business and the potential upside in Square’s current share price this implied. Mr. Eisen and Mr. Molnar conveyed their view, shared by the Afterpay Sub-Committee, that, despite the revision in the exchange ratio, the transaction remained compelling given the similar visions, missions and cultures of the parties, the strategic rationale, the premium and long-term value creation opportunities for Afterpay shareholders, especially in light of the Afterpay Sub-Committee’s assessment of Square as a counterparty based on Afterpay’s reverse due diligence to date.
On July 30, 2021, representatives of Square, Afterpay, Wachtell Lipton and Cravath met by videoconference to discuss open points in the Transaction Agreement.
On July 31, 2021, Mr. Dorsey, Ms. Whiteley, Ms. Ahuja, Ms. Henry and Mr. Grassadonia met with Mr. Eisen and Mr. Molnar by videoconference to further discuss the joint future vision of Square and Afterpay, and Mr. Eisen and Mr. Molnar stated that earlier the Afterpay board of directors had met and had determined to proceed with the transaction, concluding that it was in the best interest of Afterpay shareholders.
On August 1, 2021, Square’s board of directors held a special meeting by videoconference to consider and discuss the potential acquisition of Afterpay. At the invitation of Square’s board of directors, members of Square management and representatives of Morgan Stanley, Wachtell Lipton and KWM also attended the meeting. In light of his service on Afterpay’s U.S. Advisory Board and his equity interest in Afterpay (as further described in the section “—Interests of Square Executive Officers and Directors in the Transaction”), Dr. Lawrence Summers, who had recused himself from portions of prior deliberations of Square’s board of directors regarding the Transaction, did not attend the meeting or vote on the Transaction. Representatives of Square management provided an update on the negotiations between the parties that had occurred since meeting of Square’s board of directors on July 29, 2021, noting that, among other things, Afterpay had agreed to a revised exchange ratio of 0.375 shares of Square Class A common stock for each ordinary share of Afterpay and that Afterpay had agreed that Square could elect to pay 1% of the consideration in cash with the remainder payable in stock at an exchange ratio of 0.37125 shares of Square Class A common stock for each Afterpay ordinary share. In addition, representatives of Square management noted that none of the parties would be subject to a voting agreement in respect of the potential transaction, and that it was contemplated that one Afterpay director would be selected by Square to join Square’s board of directors upon completion of the transaction. Representatives of Morgan Stanley reviewed and discussed Morgan Stanley’s financial analyses regarding the proposed consideration contemplated to be paid by Square for the acquisition of Afterpay, noting that the proposed exchange ratio of 0.375 shares of Square Class A common stock for each ordinary share of Afterpay represented a value of A$126.21 per ordinary share of Afterpay based on Square’s closing stock price on July 30, 2021. Thereafter, Morgan Stanley rendered, for the benefit of Square’s board of directors, its oral opinion, subsequently confirmed in writing, on August 1, 2021, that as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Transaction Agreement was fair from a financial point of view to Square, as further described in the section “—Opinion of Square’s Financial Adviser.”
Representatives of Wachtell Lipton reviewed the fiduciary duties of Square’s board of directors under Delaware law in considering a potential acquisition of Afterpay. Representatives of Wachtell Lipton and KWM then reviewed the status of the Transaction Agreement and reiterated the material changes since the previous meeting of the board of directors. After discussion and taking into account the factors described below in greater detail in the sections “—Recommendations of Square’s Board of Directors” and “—Square’s Reasons for the Transaction,” the members of the board of directors of Square present unanimously determined that the Transaction Agreement and the transactions contemplated thereby were advisable and in the best interests of Square and its stockholders and approved, among other things, the Transaction Agreement and the transactions contemplated thereby, including the acquisition of Afterpay and the issuance of Square Class A common stock and Square Class A common stock underlying the CDIs to be issued in the transaction; directed that the share issuance be submitted for consideration at a special meeting of Square stockholders; and recommended that Square stockholders approve the share issuance.
Following the conclusion of this meeting, on August 1, 2021 (on August 2, 2021, before market open in Australia), Square, Afterpay and their respective advisers finalized the Transaction Agreement and the related transaction documents. Square, Square Sub and Afterpay then executed the Transaction Agreement and related transaction documents. Shortly following the execution of the transaction documents, Square and Afterpay issued joint press releases announcing the transaction.
Square’s Reasons for the Transaction
In reaching its determination that it is advisable and in the best interests of Square and its stockholders to complete the Transaction as contemplated by the Transaction Agreement and to recommend that Square stockholders vote “FOR” the Transaction Proposal described in this proxy statement, Square’s board of directors consulted and received advice from its external financial and legal advisers and from Square’s management and considered a number of factors, including the following material factors:
•	Square’s board of directors’ and management’s understanding of Afterpay’s business and operations, and its current and historical results of operations, financial prospects and conditions;
•
that the Transaction would create a leading global financial technology company with an exceptional product mix and would allow Square stockholders to participate in the benefits of the combined company, including the future potential value of the combined company’s products and services and potential expansion into new geographies and new verticals;

•	that the Transaction would strengthen and enable closer integration between Square's Cash App and Seller ecosystems;
•	that Square and Afterpay combine complementary merchant and consumer ecosystems;
•	that the Transaction would expand the customer base for Square’s Cash App and Seller business units;
•	that the Transaction would allow Square to integrate BNPL capability into its existing ecosystems;
•	Afterpay’s position as a category and innovation leader in BNPL;
•	the reinforcing effects between Afterpay’s growing consumer and merchant bases that has led to substantial growth in gross merchant volume and revenue;
•	BNPL’s growth potential in the global e-commerce opportunity;
•	that Square’s and Afterpay’s visions, missions and cultures are aligned and that Afterpay’s high-quality management and employees are expected to join Square’s proven management team and employees;

•	that Square is expected to have enhanced operational capabilities and geographic reach with a diversified business;
•	Square’s board of directors’ understanding of the current and prospective competitive space in the industries in which Square and Afterpay, respectively, operate;
•	that the Transaction is expected to generate substantial synergies;
•	that the Transaction is expected to be accretive to gross profit growth in year one after completion;
•
the oral opinion of Morgan Stanley, subsequently confirmed in writing, rendered to Square’s board of directors that, as of August 1, 2021 and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Transaction Agreement was fair from a financial point of view to Square. Such opinion is more fully described below under “—Opinion of Square’s Financial Adviser”;

•	the terms and conditions of the Transaction Agreement, including:
•
that the Scheme Consideration consists only of stock (or, if Square makes the Cash Election, will consist of 99% stock), which Square’s board of directors believed was consistent with the strategic purpose of the Transaction as a combination of two complementary companies;

•	the customary nature of the representations, warranties, and covenants of Square and Afterpay in the Transaction Agreement;
•	the parties’ covenants to use all reasonable endeavors to procure satisfaction of the conditions precedent to the Transaction;
•	the deal protection and termination provisions of the Transaction Agreement; and
•
the review of Square’s board of directors, with the assistance of Square’s advisers, of the terms and conditions of comparable transactions and its overall beliefs that the terms of the Transaction Agreement were consistent with market practice in Australia and in the best interest of Square and its stockholders; and

•
the likelihood that the Transaction would be completed, including after consideration of the risks related to certain conditions and regulatory approvals which will be required to complete the Transaction.

In the course of its deliberations, Square’s board of directors also considered a variety of risks and other potentially negative factors related to the Transaction, including the following material factors:
•	that the integration of Afterpay with Square will subject Square to liabilities that may exist at Afterpay, including liabilities arising out of the Transaction;
•	that Square will incur significant transaction- and combination-related costs in connection with the Transaction, including for the integration of organizations, systems, and employees;
•	that the issuance of the Scheme Consideration to Afterpay shareholders will dilute Square’s current stockholders;
•	the possibility of encountering difficulties in achieving, or failing to achieve, anticipated synergies in the amounts estimated or in the time frame contemplated;
•	increasing competition in BNPL;
•	the possibility that additional regulations may be imposed on BNPL products;
•	the risk of losing key Square or Afterpay management or employees during the pendency of the Transaction and thereafter;
•	the terms of the Transaction Agreement that restrict Square’s ability to engage in certain transactions and initiatives;

•	the diversion of management attention and resources from the operation of Square’s business towards the completion of the Transaction; and
•
the risk that the Transaction could be delayed or not completed, or that the Transaction Agreement could be terminated, each of which could negatively impact the price of Square common stock and Square’s future business and operations.

Square’s board of directors considered all of the factors and concluded that the uncertainties, risks and potential negative factors relevant to the Transaction were outweighed by the potential benefits that it expected would be achieved as a result of the Transaction.
The foregoing discussion of the factors considered by Square’s board of directors is not intended to be exhaustive, but rather includes the material factors considered. In reaching its decision that it is advisable and in the best interests of Square and its stockholders to complete the Transaction as contemplated by the Transaction Agreement and to recommend that Square stockholders vote “FOR” the Transaction Proposal set forth in this proxy statement, Square’s board of directors did not quantify, rank or otherwise assign relative weights to the factors considered and individual members of the board of directors may have given different weight to different factors. Square’s board of directors based its decision on the totality of the information presented.
Recommendations of Square’s Board of Directors
After careful consideration, Square’s board of directors has determined that it is advisable and in the best interests of Square and its stockholders to consummate the Transaction as contemplated by the Transaction Agreement. Accordingly, Square’s board of directors recommends that Square stockholders vote:
•	“FOR” approval of the Transaction Proposal; and
•	“FOR” approval of the Adjournment Proposal.
Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser
Summary of Unaudited Projections of Square’s Financial Results
In connection with Square’s board of directors’ consideration of the Transaction, Square management instructed Morgan Stanley, the financial adviser to Square’s board of directors, to use for purposes of its financial analyses prepared in connection with delivering its opinion described under the heading “—Opinion of Square’s Financial Adviser” beginning on page 72 of this proxy statement (i) certain unaudited projections of Square’s financial results based on a consensus aggregated from models of equity research analysts as of June 18, 2021 for the third and fourth calendar quarters of calendar year 2021, and calendar years 2022 through 2023 compiled by a third party research firm (the “Square Consensus Case”) and (ii) extrapolations prepared at the request of Square by Morgan Stanley in line with equity research analyst estimates (and reviewed and approved for Morgan Stanley’s use by Square) for calendar years 2024 through 2040 (together with the Square Consensus Case, the “Square Consensus Projections”), in each case on a standalone basis without giving effect to the Transaction.
The Square Consensus Projections were not internally prepared or adopted by Square management. The information for the third calendar quarter of 2021 through calendar year 2023 was prepared by independent equity research analysts not affiliated with Square, at the time and based on assumptions that may no longer be accurate, and for purposes unrelated to the management of Square’s business or the Transaction.
In connection with the Square Consensus Projections, Square unlevered free cash flow (“UFCF”) takes into account the impact of stock-based compensation expense, taxes, capital expenditures, change in net-working capital and capitalized expenses to Adjusted EBITDA. Stock-based compensation and capitalized expenses are non-cash expenses. Square UFCFs shown in this section are not determined in a manner consistent with, and are not comparable to, free cash flows or any line items set forth in Square’s Condensed Consolidated Statements of Cash Flows, which are prepared in accordance with U.S. GAAP. Square Adjusted EBITDA is a non-GAAP financial measure that represents net income or loss before the provision or benefit from income taxes and before depreciation and amortization, adjusted to eliminate the effect of certain items such as share-based compensation expense, other cash interest income and expense, other income and expense, bitcoin impairment losses, gain or loss on disposal of property and equipment, and certain acquisition related adjustments.

The following table presents a summary of the Square Consensus Projections, in millions of U.S. dollars:
Square Consensus Projections	CH2 '21E	CY22	CY23	CY24	CY25	CY26	CY27	CY28	CY29	CY30	CY31	CY32	CY33	CY34	CY35	CY36	CY37	CY38	CY39	CY40
Gross Profit	$2,235	$5,371	$6,808	$8,373	$10,299	$12,668	$15,582	$19,165	$23,573	$28,995	$35,664	$43,867	$53,956	$66,366	$81,630	$97,548	$113,156	$127,300	$138,757	$144,308
Adjusted EBITDA	$481	$1,250	$1,822	$2,291	$2,880	$3,618	$4,543	$5,703	$7,156	$8,975	$11,253	$14,104	$17,671	$22,133	$27,713	$34,773	$42,257	$49,700	$56,529	$61,239
Unlevered Free Cash Flow (UFCF)	$41	$213	$510	$673	$913	$1,227	$1,638	$2,173	$2,867	$3,765	$4,926	$6,420	$8,342	$10,807	$13,966	$18,367	$23,253	$28,352	$33,297	$37,143
Summary of Unaudited Projections of Afterpay’s Financial Results
In connection with Square’s board of directors’ consideration of the Transaction, Square management also instructed Morgan Stanley to use for purposes of its financial analyses (1) certain unaudited projections of Afterpay’s financial results based on publicly available estimates of Credit Suisse Equity Research for the third and fourth calendar quarters of calendar year 2021 and the calendar years 2022 through 2024 (“Afterpay Selected Street Case”) and extrapolations prepared at the request of Square by Morgan Stanley (and reviewed and approved for Morgan Stanley’s use by Square) for calendar years 2025 through 2035 (together with the Afterpay Selected Street Case, the “Afterpay Selected Street Projections”) and (2) certain unaudited projections of Afterpay’s financial results prepared by Square’s management for the calendar years 2021 through 2026 based on Square’s due diligence evaluation of Afterpay and assumptions deemed appropriate by Square’s management relating to Afterpay’s business and operations and extrapolations prepared at the request of Square by Morgan Stanley (and reviewed and approved for Morgan Stanley’s use by Square) for calendar years 2027 through 2035 (“Afterpay Standalone Projections” and together with Afterpay Selected Street Projections, the “Afterpay Projections”), in each case on a standalone basis without giving effect to the Transaction.
The Afterpay Selected Street Projections were not internally prepared or adopted by management of either Square or Afterpay. The information for the third calendar quarter of 2021 through 2024 was prepared by independent analysts not affiliated with Square or Afterpay, at the time and based on assumptions that may no longer be accurate, and for purposes unrelated to the management of Square’s or Afterpay’s business or the Transaction.
In connection with the Afterpay Projections, Afterpay levered free cash flow (“LFCF”) takes into account impact of net cash financing expenses, stock-based compensation expense, taxes, capital expenditures and capitalized expenses to Adjusted EBITDA. Stock-based compensation and capitalized expenses are non-cash expenses. Afterpay Adjusted EBITDA is a non-GAAP financial measure that represents net loss before tax, adjusted to eliminate the effect of certain items by excluding depreciation and amortization, net finance costs, foreign currency gains, share based compensation expense, net loss on financial liabilities at fair value, share of loss of associate, gain on dilution of shareholding in associate and one-off items.
The following table presents a summary of the Afterpay Selected Street Projections, in millions of U.S. dollars:
Afterpay Selected Street Projections	CH2 '21E	CY22	CY23	CY24	CY25	CY26	CY27	CY28	CY29	CY30	CY31	CY32	CY33	CY34	CY35
Gross Profit	$361	$932	$1,212	$1,512	$1,857	$2,247	$2,676	$3,139	$3,627	$4,113	$4,587	$5,029	$5,420	$5,738	$5,968
Adjusted EBITDA	$108	$336	$520	$713	$918	$1,140	$1,386	$1,671	$1,981	$2,246	$2,505	$2,746	$2,959	$3,133	$3,258
Levered Free Cash Flow (LFCF)	$33	$177	$308	$446	$589	$742	$914	$1,112	$1,330	$1,508	$1,682	$1,844	$1,987	$2,103	$2,188
The following table presents a summary of the Afterpay Standalone Projections, in millions of U.S. dollars:
Afterpay Standalone Projections	CH2 '21E	CY22	CY23	CY24	CY25	CY26	CY27	CY28	CY29	CY30	CY31	CY32	CY33	CY34	CY35
Gross Profit	$326	$1,075	$1,591	$2,256	$3,098	$4,050	$5,208	$6,507	$7,878	$9,233	$10,582	$11,851	$12,958	$13,823	$14,376
Adjusted EBITDA	($17)	$30	$207	$472	$794	$1,338	$1,835	$2,429	$3,101	$3,820	$4,376	$4,898	$5,354	$5,711	$5,939
Levered Free Cash Flow (LFCF)	($79)	($167)	($60)	$45	$219	$559	$810	$1,122	$1,488	$1,892	$2,167	$2,426	$2,652	$2,828	$2,942
Summary of Forecasted Synergy Information
Square’s management also prepared and provided forecasted synergies of the Transaction to Square’s board of directors and Morgan Stanley for use in its financial analyses. Such forecasted synergies were provided for calendar years 2022 through 2026. Such forecasted synergies took into account applicable dis-synergies, including non-cash dis-synergies from stock-based compensation and capitalized expenses. At the request of Square, Morgan Stanley prepared extrapolations of such forecasted synergies for calendar years 2027 through 2035, which Square reviewed and approved for Morgan Stanley’s use. Such forecasted synergies and extrapolations are referred to as the “Synergy Projections.” Levered free cash flow from synergies for the calendar years 2022 through 2035 is summarized in the following table, in millions of U.S. dollars:
Synergy Projections	CH2 '21E	CY22	CY23	CY24	CY25	CY26	CY27	CY28	CY29	CY30	CY31	CY32	CY33	CY34	CY35
Levered Free Cash Flow (LFCF)	—	($299)	($204)	($272)	($235)	($124)	$16	$176	$324	$421	$492	$558	$619	$671	$714
Important Information about the Projections
Neither Square nor Afterpay, as a matter of course, publicly discloses forecasts or internal projections as to future performance, earnings or other results due to, among other reasons, the uncertainty of the related underlying assumptions and estimates. The inclusion of any unaudited financial projections or assumptions in this proxy statement should not be regarded as an indication that Square, Afterpay, or Square’s board of directors considered, or now considers, these projections to be predictive of actual future results. You should not place undue reliance on the unaudited financial projections contained in this proxy statement.
The Square Consensus Projections, Afterpay Projections, and Synergy Projections are being included in this proxy statement in order to provide Square stockholders with access to information that was made available to Square’s board of directors in connection with its evaluation of the Transaction and because they constitute part of the bases of the financial analyses conducted by Morgan Stanley, as described herein, in connection with delivering its opinion described under the heading “—Opinion of Square’s Financial Adviser” beginning on page 72 of this proxy statement. Neither Afterpay management nor Afterpay’s board of directors prepared, reviewed or approved for use the Square Consensus Projections, the Afterpay Projections or the Synergy Projections. Square’s management did not request that Afterpay or any of its affiliates, advisers or other representatives approve the Square Consensus Projections, the Afterpay Projections, or the Synergy Projections. Neither Afterpay nor any of its affiliates, advisers or other representatives assumes any responsibility for the validity, reasonableness, accuracy or completeness of the Square Consensus Projections, the Afterpay Projections, or the Synergy Projections.
The estimates and assumptions underlying the Square Consensus Projections, Afterpay Projections, and Synergy Projections reflect numerous estimates and judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized and that are inherently subject to significant uncertainties and contingencies, including, among others, risks and uncertainties described in the sections entitled “Risk Factors” and “Cautionary Statements Regarding Forward-Looking Statements,” beginning on pages 45 and 52, respectively, of this proxy statement, and Part 1, Item 1A in Square’s Annual Report on From 10-K for the year ended December 31, 2020, which is incorporated by reference into this proxy statement, all of which are difficult to predict and many of which are beyond the control of Square or Afterpay, as applicable, and will be beyond the control of Square after completion of the Transaction. Some or all of the estimates and assumptions underlying the Square Consensus Projections, Afterpay Projections, and Synergy Projections may have changed since the date the projections were prepared. There can be no assurance that the underlying assumptions or projected results will be realized, and actual results will likely differ, and may differ materially, from those reflected in the Square Consensus Projections, Afterpay Projections, and Synergy Projections, whether or not the Transaction is completed. As a result, the Square Consensus Projections, Afterpay Projections, and Synergy Projections cannot be considered predictive of actual future operating results, and this information should not be relied on as such. The Square Consensus Projections, Afterpay Projections, and Synergy Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements and the use of non-GAAP measures or GAAP. The Square Consensus Projections, Afterpay Projections, and Synergy Projections are not facts and should not be relied upon as being indicative of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on this information. The inclusion of the Square Consensus Projections, Afterpay Projections, and Synergy Projections in this proxy statement is not an admission or representation by Square that such information is material. Neither the Square Consensus Projections nor the Afterpay Projections reflect any impact of the Transaction or the other transactions contemplated by the Transaction Agreement.
Neither Ernst & Young LLP nor any other independent accountant has compiled, reviewed, examined, performed any other assurance procedures, or expressed any form of assurance with respect to the prospective financial information included in this proxy statement. Additionally, the report of Ernst & Young LLP included in this proxy statement relates to Afterpay’s historical audited financial statements and do not extend to the unaudited prospective financial information and should not be read to do so.

By including in this proxy statement a summary of certain of the unaudited financial projections regarding the operating results of Square or Afterpay and synergies from the Transaction, neither Square nor any of its advisers or other representatives has made or makes any representation to any person regarding the ultimate performance of Square (whether before or after the completion of the Transaction) or Afterpay, compared to the information contained in the financial projections or that the results achieved would not exceed those reflected in the projections if the Transaction is not consummated. The Square Consensus Projections, Afterpay Projections, and Synergy Projections cover multiple years and such information by its nature becomes less predictive with each succeeding year. Neither Square (whether before or after the completion of the Transaction) nor Afterpay undertakes any obligation to update or otherwise revise the Square Consensus Projections, Afterpay Projections, or Synergy Projections contained in this proxy statement to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events or to reflect changes in general economic or industry conditions, even in the event that any or all of the underlying assumptions are shown to be in error. The Square Consensus Projections, the Afterpay Projections, and the Synergy Projections should be evaluated in conjunction with the other information regarding Square and Afterpay included in this proxy statement and the filings incorporated into this proxy statement by reference.
The summaries of the Square Consensus Projections, Afterpay Projections, and Synergy Projections are not included in this proxy statement in order to induce any Square stockholder to vote in favor of the Transaction Proposal or any of the other proposals to be voted on at the Special Meeting, to induce any Afterpay shareholders to vote in favor of the Transaction at the Scheme Meeting, or to influence any Square stockholder, any Afterpay shareholder or any other person to make any investment decisions with respect to Square, Afterpay or the Transaction.
Opinion of Square’s Financial Adviser
Square retained Morgan Stanley to act as financial adviser to Square’s board of directors in connection with the Transaction. Square’s board of directors selected Morgan Stanley to act as its financial adviser because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. At the meeting of the board of directors of Square on August 1, 2021, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date, and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the scope of the review undertaken by Morgan Stanley as set forth in the written opinion, the exchange ratio pursuant to the Transaction Agreement was fair from a financial point of view to Square.
The full text of the written opinion of Morgan Stanley, dated as of August 1, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion, is attached to this proxy statement as Annex C and is incorporated herein by reference. The summary of the opinion of Morgan Stanley is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read the entire opinion and the summary of the opinion contained in this proxy statement carefully and in their entirety. Morgan Stanley’s opinion was rendered for the benefit of Square’s board of directors, in its capacity as such, and addressed only the fairness from a financial point of view of the exchange ratio pursuant to the Transaction Agreement to Square as of the date of the opinion. Morgan Stanley’s opinion did not address any other aspect of the Transaction or related transactions, including the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or the price at which shares of Square Class A common stock would trade at any time in the future. The opinion was addressed to, and rendered for the benefit of, Square’s board of directors and was not intended to, and does not, constitute advice or a recommendation to any Afterpay shareholder or Square stockholder as to how to vote or act on any matter with respect to the Transaction, the Transaction Agreement, or any other transactions contemplated thereby.
In connection with rendering its opinion, Morgan Stanley, among other things:
•	reviewed certain publicly available financial statements and other business and financial information of Afterpay and Square, respectively;
•	reviewed certain internal financial statements and other financial and operating data concerning Afterpay and Square, respectively;
•	reviewed certain financial projections of Afterpay prepared by the management of Square;

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of Square;
•
discussed the past and current operations and financial condition and the prospects of Square, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of Square;

•	reviewed the pro forma impact of the Transaction on Square’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;
•	reviewed the reported prices and trading activity for Afterpay ordinary shares and Square Class A common stock;
•
compared the financial performance of Afterpay and Square and the prices and trading activity of Afterpay ordinary shares and Square Class A common stock with that of certain other publicly traded companies comparable with Afterpay and Square, respectively, and their securities;

•	participated in certain discussions and negotiations among representatives of Afterpay’s and Square’s financial and legal advisers;
•	reviewed the Transaction Agreement and certain related documents; and
•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.
In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by Square and Afterpay, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Square of the future financial performance of Afterpay. Morgan Stanley relied upon, without independent verification, the assessment by the management of Square of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of Afterpay and Square; (iii) their ability to retain key employees of Afterpay and Square, respectively; and (iv) the validity of, and risks associated with, Afterpay and Square’s existing and future technologies, intellectual property, products, services and business models. At Square’s request, Morgan Stanley’s analysis relating to the business and financial prospects for Square for purposes of Morgan Stanley’s opinion were made on the basis of Square Consensus Projections only. Morgan Stanley was advised by Square, and assumed, with Square’s consent, that the Square Consensus Projections were a reasonable basis upon which to evaluate the business and financial prospects of Square. Morgan Stanley expressed no view as to the Square Consensus Projections or the assumptions on which they were based, including the selection of the equity research analyst forecasts from which the Square Consensus Projections were derived or the manner in which such equity research analyst forecasts were compiled. In addition, Morgan Stanley assumed that the Transaction will be implemented in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Transaction Agreement would not differ in any material respect from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Transaction, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Transaction. Morgan Stanley is not a legal, tax or regulatory adviser. Morgan Stanley is a financial adviser only and relied upon, without independent verification, the assessment of Afterpay and Square and their legal, tax or regulatory advisers with respect to legal, tax and regulatory matters. Morgan Stanley understood that Square has the right to elect, pursuant to the Transaction Agreement, to pay one percent (1%) of the Scheme Consideration in cash in lieu of New Square Shares or New Square CDIs. If Square makes such election, Morgan Stanley’s opinion described in this section is not affected. Morgan Stanley’s opinion did not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Afterpay’s officers, directors or employees, or any class of such persons, relative to the consideration to be paid to holders of Afterpay ordinary shares in the Transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Afterpay or Square, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, August 1, 2021. Events occurring after August 1, 2021 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.
Summary of Financial Analyses
The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated August 1, 2021. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. In connection with arriving at its opinion, Morgan Stanley considered all of its analyses as a whole and did not attribute any particular weight to any analysis described below. Considering any portion of such analyses and factors considered without considering all analyses and factors could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.
In performing the financial analyses summarized below and arriving at its opinion, Morgan Stanley utilized and relied upon certain financial projections (a) for Afterpay, set forth in (i) the Afterpay Standalone Projections, (ii) the Afterpay Selected Street Projections, and (iii) the Synergy Projections and (b) for Square, set forth in the Square Consensus Projections, which, in each case, were approved by Square’s management for Morgan Stanley’s use. For further information regarding the financial projections, see the section titled “—Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser”, beginning on page 69 of this proxy statement.
On August 1, 2021, Afterpay and Square entered into the Transaction Agreement pursuant to which each outstanding ordinary share of Afterpay will be transferred to Square Sub in exchange for (1) 0.375 New Square Shares or (2) 0.375 New Square CDIs. This exchange ratio represented an implied price of A$126.21 per Afterpay ordinary share. Based on the exchange ratio, Morgan Stanley calculated that, as a result of the Transaction, Afterpay shareholders would own approximately 18.5% of the fully diluted shares of Square common stock based on each of Afterpay’s and Square’s fully diluted shares as of July 31, 2021, including equity awards (using the treasury method) (such share information was provided by the managements of Afterpay and Square and approved for Morgan Stanley’s use by Square’s management), and Square stockholders would own the remaining approximately 81.5% of the fully diluted shares of Square common stock following completion of the Transaction pursuant to the Transaction Agreement. Unless the context otherwise requires it, all references in this section are to United States dollars.
Public Trading Comparables Analysis
Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley reviewed and compared certain financial estimates for Square and Afterpay with comparable publicly available selected equity research analyst estimates for companies, with such companies selected based on Morgan Stanley’s professional judgment and experience, that share similar business characteristics and have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (these companies are referred to as the “comparable companies”). The selected equity research analyst estimates for the comparable companies were approved for Morgan Stanley’s use by Square’s management. These comparable companies were Shopify and Affirm. Square was included as a comparable company for the analysis related to Afterpay, and Afterpay was included as a comparable company for the analysis related to Square.

Afterpay Public Trading Comparables Analysis
For purposes of this analysis, Morgan Stanley analyzed the following ratios:
•	aggregate value to estimated gross profit;
•	aggregate value to estimated gross profit/estimated percentage annual growth in gross profit;
•	aggregate value to estimated steady-state earnings before interest, taxes, depreciation and amortization, which is referred to as “EBITDA”; and
•	aggregate value to estimated steady-state EBITDA/estimated annual percentage growth in gross profit.
For each such ratio, for Afterpay, such estimates were for calendar year 2023 and based on the Afterpay Selected Street Projections, and for each of the comparable companies, were based on selected publicly available equity research analyst estimates approved by Square’s management for Morgan Stanley’s use for comparison purposes. For Afterpay and Square, the percentage annual growth in gross profit was applied by reference to the compounded annual growth rate for calendar years 2023 through 2025. For the other comparable companies, the percentage annual growth in gross profit was applied by reference to calendar years 2021 through 2023 based on the estimates available in the selected equity research analyst estimates. Steady-state EBITDA margins used to apply steady-state EBITDA were based on equity research analyst estimates or publicly available company information and reviewed and approved by Square’s management for Morgan Stanley’s use. For purposes of its analyses, Morgan Stanley defined “aggregate value” as a company’s fully diluted equity value plus total debt, plus noncontrolling interest, less cash and cash equivalents, and less investments in associates/equity investments.
Based on its analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment and experience, Morgan Stanley selected representative ranges of multiples for the ratios described above, and applied these ranges of multiples to the relevant estimated metric for Afterpay. For purposes of this analysis, Morgan Stanley utilized publicly available financial information, available as of July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction).
Based on the outstanding Afterpay ordinary shares on a fully diluted basis and certain historical balance sheet data as provided by Afterpay’s management (and approved by Square’s management for Morgan Stanley’s use), Morgan Stanley calculated the estimated implied value per Afterpay ordinary share as follows:
Public Trading Multiples—Afterpay Selected Street Projections	Selected Comparable Company Multiple Ranges	Implied Value per Afterpay Ordinary Share (A$)
CY 2023E AV / Gross Profit	18.5x – 23.5x	99 – 126
CY 2023E AV / Gross Profit/Growth	0.7x – 1.1x	102 – 161
CY 2023E AV / Steady State EBITDA	40.0x – 60.0x	112 – 168
CY 2023E AV / Steady State EBITDA/Growth	1.8x – 2.3x	135 – 173
Square Public Trading Comparables Analysis
Utilizing the same (i) ratios and (ii) methodologies for determining percentage annual gross profit growth and steady-state EBITDA described above for the Afterpay public comparables analysis, Morgan Stanley, applying its professional judgment and experience, selected the same reference multiple ranges for Square in the same manner as described above and applied those multiple ranges to the relevant estimated metric for Square based on the Square Consensus Projections.

Based on the outstanding shares of Square Class A common stock on a fully diluted basis and certain balance sheet data as provided by Square’s management, Morgan Stanley calculated the estimated implied value per share of Square Class A common stock as follows:
Public Trading Multiples—Square Consensus Projections	Selected Comparable Company Multiple Ranges	Implied Value per Share of Square Class A Common Stock ($)
CY 2023E AV / Gross Profit	18.5x – 23.5x	259 – 327
CY 2023E AV / Gross Profit/Growth	0.7x – 1.1x	244 – 379
CY2023E AV/Steady State EBITDA	40.0x – 60.0x	238 – 353
CY 2023E AV / Steady State EBITDA/Growth	1.8x – 2.3x	258 – 330
Exchange Ratio Implied by Public Trading Comparables Analysis
Morgan Stanley then calculated the exchange ratio implied by the public trading comparables analyses. Morgan Stanley compared the lowest implied share prices for Afterpay ordinary shares to the highest implied share prices for Square Class A common stock to derive the lowest exchange ratio implied by the public trading comparables analysis. Morgan Stanley then compared the highest implied share prices for Afterpay ordinary shares to the lowest implied share prices for Square Class A common stock to derive the highest exchange ratio implied by the public trading comparables analysis. The implied exchange ratio ranges resulting from this analysis were as follows:
Public Trading Multiples—Afterpay Selected Street Projections to Square Consensus Projections	Implied Exchange Ratio
CY 2023E AV / Gross Profit	0.222x – 0.357x
CY 2023E AV / Gross Profit/Growth	0.199x – 0.485x
CY2023E AV/Steady State EBITDA	0.233x – 0.518x
CY2023E AV/Steady State EBITDA/Growth	0.300x – 0.491x
No company utilized in the public trading comparables analysis is identical to Afterpay or Square. In evaluating the comparable companies, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond Afterpay’s or Square’s control. These include, among other things, the impact of competition on Afterpay’s and Square’s business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of Afterpay or Square and the industry, and in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Equity Value Analysis
Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the potential future equity value per share of a company as a function of such company’s estimated future gross profit. The resulting equity value per share is subsequently discounted to arrive at an estimate of the implied present value.
Afterpay Discounted Equity Value Analysis
In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per Afterpay ordinary share for each of the Afterpay Selected Street Projections, the Afterpay Standalone Projections, and the Afterpay Standalone Projections including synergies based on Synergy Projections (the “Afterpay Standalone Projections Including Synergies”).
To calculate these discounted fully diluted equity values, Morgan Stanley utilized calendar year 2028 gross profit estimates under each of the Afterpay Selected Street Projections ($3,139 million), the Afterpay Standalone Projections ($6,507 million) and the Afterpay Standalone Projections Including Synergies ($9,109 million), respectively. Based upon the application of its professional judgment and experience, Morgan Stanley applied a forward range of aggregate value to estimated gross profit multiples to these gross profit estimates, respectively, in order to reach a future-implied fully diluted aggregate value.

In each case, Morgan Stanley then subtracted estimated future net debt and non-controlling interest and added investments in associates and equity investments (as such historical balance sheet amounts were provided by Afterpay’s management and approved by Square’s management for Morgan Stanley’s use and adjusted, based on the unaudited projected financial forecasts set forth in “—Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser” beginning on page 69 of this proxy statement, to reflect future cash flow estimates) to Afterpay’s future implied aggregate value to reach a future implied fully diluted equity value. In each case, Morgan Stanley then divided the future implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Afterpay’s management and approved by Square’s management for Morgan Stanley’s use and adjusted for estimated increases in basic share count based on the Afterpay Selected Street Projections) to calculate the fully diluted equity value per share. Morgan Stanley then discounted the resulting implied future share price to July 30, 2021, at a discount rate of 9.0%, which rate was selected based on Afterpay’s estimated cost of equity, which was arrived at by applying the capital asset pricing model, to calculate the discounted fully diluted equity value per share. Morgan Stanley then utilized the same methodology in applying a hurdle rate of 15% in its analysis. Based on these calculations, the analysis implied the following value ranges per Afterpay ordinary share:
Based on Calendar Year 2028	Selected AV / Estimated Gross Profit Multiple Ranges	Implied Value per Afterpay Ordinary Share (A$)
Estimated Gross Profit
Afterpay Selected Street Projections - 9% Discount Rate	12.5x – 18.5x	111 – 161
Afterpay Selected Street Projections - 15% Hurdle Rate	12.5x – 18.5x	85 – 124
Afterpay Standalone Projections – 9% Discount Rate	12.5x – 18.5x	220 – 325
Afterpay Standalone Projections – 15% Hurdle Rate	12.5x – 18.5x	169 – 249
Afterpay Standalone Projections Including Synergies - 9% Discount Rate	12.5x – 18.5x	305 – 452
Afterpay Standalone Projections Including Synergies - 15% Hurdle Rate	12.5x – 18.5x	234 – 346
Square Discounted Equity Value Analysis
In connection with this analysis, Morgan Stanley calculated a range of implied present equity values per share of the Square Class A common stock on a standalone basis for the Square Consensus Projections.
To calculate these discounted fully diluted equity values, Morgan Stanley utilized calendar year 2028 gross profit estimates under the Square Consensus Projections ($19,165 million). Based upon the application of its professional judgment and experience, Morgan Stanley applied a forward range of aggregate value to estimated gross profit multiples to these gross profit estimates in order to reach a future-implied fully diluted aggregate value.
Morgan Stanley then subtracted Square’s estimated future net debt and non-controlling interest (as such historical balance sheet amounts were provided by Square’s management and approved by Square’s management for Morgan Stanley’s use and adjusted, based on the unaudited projected financial forecasts set forth in “—Summary of Certain Financial Projections Provided to Square’s Board of Directors and Square’s Financial Adviser” beginning on page 69 of this proxy statement, to reflect future cash flow estimates) to Square’s future implied aggregate value to reach a future implied fully diluted equity value. Morgan Stanley then divided the future implied fully diluted equity value by estimated fully diluted shares outstanding (with such estimates provided by Square’s management and adjusted for estimated increases in share count in line with equity research analyst estimates) to calculate the fully diluted equity value per share. Morgan Stanley then discounted the resulting implied future share price to July 30, 2021, at a discount rate of 11.2%, which rate was selected based on Square’s estimated cost of equity, which was arrived at by applying the capital asset pricing model, to calculate the discounted fully diluted equity value per share. Morgan Stanley also applied a hurdle rate of 15% in its analysis. Based on these calculations, the analysis implied the following value ranges per share of Square Class A common stock:
Based on Calendar Year 2028 Estimated Gross Profit	Selected AV / Estimated Gross Profit Multiple Ranges	Implied Value per Share of Square Class A Common Stock ($)
Square Consensus Projections – 11.2% Discount Rate	12.5x – 18.5x	242 – 354
Square Consensus Projections – 15% Hurdle Rate	12.5x – 18.5x	204 – 299

Exchange Ratio Implied by Discounted Equity Value Analysis
Morgan Stanley then calculated the exchange ratio implied by the discounted equity value analyses. Morgan Stanley compared the lowest implied share prices for Afterpay ordinary shares to the highest implied share prices for Square Class A common stock to derive the lowest exchange ratio implied by the discounted equity value analysis. Morgan Stanley then compared the highest implied share prices for Afterpay ordinary shares to the lowest implied share prices for Square Class A common stock to derive the highest exchange ratio implied by the discounted equity value analysis. The implied exchange ratio ranges resulting from this analysis were as follows:
Discounted Equity Value Analysis	Implied Exchange Ratio
Afterpay Selected Street Projections to Square Consensus Projections – Cost of Equity	0.231x – 0.490x
Afterpay Selected Street Projections to Square Consensus Projections – Hurdle Rate	0.209x – 0.445x
Afterpay Standalone Projections to Square Consensus Projections – Cost of Equity	0.458x – 0.987x
Afterpay Standalone Projections to Square Consensus Projections – Hurdle Rate	0.415x – 0.896x
Afterpay Standalone Projections Including Synergies to Square Consensus Projections – Cost of Equity	0.634x – 1.372x
Afterpay Standalone Projections Including Synergies to Square Consensus Projections – Hurdle Rate	0.575x – 1.245x
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company.
Afterpay Discounted Cash Flow Analysis
Morgan Stanley calculated a range of fully diluted equity values per Afterpay ordinary share based on a discounted cash flow analysis to value Afterpay. Morgan Stanley utilized estimates from each of the Afterpay Selected Street Projections, Afterpay Standalone Projections and Afterpay Standalone Projections Including Synergies for purposes of its discounted cash flow analysis, as more fully described below.
Morgan Stanley discounted the levered free cash flows and terminal values, using a midyear convention, to present values as of July 30, 2021, at a discount rate ranging from 8.0% to 10.0%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Afterpay’s cost of equity determined by the application of the capital asset pricing model. Morgan Stanley utilized perpetual growth rates of 3.5% to 4.5% as part of its analyses, with such rates selected by applying Morgan Stanley’s professional judgment and experience.
Based on the outstanding Afterpay ordinary shares on a fully diluted basis as provided by Afterpay’s management (and approved by Square’s management for Morgan Stanley’s use), Morgan Stanley calculated the estimated implied value per Afterpay ordinary share as follows:
Implied Value Per Afterpay Ordinary Share (A$)
Afterpay Selected Street Projections	73 – 136
Afterpay Standalone Projections	86 – 165
Afterpay Standalone Projections Including Synergies	102 – 199
Square Discounted Cash Flow Analysis
Morgan Stanley calculated a range of fully diluted equity values per share for the Square Class A common stock based on a discounted cash flow analysis to value Square as a stand-alone entity. Morgan Stanley utilized estimates from the Square Consensus Projections for purposes of its discounted cash flow analysis, as more fully described below.
The free cash flows and terminal values were discounted, using a midyear convention, to present values as of July 30, 2021, at a discount rate ranging from 10.0% to 12.0%, which discount rates were selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect an estimate of Square’s weighted average cost of capital determined by the application of the capital asset pricing model. Morgan Stanley utilized perpetual growth rates of 3.5% to 4.5% as part of its analyses, with such rates selected by applying Morgan Stanley’s professional judgment and experience. The resulting aggregate value was then adjusted for net debt and non-controlling interest to derive the implied equity value.
Based on the outstanding shares of Square Class A common stock on a fully diluted basis as provided by Square’s management, Morgan Stanley calculated the estimated implied value per share of Square Class A common stock as follows:
Implied Value Per Share of Square Class A Common Stock ($)
Square Consensus Projections	198 – 311
Exchange Ratio Implied by Discounted Cash Flow Analysis
Morgan Stanley then calculated the exchange ratio implied by the discounted cash flow analyses. Morgan Stanley compared the lowest implied share prices for Afterpay ordinary shares to the highest implied share prices for Square Class A common stock to derive the lowest exchange ratio implied by the discounted cash flow analysis. Morgan Stanley then compared the highest implied share prices for Afterpay ordinary shares to the lowest implied share prices for Square Class A common stock to derive the highest exchange ratio implied by the discounted cash flow analysis. The implied exchange ratio ranges resulting from this analysis were as follows:
Discounted Cash Flow Analysis	Implied Exchange Ratio
Afterpay Selected Street Projections to Square Consensus Projections	0.172x – 0.504x
Afterpay Standalone Projections to Square Consensus Projections	0.204x – 0.610x
Afterpay Standalone Projections Including Synergies to Square Consensus Projections	0.241x – 0.738x
Other Information
Morgan Stanley observed additional factors that were not considered part of Morgan Stanley’s financial analysis with respect to its opinion, but which were noted as reference data for Square’s board of directors, including the following information described under the sections of this proxy statement captioned “—Precedent Transaction Premia,” “—Historical Trading Ranges” and “—Equity Research Analysts’ Future Price Targets.”
Precedent Transactions Premia
Morgan Stanley performed an illustrative precedent premia analysis for Afterpay by reviewing selected all-stock transactions for acquired companies in the United States, Australia and outside of the United States and Australia. Morgan Stanley noted the distributions of the (i) implied premium to the acquired company’s closing share price on the last trading day prior to announcement (or the last trading day prior to the share price being affected by acquisition rumors or similar merger-related news); and (ii) the implied premium to the acquired company’s average closing share price during the one month preceding the announcement (or the last trading day prior to share price being affected by acquisition rumors or similar merger-related news). Based on the analysis of minimum and maximum observed premia for such selected transactions and applying Morgan Stanley’s professional judgment and experience, Morgan Stanley selected representative ranges of premia and applied such ranges to (i) the closing trading price as of July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction) for Afterpay ordinary shares for the one-day premia and (ii) Afterpay’s one month average closing price for the one-month premia. For the one-day premia, the per share distribution range was $96 – $150, and for the one-month premia, the distribution range was $113 – $193.

Historical Trading Ranges
Morgan Stanley noted certain trading ranges with respect to the historical share prices of Afterpay ordinary shares and Square Class A common stock. Morgan Stanley reviewed a range of closing prices of such shares for various periods ending on July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction). Morgan Stanley observed the following:
Trading Periods	Range of Trading Prices of Afterpay Ordinary Shares (A$)	Range of Trading Prices per Share of Square Class A Common stock ($)
One Month	97 – 124	234 – 264
Three Month	85 – 131	197 – 264
12 Month	67 – 158	129 – 277
Morgan Stanley then performed a historical exchange ratio analysis for the prior one month, three month and 12 month periods ended July 30, 2021, by dividing the historical trading price of Afterpay ordinary shares on each trading day during each such period by the historical trading prices of shares of Square Class A common stock on each trading day during each such period. The implied exchange ratio ranges resulting from this analysis were as follows:
Trading Periods	Implied Exchange Ratio Range
One Month	0.281x – 0.390x
Three Month	0.281x – 0.409x
12 Month	0.281x – 0.554x
Equity Research Analysts’ Future Price Targets
Morgan Stanley noted certain future public market trading price targets for Afterpay ordinary shares and Square Class A common stock prepared and published by equity research analysts prior to July 30, 2021 (the last full trading day prior to the meeting of Square’s board of directors to approve the Transaction Agreement and the Transaction). These targets reflected each analyst’s estimate of the future public market trading price of such shares. Morgan Stanley discounted the range of analyst price targets per share for the Afterpay ordinary shares by one year at a rate of 9.0%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect Afterpay’s cost of equity. Morgan Stanley discounted the range of analyst price targets per share for the Square Class A common stock by one year at a rate of 11.2%, which discount rate was selected by Morgan Stanley, upon the application of its professional judgment and experience, to reflect Square’s cost of equity. These calculations resulted in a range of discounted price targets for Afterpay ordinary shares of A$33 to A$161 per share and a range of $157 to $342 per share of Square Class A Common Stock.
Morgan Stanley then calculated the exchange ratio implied by the discounted analyst price targets. Morgan Stanley compared the lowest discounted analyst price target for Afterpay ordinary shares to the highest discounted analyst price target for Square Class A common stock to derive the lowest exchange ratio implied by the analysis. Morgan Stanley then compared the highest discounted analyst price target for Afterpay ordinary shares to the lowest discounted analyst price target for Square Class A common stock to derive the highest exchange ratio implied by the analysis. The implied exchange ratio range resulting from this analysis was 0.071x to 0.749x.
General
In connection with the review of the Transaction by Square’s board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses without considering all analyses as a whole would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Afterpay or Square. In performing its analyses, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, regulatory, economic, market and financial conditions and other matters, which are beyond the control of Afterpay or Square. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the exchange ratio pursuant to the Transaction Agreement to Square, and in connection with the delivery of its opinion, dated August 1, 2021, to Square’s board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Square Class A common stock might actually trade.
The exchange ratio was determined by Afterpay and Square through arm’s length negotiations between Afterpay and Square and approved by Square’s board of directors. Morgan Stanley provided advice to Square’s board of directors during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to Square or Square’s board of directors, or that any specific exchange ratio constituted the only appropriate exchange ratio for the Transaction.
Morgan Stanley’s opinion and its presentation to Square’s board of directors was one of many factors taken into consideration by Square’s board of directors in deciding to approve the Transaction Agreement and the transactions contemplated thereby, including the Transaction. Consequently, the analyses as described above should not be viewed as determinative of the opinion of Square’s board of directors with respect to the exchange ratio pursuant to the Transaction Agreement, or of whether Square’s board of directors would have been willing to agree to a different exchange ratio. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation to any holder of shares of Square common stock or Afterpay ordinary shares as to how to vote or act on any matter with respect to the Transaction or related transactions or any other action with respect to the transactions contemplated by the Transaction Agreement. Morgan Stanley’s opinion did not address any other aspect of the Transaction or related transactions, including the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, the prices at which shares of Square Class A common stock would trade at any time in the future. Square’s board of directors selected Morgan Stanley to act as its financial adviser because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, and prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions for their own account or for the accounts of their customers, in debt or equity securities or loans of Square, Afterpay and their respective affiliates, or any other company, or any currency or commodity that may be involved in the transactions contemplated by the Transaction Agreement or any related derivative instrument.
Under the terms of its engagement letter, Morgan Stanley provided Square with financial advisory services and a financial opinion in connection with the Transaction, described in this section and attached to this proxy statement as Annex C. Square has agreed to pay Morgan Stanley for its services a fee of approximately $30 million, $25 million of which will be paid upon the closing of the Transaction, and $5 million of which was paid upon the public announcement of the Transaction and an additional discretionary fee of up to $15 million, which amount, if any, will be determined in the sole discretion of Square and paid upon the closing of the Transaction. Square has also agreed to reimburse Morgan Stanley for its reasonable expenses, including reasonable fees of outside counsel and other professional advisers incurred in connection with its engagement. In addition, Square has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each other person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley’s engagement, including certain liabilities under the federal securities laws. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services to Square and received aggregate fees of approximately $5 million to $10 million from Square in connection with such services. In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have not received any fees from Afterpay for financial advisory or financing services. In addition, as of the date of its opinion, Morgan Stanley or an affiliate thereof is a lender to Square. Based solely on a Schedule 13G/A, reporting beneficial ownership as of December 31, 2020, filed with the SEC on February 12, 2021, Morgan Stanley shared dispositive power over 24,316,533 shares of Square Class A common stock and shared voting power over 18,958,700 shares of Square Class A common stock, which represented approximately 6.3% of the total Square Class A common stock outstanding. (For further information relating to such beneficial ownership, see the section entitled “The Special Meeting—Security Ownership of Certain Beneficial Owners and Management” beginning on page 54 of this proxy statement.) As of the date of Morgan Stanley’s opinion, amounts of less than 1% of Afterpay ordinary shares and of Square Class A common stock were held by Morgan Stanley and its affiliates on a principal basis. Morgan Stanley may also seek to provide financial advisory and financing services to Square and Afterpay and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Interests of Square Executive Officers and Directors in the Transaction
Dr. Lawrence Summers, a member of Square’s board of directors, has served as a member of Afterpay’s U.S. Advisory Board (the “Advisory Board”) since September 2019 and in connection with his service as an Advisory Board member has received cash compensation of $50,000 per quarter. The Advisory Board was not involved in the negotiation of the Transaction. Dr. Summers was also granted an option to purchase 100,000 Afterpay ordinary shares at a weighted average exercise price of A$31.90. In connection with the Scheme, Dr. Summers’ options will be subject to the same treatment as other Afterpay options, which is described in the section titled “The Transaction Agreement, Scheme and Deed Poll—Additional Obligations—Employee and Benefit Matters” beginning on page 121 of this proxy statement. In particular, any Afterpay ordinary shares issued to Dr. Summers upon exercise of his options will be entitled to the same consideration as those held by other Afterpay shareholders pursuant to the Scheme.
Mr. Roelof Botha, a member of Square’s board of directors, is a partner at Sequoia Capital, an investment firm whose related hedge fund Sequoia Capital Global Equities (“SCGE”) beneficially owns equity interests in Afterpay. SCGE and funds affiliated with Sequoia Capital also beneficially own equity interests in competitors of Afterpay. In addition to his beneficial ownership of and pecuniary interest in funds affiliated with Sequoia Capital, Mr. Botha also has a passive investment in SCGE. Afterpay ordinary shares held by SCGE represent less than 1% of Afterpay ordinary shares outstanding, and Mr. Botha has no investment discretion over SCGE or access to information about Afterpay or its competitors. Any Afterpay ordinary shares held by SCGE at the Scheme Record Date will be entitled to the same consideration as those held by other Afterpay shareholders pursuant to the Scheme.
None of Square’s executive officers is expected to receive any severance or other compensation as a result of the transaction contemplated by the Transaction Agreement, including the implementation of the Scheme. In particular, there are no payments or benefits that Square’s executive officers may receive that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K.
Accounting Treatment
Square prepares its financial statements in accordance with U.S. GAAP. The Transaction will be accounted for using the acquisition method of accounting. Square will be treated as the acquirer for accounting purposes. Square will record assets acquired, including identifiable intangible assets, and liabilities assumed from Afterpay at their respective estimated fair values at the date of completion of the Transaction. Any excess of the purchase price (as described under Note 6—“Preliminary Purchase Price Allocation” under “Unaudited Pro Forma Condensed Combined Financial Information—Notes to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 17 of this proxy statement) over the net fair value of such assets and liabilities will be recorded as goodwill.
The financial condition and results of operations of Square after completion of the Transaction will include the financial condition and results of operations of Afterpay after completion of the Transaction, but will not be restated retroactively to reflect the historical financial condition or results of operations of Afterpay. The earnings of Square following completion of the Transaction will reflect acquisition accounting adjustments, including the effect of changes in the carrying value for assets and liabilities on depreciation expense and amortization expense. Indefinite-lived intangible assets, including goodwill, will not be amortized but will be tested for impairment at least annually, and all tangible and intangible assets including goodwill will be tested for impairment when certain indicators are present. If, in the future, Square determines that indefinite lived intangible assets and goodwill are impaired, Square would record an impairment charge at that time.
Board of Directors of Square Following the Transaction
Square’s board of directors is currently comprised of twelve (12) members. Pursuant to the terms of the Transaction Agreement, Square will appoint one existing Afterpay director as a Class III director of Square, effective as of immediately following the implementation of the Scheme. Square will select such director in consultation with, and will consider in good faith the recommendation of, Afterpay.
Federal Securities Laws Consequences; Stock Transfer Restrictions
The shares of Square Class A common stock to be issued in the Transaction have not been, and are not expected to be registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction. The shares of Square Class A common stock to be issued in the Transaction (including the shares underlying the New Square CDIs) will be issued pursuant to an exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act based on the approval of the Transaction by the Court. In the event that the exemption from the registration requirements provided by Section 3(a)(10) of the Securities Act is not available for any reason, Square will file a Registration Statement on Form S-4 (or on such other form that may be available to Square) in order to register the shares of Square Class A common stock (including the shares underlying the New Square CDIs) to be issued in the Transaction.
Section 3(a)(10) of the Securities Act exempts securities issued in exchange for one or more bona fide outstanding securities from the general registration requirement of the Securities Act where the fairness of the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and to whom adequate notice of the hearing has been given. If the Court approves the Transaction, its approval will constitute the basis for the shares of Square Class A common stock (including the shares underlying the New Square CDIs) to be issued without registration under the Securities Act in reliance on the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) of the Securities Act.
The shares of Square Class A common stock (including the shares underlying the New Square CDIs) to be issued by Square in the Transaction to Afterpay shareholders will be freely transferable under United States federal securities laws, except by persons who are deemed to be “affiliates” (as that term is defined under the Securities Act) of Square, including persons who are deemed to have been affiliates of Square within 90 days before the date of the closing of the Transaction. In the event that the shares of Square Class A common stock to be issued by Square in the Transaction are in fact held by affiliates of Square, those holders may resell the shares (1) in accordance with the provisions of Rule 144 promulgated under the Securities Act or (2) as otherwise permitted under the Securities Act. Rule 144 generally provides that “affiliates” of Square may not sell securities of Square received in the Transaction unless the sale is effected in compliance with the volume, current public information, manner of sale and timing limitations set forth in such rule. These limitations generally permit, subject to minimum holding periods, sales made by an affiliate in any three-month period that do not exceed the greater of 1% of the outstanding shares of Square common stock or the average weekly reported trading volume in such securities over the four calendar weeks preceding the placement of the sale order, provided that the sales are made in unsolicited, open market “broker transactions” and that current public information on Square is available. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that directly or indirectly control, are controlled by, or are under common control with, that issuer and may include officers and directors of the issuer as well as beneficial owners of 10% or more of any class of capital stock of the issuer.

Material United States Federal Income Tax Consequences of the Transaction
There are no material U.S. federal income tax consequences to Square’s existing stockholders that will result from the issuance of shares of Square Class A common stock in the Transaction.
Litigation Related to the Transaction
There are currently no legal proceedings relating to the Transaction.

NO APPRAISAL RIGHTS
Under Delaware law, holders of shares of Square common stock are not entitled to appraisal rights in connection with the Transaction or any of the matters to be acted on at the Special Meeting.

REGULATORY AND OTHER APPROVALS REQUIRED FOR THE TRANSACTION
Afterpay Shareholder Approval
Subject to the Court granting orders at the First Court Date (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet, Afterpay intends to convene the Scheme Meeting. Under Section 411(4)(a)(ii) of the Australian Corporations Act, the resolution to approve the Transaction must be passed both (i) by a majority in number of Afterpay shareholders that are present and voting in person or by proxy, by attorney or, in the case of a corporation, by its duly appointed corporate representative, at the Scheme Meeting and (ii) by 75% of the votes cast on the resolution in person or by proxy. The Deed Poll will be executed by Square and Square Sub prior to dispatch of the Scheme Booklet to Afterpay shareholders, but the obligations of Square and Square Sub under the Deed Poll will remain subject to the Scheme becoming effective.
Australian Court Approval
Under the Australian Corporations Act, the Transaction must be approved by Afterpay shareholders and by the Court to become effective. The Australian Corporations Act expressly prevents a court from granting approval unless:
•	ASIC provides the Court with a statement that it has no objection to the Transaction; or
•
the Court is satisfied that the Transaction has not been proposed for the purpose of enabling any person to avoid the operation of any of the provisions of Chapter 6 of the Australian Corporations Act (which relates to takeovers).

Afterpay intends to apply to the Court on the First Court Date for orders (i) that the Scheme Meeting be convened to consider and vote upon a resolution to approve the Transaction and (ii) approving the distribution of the Scheme Booklet to Afterpay shareholders. Afterpay must give ASIC at least fourteen days’ notice before the First Court Date and must allow ASIC a reasonable opportunity to review the Scheme Booklet and to make submissions to the Court with respect to it. Provided that ASIC is satisfied with the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) and the Scheme Booklet, it is expected that ASIC will provide to the Court on the First Court Date a letter stating that, while ASIC reserves its rights until it has had an opportunity to observe the entire Scheme process, it does not at that point in time intend to oppose the Scheme at the Second Court Date. The Court will consider the terms of the transaction documents (including the Transaction Agreement, Scheme and Deed Poll) at the First Court Date and may require changes to any of those documents as a condition to the Court granting the orders sought. Afterpay must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of the Scheme without the prior written consent of Square.
If the resolution to approve the Transaction is passed at the Scheme Meeting and all other conditions to the Transaction are satisfied or waived, Afterpay will seek to obtain the approval of the Court on the Second Court Date. Afterpay intends to apply to ASIC for ASIC to provide to the Court a written statement that it has no objection to the Transaction.
Afterpay expects that ASIC will provide to the Court on the Second Court Date a letter stating that ASIC has no objection to the Transaction. The Court will approve the Transaction only if it is satisfied, among other things, that the Transaction is fair and reasonable to persons legitimately interested in the Transaction, including Afterpay shareholders.
If the Court approves the Transaction on the Second Court Date a copy of the Court’s order will be filed with ASIC and the Scheme will become binding on all Afterpay shareholders (including those who voted against the resolution to approve the Transaction) on filing of that Court order with ASIC. On the Effective Date, the obligations of Square and Square Sub under the Deed Poll will take effect and be binding.
It is expected that trading in ordinary shares of Afterpay on the ASX will be suspended from the close of trading on the Effective Date of the Scheme, which is expected to be shortly after the date of the Court’s approval on the Second Court Date. The Scheme Record Date (which will be the 25th business day after the Effective Date of the Scheme, or such other date as agreed by Afterpay and Square) will be set to determine the Afterpay shareholders who will transfer their Afterpay shares and be entitled to receive the Scheme

Consideration. It is scheduled that the Scheme Consideration will be provided to Afterpay shareholders on the fifth business day following the Scheme Record Date (or such other date as agreed between Square and Afterpay) and the Transaction will be implemented on that date.
Australian Foreign Investment Approval
Under Australia’s FATA, certain transactions may not be completed by a “foreign person” (such as Square and Square Sub) unless notice of it has been given to the Federal Treasurer and the Federal Treasurer has either provided notice under the FATA that there is no objection to the proposed acquisition or the statutory period has expired without the Federal Treasurer objecting. As part of its review, Australia’s FIRB will seek the views of other Australian government agencies, including the ACCC.
Square and Square Sub have given notice of the Transaction to the Federal Treasurer and have provided the ACCC with information in relation to the Transaction to assist in its engagement with FIRB.
If the FIRB Approval is not received, or the Federal Treasurer imposes certain conditions on the Transaction that are not acceptable to Square after consultation with Afterpay in most circumstances, the Transaction may not be completed.
New Zealand Foreign Investment Approval
Under New Zealand’s Overseas Investment Act 2005 (NZ), certain transactions may not be completed by an “overseas person” (such as Square Sub) unless the New Zealand Overseas Investment Office consents to the transaction.
Square Sub has applied to the New Zealand Overseas Investment Office for consent to implement the Transaction but has not yet received consent under the Overseas Investment Act 2005 (NZ).
If the consent of the New Zealand Overseas Investment Office is not obtained, or is subject to certain conditions that are not acceptable to Square, the Transaction may not be completed.
U.S. Antitrust Approval
Under the HSR Act, certain transactions may not be completed until each party has filed a Notification and Report Form with the DOJ and with the FTC and the HSR Act’s waiting period has expired or early termination of the waiting period has been granted. The Transaction is subject to the HSR Act.
Square and Afterpay filed the requisite HSR Act Premerger Notification and Report Forms on August 16, 2021, and the applicable waiting period under the HSR Act expired on September 15, 2021.
At any time before or after the Transaction is completed, the DOJ, the FTC, or others (including states and private parties) could attempt to take action under the antitrust laws, including seeking to prevent the Transaction, to rescind the Transaction, or to conditionally approve the completion of the Transaction upon the divestiture of assets of Square and Afterpay. There can be no assurance that the Transaction will be completed. The Transaction could be prevented from occurring if challenged successfully on antitrust grounds.
Spanish Foreign Investment Approval
The indirect transfer of the Spanish Subsidiaries as a result of the Scheme is subject to foreign investment regulation in Spain under Article 7 bis of Act 19/2003, 4 July (“on the legal framework of capital movements and foreign economic transactions and on certain measures to prevent money laundering”). Square must obtain (i) written authorization of the indirect transfer of the Spanish Subsidiaries pursuant to the Transaction from the Spanish Council of Ministers (Consejo de Ministros), or any other competent public authority, in relation to the application of Article 7 bis of Act 19/2003, 4 July (“on the legal framework of capital movements and foreign economic transactions and on certain measures to prevent money laundering”) or (ii) written confirmation from the Deputy General Directorate of Foreign Investments (“Subdirección General de Inversiones Exteriores”), or any other competent public authority, that the authorization by the Spanish Council of Ministers is not required in respect of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme.
If the authorization is not granted or the above mentioned confirmation is not received prior to implementation of the Transaction, the indirect transfer of the Spanish Subsidiaries will not be valid and will have no legal effect, and the Transaction may not be completed.

Bank of Spain Approval
The indirect transfer of the Spanish Subsidiaries as a result of the Scheme is subject to the prior non-opposition of the Bank of Spain. The Transaction may not be completed until (i) Square has received written confirmation from the Bank of Spain in accordance with section 17 of Royal Decree-law 19/2018 and section 25 of Royal Decree 84/2015 (mutatis mutandis for payment institutions) that it has no objection to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme; (ii) the receipt of written confirmation from the Bank of Spain that clearance of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme is not required pursuant to either section 17 of Royal Decree-law 19/2018 or section 25 of Royal Decree 84/2015; or (iii) the expiry of any waiting period for authorization pursuant to section 25.5 of Royal Decree 84/2015 applicable to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, without an express objection to such transfer from the Bank of Spain.
If the Bank of Spain imposes certain conditions on the Transaction that are not acceptable to Square, or the Bank of Spain objects to the Transaction, the Transaction may not be completed.
NYSE and ASX Listing
Square has agreed to obtain listing approval from the NYSE for the New Square Shares that will be issued in connection with the Transaction. Square has also agreed to establish a secondary “foreign exempt” listing on the ASX to allow Afterpay shareholders to trade shares of Square Class A common stock via New Square CDIs on the ASX. Approval of the NYSE and the ASX for the listing of the New Square Shares and the New Square CDIs, respectively, is a condition precedent to the completion of the Transaction, and if either approval is not obtained, the Transaction may not be completed.

INFORMATION ABOUT THE COMPANIES
Square, Inc.
Square is a Delaware corporation that builds tools to empower businesses and individuals to participate in the economy. Founded in 2009, Square started by enabling businesses to accept card payments, an important capability that was previously inaccessible to many businesses, and has since evolved into a broader financial services company with multiple business units. Square has a diversified customer base consisting of sellers representing a diverse range of industries and sizes, ranging from sole proprietors to multi-location businesses, as well as individuals and artists who use its products. Square’s customers span geographies, including the United States, Canada, Japan, Australia, Ireland, Spain, Norway, and the United Kingdom. As of June 30, 2021, Square employed 6,875 full-time employees worldwide with 1,057 outside of the United States.
Square offers its products and services across its business ecosystems. The Seller ecosystem offers a cohesive commerce ecosystem that helps Square’s sellers start, run, and grow their businesses. Square combines software, hardware, and financial services to create products and services that are cohesive, fast, self-serve, and elegant. These attributes differentiate Square from competitors in a fragmented industry that traditionally forces seller-customers to stitch together products and services from multiple vendors, and rely on inefficient non-digital processes and tools. Square’s ability to add new sellers efficiently, help them grow their business, and cross-sell products and services has historically led to continued and sustained long-term growth. In the year ended December 31, 2020, Square processed $103.7 billion of Seller Gross Payment Volume, which was generated by more than 2 billion card payments from 405 million payment cards. At the end of 2020, the Square point of sale ecosystem had over 210 million buyer profiles and approximately 295 million items were listed on Square by sellers. In the second quarter of 2021, the Seller ecosystem generated $585 million of gross profit.
Square’s Cash App ecosystem provides financial products and services to help individuals manage their money. Cash App aims to redefine the world’s relationship with money by making it more relatable, instantly available, and universally accessible. While Cash App started with the single ability to send and receive money, it now provides an ecosystem of financial services that allows individuals to store, send, receive, spend, and invest their money in traditional stocks and bitcoin. In the second quarter of 2021, the Cash App ecosystem generated $546 million of gross profit, and had 40 million monthly transacting actives as of June 2021.
Square owns a majority ownership stake in TIDAL, a global music and entertainment platform that expands Square’s purpose of economic empowerment to artists. Square also recently launched TBD, a bitcoin-focused business established to build an open developer platform with the sole goal of making it easy to create non-custodial, permissionless, and decentralized financial services.
Square Class A common stock trades on the NYSE under the symbol “SQ.” There is no public trading market for Square Class B common stock. Additional information about Square is included in documents, which are delivered with, and/or incorporated by reference into, this proxy statement or can be found at www.squareup.com (the contents of which are not part of this proxy statement). See “Where You Can Find More Information” beginning on page 133.
Afterpay Limited
Afterpay Limited, headquartered in Melbourne, Victoria, Australia, is an Australian public company limited by shares and registered in Victoria under Australian law. Founded in 2014, Afterpay facilitates online commerce between retail merchants and end-customers by allowing its retail merchant clients to offer their customers the ability to buy goods and services on a BNPL basis. Through the use of Afterpay services and software, end-customers can split their purchases across four installments, generally due in two-week increments, without paying interest or fees (where payments are made on time). Afterpay’s service provides consumers the ability to get desired items now but pay for them later while simultaneously helping merchants increase sales and average order values. Afterpay pays its retail merchant customers the full order value upfront (less its percentage fee) and assumes non-payment risk from the end-customer. Should an end-customer using Afterpay services miss a payment, his or her Afterpay account is frozen until such payment is made and capped late payment fees are charged. Apart from the capped late payment fees, end-customers do not incur additional fees or interest. Afterpay also operates an online shop directory, which allows consumers to search by product category for stores that offer Afterpay as a payment option. The shop directory connects consumers seeking to buy products and services using Afterpay with Afterpay merchants. As of June 30, 2021, Afterpay employed approximately 1,300 full-time employees worldwide.

Afterpay generates the majority of its income from the fees it charges to merchants.
The principal trading market for Afterpay’s shares (ASX: APT) is the ASX. Afterpay’s principal executive office is located at Level 23, 2 Freshwater Place, Melbourne, VIC 3006, Australia. Its telephone number is +61 1300 100 729. Afterpay’s website is located at corporate.afterpay.com (the contents of which are not part of this proxy statement).
Afterpay Management’s Discussion and Analysis of Financial Condition and Results of Operations
All references to “A$” shall mean Australian dollars. Unless otherwise specified, all amounts are presented in thousands (except share, per-share data and percentages).
Overview
Founded in 2014 in Australia, Afterpay had over 16 million customers and 98,000-plus merchants using the platform across Australia, New Zealand, the U.S., Canada, and in the United Kingdom (“UK”), Spain, France and Italy (where it is called Clearpay) as of June 30, 2021. As of June 30, 2021, Afterpay’s global team was made up of approximately 1,300 people and growing, and is one of the 20 largest ASX listed companies in Australia based on market capitalization.
Afterpay’s business model is free for customers who pay on time, thereby helping people spend responsibly without incurring interest, fees or extended debt. Afterpay empowers customers to access the things they want and need, while still allowing them to maintain financial wellness and control, by splitting payments into four installments, for both online and in-store purchases.
Afterpay is deeply committed to delivering positive outcomes for customers. If a customer misses a payment, they won’t be able to use Afterpay again until they repay any outstanding amounts owed. Late payment fees vary across each jurisdiction but are capped and do not accumulate over time. Afterpay is focused on supporting its customer base.
The year ended June 30, 2021 was a period of high growth and investment as Afterpay continued to scale its differentiated business model. With the economies that Afterpay operates in at varying stages of reopening due to COVID-19, Afterpay benefits from both online and in-person spending and the continued shift away from traditional lending products.
Key Characteristics of Afterpay’s Business Model
•	Platform connecting consumers with merchants;
•	Enables customers to make a purchase and pay over four installments;
•	Spending limits increase as customer repayment history is established;
•	Customers are incentivized to repay debts and continue using services;
•	Proprietary algorithms, eliminating the need for traditional credit checks;
•	Historically low loss rates as a design of proactive risk management limiting customers from overspending;
•	No interest and low and capped late fees; and
•	Proponent amongst its suppliers and retail supply chains for greater awareness of ethical and sustainable practices.
Afterpay Customers and Merchant Partners
Afterpay’s primary customers are individuals that choose to pay for purchases by splitting their payments into four installments, empowering them to access the things they want and need, while still allowing them to maintain financial wellness and control. As of June 30, 2021, Afterpay had approximately 10.5 million Active Customers in North America, more than 3.5 million Active Customers in Australia and New Zealand (“ANZ”), and over 2 million Active Customers in the UK and the rest of Europe. An “Active Customer” is defined as having transacted at least once in the last twelve months prior to period end.

Afterpay’s merchant partners include global retailers in the fashion, apparel, beauty, homewares, sporting and lifestyle segments in Australia, New Zealand, the US, Canada, the UK and Europe.
Components of Results of Operations
Revenue
Afterpay income. Afterpay income is primarily derived from “Merchant fees,” which is the difference between the customer’s underlying order value processed on the Afterpay platform and the amount paid to the merchant by Afterpay. Afterpay generally pays merchants the net amount of the order value less the Merchant fees, which consists of fixed and variable rates, and Afterpay then assumes most non-repayment risk from its customers. Afterpay does not charge interest or fees to its customers, other than late fees described below.
Pay Now revenue. The Pay Now business primarily generates its revenue via transaction fees for delivery of completed transactions and integration fees to connect new, or grant existing, customers access to additional service models. Transaction fees are generated from facilitating the sales of electronic products and services where Afterpay receives a fee (either fixed or a percentage of the transaction volume) for every successful transaction. Pay Now revenue is recognized on completion of a successful transaction or when products are delivered and activated by end-customers, generally on a weekly and monthly basis, depending on the contractual arrangements.
Other income. Other income primarily relates to late fees. Late fee charges are used by Afterpay as an incentive to encourage end-customers to pay their outstanding balances as and when they fall due. Late fees are recognized as “other income” when late fees become payable and are expected to be recovered.
Cost of Sales
Cost of sales is comprised primarily of processing fees incurred to process customer transactions.
Operating Expenses
Operating expenses consist of depreciation and amortization expense, personnel-related expense including wages, marketing expense, and other general and administrative expenses.
Income Tax Benefit (Expense)
Income tax benefit (expense) is comprised of current and deferred tax. Current tax in respect of the taxable income for the period is measured at the amount expected to be recovered from, or paid to, the taxation authorities. Deferred tax is recognized using the balance sheet method in which temporary differences are calculated based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Afterpay and its wholly-owned Australian controlled subsidiaries formed a tax consolidated group effective from August 15, 2017. Entities in the tax consolidated group entered into a tax funding agreement with Afterpay, as the head entity.
Critical Accounting Policies and Estimates
Basis of Preparation
The Consolidated Financial Statements of Afterpay Limited are general-purpose financial statements, which have been prepared in accordance with IFRS as issued by the International Accounting Standards Board. The financial statements have been prepared on a going concern basis using historical cost basis, except for the revaluation of certain financial instruments that are measured at fair value and are presented in Australian dollars (“A$”). All values are rounded to the nearest thousand (“$’000”), except when otherwise indicated. Where necessary, comparative information has been restated to conform to changes in presentation in the current year, and the financial statements apply significant accounting policies consistently to all periods presented, unless otherwise stated.
Revenue Recognition
Afterpay income. Afterpay income is primarily derived from Merchant fees. Afterpay generally pays merchants the net amount of the order value less the Merchant fees, which consists of fixed and variable rates, and Afterpay then assumes most non-repayment risk from its customers. Afterpay does not charge interest or fees to its customers, other than late fees described below. Afterpay income is recognized in the Consolidated Statement of Comprehensive Income using the Effective Interest Rate (“EIR”) method, accreting the Merchant fees and other transaction related fees over the average period from initial payment to the merchant by Afterpay to the final installment paid by the customer to Afterpay. Afterpay defers Afterpay income over the average time it takes for the collection of the receivable to occur, with the weighted average duration to recoup end-customer payments being approximately 23 days or less for the period ending June 30, 2021, and approximately 25 days or less for the period ending June 30, 2020. This deferred income is recorded as a reduction in the Consumer receivables balance.
Pay Now revenue. The Pay Now business primarily generates its revenue via transaction fees for delivery of completed transactions and integration fees to connect new, or grant existing, customers access to additional service models. The transaction fees are generated from facilitating the sales of electronic products and services where Afterpay receives a fee (either fixed or a percentage of the transaction volume) for every successful transaction. Pay Now revenue is recognized on completion of a successful transaction or when products are delivered and activated by end-customers, generally on a weekly and monthly basis, depending on the contractual arrangements. Pay Now revenue from the aforementioned services is considered distinct and is recognized by reference to the stage of completion of a contract or contracts in progress at balance date, as required by IFRS 15, Revenue from Contracts with Customers (“IFRS 15”). Stage of completion is measured by reference to labor hours of each contract, which aligns with the transfer of the services. Where there is a final customer acceptance condition in the contract, revenue is recognized only upon customer acceptance. Contract liabilities are recorded in the Consolidated Statement of Financial Position in respect of any unsatisfied performance obligations. Afterpay does not have any contract assets due to the invoicing and payment terms generally being in advance of the service provision. Payments are generally collected within 30 days of the provision of services.
Other income. Other income primarily consists of late fee charges, currently used by Afterpay as an incentive to encourage customers to pay their outstanding balances as, and when they fall due. Late fees are recognized as Other income when late fees become payable and are expected to be recovered. Other income also includes revenue from other streams, including “Money by Afterpay” in Australia.
Basis of Consolidation
The consolidated financial statements of Afterpay include the assets, liabilities and results of Afterpay Limited and all the subsidiaries it controls. The consolidation process eliminates all inter-entity balances and transactions. The financial statements of all material subsidiaries are prepared for the same reporting period.
A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. If Afterpay loses control over a subsidiary, it derecognizes the related assets (including goodwill), liabilities, non-controlling interest and other components of equity of that subsidiary while any resultant gain or loss is recognized in profit or loss. Any investment retained is recognized at fair value.
Functional and Presentation Currency
Items included in the financial statements of each of Afterpay’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). Afterpay’s functional and reporting currency, including for its financial statements, is the Australian dollar. Exchange differences arising on translation of the foreign controlled entities are recognized in other comprehensive income and accumulated in the Foreign currency translation reserve within equity. The cumulative amount is reclassified to the Consolidated Statement of Comprehensive Income upon disposal of any net investment in foreign controlled entities.
Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates, are generally recognized in the Consolidated Statement of Comprehensive Income. They are deferred in equity if they relate to qualifying cash flow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation. Foreign exchange gains and losses are presented in the Consolidated Statement of Comprehensive Income on a net basis within operating expenses.

Business Combinations
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at the acquisition date fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, Afterpay elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identifiable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.
When Afterpay acquires a business, it assesses the financial assets and liabilities assumed for appropriate classification and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date. Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognized for non-controlling interests and any previous interest held over the net identifiable assets acquired and liabilities assumed).
If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, Afterpay re-assesses whether it has correctly identified all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognized at the acquisition date. If the reassessment still results in an excess of the fair value of the net assets acquired over the aggregate consideration transferred, the gain is recognized in the Consolidated Statement of Comprehensive Income.
Income Tax
Timing of recognition of deferred tax balances. Deferred tax assets are recognized only to the extent that it is probable they will be utilized against future taxable profits. Judgment is required in determining the probability, timing and extent of the forecast future profits, particularly in tax jurisdictions where there is a history of losses. The determination of future forecast profits uses operating budgets and strategic business plans based on management’s view of the expected long-term growth profile, adjusted for permanent and temporary tax differences.
Income tax. Income tax expense comprises current and deferred tax. Income tax expense is recognized in the Consolidated Statement of Comprehensive Income except for those items recognized directly in equity. Current tax in respect of the taxable income for the year is measured at the amount expected to be recovered from, or paid to, the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.
Deferred tax is recognized using the balance sheet method in which temporary differences are calculated based on the difference between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized, or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred tax assets are recognized for deductible temporary differences and unused tax credits and tax losses only to the extent that it is probable that future taxable profit will be available against which the assets can be utilized. Unrecognized deferred tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.
The tax effect of awards granted under Afterpay’s equity incentive plans is recognized in the Consolidated Statement of Comprehensive Income except to the extent that the total deductions are expected to exceed the cumulative share-based payment expense of an award. In this situation, the excess of the associated current or deferred tax is recognized in equity within the Share-based payments reserve.
Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxable entity and the same taxation authority.
Tax consolidation legislation. Afterpay and its wholly-owned Australian controlled subsidiaries formed a tax consolidated group effective from August 15, 2017. Afterpay and the members of the tax consolidated group recognize their own current tax and deferred tax assets and liabilities arising from temporary differences using the “standalone taxpayer approach” by reference to the carrying amounts of assets and liabilities in the separate financial statements of each entity and the tax values applying under tax consolidation. In addition to its current and deferred tax balances, Afterpay, as the head entity, has assumed the current tax liabilities and any deferred tax assets arising from unused tax credits or losses of the members in the tax consolidated group.
Nature of tax funding arrangements and tax sharing arrangements. Entities in the tax consolidated group entered into a tax funding agreement with the head entity. The arrangements require payments to/(from) the head entity equal to the current tax liability/(asset) assumed by the head entity and any deferred taxes relating to unused tax losses or unused tax credits transferred to the head entity, resulting in the head entity recognizing an inter-entity receivable/(payable) equal in amount to the tax liability/(asset) assumed. The inter-entity receivables/(payables) are at call. Contributions to fund the current tax liabilities are payable as per the tax funding agreement. The head entity, in conjunction with other members of the tax consolidated group, has entered into a tax sharing agreement. The tax sharing agreement provides for the determination of the allocation of income tax liabilities between the entities should the head entity default on its tax payment obligations. No amounts have been recognized in the financial statements in respect of this agreement as payment of any amounts under the tax sharing agreement is considered remote.
Other taxes. Revenues, expenses and assets are recognized net of the amount of sales tax (goods and services tax (GST) or value-added tax (VAT)) except:
•
when the sales tax incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the sales tax is recognized as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of sales tax included.
The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Consolidated Statement of Financial Position. Cash flows are included in the Consolidated Statement of Cash Flows on a gross basis and the sales tax component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority, is classified as operating cash flows. Commitments and contingencies are disclosed net of the amount of sales tax recoverable from, or payable to, the taxation authority.
Cash and Cash Equivalents
Cash and cash equivalents in the Consolidated Statement of Financial Position comprises cash at bank and in hand, cash in transit and cash in escrow for daily receipts and settlements that is settled within one to seven days. Cash and cash equivalents also comprise short-term deposits with an original maturity of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value. For the purposes of the Consolidated Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above.
Trade and Other Receivables
Trade and other receivables are primarily amounts due from merchants as a result of transactions with customers. A receivable represents Afterpay’s right to an amount of consideration that is unconditional (i.e. only the passage of time is required before payment of the consideration is due). Afterpay’s business model is to hold the receivables with the objective to collect the contractual cash flows. Trade and other receivables are measured at amortized cost and generally have 1 - 30 day payment terms.
Collectability of trade and other receivables is reviewed on an ongoing basis. Individual debts that are known to be non-collectable are written off when identified. Afterpay has established a provision matrix that is based on Afterpay’s historical credit experience adjusted for forward-looking factors specific to the debtors and the economic environment. Afterpay applies a simplified approach in calculating the expected credit losses for trade receivables based on lifetime expected credit losses.
Consumer Receivables
Consumer receivables are amounts due from customers for outstanding installment payments on orders processed on the Afterpay platform. Afterpay’s business model is to hold the receivables with the objective to collect the contractual cash flows. Consumer receivables are measured at amortized cost using the EIR method. They are generally due within 14 – 56 days.

Provision for Expected Credit Losses
Judgement is applied in measuring the Provision for expected credit losses (“ECLs”) and determining whether the risk of default has increased significantly since initial recognition of the Consumer receivable. Afterpay considers both quantitative and qualitative information, including historical loss experience, internal expert risk assessment and data examination, and forward-looking information and analysis. Historical balances, as well as the proportion of those balances that have defaulted over time, are used as a basis to determine the probability of default. Afterpay also considers forward looking adjustments, including macro-economic seasonality trends that are not captured within the base ECL calculations. The inclusion of forward-looking information increases the degree of judgement required to assess effects on Afterpay’s ECLs. COVID-19 continues to impact economies around the globe on both a micro- and macro-economic level. Afterpay continues to regularly review judgements, estimates and assumptions specific to the impact of COVID-19, where relevant, in the measurement of ECL.
Afterpay applies the general provision approach permitted under IFRS 9 Financial Instruments (“IFRS 9”) to account for ECLs on Consumer receivables measured at amortized cost. ECLs are based on the difference between the contractual cash flows due in accordance with the Afterpay terms and all the cash flows that Afterpay expects to receive. Due to the short-term nature of the Consumer receivables, the ECLs are based on the lifetime ECL.
Afterpay uses ageing of Consumer receivables as the basis for ECL measurement given the short duration of customer payment terms (maximum 56 days). For customers experiencing hardship, payment terms may be extended which is determined on a per case basis. At each reporting date, Afterpay assesses impairment risk on initial recognition of the Consumer receivable and movements in the ageing of outstanding Consumer receivables to estimate the ECL.
Under this impairment approach, IFRS 9 requires Afterpay to classify Consumer receivables into three stages, which measure the ECL based on credit migration between the stages. Afterpay has defined these stages as follows:
Stage	Aging Status	Measurement Basis
Stage 1	Not yet due	While the Consumer receivables are not yet due, an ECL has been determined based on a probability of a default event occurring over the life of the Consumer receivables.
Stage 2	1 to 61 days past due
Although there is usually no objective evidence of impairment, when a customer has not paid by the due date, it is an indication that credit risk has increased. As a result, the loss allowance for that Consumer receivable is measured at an amount equal to the lifetime ECL for increased credit risk. Lifetime ECL is the expected credit losses that result from all possible default events over the expected life of the Consumer receivables.

Stage 3	Greater than 61 days past due
When the Consumer receivable is greater than 61 days past due, there is considered to be objective evidence of impairment and is considered to have an adverse impact on the estimated future cash flows of the Consumer receivable.

Afterpay also applies the general provision approach permitted under IFRS 9 to account for ECLs on other receivables measured at amortized cost. Due to the short-term nature of the other receivables (due on invoice) and Afterpay’s historical credit experience, the other receivables are written off once overdue and there is no reasonable expectation of recovery.
Receivables are written off when Afterpay has no reasonable expectation of recovery. Prior period receivable balances are either fully written off or collected during the current financial year. Any subsequent recoveries following write off are credited to Receivables impairment expenses within the Consolidated Statement of Comprehensive Income in the period in which they were recovered.

Property, Plant and Equipment
Property, plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses. Depreciation is calculated on the straight-line basis over the estimated useful life of the specific assets of three to five years.
Leases
At the inception of a contract, Afterpay assesses whether a contract is, or contains, a lease. The determination of whether an arrangement is or contains a lease is based on the substance of the arrangement and requires an assessment of whether the fulfilment of the arrangement is dependent on the use of the specific asset and whether the arrangement conveys a right to use the asset.
Leases are recognized as a right-of-use asset and a corresponding liability in the Consolidated Statement of Financial Position at the date at which the leased asset is available for use by Afterpay. Right-of-use assets are measured at cost comprising the following:
•	the amount of the initial measurement of lease liability;
•	any lease payments made at or before the commencement date less any lease incentives received; and
•	any initial direct costs.
Depreciation is calculated on the straight-line basis over the shorter of the asset’s useful life and the lease term. Rental contracts are typically made for fixed periods between one and five years but may include extension options.
Liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:
•	fixed payments (including in-substance fixed payments), less any lease incentives receivable;
•	variable lease payments that are based on an index or a rate;
•	amounts expected to be payable by the lessee under residual value guarantees;
•	the lease component of contracts that included non-lease components and other services, within the lease liability;
•	the extension option if the lessee is reasonably certain to exercise that option; and
•	payments of penalties for terminating the lease, if the lease term reflects the lessee exercising that option.
The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be determined, the lessee’s incremental borrowing rate is used, being the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions.
Each lease payment is allocated between the liability and finance cost. The finance cost is charged to the Consolidated Statement of Comprehensive Income over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.
Payments associated with short-term leases, leases of low-value assets and variable leases are recognized as operating expenses as incurred. Short-term leases are leases with a lease term of less than 12 months. Low-value assets comprise small items of office furniture.
Goodwill
On acquisition, goodwill is initially measured as the excess of the purchase consideration of the acquired business over the fair value of the identifiable net assets. Goodwill is allocated to each of the cash generating units expected to benefit from the business combination. Goodwill has an indefinite useful life and is not amortized but is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment at least annually. The impairment assessment requires management judgement with respect to an estimate of the recoverable amount of the cash generating unit (“CGU”) using a discounted cash flow methodology. This calculation uses cash flow projections based on operating budgets and strategic business plans, after which a terminal value is applied, based on management’s view of the expected long-term growth profile of the business. The determination of cash flows over the life of an asset requires management judgement in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by Afterpay. The implied pre-tax discount rate is calculated with reference to long-term government bond rates, external analyst views and Afterpay’s pre-tax cost of debt and equity.
Intangible Assets (excluding Goodwill)
Intangible assets, including Core technology, Customer contracts and Relationships and Other intangible assets are recognized when control of the asset is obtained and measured at cost on initial recognition. Intangible assets acquired as a result of a business combination are measured at fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortization and any accumulated impairment losses. Internally generated intangibles, excluding capitalized development costs, are not capitalized and the related expenditure is reflected in the Consolidated Statement of Comprehensive Income in the period in which the expenditure is incurred.
Where costs are incurred that do not result in the creation of a resource which is identifiable and where Afterpay does not have the power to obtain the future economic benefits flowing from the underlying resource and to restrict the access of others to those benefits, these costs are recognized as an expense in the Consolidated Statement of Comprehensive Income in the period in which the expenditure is incurred.
Core Technology
Core technology includes internally generated software being developed as research and development projects. Research costs are expensed as incurred. Development expenditures on an individual project are recognized as an intangible asset when Afterpay can demonstrate:
•	the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;
•	its intention to complete, and its ability to use or sell the asset;
•	how the asset will generate future economic benefits;
•	the ability to reliably measure the expenditure during development; and
•	the ability to use the intangible asset generated.
Following initial recognition of the development expenditure as an asset, the asset is carried at cost less accumulated amortization and any accumulated impairment losses. Amortization of the asset begins when development is complete, and the asset is available for use. It is amortized over the period of expected future benefit (generally three to five years).
Impairment Tests for Intangible Assets, Including Goodwill
Afterpay initially considers the relationship between its market capitalization and its book value, among other factors specific to each CGU, when reviewing for indicators of impairment. As Afterpay continues to acquire operations and reorganize the way operations are managed, reporting structures may change giving rise to a reassessment of CGUs and/or the allocation of goodwill to those CGUs.
For the purpose of the impairment test, goodwill is allocated to CGUs. The carrying amount of each CGU is compared to its recoverable amount. In assessing for impairment, Afterpay’s assets are grouped at the lowest level of separately identifiable cash inflows, which are largely independent of the cash flows from other assets or CGUs. Assets apart from goodwill that have previously recognized impairment in the past are reviewed for possible reversal at the end of each reporting period.
Share-based Payment Awards and Expense
The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using the Binomial Model. The fair value of options is determined in accordance with the fair market value of the shares available at the grant date.

The value of the US and UK businesses are a significant estimate used to determine the fair value of the options issued under the US and UK ESOPs and the fair value of the share-based payments component of the Matrix Convertible Notes. These fair values are determined by valuations conducted by independent valuers using cash flow projections based on operating budgets which reflect management’s view of the expected long-term growth profile of the businesses. The determination of cash flows over the life of a business requires management judgement in assessing the future number of merchant acquisitions, customer usage, potential price changes, as well as any changes to the costs of the product and of other operating costs incurred by the business. The valuations are then derived by discounting the cash flow projections to present value using discount rates that reflect current market conditions, external analyst views, industry benchmarks, and, where available, the underlying business cost of debt and/or equity.
Where the equity-settled transaction is with a non-employee, the cost is based on the fair value of the asset or service received. That cost is recognized, together with a corresponding increase in other capital reserves or share capital in equity, over the period in which the performance and/or service conditions are fulfilled and/or the asset or service is delivered/received.
Settlement of share options upon vesting are recognized as contributed equity. The share-based payments expense considers the impact of any non-vesting conditions but ignores the effect of any service and non-market performance vesting conditions. Non-market vesting conditions are taken into account when considering the number of options expected to vest and at the end of each reporting period, Afterpay revisits the estimate. Revisions to the prior period estimate are recognized in the Consolidated Statement of Comprehensive Income.
When an equity-settled award is modified, the fair value of both the original award (immediately prior to the modification) and the modified award is determined on the modification date. To the extent that the fair value of the modified award is greater than the original award, the difference is expensed by share-based payments over the remaining vesting period. The remaining difference is recognized directly in equity.
Recent Accounting Pronouncements
New and Amended Standards Adopted
The following new accounting standards and interpretations became applicable and were adopted during the current reporting period:
•	IFRIC agenda decision Configuration or Customization Costs in a Cloud Computing Arrangement
Afterpay has also chosen to early adopt the following amendments:
•	Amendments to IAS 1 Classification of Liabilities as Current or Non-current
•	Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies
The adoption of these amendments did not have a material impact on Afterpay’s accounting policies and does not require retrospective adjustment to the disclosures included in these financial statements.
A number of other amendments also became effective during the period, but did not have a material impact on Afterpay’s accounting policies.
Results of Operations
Results of Operations (in thousands, except for percentages)
	Year Ended June 30,
	2021	2020	2019
Total income	A$ 924,670	A$ 519,151	A$ 264,112
Cost of sales	(249,564)	(134,295)	(59,562)
Gross profit	675,106	384,856	204,550
Total operating expenses	(839,390)	(389,415)	(236,246)
Operating loss	(164,284)	(4,559)	(31,696)
Loss before tax	(194,214)	(26,782)	(42,786)
Income tax benefit (expense)	34,819	3,925	(1,013)
Loss for the year	A$(159,395)	A$ (22,857)	A$ (43,799)

Afterpay Platform Key Drivers
	Year Ended June 30,
	2021	2020	Change	% Change
Underlying Sales (millions)	A$ 21,087.4	A$ 11,114.2	A$ 9,973.2	90%
Active Customers (millions)(1)	16.2	9.9	6.3	63%
Active Merchants (’000s)[1]	98.2	55.4	42.8	77%
(1)	Active is defined as having transacted at least once in the last 12 months.
The financial results of Afterpay are supported by a number of underlying drivers including Underlying Sales, Active Customers, and Active Merchants. Afterpay tracks, and periodically reports, on these drivers in its half year and full year results announcements. “Underlying Sales” refers to the value of customer orders processed through the Afterpay platform.
Revenue (in thousands, except for percentages)
Comparison of Years Ended June 30, 2021 and 2020
	Year Ended June 30,
	2021	2020	A$ Change	% Change
Afterpay income	A$ 822,258	A$ 433,815	A$ 388,443	90%
Pay Now revenue	13,788	16,493	(2,705)	(16)%
Other income	88,624	68,843	19,781	29%
Total income	A$ 924,670	A$ 519,151	A$ 405,519	78%
Total income was A$924.7 million for the year ended June 30, 2021, up 78% over the prior year driven by an increase in Underlying Sales as customer and merchant demand for the Afterpay service continued to grow across all of Afterpay’s operating regions, particularly in North America and the UK. Underlying Sales were A$21.1 billion in the year ended June 30, 2021, a 90% increase over the prior year. Afterpay had approximately 16.2 million Active Customers in the year ended June 30, 2021, an increase of 63% over June 30, 2020. The average number of orders per Active Customer in the year ended June 30, 2021 (otherwise referred to as “customer frequency”) also increased across all regions. Afterpay had more than 98,000 Active Merchants by the end of the year ended June 30, 2021, an increase of more than 42,000, or 77%, over the year ended June 30, 2020.
In the year ended June 30, 2021, Afterpay income increased by 90% on the prior year to A$822.3 million. Afterpay income as a percentage of Afterpay Underlying Sales was 3.9% in the year ended June 30, 2021, in line with the year ended June 30, 2020. Maintaining this key metric at 3.9% despite an increasing contribution of Underlying Sales from the newer European and North American regions, where some competitors have attempted to gain market share by focusing on reduced Merchant fees, demonstrates the value the Afterpay ecosystem is delivering to merchants.
Pay Now revenue declined by A$2.7 million to A$13.8 million for the year ended June 30, 2021 compared to the year ended June 30, 2020, primarily due to the closure of the Australian e-Services business unit during the year ended June 30, 2021.
Other income, primarily consisting of late fees, increased to A$88.6 million in the year ended June 30, 2021 from A$68.8 million in the prior year. Late fees have decreased as a percentage of Underlying Sales and represents less than 10% of Afterpay income and Other income (“Afterpay Total Income”) for the year ended June 30, 2021.

Comparison of Years Ended June 30, 2020 and 2019
	Year Ended June 30,
	2020	2019	A$ Change	% Change
Afterpay income	A$ 433,815	A$ 200,868	A$ 232,947	116%
Pay Now revenue	16,493	17,095	(602)	(4)%
Other income	68,843	46,149	22,694	49%
Total income	A$ 519,151	A$ 264,112	A$ 255,039	97%
Total income was A$519.2 million for the year ended June 30, 2020, up 97% on the prior year driven by growth in Underlying Sales. Underlying Sales were A$11.1 billion in the year ended June 30, 2020, more than doubling from the prior year, driven by strong growth across all regions. Underlying Sales growth increased during the COVID-19 affected months of the year ended June 30, 2020. Afterpay had almost 10 million Active Customers at June 30, 2020, an increase of 116% from June 30, 2019. Customer frequency also increased across all regions. Afterpay had more than 55,000 Active Merchants as of June 30, 2020, an increase of more than 23,000, or 72%, on the prior year.
In the year ended June 30, 2020, Afterpay income increased by 116% on the prior year to A$433.8 million. Afterpay income as a percentage of Afterpay Underlying Sales was 3.9% in the year ended June 30, 2020, up from 3.8% in the prior year.
Pay Now revenue declined by A$0.6 million to A$16.5 million for the year ended June 30, 2020, as compared to the year ended June 30, 2019. Pay Now revenue in the year ended June 30, 2019 included A$0.9 million of revenue associated with the European e-Services business unit, which was divested in 2019.
Other income, primarily consisting of late fees, increased to A$68.8 million in the year ended June 30, 2020 from A$46.1 million in the year ended June 30, 2019. Late fees grew at a slower rate than the rate of increase in Underlying Sales and were less than 14% of Afterpay Total Income.
Cost of sales (in thousands, except for percentages)
Comparison of Years Ended June 30, 2021 and 2020
	Year Ended June 30,
	2021	2020	A$ Change	% Change
Cost of sales	A$ (249,564)	A$ (134,295)	A$ (115,269)	86%
Cost of sales for the year ended June 30, 2021 was A$249.6 million, up 86% on the prior year, largely due to increased processing and other variable costs associated with higher Underlying Sales. Cost of sales represented 1.2% of Underlying Sales for the year ended June 30, 2021, unchanged compared to the prior year. Processing costs have benefited from volume-based pricing discounts achieved via global payments partnerships, which has offset the increased contribution from the newer regions of North America, the UK and Europe, which typically have higher processing costs. Afterpay income cost of sales for the year ended June 30, 2021 was A$244.8 million compared to A$4.6 million for Pay Now revenue.
Comparison of Years Ended June 30, 2020 and 2019
	Year Ended June 30,
	2020	2019	A$ Change	% Change
Cost of sales	A$ (134,295)	A$ (59,562)	A$ (74,733)	125%
Cost of Sales for the year ended June 30, 2020 was A$134.3 million, up 125% on the prior year, largely due to increased processing and other variable costs associated with higher Underlying Sales. Cost of Sales represented 1.2% of Underlying Sales, an increase from 1.1% in the prior year due to an increased contribution of Underlying Sales from the US and UK regions which have higher processing costs relative to ANZ. Specifically, US and UK contribution to total Underlying Sales grew from 18% in the year ended June 30, 2019 to 41% in the year ended June 30, 2020. Afterpay income cost of sales for the year ended June 30, 2020 was A$128.9 million compared to A$5.4 million for Pay Now revenue.

Operating Expenses (in thousands, except for percentages)
Comparison of Years Ended June 30, 2021 and 2020
	Year Ended June 30,
	2021	2020	A$ Change	% Change
Depreciation and amortization expenses	A$ (38,989)	A$ (30,035)	A$ (8,954)	30%
Employment expenses	(150,911)	(86,129)	(64,782)	75%
Share-based payment expenses	(59,003)	(30,454)	(28,549)	94%
Receivables impairment expenses	(195,056)	(94,493)	(100,563)	106%
Net loss on financial liabilities at fair value	(96,835)	(1,999)	(94,836)	NM
Operating expenses	(298,596)	(146,305)	(152,291)	104%
Total expenses	A$(839,390)	A$(389,415)	A$(449,975)	116%
Employment expenses: Employment Expenses were A$150.9 million for the year ended June 30, 2021, up 75% compared to the prior year. Employment expenses represented 0.7% of Underlying Sales for the year ended June 30, 2020, down from 0.8% in the prior year. The growth in employment expenses in dollar terms reflects Afterpay’s continued investment in talent globally, particularly across the sales, marketing, technology and product functions, to support Afterpay’s continued global expansion and to position Afterpay for accelerated growth. Afterpay doubled the number of employees and, as of June 30, 2021, the team consisted of approximately 1,300 employees globally.
Share-based payment expenses: Share-based payment expenses relate to the investment in eligible employees across Afterpay who were issued share-based equity in line with Afterpay’s remuneration framework. The increase in the expense to A$59.0 million for the year ended June 30, 2021 from A$30.5 million for the prior year was due to the increase in Afterpay’s share price and the growth in employee numbers globally.
Receivables impairment expenses: Receivables impairment expense was A$195.1 million for the year ended June 30, 2021, an increase of A$100.6 million compared to the prior year. Gross Loss represented A$194.9 million of the receivables impairment expense, with Non-Core International products representing the balance. Gross Loss represented 0.9% of Underlying Sales. Gross Loss remained consistent with the prior period, a strong result given increased Underlying Sales contribution from the newer European and North American regions which, due to their earlier growth phase, have traditionally had higher losses relative to the more mature ANZ region. Afterpay’s proprietary risk management techniques, and high proportion of returning customers (who are lower risk), helped ensure Gross Loss as a percentage of Underlying Sales remained flat during a period in which 6 million new customers joined the platform and Underlying Sales increased by 90%.
Net loss on financial liabilities at fair value: The net loss on financial liabilities at fair value of A$96.8 million for the year ended June 30, 2021 is non-cash and relates to an increase in the valuation of the remaining shares in Clearpay Finance Limited (Afterpay’s UK operations) held by ThinkSmart Limited. The increased valuation reflects better than expected results for the year, improvements due to forecast future cash flows and increases in broader market valuations for similar businesses.
Operating expenses: Operating Expenses, which comprise Marketing and Other Operating Expenses, were A$298.6 million for the year ended June 30, 2021, up 104% on the prior year. Operating Expenses represented 1.4% of Underlying Sales, a marginal increase from 1.3% in the prior year.
•
Marketing expenses were A$168.8 million in the year ended June 30, 2021, up by 139% compared to the prior year. Marketing expenses represented 0.8% of Underlying Sales, an increase from 0.6% in the prior year. Marketing expenses include co-marketing initiatives with major brand merchant partners, investment in growing Afterpay brand awareness including the global roll-out of the Pay Better campaign, growth and lifecycle marketing to support new customer acquisition and investments in in-store partnerships and visual merchandising.

•
Other Operating Expenses were A$129.8 million in the year ended June 30, 2021, up 71% compared to the prior year but lower as a percentage of Underlying Sales. Other Operating Expenses represented 0.6% of Afterpay Underlying Sales, compared to 0.7% in the prior year.

Comparison of Years Ended June 30, 2020 and 2019
	Year Ended June 30,
	2020	2019	$ Change	% Change
Depreciation and amortization expenses	A$ (30,035)	A$ (22,371)	A$ (7,664)	34%
Employment expenses	(86,129)	(51,445)	(34,684)	67%
Share-based payment expenses	(30,454)	(30,545)	91	—%
Receivables impairment expenses	(94,493)	(58,675)	(35,818)	61%
Net loss on financial liabilities at fair value	(1,999)	—	(1,999)	NM
Operating expenses	(146,305)	(73,210)	(73,095)	100%
Total expenses	A$(389,415)	A$(236,246)	A$(153,169)	65%
Overall, expenses increased in the year ended June 30, 2020 as the Company invested in operational expansion to grow Underlying Sales. In particular, the year ended June 30, 2020 represented the first full year period of investment to successfully grow Afterpay’s UK operations, as well as investment to maximize growth in Afterpay’s largest market opportunity, the US.
Employment-related expenses: Employment Expenses were A$86.1 million for the year ended June 30, 2020, up 67% on the prior year. Employment expenses represented 0.8% of Underlying Sales for the year ended June 30, 2020, increasing from 0.6% in the prior year. The growth in Employment Expenses in dollar terms reflected the continued investment in talent, particularly across the sales, technology and product functions, to support Afterpay’s growth. Headcount was added in all regions closing the year with approximately 650 employees globally, up from approximately 450 employees at June 30, 2019.
Share-based payment expenses: Share-based payment expenses relate to the investment in eligible employees across Afterpay who were issued share-based equity in line with Afterpay’s remuneration framework. The expense for the year ended June 30, 2020 of A$30.5 million remained consistent with the prior year as the growth in employee numbers globally was offset by the reduction in Afterpay’s share price during the period in which the majority of awards were granted.
Receivables impairment expenses: Gross Loss was A$94.5 million for the year ended June 30, 2020, representing 0.9% of Underlying Sales, an improvement from 1.1% in the prior year. Gross Loss improved notwithstanding the impact of the COVID-19 pandemic and increased Underlying Sales contribution from the newer North America and European regions which have higher losses relative to the more mature ANZ region, due to their earlier growth phase. Improvements in risk management practices and a higher proportion of returning customers (who are less risky) were key drivers of the improvement in Gross Loss performance through the year. Notably, collections of installment payments and Gross Loss improved during the COVID-19 period of March to June 2020 relative to the months prior to COVID-19 in the previous quarter.
Operating Expenses. Operating expenses, which comprise Marketing and Other Operating Expenses, were A$146.3 million for the year ended June 30, 2020, up 100% on the prior year. Operating Expenses represented 1.3% of Underlying Sales, down from 1.4% in the prior year.
•
Marketing Expenses were A$70.5 million in the year ended June 30, 2020, up by 208% compared to the prior year. Marketing Expenses represented 0.6% of Underlying Sales, up from 0.4% in the prior year. Marketing Expenses include both co-marketing initiatives with major brand merchant partners and other marketing spend such as digital paid media and visual merchandising. The increase in Marketing Expenses was due to increase in marketing spend and partnerships with major brand merchants to accelerate growth in Underlying Sales. Marketing Expenses in the year also supported increased investment in the brand, including the recent global Afterpay re-brand.

•
Other Operating Expenses were A$75.8 million in the year ended June 30, 2020, up 51% compared to the prior year. Other Operating Expenses represented 0.7% of Afterpay Underlying Sales for the year ended June 30, 2020, down from 1.0% in the prior year. Other Operating Expenses are comprised of technology costs which support the global Afterpay service, costs for outsourced customer services teams, and corporate costs such as legal, compliance, finance, and other general and administrative costs. Increased investment in Other Operating Expenses was made to support Underlying Sales growth and global expansion.

Liquidity and Capital Resources
Liquidity, Growth Capacity and Capital Resources
Afterpay maintains a healthy liquidity position and capacity to meet current requirements and to fund future growth. Afterpay completed a A$786.2 million capital raise in July 2020, which comprised a A$650.0 million Institutional Placement and a A$136.2 million Share Purchase Plan. In March 2021, Afterpay successfully undertook a A$1,500.0 million convertible note offering. Additionally, during the year ended June 30, 2021, Afterpay extended all previously existing warehouse funding facilities and established two new warehouse funding facilities in the UK. The nature of Afterpay’s warehouse funding facilities is that funds become available in line with the growth in consumer receivables.
Afterpay had liquidity of A$2,298.7 million at June 30, 2021 to fund the business. Liquidity for Afterpay is calculated as the Cash and Cash Equivalents plus undrawn capacity under receivables warehouse funding facilities. In the short-term (i.e., the 12 months following June 30, 2021), Afterpay should have the ability to generate and obtain adequate amounts of cash to meet its requirements. In the short-term, Afterpay has trade and other payables of A$306.3 million and lease liabilities of A$2.2 million. Afterpay has no debt maturity within the next 12 months (the earliest maturity is December 2022) with a weighted average debt maturity of approximately 3.3 years as of August 25, 2021. In the long-term (i.e., beyond the next 12 months), Afterpay should also have the ability to generate and obtain adequate amounts of cash to meet its requirements. In the long-term, Afterpay has drawn secured interest bearing borrowings of A$33.3 million, Matrix Convertible Notes of A$0.1 million, the SGX-listed Convertible Notes of A$1,500.0 million, financial liabilities of A$166.6 million and lease liabilities of A$32.0 million. For both the short- and long-term, Afterpay’s objective is to maintain a balance between continuity of funding and flexibility through the use of credit facilities.
Afterpay may obtain additional liquidity and Growth Capacity by increasing existing or establishing new receivables warehouse funding facilities. “Growth Capacity” for Afterpay reflects the warehouse funding facility limit, less drawn debt, less the undrawn capacity under available receivables warehouse facilities. Afterpay had Growth Capacity of A$264.4 million at June 30, 2021. As consumer receivables grow, Growth Capacity transitions to undrawn receivables warehouse capacity, which contributes to liquidity.
Net Cash/Debt
The following table summarizes net cash (in thousands):
	Year Ended June 30,
	2021	2020
Cash and cash equivalents	A$1,147,147	A$ 606,041
Restricted cash(1)	13,808	1,536
Total cash	1,160,955	607,577
Borrowings	(1,286,383)	(461,600)
Net cash (debt)	A$ (125,428)	A$ 145,977
(1)
Restricted cash relates to cash held with banks and other financial services providers as collateral for daily cash settlements with merchants and payments to funding providers. Included within Other Financial Assets in the Financial Statements.

As of June 30, 2021, Afterpay reported net debt of A$125.4 million, comprising total cash of A$1,161.0 million less borrowings of A$1,286.4 million. Reported net debt was A$271.4 million lower than the prior year net cash position of A$146.0 million primarily due to funding of growth in receivables which increased by A$672.2 million from the prior year, and payments made to US ESOP participants and partial settlement of certain convertible notes, partially offset by the issuance of the SGX-listed Convertible Notes and equity capital raised during the year.

Cash Flow Activities
The following table summarizes our cash flow activities (in thousands):
	Year Ended June 30,
	2021	2020	2019
Net cash provided by (used in) operating activities	A$ (571,195)	A$ (233,953)	A$ (142,192)
Net cash provided by (used in) investing activities:	(110,909)	(48,647)	(16,290)
Net cash provided by (used in) financing activities	1,220,401	649,448	357,133
Effect of foreign exchange rate on cash and cash equivalents	2,809	7,737	246
Net increase in cash, cash equivalents and restricted cash	A$ 538,297	A$ 366,848	A$ 198,651
Cash Flows from Operating Activities
For the year ended June 30, 2021, cash used in operating activities was A$571.2 million, primarily due to payments to merchants and suppliers of A$19,068.6 million, offset by receipts from customers of A$18,645.7 million due to general growth in the business driven by Underlying Sales, Active Customers and Active Merchants.
For the year ended June 30, 2020, cash used in operating activities was A$234.0 million, primarily due to payments to merchants and suppliers of A$10,103.8 million, offset by receipts from customers of A$9,955.0 million due to general growth in the business driven by Underlying Sales, Active Customers and Active Merchants.
For the year ended June 30, 2019, cash used in operating activities was A$142.2 million, primarily due to payments to merchants and suppliers of A$4,916.3 million, offset by receipts from customers of A$4,823.0 million due to general growth in the business driven by Underlying Sales, Active Customers and Active Merchants.
Cash Flows from Investing Activities
For the year ended June 30, 2021, cash used in investing activities was A$110.9 million, primarily due to payments made for the development of intangible assets of A$60.7 million, increase in short-term deposits of A$12.7 million, and contributions to associates of A$15.0 million.
For the year ended June 30, 2020, cash used in investing activities was A$48.6 million, primarily due to payments made for the development of intangible assets of A$40.8 million, and contributions to associates of A$5.1 million.
For the year ended June 30, 2019, cash used in investing activities was A$16.3 million, primarily due to payments made for the development of intangible assets of A$21.1 million, and purchases of plant and equipment of A$2.1 million, which was partially offset by proceeds from the sale of the European e-Services business of A$7.5 million.
Cash Flows from Financing Activities
For the year ended June 30, 2021, cash provided by financing activities was A$1,220.4 million, primarily as a result of A$1,500.0 million in proceeds from the issuance of the SGX-listed Convertible Notes, proceeds from borrowings of A$793.3 million, and proceeds from the issue of shares of A$786.2 million. These cash inflows were partially offset by repayments of borrowings of A$1,226.1 million, cash payments to partially extinguish certain convertible notes of A$377.6 million, and cash used to acquire certain vested and unvested shares of US ESOP share-based payment awards for A$202.6 million.
For the year ended June 30, 2020, cash provided by financing activities was A$649.4 million, primarily as a result of proceeds from borrowings of A$1,386.2 million, and proceeds from the issue of shares of A$233.0 million. These cash inflows were partially offset by repayment of borrowings of A$970.8 million.
For the year ended June 30, 2019, cash provided by financing activities was A$357.1 million, primarily as a result of proceeds from the issue of shares of A$459.3 million, and proceeds from borrowings of A$415.0 million. These cash inflows were partially offset by repayment of borrowings of A$526.5 million.

Risks
Interest Rate Risk
Afterpay’s exposure to market interest rates relate primarily to Afterpay’s cash and cash equivalents, and secured interest bearing borrowings. There are no other financial liabilities subject to interest rate risk as of June 30, 2021. Afterpay has not hedged any interest rate risk during the year or at June 30, 2021. A hypothetical 100 basis point increase in interest rates would have resulted in a decrease of A$7.8 million in loss after tax, and an increase of A$7.8 million in equity. A hypothetical 25 basis point decrease in interest rates would have resulted in an increase of A$2.0 million in loss after tax, and a decrease of A$2.0 million in equity.
Afterpay’s receivables warehouse funding facilities are on a variable rate (30 day) basis. This aligns closely to the weighted average life of the Afterpay Consumer receivables they finance. The Matrix Convertible Notes are on a fixed interest rate basis. The SGX-listed Convertible Notes are interest-free. The financial liabilities are not exposed to interest rate risks.
Foreign Currency Risk
Fluctuations in foreign exchange rates may impact Afterpay’s results. Afterpay’s Consolidated Statement of Financial Position can be affected by movements in the US Dollar, New Zealand Dollar, Great British Pound, Euro and Canadian Dollar. Afterpay has not hedged any foreign currency risk during the year or at June 30, 2021. At June 30, 2021, if exchange rates had been different, loss after tax and equity would have been affected as follows:
	Loss after tax (Higher)/ Lower	Equity (Higher)/ Lower
Possible movements:
AUD/ NZD +10%	A$(3,337)	A$3,337
AUD/ NZD -5%	A$1,932	A$(1,932)

AUD/ USD +10%	A$(52,834)	A$52,834
AUD/ USD -5%	A$30,588	A$(30,588)

AUD/ GBP +10%	A$(10,374)	A$10,374
AUD/ GBP -5%	A$6,006	A$(6,006)

AUD/ EUR +10%	A$2,994	A$(2,994)
AUD/ EUR -5%	A$(1,773)	A$1,773

AUD/ CAD +10%	A$(2,841)	A$2,841
AUD/ CAD -5%	A$1,645	A$(1,645)

AUD/ Other +10%	A$(23)	A$23
AUD/ Other -5%	A$13	A$(13)
Credit Risk
Credit risk arises from the financial assets of Afterpay. Afterpay’s exposure to credit risk arises from potential default of the Consumer receivables, with a maximum exposure equal to the carrying amount of these instruments. Afterpay utilizes its proprietary fraud engine and risk decisioning rules to mitigate credit risk for its Consumer receivables. Afterpay regularly reviews the adequacy of the provision for expected credit losses to ensure that it is sufficient to mitigate credit risk exposure in terms of financial reporting. The provision for expected credit losses represents management’s best estimate at the reporting date of the expected credit losses based on their experienced judgement. Credit risk also arises from cash held with banks and financial institutions, and from the investment of financial assets when they are available with designated counterparties. Afterpay’s banking and financial institution counterparties maintain high, long-term credit ratings across both Moody’s Investor Services, Inc. and Standard & Poor’s Financial Services LLC.

Liquidity Risk and Cash Requirements
Afterpay’s objective is to maintain a balance between continuity of funding and flexibility through the use of credit facilities. Afterpay mitigates funding and liquidity risks by ensuring it has (1) sufficient funds on hand to meet its working capital and investment objectives; (2) is focused on improving operational cash flow; and (3) has adequate flexibility in financing facilities to balance the growth objectives with short-term and long-term liquidity requirements. Afterpay’s receivables warehouse funding facilities all have maturity dates greater than 12 months.

THE TRANSACTION AGREEMENT, SCHEME AND DEED POLL
The Transaction will be carried out pursuant to the Transaction Agreement, the Scheme and the Deed Poll. The following is a summary of the principal terms of the Transaction Agreement, the Scheme and the Deed Poll. This summary does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is attached as Annex A to this proxy statement, the Scheme, which forms Annexure B to the Transaction Agreement, and the Deed Poll, which forms Annexure C to the Transaction Agreement. The rights and obligations of the parties are governed by the express terms and conditions of the Transaction Agreement, the Scheme and the Deed Poll and not the summary set forth in this section or any other information contained in this proxy statement. The terms of the Scheme and Deed Poll may change prior to the Scheme becoming effective, including as a result of changes to the terms of those documents required by the Court on the First Court Date. All stockholders of Square are urged to read the Transaction Agreement, the Scheme and the Deed Poll carefully and in their entirety.
This summary of the terms of the Transaction Agreement, the Scheme and the Deed Poll is intended to provide information about the terms of the Transaction. The Transaction Agreement, the Scheme and the Deed Poll each contains representations, warranties, covenants and other agreements, each as of specific dates. You should not rely on these representations, warranties, covenants and other agreements as statements of fact. These representations, warranties, covenants and other agreements are qualified by confidential information disclosed and exchanged by Square and Afterpay in connection with their execution of the Transaction Agreement. Moreover, information concerning the subject matter of these representations, warranties, covenants and other agreements may have changed since the date of the Transaction Agreement, which may or may not be fully reflected in Square’s public disclosures.
The representations and warranties and other provisions of the Transaction Agreement, the Scheme and the Deed Poll should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement.
Form of the Scheme and Scheme Consideration
On August 2, 2021 (Australian Eastern Time), Square, Square Sub, and Afterpay entered into the Transaction Agreement, pursuant to which the parties agreed that, subject to the terms and conditions set forth in the Transaction Agreement, Square Sub will acquire all of the ordinary shares of Afterpay in accordance with the Scheme to be submitted for approval by the Court.
If the Scheme becomes effective on the terms and subject to the conditions set forth in the Transaction Agreement, the Scheme and the Deed Poll, upon implementation of the Scheme, each outstanding ordinary share of Afterpay as of the Scheme Record Date will be transferred to Square Sub and each person who is an Afterpay shareholder as of the Scheme Record Date (a “Scheme Participant”) will be entitled to receive in exchange for each ordinary share of Afterpay it holds as of the Scheme Record Date either (1) where the Scheme Participant is Share Elected Shareholder (as defined below), 0.375 New Square Shares or (2) where the Scheme Participant is a CDI Elected Shareholder (as defined below), 0.375 New Square CDIs. At any time prior to the lodgement of a draft of the Scheme Booklet with ASIC pursuant to Section 411(2) of the Australian Corporations Act, Square Sub may make the Cash Election to change the Scheme Consideration to consist of (1) where the Scheme Participant is a Share Elected Shareholder, 0.37125 New Square Shares or, where the Scheme Participant is a CDI Elected Shareholder, 0.37125 New Square CDIs and (2) cash in an amount equal to 1% of the original Scheme Consideration in Australian dollars, determined by valuing such portion of the original Scheme Consideration to be paid in cash based on the volume weighted average trading price of a share of Square Class A common stock on the NYSE over a to-be-determined five trading day period preceding the Implementation Date.
The New Square CDIs are an instrument through which shares of Square Class A common stock can be traded on the ASX. Each New Square CDI will represent a beneficial interest in one share of Square Class A common stock. The holders of New Square CDIs will not be registered Square stockholders; rather, a depository nominee will hold the underlying shares of Square Class A common stock. The shares of Square Class A common stock represented by New Square CDIs will be held by CHESS Depositary Nominees Pty Limited, ACN 071 346 506 (“CDN”), a subsidiary of the ASX.
Square will not issue fractional shares of Square Class A common stock in the Transaction. If the number of ordinary shares of Afterpay held by a Scheme Participant is such that the aggregate entitlement to New Square

Shares or New Square CDIs, as applicable, includes a fractional share or CDI, then such entitlement of the Scheme Participant will be rounded up or down, with any such fractional entitlement of less than 0.5 being rounded down to the nearest whole number of New Square Shares or New Square CDIs, and any such fractional entitlement of 0.5 or more being rounded up to the nearest whole number of New Square Shares or New Square CDIs.
“CDI Elected Shareholder” is defined as a Scheme Participant (1) whose registered address on Afterpay’s share register as of the Scheme Record Date is in Australia or New Zealand and who has not made a valid election for New Square Shares or (2) whose registered address on Afterpay’s share register as of the Scheme Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder, which is described below) who has made a valid election for New Square CDIs.
“Share Elected Shareholder” is defined as a Scheme Participant (1) whose registered address on Afterpay’s share register as of the Scheme Record Date is in Australia or New Zealand and who has made a valid election for New Square Shares or (2) whose registered address on Afterpay’s share register as of the Scheme Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder) who has not made a valid election for New Square CDIs.
Ineligible Foreign Shareholders
An Afterpay shareholder will be an “Ineligible Foreign Shareholder” for the purposes of the Scheme if, at 5:00 p.m. (Australian Eastern Time) on the Scheme Record Date, such shareholder is (or is acting on behalf of) a citizen or resident of a jurisdiction other than residents of Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States or such shareholder’s address on Afterpay’s share register is a place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom, and the United States, unless, in each case, Square determines that it is lawful and not unduly onerous or unduly impracticable to issue the Scheme Consideration to such Afterpay shareholder and that it is lawful for such Afterpay shareholder to participate in the Scheme by the law of such jurisdiction.
With respect to the Scheme Consideration otherwise payable to an Ineligible Foreign Shareholder, in lieu of issuing any Scheme Consideration to such Ineligible Foreign Shareholder, Square will issue the Scheme Consideration to a nominee appointed by Square. Such nominee will sell or procure the sale of such Scheme Consideration in the ordinary course of trading on NYSE as soon as reasonably practicable and in any event within 15 business days after the Implementation Date and remit the proceeds, net of any applicable brokerage, stamp duty and other selling costs, taxes, and charges, to Square. Promptly after the last such sale, Square will remit the proportional amount of such proceeds to each Ineligible Foreign Shareholder. None of Afterpay, Square or the nominee gives any assurance as to the price that will be achieved for the sale of the Scheme Consideration and the sale of the Scheme Consideration will be at the risk of the Ineligible Foreign Shareholder.
Status of Shares of Square Class A Common Stock Issued in the Scheme
Under the Transaction Agreement, Square covenants that (1) the shares of Square Class A common stock to be issued in the Scheme (including those issued to CDN that are represented by the New Square CDIs) will, upon issue, rank equally with all existing shares of Square Class A common stock and will be fully paid and issued free from any mortgage, charge, lien, encumbrance or other security interest and (2) it will use all reasonable endeavors to ensure that trading in the New Square Shares and New Square CDIs commences on a normal settlement basis no later than the first trading day following the Implementation Date.
Conditions Precedent to the Scheme
The Scheme will not become effective, and the obligations of Square, Square Sub and Afterpay to complete the Transaction are not binding, until each of the following conditions precedent is satisfied (or waived to the extent permissible):
(a)
(i)
Before 5:00 p.m. (Australian Eastern Time) on the business day before the Second Court Date, the Federal Treasurer or his delegate has provided a written no objection notification to the Scheme (either without conditions or with conditions acceptable to Square) or the Federal Treasurer otherwise becomes precluded by passage of time from objecting to the Transaction;

(ii)
before 5:00 p.m. (Australian Eastern Time) on the business day before the Second Court Date, Square Sub has received all consents required under the Overseas Investment Act 2005 (New Zealand) and the Overseas Investment Regulations 2005 (New Zealand) for the implementation of the Scheme, either unconditionally or subject only to conditions that are substantially the same as conditions of a kind commonly imposed on such a consent and referred to as the “Standard Conditions,” and such consents have not been withdrawn or revoked;

(iii)
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, written authorization of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme (either without conditions or with conditions acceptable to Square) from the Spanish Council of Ministers (or any other competent public authority) or written confirmation from the Deputy General Directorate of Foreign Investments of Spain (or any other competent public authority) that such authorization by the Spanish Council of Ministers is not required is received;

(iv)
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, written confirmation of Bank of Spain’s non-objection to the indirect transfer of the Spanish Subsidiaries (either without conditions or with conditions acceptable to Square) is received, written confirmation from Bank of Spain that no clearance of the indirect transfer of the Spanish Subsidiaries is required is received, or any waiting period for authorization applicable to the indirect transfer of the Spanish Subsidiaries under Spain’s Royal Decree 84/2015 expires without an express objection to such transfer from the Bank of Spain;

(v)	any waiting period applicable to the Scheme under the HSR Act has expired or been terminated;
(vi)
other Regulatory Approvals (as defined below) which Square and Afterpay, acting reasonably, agree are necessary or desirable to implement the Scheme have been obtained and those approvals have not been withdrawn or revoked by 8:00 a.m. (Australian Eastern Time) on the Second Court Date;

(vii)
no governmental authority has issued an order, temporary restraining order, preliminary or permanent injunction, decree or ruling enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme, and no such order, temporary preliminary or permanent injunction, decree or ruling is in effect as of 8:00 a.m. (Australian Eastern Time) on the Second Court Date;

(viii)
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, the New Square CDIs to be issued pursuant to the Scheme have been approved for official quotation on the ASX, subject only to customary conditions and effectiveness of the Scheme;

(ix)
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, the New Square Shares to be issued pursuant to the Scheme have been approved for official quotation on the NYSE, subject only to official notice of issuance; and

(x)
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, Afterpay has received confirmation from the Australian Tax Office (the “ATO”) that the ATO is prepared to issue a class ruling (in form and substance satisfactory to Afterpay and Square, each acting reasonably) confirming that qualifying Australian resident Afterpay shareholders who hold their shares on capital account will be eligible for scrip-for-scrip rollover relief.

(b)	Afterpay shareholders approve the Scheme at the Scheme Meeting by the requisite majorities under the Australian Corporations Act.
(c)
(i)
If Square determines (in its sole discretion after consulting with Afterpay) that a registration statement under the Securities Act is required for the Scheme Consideration, such registration statement has been declared effective and has not been the subject of any stop order or proceedings seeking a stop order; and

(ii)	Square stockholders approve the issuance of the Scheme Consideration by the requisite majorities in accordance with the NYSE listing rules.

(d)	The Court approves the Scheme in accordance with the Australian Corporations Act.
(e)	The Independent Expert issues a report that concludes that the Scheme is in the best interests of Scheme Participants before the lodgement of the Scheme Booklet with ASIC.
(f)
No Afterpay Prescribed Event (as defined and described further under “—Conduct of Business” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern time) on the Second Court Date.

(g)
No Square Prescribed Event (as defined and described further under “—Conduct of Business” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern time) on the Second Court Date.

(h)
No Afterpay Material Adverse Effect (as defined and described further under “—Representations and Warranties” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern time) on the Second Court Date.

(i)
No Square Material Adverse Effect (as defined and described further under “—Representations and Warranties” below) occurs between the date of the Transaction Agreement and 8:00 a.m. (Australian Eastern Time) on the Second Court Date.

(j)
Afterpay and its subsidiaries have performed or complied in all material respects with the obligations, covenants, and agreements required to be performed or complied with by them under the Transaction Agreement prior to 8:00 a.m. (Australian Eastern Time) on the Second Court Date.

(k)
Square and its subsidiaries have performed or complied in all material respects with the obligations, covenants, and agreements required to be performed or complied with by them under the Transaction Agreement prior to 8:00 a.m. (Australian Eastern Time) on the Second Court Date.

(l)
The Afterpay representations and warranties (described further under “—Representations and Warranties” below) are true and correct as at the date of the Transaction Agreement and, in relation to a number of representations and warranties, as at 8:00 a.m. (Australian Eastern Time) on the Second Court Date, subject to certain materiality qualifiers.

(m)
The Square representations and warranties (described further under “—Representations and Warranties” below) are true and correct as at the date of the Transaction Agreement and, in relation to a number of representations and warranties, as at 8:00 a.m. (Australian Eastern Time) on the Second Court Date, subject to certain materiality qualifiers.

Conditions (a)(viii), (a)(ix), (a)(x), (e), (g), (i), (k), and (m) are for the sole benefit of Afterpay and may only be waived in writing by Afterpay in its absolute discretion. Conditions (f), (h), (j), and (l) are for the sole benefit of Square and may only be waived in writing by Square in its absolute discretion. Conditions (a)(vi) and (a)(vii) are for the benefit of both parties and may only be waived with the agreement in writing of both parties. Other conditions cannot be waived.
If Afterpay or Square becomes aware of any breach or non-fulfillment of a condition precedent which it is responsible for satisfying, it must promptly notify the other party. If there is (1) a breach or non-fulfillment of any condition precedent relating to conditions (a) through (e) above which is not waived pursuant to the terms of the Transaction Agreement or (2) an act, failure to act or occurrence that will prevent such condition precedent from being satisfied pursuant to the terms of the Transaction Agreement (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with the Transaction Agreement), the parties must consult in good faith to determine whether they wish to pursue the Scheme. If so, they must consult in good faith as to whether (i) the Scheme may proceed by way of an alternative means or methods, (ii) to extend the relevant time for satisfaction of the applicable condition precedent or to adjourn or change the date of application to the Court, or (iii) to extend the End Date (as defined and described further under “—Termination” below) for the Scheme. If following the consultations described in the foregoing in this paragraph the parties do not both wish to pursue the Scheme or are unable to reach an agreement pursuant to sub-clauses (i)-(iii) of this paragraph, within five business days (or any shorter period ending at 5:00 p.m. on the day before the Second Court Date) (“Consultation Failure”), (x) either party may terminate the Transaction Agreement (subject to clause (y) below) or (y) if a condition precedent giving rise to the Consultation Failure exists for the benefit of one party only, that party only may waive such condition precedent or terminate the Transaction Agreement. No party can exercise such termination right if the relevant condition precedent has not been satisfied or agreement cannot be reached as a result of such party’s breach of the Transaction Agreement.
“Regulatory Approval” is defined as any approval of or notification to a governmental authority to the Scheme or any aspect of it, or the expiration of any waiting period required by the HSR Act or another applicable law, which Square and Afterpay agree, acting reasonably, is necessary or desirable to implement the Scheme.
Representations and Warranties
The Transaction Agreement contains a number of representations and warranties made by Afterpay to Square with respect to Afterpay and the other members of Afterpay and its subsidiaries (the “Afterpay Group”), including in relation to:
•	corporate existence;
•	power and authority to execute, deliver and perform the Transaction Agreement and to carry on its business;
•
that the entry by it into and performance under the Transaction Agreement does and will not conflict with or breach its constituent documents, any applicable law or any other document or agreement binding on Afterpay or any of its subsidiaries;

•	no consents or approvals of or filings or registrations with any governmental authority being required in connection with the Transaction other than certain enumerated approvals;
•	effectiveness of necessary authorizations;
•	the validity and enforceability of its obligations under the Transaction Agreement;
•	the accuracy and good faith inclusion of information relating to Afterpay included in or incorporated by reference into the Scheme Booklet or this proxy statement;
•	the good faith preparation and accuracy of non-forward looking Afterpay Disclosure Materials (as defined below);
•	compliance with laws, licenses, permits, authorizations and continuous disclosure requirements;
•	good faith provision of information to the Independent Expert for purposes of its report;
•
good faith provision of information to the accounting firm to be appointed by Afterpay and Square (the “Investigating Accountant”) to prepare a report in relation to the financial information regarding the combined company for inclusion in the Scheme Booklet (the “Investigating Accounting Report”);

•	no default under any binding document, agreement or instrument;
•	capital structure;
•	no material encumbrance over assets or revenues;
•	solvency;
•	Afterpay ordinary shares not constituting indirect Australian real property interests;
•	financial information and filings and the accounting standards applicable thereto;
•	asset control;
•	anti-bribery;
•	broker’s fees;
•	absence of an Afterpay Material Adverse Effect;
•	taxes;
•	employee benefit plans, workers compensation and other employment and labor matters;

•	real property;
•	intellectual property and data protection;
•	material contracts;
•	related party transactions;
•	relationships with key merchants; and
•	insurance.
Square has made representations and warranties to Afterpay with respect to Square and its subsidiaries (the “Square Group”) as to:
•	corporate existence;
•	power and authority to execute, deliver and perform the Transaction Agreement and to carry on its business;
•
that the entry by it into and performance under the Transaction Agreement does and will not conflict with or breach its constituent documents, any applicable law, or any other document or agreement binding on Square or any of its subsidiaries;

•	no consents or approvals of or filings or registrations with any governmental authority being required in connection with the Transaction other than certain enumerated approvals;
•	effectiveness of necessary authorizations;
•	the validity and enforceability of its obligations under the Transaction Agreement;
•	the accuracy and good faith inclusion of information relating to Square included in or incorporated by reference into the Scheme Booklet or this proxy statement;
•	the good faith preparation and accuracy of non-forward-looking information included in or incorporated by reference into the Square Disclosure Materials (as defined below);
•	compliance with laws, licenses, permits and authorizations;
•	no side dealing with Afterpay shareholders;
•	good faith provision of information to the Independent Expert and the Investigating Accountant for their respective reports;
•	capital structure;
•	authorization and valid issuance of, and absence of encumbrances over, the New Square Shares and the Square Class A common stock underlying the New Square CDIs;
•
the approval by the holders of a majority of voting power of Square common stock represented in person or by proxy at the Special Meeting being the only shareholder vote required for the issuance of the Scheme Consideration;

•	insolvency;
•	financial information and filings and the accounting standards applicable thereto;
•	anti-bribery;
•	broker’s fees;
•	absence of a Square Material Adverse Effect;
•	taxes; and
•	intellectual property and data protection.
In addition, Square Sub has made certain representations and warranties to Afterpay as to:
•	corporate existence;

•	power and authority to execute, deliver and perform the Transaction Agreement;
•	that the entry by it into and performance under the Transaction Agreement does and will not conflict with or breach its constituent documents or any applicable law;
•	effectiveness of necessary authorizations;
•	the validity and enforceability of its obligations under the Transaction Agreement;
•	Square’s ownership of all of the outstanding equity interests of Square Sub; and
•	Square Sub having conducted no other business activities outside of the transactions contemplated by the Transaction Agreement.
Each of the representations and warranties is qualified by matters “Disclosed,” which means disclosed, (1) for Afterpay, (a) in its confidential disclosure letter delivered to Square (the “Afterpay Disclosure Letter”), (b), in Afterpay’s virtual data room (as of 11:59 p.m. (Pacific Time) on July 28, 2021) (together with the Afterpay Disclosure Letter, the “Afterpay Disclosure Materials”) or (c) in Afterpay’s announcements on the ASX prior to the date of the Transaction Agreement (except forward looking, projected or hypothetical information) and (2) for Square, (a) in its confidential disclosure letter delivered to Afterpay (the “Square Disclosure Letter”), (b) in Square’s written responses to information requests by Afterpay (together with the Square Disclosure Letter, the “Square Disclosure Materials”) or (c) in Square’s filings with the SEC prior to the date of the Transaction Agreement (except forward looking, projected or hypothetical information). The confidential disclosure letter of each party contains information provided by such party to the other party in connection with the Transaction before entering into the Transaction Agreement.
A number of Square’s representations and warranties are qualified as to whether they are matters that would not, individually or in the aggregate, reasonably be expected to have a “Square Material Adverse Effect.” A “Square Material Adverse Effect” means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances, a material adverse effect on the assets and liabilities (taken as a whole), financial condition, business or results of operations of the Square Group (taken as a whole) but does not include events, matters or circumstances to the extent resulting from or arising out of:
(a)	any matter Disclosed to Afterpay;
(b)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;
(c)
any epidemic, pandemic (including COVID-19 or measures in response to COVID-19 adopted by governmental authorities), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(d)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);
(e)	any change in taxation rates, interest rates or exchange rates;
(f)	any change in generally accepted accounting principles or the authoritative interpretation of them;
(g)
the taking of any action required under the Transaction Agreement, the Scheme or the transactions contemplated by them (other than, to the extent not excluded by another clause of this definition, Square’s compliance with certain obligations under the Transaction Agreement described in “—Conduct of Business” below);

(h)
any change in the market price or trading volume of shares of Square common stock (although this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception, from being taken into account in determining whether there has been a Square Material Adverse Effect);

(i)	any failure, in and of itself, by Square or a member of the Square Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (although this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception of this definition, from being taken into account in determining whether there has been a Square Material Adverse Effect);
(j)
the execution, delivery or performance of the Transaction Agreement, the announcement or pendency of the Scheme or the other transactions contemplated by the Transaction Agreement (including the impact of any of the foregoing on the relationship of Square or a member of the Square Group with their respective employees, customers, creditors, suppliers or contractual counterparties) (except that this clause does not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of the Transaction Agreement or the announcement or pendency of the Scheme or the other transactions contemplated by the Transaction Agreement or with respect to the conditions precedent to the Scheme that relate to such representations or warranties);

(k)	the identity of, or any facts or circumstances relating to, Afterpay or any member of the Afterpay Group;
(l)
any actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to the Transaction Agreement, the Scheme or the transactions contemplated by the Transaction Agreement; or

(m)	any action (or the failure to take any action) with the written consent or at the written request of Afterpay.
In the case of clauses (b), (c), (d), (e) and (f) above, if the effects of such events, matters or circumstances are disproportionately adverse to the Square Group as compared to the effects on other companies in the industry in which the Square Group operates, then such disproportionate effect (only to the extent of such disproportionate effect) is included in determining whether a Square Material Adverse Effect has occurred.
A number of Afterpay’s representations and warranties are qualified as to whether they are matters that would not reasonably be expected to have an “Afterpay Material Adverse Effect.” An “Afterpay Material Adverse Effect” means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances, a material adverse effect on the assets and liabilities (taken as a whole), financial condition, business or results of operations of the Afterpay Group (taken as a whole) but does not include events, matters or circumstances to the extent resulting from or arising out of:
(a)	any matter Disclosed to Square;
(b)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;
(c)
any epidemic, pandemic (including COVID-19 or measures in response to COVID-19 adopted by governmental authorities), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(d)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);
(e)	any change in taxation rates, interest rates or exchange rates;
(f)	any change in generally accepted accounting principles or the authoritative interpretation of them;
(g)
the taking of any action required under the Transaction Agreement, the Scheme or the transactions contemplated by them (other than, to the extent not excluded by another clause of this definition, Afterpay’s compliance with certain obligations under the Transaction Agreement described in “—Conduct of Business” below);

(h)
any change in the market price or trading volume of Afterpay ordinary shares (although this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an Afterpay Material Adverse Effect);

(i)
any failure, in and of itself, by Afterpay or a member of the Afterpay Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (although this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an Afterpay Material Adverse Effect);

(j)
the execution, delivery or performance of the Transaction Agreement, the announcement or pendency of the Scheme or the other transactions contemplated by the Transaction Agreement (including the impact of any of the foregoing on the relationship of Afterpay or a member of the Afterpay Group with their respective employees, customers, creditors, suppliers or contractual counterparties) (except that this clause does not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of the Transaction Agreement or the announcement or pendency of the Scheme or the other transactions contemplated by the Transaction Agreement or with respect to the conditions precedent to the Scheme that relate to such representations or warranties);

(k)	the identity of, or any facts or circumstances relating to, Square or any member of the Square Group;
(l)
any actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to the Transaction Agreement, the Scheme or the transactions contemplated by the Transaction Agreement; or

(m)	any action (or the failure to take any action) with the written consent or at the written request of Square.
In the case of clauses (b), (c), (d), (e) and (f) above, if the effects of such events, matters or circumstances are disproportionately adverse to the Afterpay Group as compared to the effects on other companies in the industry in which the Afterpay Group operates, then such disproportionate effect (only to the extent of such disproportionate effect) is included in determining whether an Afterpay Material Adverse Effect has occurred.
Conduct of Business
Afterpay has agreed that from the date of the Transaction Agreement up to and including the Implementation Date (the “Interim Period”), it must (and must cause each member of the Afterpay Group to) use all reasonable endeavors to conduct its business in all material respects in the ordinary course consistent with business plans and budgets Disclosed to Square and in substantially the same manner as previously conducted.
During the Interim Period, other than with the prior written approval of Square (not to be unreasonably withheld or delayed), Afterpay has agreed to use all reasonable endeavors to ensure that Afterpay and each member of the Afterpay Group (1) maintains the condition of its business and material assets in all material respects, (2) keeps available the services of its key officers and key employees, (3) preserves its material relationships with key customers, suppliers, licensors, licensees, joint venturers and others with whom it has business dealings in all material respects, and (4) identifies any change of control or similar provisions in certain material contracts specified in the Transaction Agreement and other significant contracts as reasonably requested by Square, obtain third party consents under such material contracts for the transactions contemplated by the Scheme, and cooperate with Square in good faith to discuss obtaining third party consents with respect to such other significant contracts, subject to certain limitations.
In addition, during the Interim Period, other than with the prior written approval of Square (not to be unreasonably withheld or delayed), Afterpay has agreed that it will not, and will ensure that each member of the Afterpay Group does not:
(a)
(i)	other than in the ordinary course of business or as would not be adverse to the Afterpay Group or the Square Group including the Afterpay Group after implementation of the Scheme (the

“Merged Group”) in any material respect, enter into, terminate (other than non-renewals occurring in the ordinary course of business), amend or waive any right under certain material contracts specified in the Transaction Agreement; or
(ii)
enter into any contract or commitment (A) restraining in any material respect any member of the Merged Group from competing with any person or conducting activities in any market, (B) obligating in any material respect any member of the Merged Group to conduct business with any third party on a preferential or exclusive basis or (C) containing “most favored nation” or similar provisions that would bind the Merged Group in any material respect;

(b)
enter into any new line of business that is materially different to the business of consumer finance, retail and retail purchase financing (the “Core Business”) or discontinue any material aspect of the Core Business;

(c)	incur or make any capital expenditures, or commit to do so, in excess of A$20 million in the aggregate or individually;
(d)	enter into any agreement, arrangement or transaction with respect to derivative instruments or similar instruments;
(e)
change any accounting policy applied by a member of the Afterpay Group to report their financial position in any material respect other than any change required by a change in the requirements of the Australian Corporations Act relevant to the preparation and contents of financial reports, the Australian Accounting Standards (including any authoritative interpretation issued by the Australian Accounting Standards Board), or U.S. GAAP;

(f)
settle or compromise or make, change or revoke any concessions in relation to any material tax claims, liabilities or disputes or make any election in relation to tax, or otherwise engage in any transaction, act or event which gives rise to any tax liability which is outside the ordinary course of business as it was conducted prior to the date of the Transaction Agreement;

(g)
settle any legal proceedings, claim, investigation, arbitration or other like proceedings, except where such settlement (i) would result in monetary obligations involving the payment of not more than A$1.5 million (net of all amounts covered by existing insurance policies) in the aggregate or individually, (ii) does not involve the imposition of injunctive relief or other non-monetary obligations, including admission of wrongdoing (other than to pay such monies or customary confidentiality or other non-monetary obligations that are incidental to the agreement to pay such monies) on the Afterpay Group (or on the Merged Group after implementation of the Scheme), and (iii) would not create any adverse precedent that would be material to the Afterpay Group (or the Merged Group after implementation of the Scheme);

(h)
other than as required pursuant to the terms of an Afterpay employee plan in place as of the date of the Transaction Agreement and included in the Afterpay Disclosure Materials, or adopted or amended not in violation of the Transaction Agreement, or as is necessary to comply with Afterpay’s obligations under the Transaction Agreement regarding the treatment of employee equity awards:

(i)
increase the remuneration of, or otherwise vary the service or employment arrangements with, any of its current or former directors, officers, or employees, other than annual increases in remuneration or benefits for employees other than Level E2 or Level E3 employees, made in the ordinary course of business consistent with past practice that, in each case, do not exceed 10% of such individual’s annual cash compensation immediately prior to the increase or 5% of total payroll costs in the aggregate;

(ii)	grant any new equity-based awards or amend or modify the terms of any outstanding equity-based awards;
(iii)	pay or award, or agree to pay or award, any cash bonuses or cash incentive compensation, termination or retention payments;

(iv)
pay or agree to pay to any current or former director, officer, employee or other service provider any pension, retirement allowance or other benefit in excess of those in place as of the date of the Transaction Agreement and included in the Afterpay Disclosure Materials or permitted in accordance with clause (vii) below;

(v)
enter into any new, or amend any existing, employment, change in control, retention or severance or termination agreement with any current or former director, officer, employee or other service provider, other than (A) agreements with new hires or newly promoted employees who are permitted to be hired or promoted under clause (vii) below where such agreements are materially consistent with those provided to other similarly situated employees and do not provide any retention, equity award grants or enhanced (change in control) severance or (B) to provide severance compensation and severance benefits (excluding any enhanced change in control severance) in the ordinary course of business as it was conducted prior to the date of the Transaction Agreement to employees who are terminated under circumstances permitted by clause (vii) below;

(vi)
establish any Afterpay employee plan which was not in place as of the date of the Transaction Agreement, or amend or terminate any Afterpay employee plan, other than (A) Afterpay employee plans that document any action not otherwise prohibited by this clause, (B) de minimis administrative amendments or (C) in connection with the annual renewal of health and welfare benefit plans, in each case, that do not have the effect of materially enhancing any benefits thereunder or otherwise result in materially increased costs to the Afterpay Group;

(vii)
offer employment to, promote an existing employee, or terminate the employment of any employee or individual service provider who is an employee at Level 7 and above, other than terminations for “cause” (as determined by the Afterpay Group in its reasonable discretion);

(viii)	enter into, amend or terminate any collective bargaining agreement or other labor agreement; or
(ix)	waive any non-competition or non-solicitation obligation of any direct report of either of the Afterpay Chief Executive Officers or any direct report of such direct report;
(i)
accelerate or fund the rights of any of its directors, officers or employees to compensation or benefits of any kind (including under any Afterpay executive or employee share plans), other than as permitted under clause (h) above or as required pursuant to the terms of an Afterpay employee plan in place as of the date of the Transaction Agreement, or adopted or amended not in violation of the Transaction Agreement;

(j)
(A) sell, assign, transfer or grant any exclusive license to, or (B) abandon or permit to let lapse or expire (other than immaterial in-bound licenses to the Afterpay Group that the Afterpay Group would allow to expire in the ordinary course of business in accordance with their terms), any intellectual property material to the business of the Afterpay Group as conducted as of the date of the Transaction Agreement, and as proposed by the Afterpay Group as of the date of the Transaction Agreement to be conducted in the future;

(k)
incur, assume, guarantee or become liable for any indebtedness other than (A) intercompany indebtedness, (B) guarantees by Afterpay or any direct or indirect wholly owned subsidiary of indebtedness of Afterpay or any other direct or indirect wholly owned subsidiary of Afterpay, (C) drawing down on undrawn amounts under the Afterpay Group’s warehouse facilities as of the date of the Transaction Agreement to fund underlying sales in the ordinary course of business, or (D) subject to certain limitations, any indebtedness incurred to refinance, roll over, replace or renew any indebtedness already outstanding as of the date of the Transaction Agreement;

(l)
(i)	acquire any material real property or enter into any material lease or sublease of real property;
(ii)
sell, assign, dispose of, surrender or exercise any right to terminate any material lease or sublease of real property other than, in each case, expirations or surrenders of any leases or subleases in accordance with their terms or in the ordinary course of business;

(iii)	materially modify or amend or exercise any right to renew any material lease, or waive any material term or condition thereof or grant any consents thereunder;
(iv)
grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting, in any material respect, any material real property leased by a member of the Afterpay Group, or any interest therein or part thereof; or

(m)	agree to do any of the matters set out above.
The foregoing restrictions do not apply to any action that (1) is expressly required or permitted by the Transaction Agreement, the Scheme, or otherwise required by law or regulation, (2) would be required to enforce Square’s obligations under the information exchange protocol between the parties, (3) has been Disclosed to Square in the Afterpay Disclosure Letter, (4) has been agreed to in writing by Square (such agreement not to be unreasonably withheld, delayed or conditioned), or (5) is reasonably and prudently required to respond to any epidemic, pandemic (including COVID-19 or any measures in response to COVID-19 adopted by governmental authorities), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (including any worsening of or recovery from any of the foregoing).
Afterpay has also agreed that it will not (and will ensure that its subsidiaries do not) take any action, or fail to take any action whose omission, would give rise to any Afterpay Prescribed Event. An “Afterpay Prescribed Event” means, except to the extent contemplated by the Transaction Agreement or the Scheme, the occurrence of any of the following:
(a)	Afterpay converts all or any of its shares into a larger or smaller number of shares;
(b)
Afterpay or a non-wholly owned subsidiary of Afterpay resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares, subject to certain exceptions specified in the Transaction Agreement;

(c)	Afterpay or a non-wholly owned subsidiary of Afterpay enters into a buy-back agreement or resolves to approve the terms of a buy-back agreement under the Australian Corporations Act;
(d)	Afterpay makes or declares, or announces an intention to make or declare, any dividend or other distribution;
(e)
any member of the Afterpay Group issues shares or grants an option over its shares (or agrees to do the foregoing) in each case to a person that is not Afterpay or a wholly owned subsidiary of Afterpay, subject to certain exceptions for actions relating to Afterpay’s equity plans or for certain issuances in connection with the settlement during the Interim Period of outstanding convertible or other equity-linked securities of Afterpay and its subsidiaries;

(f)
any member of the Afterpay Group issues or agrees to issue securities or other instruments convertible into shares in each case to a person that is not Afterpay or a wholly owned subsidiary of Afterpay, subject to certain exceptions for actions relating to Afterpay’s equity plans or for certain issuances in connection with the settlement during the Interim Period of outstanding convertible or other equity-linked securities of Afterpay and its subsidiaries;

(g)	Afterpay or any non-wholly owned subsidiary of Afterpay adopts a new constitution or modifies or repeals (in whole or in part) its constitution;
(h)
any member of the Afterpay Group acquires or disposes of, agrees to acquire or dispose of, or offers, proposes, announces a bid or tenders for, any business, entity or undertaking or assets comprising a business (A) the value of which exceeds A$20 million individually or in the aggregate or (B) where that acquisition, disposal, bid or tender will or is reasonably likely to have a material adverse effect on the timeline for completion of the Scheme or the prospects of obtaining any Regulatory Approval for the Scheme;

(i)	any member of the Afterpay Group creates or agrees to create any encumbrance over or declares itself the trustee of all or a material part of the Afterpay Group’s business or property;

(j)
Afterpay or any material member of the Afterpay Group merges or consolidates with any other person (other than, in the case of a material member of the Afterpay Group, with Afterpay or a wholly owned subsidiary of Afterpay) or restructures, reorganizes or completely or partially liquidates or dissolves; or

(k)
Afterpay or any of its material “Related Bodies Corporate” (generally defined in the Australian Corporations Act as a holding company, a subsidiary, or a subsidiary of a holding company of another entity) becomes insolvent.

However, an Afterpay Prescribed Event does not include any matters (1) Disclosed to Square, (2) required by law, regulation, changes in generally accepted accounting principles or by an order of a court or governmental authority, (3) made at the written request of Square, or (4) the undertaking of which Square has approved in writing (not to be unreasonably withheld, delayed or conditioned, and will not be withheld if to do so would contravene competition laws).
During the Interim Period, other than with the prior written approval of Afterpay (not to be unreasonably withheld or delayed), Square has agreed to use all reasonable endeavors to ensure that Square and each member of the Square Group (1) maintains the condition of its business and material assets in all material respects, (2) keeps available the services of its key officers and key employees, (3) preserves its material relationships with customers, suppliers, licensors, licensees, joint venturers and others with whom it has business dealings in all material respects.
In addition, during the Interim Period, other than with the prior written approval of Afterpay (not to be unreasonably withheld or delayed), Square has agreed (and has agreed to cause each member of the Square Group to) not take any action that, or fail to take any action whose omission, would give rise to any Square Prescribed Event. The foregoing restrictions do not apply to any action that (1) is expressly required or permitted by the Transaction Agreement, the Scheme, or otherwise required by law or regulation, (2) would be required to enforce Afterpay’s obligations under the information exchange protocol between the parties, (3) has been Disclosed to Afterpay in the Square Disclosure Letter, (4) has been agreed to in writing by Afterpay (such agreement not to be unreasonably withheld, delayed or conditioned), or (5) is reasonably and prudently required to respond to any epidemic, pandemic (including COVID-19 or any measures in response to COVID-19 adopted by governmental authorities), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (including any worsening of or recovery from any of the foregoing). A “Square Prescribed Event” means, except to the extent contemplated by the Transaction Agreement or the Scheme, the occurrence of one of the following:
(a)
Square converts all or any of its shares into a larger or smaller number of shares (other than the conversion of shares of Square Class B common stock to shares of Square Class A common stock pursuant to the terms of its certificate of incorporation);

(b)
Square or a non-wholly owned subsidiary of Square resolves to reduce its share capital in any way or resolves to reclassify, combine or split directly or indirectly any of its shares, subject to certain exceptions relating to Square equity plans;

(c)
Square or a non-wholly owned subsidiary of Square repurchases, redeems or otherwise acquires any shares of capital stock of Square, or agrees to do any of the foregoing, subject to certain exceptions relating to Square equity plans;

(d)
any member of the Square Group issues shares of Square common stock or other instruments convertible into shares of Square common stock (or agrees to do the foregoing) to a person outside the Square Group, subject to certain exceptions relating to Square’s equity plans, issuances under Square’s convertible notes outstanding as of the date of the Transaction Agreement or issuances of securities in an amount up to 15% of the outstanding shares of Square common stock as of the date of the Transaction Agreement;

(e)	Square makes or declares (or announces an intention to do so) any dividend or other distribution;

(f)
Square adopts a new charter or modifies or repeals its charter, in each case in a manner that would materially and adversely impact the rights of the Afterpay shareholders or would prevent, materially delay or materially impair the ability of the parties to perform their obligations under the Transaction Agreement or to consummate the Scheme;

(g)	any member of the Square Group creates or agrees to create any encumbrance over or declares itself the trustee of all or a material part of the Square Group’s business or property;
(h)	any member of the Square Group undertakes or agrees to undertake a Square Competing Acquisition;
(i)	Square merges or consolidates with any other person or restructures, reorganizes or completely or partially liquidates or dissolves itself; or
(j)	Square or any of its material Related Bodies Corporate becomes insolvent.
However, Square Prescribed Event does not include any matters (1) Disclosed to Afterpay, (2) required by law, regulation, changes in generally accepted accounting principles or by an order of a court or governmental authority, (3) made at the written request of Afterpay, or (4) the undertaking of which Afterpay has approved in writing (not to be unreasonably withheld, delayed or conditioned).
“Square Competing Acquisition” means any acquisition by any member of the Square Group of a business, entity or undertaking or assets comprising a business or joint venture or other transaction (including a series of any of the foregoing) (other than the Scheme) where (a) such target is material to the Merged Group (deemed for such purpose to be a consolidated group the same size as the Afterpay Group) and derives a material portion of its revenues from BNPL products and/or services or (b) the target operates in the BNPL space in North America, the United Kingdom, New Zealand, Europe or Australia and such acquisition or other transaction would likely materially delay or create substantial risk of any regulatory approval for the Scheme not being obtained.
Additional Obligations
The Proxy Statement and Special Meeting
Under the terms of the Transaction Agreement, Square agreed to (1) use reasonable endeavors to prepare and file this proxy statement in preliminary form with the SEC within 25 business days of the date of the Transaction Agreement, provided that Afterpay has complied with its obligations to promptly provide to Square any information reasonably required for inclusion in this proxy statement, and (2) file this proxy statement in definitive form and begin mailing to the Square stockholders as soon as practicable (and use all reasonable endeavors to do so within three business days) after October 3, 2021.
Square is required to convene and hold the stockholder meeting to obtain Square stockholder approval of the Transaction Proposal within 30 business days of October 3, 2021, and will not propose any matters to be voted on at the Special Meeting other than the Transaction Proposal and the Adjournment Proposal.
Square has agreed not to postpone or adjourn the Special Meeting without the prior consent of Afterpay. Notwithstanding the foregoing, and except as required by law, Square may adjourn or postpone the Special Meeting if necessary to ensure that any required (or, if determined by Square’s board of directors acting reasonably and in good faith after consulting with outside counsel and having first consulted with Afterpay, advisable) supplement or amendment to this proxy statement is provided to the Square stockholders, with such postponement or adjournment to extend for no longer than the period that Square’s board of directors determines in good faith (after consulting with outside counsel) is required or (having first consulted with Afterpay) advisable to give the Square stockholders sufficient time to evaluate any such supplement or amendment so provided or disseminated (except that no such postponement or adjournment may be to a date that is after the 10th business day after the date of such supplement or amendment, other than to the extent required by law).
Access to Information
During the Interim Period, subject to Afterpay and Square’s obligations under the information exchange protocol between the parties and certain other exceptions, Afterpay must, as soon as reasonably practicable, provide Square and its officers and advisers with any documents, records, and other information (subject to any existing confidentiality obligations owed to third parties, or applicable privacy laws) reasonably requested by such parties and provide such parties reasonable access to Afterpay’s officers and advisers which Square reasonably requires for the purposes of understanding Afterpay’s financial position, implementing the Scheme, preparing for carrying on the business of Afterpay following the implementation of the Scheme, and any other purpose agreed in writing between the parties (acting reasonably).
Minority Interests
In relation to each option, convertible note and other third party right over any securities in any member of the Afterpay Group, other than Afterpay’s A$1.5 billion convertible notes listed on the Singapore Exchange and employee share rights (“Minority Interests”), as promptly as practicable after the date of the Transaction Agreement, Afterpay must use all reasonable endeavors to ensure that by the Scheme Record Date there are no outstanding Minority Interests that are not owned, directly or indirectly, by Afterpay.
Parties’ Obligations with Respect to the Scheme
Each of Afterpay and Square has agreed to use all reasonable endeavors and commit necessary resources (including management and corporate relations resources and the resources of external advisers) and procure that its respective officers and advisers work in good faith and in a timely and cooperative fashion with the other party (including by attending meeting and providing information) to produce the Scheme Booklet and implement the Scheme as soon as reasonably practicable and on the timeline for completion of the Scheme. Moreover, each of Afterpay and Square has agreed to use all reasonable endeavors to procure that each of the conditions precedent to the Scheme for which it is the responsible party is satisfied as soon as practicable and continues to be satisfied at all times until the last time it is to be satisfied and that there is no occurrence that would prevent a failure of the condition precedent for which it is the responsible party.
Each of Afterpay and Square has agreed to, among other actions, (1) promptly apply for or file all relevant Regulatory Approvals for which it is the responsible party (and with respect to notifications under the HSR Act, no later than 10 business days after the date of the Transaction Agreement) and (2) provide reasonable assistance to the other parties to enable them to obtain any Regulatory Approvals for which such other party is the responsible party. In addition, Square Sub must offer and agree or accept the standard tax conditions published as of the date of the Transaction Agreement issued by Australia’s Foreign Investment Review Board from time to time and must consider in good faith and in consultation with Afterpay agreeing or accepting any other condition required or requested in connection with a Regulatory Approval (including as to data or reporting), unless such condition is not conditional on the Scheme becoming effective or would be reasonably likely to have a material adverse effect on the Merged Group (deemed for such purpose to be a consolidated group the same size as the Afterpay Group).
Square’s Board of Directors after Implementation of the Scheme
Effective as of immediately following the implementation of the Scheme, Square will appoint one Afterpay director as a Class III director of Square. Such director will be selected by Square in consultation with, and after good faith consideration of the recommendation of, Afterpay. Subject to its board nomination process, Square will use reasonable endeavors to select such director as soon as practicable after the date of the Transaction Agreement.
Employee and Benefit Matters
Subject to the requirements of applicable law or regulation, for each employee of Afterpay who continues to be employed from and after the implementation of the Scheme, for a period of one year following the Implementation Date (or, if earlier, the date of such employee’s termination of employment), Square will provide such employee with:
•	an annual total target compensation opportunity that is no less favorable than that in effect for such employee immediately prior to the implementation of the Scheme; and
•
other benefits that are, in the aggregate, substantially comparable to the aggregate other benefits provided to such employee immediately prior to the implementation of the Scheme (excluding any defined benefit pension benefits or any one-time or non-recurring compensation or benefits).

In addition, Square will credit each Afterpay employee’s service as recognized by Afterpay for all purposes under compensation and benefit plans, including for purposes of eligibility, level of benefits, vesting and accruals, but not to the extent such crediting would result in a duplication of benefits. Square will also use reasonable efforts to (i) waive any pre-existing condition limitations, waiting periods and other similar requirements for Afterpay employees under Square welfare benefit plans except to the extent such conditions applied under the applicable Afterpay benefit plan prior to the implementation of the Scheme and (ii) for purposes of any Square welfare benefit plans, credit any copayments, deductibles or other similar payments made by the Afterpay employees under the Afterpay benefit plans for the calendar year in which the implementation of the Scheme occurs.
Subject to the Scheme becoming effective, equity awards held by non-employee directors of Afterpay will vest in full and, if timely exercised in the case of Afterpay stock options, participate in the Scheme on the same basis as other Afterpay shares. Outstanding equity awards of Afterpay and its subsidiaries held by employees will generally be treated as follows: (i) a portion of each such award will vest, with the vesting date depending on the type of award, but generally occurring no earlier than immediately following the Scheme becoming effective so that the vested portion of the award equals the number of months of the total applicable vesting period that have elapsed through to the Scheme becoming effective divided by the total number of months in the vesting period, (ii) the vested portion of each Afterpay award will receive New Square Shares (less any exercise price in the case of Afterpay stock options), and (iii) at closing the unvested portion of each Afterpay award will be converted into a Square award of the same character in a manner that is intended to preserve its value and generally on the same terms and conditions except that the award will vest on a quarterly basis from the Scheme becoming effective through the last vesting date of the corresponding Afterpay award.
United States Tax Matters
The parties agreed that they and their respective subsidiaries would use best endeavors to cause the Transaction to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Internal Revenue Code and to eliminate or mitigate the extent to which payment of the Scheme Consideration is subject to withholding tax as a result of the application of Section 304 of the Internal Revenue Code. The parties acknowledged and agreed that, after the Implementation Date, Square will be permitted to make elections under Section 338 of the Internal Revenue Code with respect to Afterpay and its subsidiaries and under Section 301.7701-3 of the United States Treasury Regulations with respect to any subsidiary of Afterpay. The parties agreed that no party or subsidiary of a party will take or fail to take any action that could reasonably be expected to preclude those elections.
Release and Indemnification
Subject to the Australian Corporations Act, each of Afterpay and Square has agreed to release its rights and not make a claim, against the other party (including the other party’s Related Bodies Corporate and the directors and officers of the other party and of the other party’s Related Bodies Corporate) in connection with:
•	any breach of any representations and warranties of the other party or any of its subsidiaries in the Transaction Agreement; or
•
any disclosures containing any statement which is false or misleading whether in content or by omission, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise;

except where the other party has engaged in fraud or willful misconduct.
Square undertakes to ensure that, for a period of seven years from the Implementation Date, the constitutions of Afterpay and each other member of the Afterpay Group (including any successor entities thereto) will continue to contain such rules as are contained in those constitutions at the date of the Transaction Agreement that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of such company to any person other than a member of the Square Group. Square also undertakes to procure that Afterpay and each other member of the Afterpay Group complies with any deeds of indemnity, access and insurance made by them in favor of their respective directors and officers. Subject to good faith consultation with Square regarding the proposed terms thereof, Afterpay must purchase a seven-year prepaid “run-off” directors’ and officers’ liability insurance policy with respect to matters arising at or prior to the Implementation Date.

Public Announcements
Square and Afterpay have agreed that neither party may make any public announcement or disclosure in connection with the Scheme without approval of the other party (acting reasonably) and that each party will use all reasonable endeavors to provide such approval as soon as practicable, in each case except for announcements (A) in response to an announcement in breach of the foregoing obligation, (B) made in connection with a competing transaction or withdrawal or change of board recommendation, (C) made in connection with any disputes between the parties regarding the Transaction Agreement, the Scheme, or the other transactions contemplated by the Transaction Agreement, or (D) regarding the actual or expected financial impact of the Scheme on a party.
If a party approves the form of an announcement or disclosure, then that approval will also extend to any other public announcement or disclosure made in connection with the Scheme that is consistent in tone and substance with all or part of such approved announcement or disclosure.
Board Recommendation
Afterpay has agreed that the Scheme Booklet will include a statement that Afterpay’s board of directors unanimously recommends to its shareholders that the Scheme be approved and that each director of Afterpay intends to vote his or her Afterpay shares in favor of the Scheme, subject to the Independent Expert concluding (and continuing to conclude) that the Scheme is in the best interests of Afterpay shareholders and there being no Afterpay Superior Proposal (as defined below under “—Exclusivity”).
Square has agreed that this proxy statement (or, if applicable, a registration statement on Form S-4) for the Scheme will include a statement that Square’s board of directors recommends that Square stockholders vote in favor of the issuance of Square Class A common stock, subject to the circumstances under which Square’s board of directors may change its recommendation.
Pursuant to the Transaction Agreement, Afterpay’s board of directors must make and not withdraw or change its recommendation in favor of the Scheme unless:
•
there is an Afterpay Superior Proposal (as defined below) and Afterpay’s board of directors determines in good faith and acting reasonably (having received external legal advice from reputable advisers experienced in transactions of this nature) that failing to do so would constitute a breach of its fiduciary or statutory duties to Afterpay shareholders; or

•
the Independent Expert concludes that the Scheme is not in the best interests of Afterpay shareholders or adversely changes its previously given opinion that the Scheme is in the best interests of Afterpay shareholders.

Pursuant to the Transaction Agreement, Square’s board of directors must make and not withdraw or change its recommendation that Square stockholders vote in favor of the issuance of Square Class A common stock unless:
•	there is an Intervening Event or a Square Superior Proposal (as defined below); and
•
Square’s board of directors determines in good faith and acting reasonably (having received external legal advice from reputable advisers experienced in transactions of this nature) that failing to do so would constitute a breach of their fiduciary or statutory obligations to Square stockholders.

“Intervening Event” is defined as an event, matter or circumstance that is material to the Square Group (taken as a whole) and that (a) was not known or reasonably foreseeable to Square’s board of directors prior to the date of the Transaction Agreement and (b) does not relate to or involve (i) any Square Competing Transaction or any inquiry or communications relating thereto or any matter relating thereto or consequences thereof or (ii) any change in the price or trading volume of Afterpay ordinary shares, shares of Square common stock or any other securities of Afterpay, Square or any of their respective subsidiaries (although the underlying causes of such changes may constitute or be taken into account in determining whether there has been an Intervening Event).
If either Afterpay’s board of directors or Square’s board of directors proposes to withdraw or change its recommendation in accordance with the foregoing, the relevant party must notify the other party in writing as promptly as reasonably practicable, and the parties must consult in good faith for five business days after such notification to consider and determine whether the recommendation can be maintained (except that Afterpay Competing Transactions are governed by the fourth paragraph under the section “—Exclusivity” below. If Afterpay’s board of directors or Square’s board of directors withdraws or changes its recommendation, a termination fee may be payable by the party whose board of directors withdrew or changed its recommendation, as described under “—Termination Fees” below.
Exclusivity
From the date of the Transaction Agreement to the termination of the Transaction Agreement in accordance with its terms (the “Exclusivity Period”), Afterpay must ensure that neither it nor its representatives:
•
directly or indirectly solicit, invite, facilitate, encourage or initiate any inquiries, negotiations or discussions (or communicates any intention to do any of the foregoing) with a view to obtaining any offer, proposal or expression of interest from any person in relation to an Afterpay Competing Transaction (“No Shop”);

•
negotiate, enter into or participate in negotiations or discussions regarding an Afterpay Competing Transaction or any agreement, understanding or arrangement that could be reasonably expected to lead to an Afterpay Competing Transaction (even if such Afterpay Competing Transaction was not directly or indirectly solicited, invited, encouraged or initiated by Afterpay or its representatives or such Afterpay Competing Transaction was announced publicly) (“No Talk”); and

•
in relation to an Afterpay Competing Transaction, (x) enable, solicit, invite, initiate, encourage, facilitate or permit any other person other than Square and its representatives to undertake due diligence investigations on any member of the Afterpay Group (or any of their businesses or operations) or (y) make available to any person or permit any person to receive (other than Square and its representatives) any non-public information relating to any member of the Afterpay Group (or any of their respective businesses or operations), in each case in connection with such person formulating, developing or finalizing an Afterpay Competing Transaction (“No Due Diligence”).

Afterpay’s No Talk and No Due Diligence obligations do not apply to the extent they restrict Afterpay or its board of directors from taking or refusing to take any action with respect to a genuine Afterpay Competing Transaction that did not result from a material breach of Afterpay’s No Shop, No Talk or No Due Diligence obligations, provided that Afterpay’s board of directors has determined in good faith after receiving advice from its financial and external legal advisers that (1) the Afterpay Competing Transaction is or would reasonably be expected to become an Afterpay Superior Proposal and (2) failing to respond to the Afterpay Competing Transaction would constitute a breach of Afterpay’s board of directors’ fiduciary or statutory obligations. If Afterpay makes available to such offeror any non-public information relating to any member of the Afterpay Group or their businesses or operations, it may only do so under a confidentiality agreement with terms no less favorable in the aggregate to Afterpay than those contained in the confidentiality agreement between Afterpay and Square (except that no such confidentiality agreement shall be required to contain any standstill or similar provisions).
During the Exclusivity Period, if Afterpay or (to Afterpay’s knowledge) its representatives receives any approach with respect to any Afterpay Competing Transaction, receives any request for information relating to any member of the Afterpay Group or their businesses or operations in connection with a current or future Afterpay Competing Transaction, or provides any information relating to any member of the Afterpay Group or their businesses or operations to any person in connection with or for the purposes of a current or future Afterpay Competing Transaction, Afterpay must notify Square promptly (and in any event within 36 hours). Such notice must be accompanied by all material details of the relevant event, including the identity of the third party, the material terms and conditions of any current or proposed Afterpay Competing Transaction (to the extent known), and the nature of the information requested and/or provided. In addition, Afterpay must provide to Square any non-public information relating to Afterpay, its Related Bodies Corporate or any of their respective businesses and operations made available to or received by any third party in connection with such third party formulating, developing or finalizing an Afterpay Competing Transaction that differs from or is more extensive than the information provided to Square and must keep Square reasonably informed on a prompt and timely basis of the status, material terms, and material developments, discussions or negotiations regarding any Afterpay Competing Transaction.

During the Exclusivity Period, Afterpay must not enter into any agreement, arrangement or understanding pursuant to which a third party and/or Afterpay proposes to undertake or give effect to an actual, proposed or potential Afterpay Competing Transaction and must procure that its board of directors does not change its recommendation in favor of the Scheme to publicly recommend an actual, proposed or potential Afterpay Competing Transaction unless:
•
Afterpay’s board of directors, acting in good faith after receiving advice from its financial and external legal advisers, determines that the Afterpay Competing Transaction constitutes an Afterpay Superior Proposal and that the failure to enter into such agreement, arrangement or understanding and/or to change its recommendation would constitute a breach of its fiduciary or statutory duties to Afterpay shareholders;

•
Afterpay has provided Square with the material terms and conditions of the Afterpay Competing Transaction to the extent required by the Transaction Agreement and a written explanation as to why it considers that the Afterpay Competing Transaction constitutes an Afterpay Superior Proposal;

•
for at least five business days, Afterpay and its representatives have negotiated in good faith with Square and its representatives, to the extent Square wishes to negotiate and makes itself reasonably available to negotiate, to enable Square to propose revisions to the terms of the Transaction Agreement; and

•
upon the expiry of such negotiation period, Afterpay’s board of directors has considered in good faith any binding proposed revisions to the Transaction Agreement proposed by Square, and has determined in good faith, after receiving advice from its financial and external legal advisers, that such Afterpay Competing Transaction would nevertheless continue to constitute an Afterpay Superior Proposal if such revisions proposed by Square were to be given effect and that the failure to enter into such agreement, arrangement or understanding and/or to change its recommendation would continue to constitute a breach of its fiduciary or statutory duties to Afterpay shareholders.

Afterpay agrees that each successive material modification to the terms of any Afterpay Competing Transaction will constitute a new Afterpay Competing Transaction and, accordingly, will comply with its obligations outlined in the four paragraphs immediately above in respect of any new Afterpay Competing Transaction.
An “Afterpay Competing Transaction” means an offer, proposal, transaction or arrangement, or a series of any of the foregoing (other than the Scheme), which, if completed, would mean:
•	Afterpay shareholders immediately prior to such transaction do not own more than 80% of the voting power of securities of the resulting entity or its ultimate parent;
•
a person other than Square or its Related Bodies Corporate (whether alone or together with its associates) would (1) directly or indirectly acquire a Relevant Interest (as defined in the Australian Corporations Act) in or become the holder of 20% of Afterpay shares (other than as custodian, nominee or bare trustee), (2) acquire control of Afterpay (within the meaning of the Australian Corporations Act) or (3) directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an interest in (including through any license arrangement) 20% or more of the consolidated assets of the Afterpay Group; or

•	Square would be required to abandon or otherwise fail to proceed with the Scheme.
An “Afterpay Superior Proposal” means a genuine Afterpay Competing Transaction (other than an Afterpay Competing Transaction that resulted from a material breach of Afterpay’s exclusivity obligations), which Afterpay’s board of directors, acting in good faith and after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, determines is reasonably likely of being completed on a reasonable timeline and of a higher financial value and more favorable to Afterpay shareholders than the Scheme (as revised), in each case taking into account all aspects of the Afterpay Competing Transaction.
If Afterpay’s board of directors changes its recommendation in favor of the Scheme to publicly recommend an actual, proposed or potential Afterpay Competing Transaction, a termination fee may be payable by Afterpay, as described under “—Termination Fees” below.

Termination
The Transaction Agreement may be terminated by either Square or Afterpay:
•
if the Scheme has not become effective on or before the End Date, unless the failure of the Scheme to become effective on or before the End Date is due to the failure of the party seeking to terminate the Transaction Agreement to perform or observe its obligations, covenants and agreements under the Transaction Agreement;

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if the other party’s board of directors changes, withdraws or adversely modifies its recommendation that such other party’s shareholders vote in favor of the Scheme or the issuance of the Scheme Consideration, as applicable, or otherwise makes a public statement indicating that such other party’s board of directors no longer supports the Scheme (an “Adverse Recommendation Change”);

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if (a) any governmental authority who must grant a Regulatory Approval that is a condition precedent to the Scheme has denied such approval, and such denial has become final and non-appealable or (b) any governmental authority of competent jurisdiction has issued a final and non-appealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Scheme, unless such denial or prohibition is due to the failure of the party seeking to terminate the Transaction Agreement to perform or observe its obligations, covenants and agreements under the Transaction Agreement;

•
before 8:00 a.m. (Australian Eastern Time) on the Second Court Date, if the other party is in material breach of a term of the Transaction Agreement (excluding representations and warranties), taken in the context of the Scheme as a whole, subject to notice of breach setting out the relevant circumstances and 30 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Time) on the Second Court Date) after such notice is given;

•
if (a) a Consultation Failure has occurred or (b) the Court has denied approval of the Scheme and the parties agree not to appeal or an independent counsel has determined that an appeal would be futile (“Appeal Failure”); or

•	if agreed to in writing by both parties.
Afterpay may terminate the Transaction Agreement before 8:00 a.m. (Australian Eastern Time) on the Second Court date if its board of directors determines, after completion of the process outlined under “—Exclusivity” above, that an Afterpay Competing Transaction is an Afterpay Superior Proposal, provided that there has not been a material breach by Afterpay of its exclusivity obligations.
Termination Fees
Afterpay is required to pay a termination fee of A$385 million to Square if:
•
an Afterpay Competing Transaction is publicly announced or made before the date on which the Scheme becomes effective and within 12 months of the End Date, an Afterpay Competing Transaction is completed;

•
Square validly terminates the Transaction Agreement for an Adverse Recommendation Change by Afterpay’s board of directors, except where such change is made after the Independent Expert concludes that the Scheme is not in the best interests of Afterpay shareholders (other than where the reason for such opinion is an Afterpay Competing Transaction) or in circumstances arising as a result of Square’s material breach of the Transaction Agreement;

•
Afterpay validly terminates the Transaction Agreement because its board of directors has determined, after completion of the process outlined under “—Exclusivity” above, that an Afterpay Competing Transaction is an Afterpay Superior Proposal; or

•
Square validly terminates the Transaction Agreement for Afterpay’s material breach of the Transaction Agreement (excluding any representation and warranty not being true and correct), taken in the context of the Scheme as a whole, subject to notice to Afterpay of breach setting out the relevant circumstances and 30 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Time) on the Second Court Date) after such notice is given.
Square is required to pay a termination fee of A$385 million to Afterpay if:
•
Afterpay validly terminates the Transaction Agreement for an Adverse Recommendation Change by Square’s board of directors, except where such change is made in circumstances arising as a result of Afterpay’s material breach of the Transaction Agreement;

•
Afterpay validly terminates the Transaction Agreement for Square’s material breach of the Transaction Agreement (excluding any representation and warranty not being true and correct), taken in the context of the Scheme as a whole, subject to notice to Square of breach setting out the relevant circumstances and 30 business day cure period (or such shorter period ending at 8:00 a.m. (Australian Eastern Time) on the Second Court Date) after such notice is given;

•
Square or Afterpay validly terminates the Transaction Agreement for a Consultation Failure or an Appeal Failure because Square has failed to obtain the approval of its shareholders for issuance of the Scheme Consideration at its shareholder meeting or Afterpay validly terminates the Transaction Agreement for the failure of the Scheme to become effective on or before the End Date without Square’s stockholder meeting having been held, in each case provided that there has not been an Adverse Recommendation Change by Square’s board of directors; or

•	a Square Competing Transaction is publicly announced or made before the date on which the Scheme becomes effective and within 12 months of the End Date, a Square Competing Transaction is completed.
A “Square Competing Transaction” means an offer, proposal, transaction or arrangement (whether by way of stock purchase, tender offer, exchange offer, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, takeover bid, scheme of arrangement, capital reduction, buy back, sale, lease or assignment of assets, sale or issue of securities, reverse takeover bid, dual listed company structure (or other synthetic merger), deed of company arrangement, debt for equity arrangement or otherwise), or a series of any of the foregoing (other than the Scheme), which, if completed, would mean:
•	Square stockholders immediately prior to such transaction do not own more than 80% of the voting power of securities of the resulting entity or its ultimate parent; or
•
a person other than Square, its Related Bodies Corporate, or holders of Square Class B common stock (whether alone or together with its associates) would (1) directly or indirectly acquire a Relevant Interest (as defined in the Australian Corporations Act) in or become the holder of securities representing 20% or more of the total outstanding voting power of Square (other than as a custodian, nominee or bare trustee) or (2) directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an interest in (including through any license arrangement) 20% or more of the consolidated asset ownership of Square Group.

A “Square Superior Proposal” means a genuine Square Competing Transaction, which Square’s board of directors, acting in good faith and after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, determines is reasonably likely of being completed on a reasonable timeline and of a higher financial value and more favorable to Square stockholders than the Scheme (as revised), in each case taking into account all aspects of the Square Competing Transaction.
Notwithstanding the foregoing, no termination fee is payable by either Square or Afterpay if the Scheme becomes effective, and any amount already paid must be refunded.
Except for fraud or willful material breach of the Transaction Agreement by the party paying the termination fee, the maximum liability of a party under or in connection with the Transaction Agreement is the amount of the termination fee, and the payment of the termination fee represents the sole and absolute amount of liability of the paying party under or in connection with the Transaction Agreement, provided that this limitation of liability does not impact either party’s ability to seek and obtain the remedy of specific performance, or Square’s liability under the Deed Poll or for failure to provide the Scheme Consideration.

Costs and Expenses
Except in respect of the termination fees described above and all stamp duty, registration fees and similar taxes (which are payable by Square), each party must pay its own costs in connection with the preparation, negotiation, execution, and completion of the Transaction Agreement.
Governing Law
The Transaction Agreement is governed by the laws of Victoria, Australia.
Amendment and Waiver
A provision of or a right, power, or remedy under the Transaction Agreement may only be varied or waived with written consent of the party to be bound.
Scheme
The Scheme is the document which records the terms and conditions of the arrangement between Afterpay and Afterpay shareholders that give effect to the Transaction. The principal terms have the effect that Square Sub will acquire all of the ordinary shares of Afterpay in exchange for the Scheme Consideration.
The Scheme provides that, if the Scheme becomes effective, all Afterpay ordinary shares held by Scheme Participants as of the Scheme Record Date will be transferred to Square Sub on the Implementation Date and each Scheme Participant will be entitled to receive the Scheme Consideration in respect of each ordinary share of Afterpay it held as of the Scheme Record Date. The Scheme appoints Afterpay and its directors and secretaries as attorney and agent for each Afterpay shareholder in order for them to execute any document necessary or expedient to give effect to the Scheme and to enforce the Deed Poll against Square and Square Sub.
The Scheme provides that Afterpay may consent to any variations, alterations or conditions to the Scheme imposed by the Court only with Square’s consent.
The Scheme includes a deemed warranty from Afterpay shareholders in favor of Square Sub that the Afterpay ordinary shares transferred under the Scheme will, at the date of transfer, be fully paid and free from all encumbrances.
The Scheme provides that Square or Square Sub will pay all stamp duty payable in connection with the transfer of the Afterpay shares to Square Sub.
Deed Poll
The Scheme, once effective, is binding upon Afterpay and all Afterpay shareholders (whether or not they voted in favor of the resolution to approve the Scheme at the Afterpay shareholders meeting). The Scheme operates as an agreement between Afterpay and all Afterpay shareholders, and includes obligations of Square and Square Sub that are necessary in order for the Scheme to be implemented, including obligations that relate to provision of the Scheme Consideration.
However, Square and Square Sub are not parties to the Scheme, and therefore, do not under the Scheme owe a contractual obligation in favor of Afterpay shareholders to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. Accordingly, the Deed Poll is entered into by Square and Square Sub in order for each of them to covenant in favor of Scheme Participants to perform all of their respective obligations under the Scheme, including provision of the Scheme Consideration. The Deed Poll, therefore, gives Scheme Participants a direct contractual right against each of Square and Square Sub to enforce performance of their respective obligations under the Scheme.

PROPOSAL 1
ISSUANCE OF SQUARE SHARES IN THE TRANSACTION
Square’s board of directors has adopted a resolution authorizing, approving, declaring advisable and recommending to Square stockholders for their approval the issuance of shares of Square Class A common stock (including the shares underlying the New Square CDIs) to Afterpay shareholders pursuant to the Scheme and the Deed Poll and as contemplated by the Transaction Agreement.
Section 312.03 of the NYSE Listed Company Manual requires stockholder approval for certain issuances of common stock, including instances where the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding on a non-diluted basis before the issuance of the common stock or of securities convertible into or exercisable for common stock.
As of September 16, 2021, 400,055,151 shares of Square Class A common stock and 62,101,770 shares of Square Class B common stock were issued and outstanding and 3,290,716 shares of Square Class A common stock were held as treasury stock. Upon the completion of the Transaction, Afterpay shareholders would acquire an aggregate of up to approximately 113.62 million shares of Square Class A common stock, which represents approximately 28.4% of the shares of Square Class A common stock issued and outstanding prior to the completion of the Transaction and approximately 24.6% of the shares of Square common stock issued and outstanding prior to the completion of the Transaction.
Required Vote and Board of Directors’ Recommendation
Assuming a quorum is present, approval of the Transaction Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. For approval of the Transaction Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN”. Any abstentions or attending non-votes will have the same effect as a vote “AGAINST” the Transaction Proposal.
The vote on the Transaction Proposal is a vote separate and apart from the Adjournment Proposal. Accordingly, you may vote in favor of the Adjournment Proposal and vote not to approve the Transaction Proposal and vice versa. If Square stockholders fail to approve the Transaction Proposal, the Transaction will not occur.
Square’s board of directors recommends that you vote “FOR” the approval of the Transaction Proposal.

PROPOSAL 2
ADJOURNMENT OF SPECIAL MEETING
Square is asking its stockholders to consider and vote upon a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate and consented to by Afterpay.
If the number of shares of Square common stock present or represented by proxy at the Special Meeting voting in favor of the Transaction Proposal is insufficient to approve the Transaction Proposal at the time of the Special Meeting, then Square may move to adjourn the Special Meeting in order to enable its board of directors to solicit additional proxies in respect of the Transaction Proposal. In that event, Square stockholders will be asked to vote only upon the Adjournment Proposal, and not on the Transaction Proposal.
In the Adjournment Proposal, you are being asked to authorize the holder of any proxy solicited by Square’s board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the Special Meeting one or more times. If Square stockholders approve the Adjournment Proposal, Square could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Square stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the Adjournment Proposal could mean that, even if Square has received proxies representing a sufficient number of votes against the Transaction Proposal such that the Transaction Proposal would be defeated, Square could adjourn the Special Meeting without a vote on the Transaction Proposal and seek to obtain sufficient votes in favor of the Transaction Proposal to obtain approval of the Transaction Proposal.
Required Vote and Board of Directors’ Recommendation
Approval of the Adjournment Proposal will require the affirmative vote of a majority of the voting power of the shares of Square common stock present or represented by proxy at the Special Meeting and entitled to vote thereon (whether or not a quorum is present). You may vote “FOR,” “AGAINST” or “ABSTAIN” for the Adjournment Proposal. Any abstentions or attending non-votes will have the same effect as a vote “AGAINST” the Adjournment Proposal.
The vote on the Adjournment Proposal is a vote separate and apart from the Transaction Proposal. Accordingly, you may vote in favor of the Transaction Proposal and vote not to approve the Adjournment Proposal and vice versa. The approval of the Adjournment Proposal is not a condition to the closing.
Square’s board of directors recommends that you vote “FOR” the approval of the Adjournment Proposal.

FUTURE SQUARE STOCKHOLDER PROPOSALS AND NOMINATIONS
Square stockholders may present proper proposals for inclusion in Square’s proxy statement and for consideration at the 2022 annual meeting of Square stockholders by submitting their proposals in writing to Square’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in Square’s proxy statement for the 2022 annual meeting of stockholders, Square’s Corporate Secretary must receive the written proposal at its principal executive office not later than December 30, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Square, Inc.
Attention: Corporate Secretary
1455 Market Street, Suite 600
San Francisco, California 94103
Square’s amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in Square’s proxy statement. Square’s amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in Square’s proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of Square’s board of directors or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to Square’s Corporate Secretary, which notice must contain the information specified in Square’s amended and restated bylaws. To be timely for the 2022 annual meeting of stockholders, Square’s Corporate Secretary must receive the written notice at its principal executive office:
•	not earlier than the close of business on February 15, 2022; and
•	not later than the close of business on March 17, 2022.
In the event that Square holds the 2022 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the date of the 2021 annual meeting of stockholders (June 15, 2021), notice of a stockholder proposal that is not intended to be included in Square’s proxy statement must be received no earlier than the close of business on the 120th day before the 2022 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•	the 90th day prior to the 2022 annual meeting of stockholders; or
•
the 10th day following the day on which public announcement of the date of the 2022 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2022 annual meeting of stockholders.

If a stockholder who has properly notified Square of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, Square is not required to present the proposal for a vote at such annual meeting.
Recommendation and Nomination of Director Candidates
Holders of Square common stock may propose director candidates for consideration by Square’s nominating and corporate governance committee of the board of directors (“Nominating and Corporate Governance Committee”). Square’s Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders holding at least $2,000 in market value or one percent (1%) on a fully diluted basis of Square’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with Square’s amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Square’s Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, Square’s amended and restated bylaws and Square’s policies and procedures for director candidates, as well as Square’s director nominee criteria. This process is designed to ensure that Square’s board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to Square. Eligible stockholders wishing to recommend a candidate for nomination should contact Square’s General Counsel or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of Square capital stock, a signed letter from the candidate confirming willingness to serve on Square’s board of directors and any additional information required by Square’s amended and restated bylaws. Square’s Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
In addition, Square’s amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by Square’s amended and restated bylaws. Additionally, the stockholder must give timely notice to Square’s Corporate Secretary in accordance with Square’s amended and restated bylaws, which, in general, require that the notice be received by Square’s Corporate Secretary within the time periods described above for stockholder proposals that are not intended to be included in a proxy statement.

WHERE YOU CAN FIND MORE INFORMATION
Where Stockholders Can Find More Information about Square
Square files annual, quarterly and current reports, proxy statements and other information with the SEC. Square’s SEC filings are available to the public at the SEC’s website at www.sec.gov or at Square’s website at www.squareup.com. Unless otherwise provided below, the information provided in Square’s SEC filings (or available on Square’s website or the SEC’s website) is not part of this proxy statement and is not incorporated by reference.
The SEC allows Square to incorporate by reference into this proxy statement documents it files with the SEC. This means that, if you are a Square stockholder, Square can disclose important information to you by referring you to those documents.
The information filed by Square and incorporated by reference is considered to be a part of this proxy statement, and later information that Square files with the SEC will update and supersede that information. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC. Square incorporates by reference the documents listed below and any documents filed by Square with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than documents or information “furnished” to and not “filed” with the SEC) after the date of this proxy statement and before the date of the Special Meeting:
•	Square’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021;
•	Square’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 2, 2021, respectively;
•
Square’s Current Reports on Form 8-K filed with the SEC on February 3, 2021, May 7, 2021, May 20, 2021, May 26, 2021, June 17, 2021, and August 2, 2021 (SEC Accession No. 0001193125-21-232215) (Item 1.01 only); and

•
The description of Square’s capital stock contained in Exhibit 4.7 to Square’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 26, 2020, including any amendments or reports filed for the purpose of updating such description.

Square undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of the request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates.
Requests for copies of Square’s filings should be directed to the Corporate Secretary at Square, Inc. at 1455 Market Street, Suite 600, San Francisco, CA 94103 or by telephone at 844-983-0876 (Domestic) or 303-562-9303 (International).
Document requests from Square should be made by October 27, 2021 in order to receive them before the Special Meeting.
Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. Square has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated October 5, 2021. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.
If you would like additional copies of this proxy statement, without charge, you should contact Broadridge:
•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com

Where Stockholders Can Find More Information about Afterpay
Afterpay is subject to regular reporting and disclosure obligations under the Australian Corporations Act on ASX listing rules. As a company listed on the ASX, Afterpay is subject to the ASX listing rules which, subject to certain exceptions, require immediate disclosure to the ASX of any information of which Afterpay is aware which a reasonable person would expect to have a material effect on the price or value of its securities.
ASIC also maintains records of documents lodged with it by Afterpay, and these may be obtained from or inspected at any office of ASIC.
Information is also available on Afterpay’s website at corporate.afterpay.com. The information provided on Afterpay’s website is not part of this proxy statement and is not incorporated by reference.

ANNEX A

Scheme Implementation
Deed
Dated 2 August 2021
Square, Inc. (“Square”)
Lanai (AU) 2 Pty Ltd (“Square Acquirer”)
Afterpay Limited (“Afterpay”)
King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T + 61 2 9296 2000
F + 61 2 9296 3999
DX 113 Sydney
www.kwm.com
Ref: DLF:NC:MS:HS

Scheme Implementation Deed

Scheme Implementation Deed
Details
Parties
Square	Name	Square, Inc.

	Formed in	State of Delaware

	Address	1455 Market Street, Unit 600 San Francisco, CA 94103, USA

	Email	Legal-Notices@squareup.com

	Attention	Legal

Square Acquirer	Name	Lanai (AU) 2 Pty Ltd

	ACN	652 352 451

	Formed in	Victoria

	Address	C/- King & Wood Mallesons Level 61, Governor Phillip Tower, 1 Farrer Place Sydney NSW 2000, Australia

	Email	Legal-Notices@squareup.com

	Attention	Legal

Afterpay	Name	Afterpay Limited

	ACN	618 280 649

	Formed in	Victoria

	Address	Level 23, 2 Freshwater Place Melbourne VIC 3006, Australia

	Email	legal@afterpay.com.au

	Attention	General Counsel

Governing law	Victoria

Recitals	A	Square, Square Acquirer and Afterpay have agreed that Square Acquirer will acquire all of the ordinary shares in Afterpay by means of a scheme of arrangement under Part 5.1 of the Corporations Act.

	B	At the request of Square and Square Acquirer, Afterpay intends to propose the Scheme and issue the Scheme Booklet.

	C	Afterpay, Square and Square Acquirer have agreed to implement the Scheme on the terms and conditions of this document.

Scheme Implementation Deed
General terms
1	Definitions and interpretation
1.1	Definitions
Unless the contrary intention appears, these meanings apply:
ACCC means the Australian Competition and Consumer Commission.
Accounting Standards means:
(a)	the requirements of the Corporations Act relevant to the preparation and contents of financial reports; and
(b)	the accounting standards approved under the Corporations Act, being the Australian Accounting Standards and any authoritative interpretation issued by the Australian Accounting Standards Board.
Afterpay Board means the board of directors of Afterpay.
Afterpay Competing Transaction means an offer, proposal, transaction or arrangement (whether by way of stock purchase, tender offer, exchange offer, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, takeover bid, scheme of arrangement, capital reduction, buy back, sale, lease or assignment of assets, sale or issue of securities, reverse takeover bid, dual listed company structure (or other synthetic merger), deed of company arrangement, debt for equity arrangement or otherwise), or a series of any of the foregoing (other than the Scheme), which, if completed, would mean:
(a)	the Afterpay Shareholders immediately prior to such transaction do not own more than 80% of the voting power of securities of the resulting entity or its ultimate parent;
(b)	a person (other than Square or its Related Bodies Corporate), whether alone or together with its Associates, would:
(i)	directly or indirectly acquire a Relevant Interest in or become the holder of 20% or more of the Afterpay Shares (other than as custodian, nominee or bare trustee);
(ii)	acquire control of Afterpay, within the meaning of section 50AA of the Corporations Act; or
(iii)
directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an interest in (including through any license arrangement) 20% or more of the consolidated assets of the Afterpay Group; or

(c)	Square would be required to abandon, or otherwise fail to proceed with, the Scheme.
Afterpay Confidential Information means the confidential, proprietary or non-public information furnished by Afterpay or its Representatives to Square or its Representatives, including tangible, intangible, visual, electronic, present, or future information about Afterpay’s business, business plans, pricing, customers, strategies, trade secrets, operations, records, finances, assets, technology, algorithms, data and information that reveals the processes, designs, methodologies, technology or know how by which Afterpay’s existing or future products, services, applications and methods of operation are developed, conducted or operated, or any information which, by its nature or the circumstances surrounding its disclosure, is or could reasonably be expected to be, regarded as confidential to Afterpay, but shall not include information that:
(a)
is or becomes available to Square or any of its Representatives on a non-confidential basis from a source (other than Afterpay or any of its Representatives) which, to Square’s knowledge, is not prohibited from disclosing such information to Square;

(b)	is known to Square or any of its Representatives prior to disclosure by Afterpay or any of its Representatives;
(c)	is or has been independently developed by Square without use of any information furnished to it by Afterpay (where Square can prove the same in writing); or

(d)	is transmitted by Afterpay after delivery of notice by Square that it no longer wishes to receive Afterpay Confidential Information.
Afterpay Constitution means the constitution of Afterpay.
Afterpay Disclosure Letter means Afterpay’s disclosure letter to Square, dated as of the date hereof and delivered in connection with this document.
Afterpay Disclosure Materials means:
(a)
the information disclosed in Afterpay’s virtual data room hosted at Intralinks as of 11.59pm on Wednesday, 28 July 2021 (Pacific time) (except as set forth in the Afterpay Disclosure Letter), or on behalf of the Afterpay Group in written responses (including by email) to requests for information to Square or any of its Representatives prior to the date of this document, in each case except any information redacted; and

(b)	the Afterpay Disclosure Letter.
Afterpay Employee Plan means any plan, program, policy, contract, agreement or other arrangement providing for compensation (except salaries and hourly wages), bonus pay, severance, benefits, termination pay, change in control pay, deferred compensation, performance awards, stock or stock-related awards, phantom stock, commission, vacation, profit sharing, pension benefits, welfare benefits, fringe benefits or other employee benefits (except salaries and hourly wages) of any kind, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) which is maintained, contributed to, or required to be contributed to, by the Afterpay Group for the benefit of any current or former Afterpay director, officer, employee or other service provider or with respect to which the Afterpay Group has any direct or indirect liability; provided, however, that the term “Afterpay Employee Plan” shall not include any plans, programs, policies, contracts, agreements or other arrangements sponsored or maintained by a Governmental Entity.
Afterpay Group means Afterpay and its Subsidiaries.
Afterpay Indemnified Parties means Afterpay, its directors and officers and its Related Bodies Corporate and the directors and officers of each of its Related Bodies Corporate.
Afterpay Information means:
(a)	all information contained in the Scheme Booklet other than the Square Information, the Independent Expert’s Report and the Investigating Accountant’s Report, and
(b)
all information relating to Afterpay contained in the Square Registration/Proxy Statement and specifically provided by Afterpay to Square in writing for inclusion in the Square Registration/Proxy Statement.

Afterpay Material Adverse Effect means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances, a material adverse effect on the assets and liabilities (taken as a whole), financial condition, business or results of operations of the Afterpay Group (taken as a whole) but does not include events, matters or circumstances to the extent resulting from or arising out of:
(a)	any matter Disclosed to Square;
(b)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;
(c)
any epidemic, pandemic (including COVID-19 or COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(d)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);
(e)	any change in taxation rates, interest rates or exchange rates;

(f)	any change in generally accepted accounting principles or the authoritative interpretation of them;
(g)
the taking of any action required under this document, the Scheme or the transactions contemplated by them (other than, to the extent not excluded by another clause of this definition, Afterpay’s compliance with its obligations pursuant to clause 8);

(h)
any change in the market price or trading volume of Afterpay Shares (but this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an Afterpay Material Adverse Effect);

(i)
any failure, in and of itself, by Afterpay or a member of the Afterpay Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (but this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an Afterpay Material Adverse Effect);

(j)
the execution, delivery or performance of this document, the announcement or pendency of the Scheme or the other transactions contemplated by this document (including the impact of any of the foregoing on the relationship of Afterpay or a member of the Afterpay Group with their respective employees, customers, creditors, suppliers or contractual counterparties), provided that this clause (j) shall not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of this document or the announcement or pendency of the Scheme or the other transactions contemplated by this document or with respect to the Conditions Precedent that relate to such representations or warranties;

(k)	the identity of, or any facts or circumstances relating to, Square or any member of the Square Group;
(l)
any actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to this document, the Scheme or the transactions contemplated by this document; or

(m)	any action (or the failure to take any action) with the written consent or at the written request of Square;
except, in the case of each of the foregoing clauses (b), (c), (d), (e) and (f), if the effects of such events, matters or circumstances are disproportionately adverse to the Afterpay Group as compared to the effects on other companies in the industry in which the Afterpay Group operates, and then solely to the extent of such disproportionate effect.
Afterpay Prescribed Event means, except to the extent contemplated by this document or the Scheme, any of the following events:
(a)	(conversion) Afterpay converts all or any of its shares into a larger or smaller number of shares;
(b)
(reduction of share capital) Afterpay or another member of the Afterpay Group (other than a wholly owned Subsidiary of Afterpay) resolves to reduce its share capital in any way or resolves to reclassify, combine, split or redeem or repurchase directly or indirectly any of its shares, other than (i) any actions taken to comply with clause 4.8(a) or as required pursuant to an Afterpay Employee Plan, (ii) as a result of the forfeiture or exercise of any Employee Share Rights (including the withholding of shares to satisfy any exercise price or Tax liability), or (iii) to the extent required by a Minority Interest in accordance with its terms or actions taken in compliance with clause 5.10;

(c)	(buy-back) Afterpay or another member of the Afterpay Group (other than a wholly owned Subsidiary of Afterpay):
(i)	enters into a buy-back agreement; or
(ii)	resolves to approve the terms of a buy-back agreement under the Corporations Act;
(d)	(distribution) Afterpay makes or declares, or announces an intention to make or declare, any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie);

(e)	(issuing or granting shares or options) any member of the Afterpay Group:
(i)	issues shares;
(ii)	grants an option over its shares; or
(iii)	agrees to make an issue of or grant an option over shares,
in each case to a person that is not Afterpay or a wholly owned Subsidiary of Afterpay other than (A) actions taken to comply with clause 4.8(a), required pursuant to an Afterpay Employee Plan or in accordance with clause 7.9, (B) the issuance of shares in connection with the exercise or vesting of any Employee Share Rights in the ordinary course in accordance with their terms as of the date of this document or as modified not in breach of this document, (C) the issuance of securities in connection with employee incentives that are not in breach of clause 8.3(h), or (D) to the extent required by a Minority Interest in accordance with its terms or actions taken in compliance with clause 5.10;
(f)
(securities or other instruments) any member of the Afterpay Group issues or agrees to issue securities or other instruments convertible into shares in each case to a person that is not Afterpay or a wholly owned Subsidiary of Afterpay other than (i) actions taken to comply with clause 4.8(a), required pursuant to an Afterpay Employee Plan or in accordance with clause 7.9, (ii) the issuance of securities in connection with employee incentives that are not in breach of clause 8.3(h), or (iii) to the extent required by a Minority Interest in accordance with its terms or actions taken in compliance with clause 5.10;

(g)	(constitution) Afterpay or any non-wholly owned Subsidiary of Afterpay adopts a new constitution or modifies or repeals its constitution or a provision of it;
(h)	(acquisitions, disposals or tenders) any member of the Afterpay Group:
(i)	acquires or disposes of;
(ii)	agrees to acquire or dispose of; or
(iii)	offers, proposes, announces a bid or tenders for,
any business, entity or undertaking or assets comprising a business (A) (x) in the case of disposals, the value of which exceeds A$20 million individually or in the aggregate or (y) in the case of acquisitions, bids or tenders, the value of which exceeds A$20 million individually or in the aggregate, or (B) where that acquisition, disposal, bid or tender will or is reasonably likely to have a material adverse effect on the Timetable or the prospects of obtaining any Regulatory Approval;
(i)
(encumbrances) any member of the Afterpay Group creates, or agrees to create, any Encumbrance over or declares itself the trustee of all or a material part of the Afterpay Group’s business or property;

(j)
(merger) (i) Afterpay or (ii) any material member of the Afterpay Group merges or consolidates with any other person (other than, in the case of clause (ii) Afterpay or a wholly owned Subsidiary of Afterpay) or restructures, reorganises or completely or partially liquidates or dissolves;

(k)	[reserved];
(l)	(Insolvency) Afterpay or any of its material Related Bodies Corporate becomes Insolvent, provided that an Afterpay Prescribed Event will not include any matter:
(i)	Disclosed to Square;
(ii)	required by law, regulation, changes in generally accepted accounting principles or by an order of a court or Governmental Authority;
(iii)	made at the written request of Square; or
(iv)
the undertaking of which Square has approved in writing (which approval will not be unreasonably withheld, delayed or conditioned, and will not be withheld if to do so would contravene competition laws).

Afterpay Representations and Warranties means the representations and warranties of Afterpay set out in clause 12.1.
Afterpay Share means an ordinary fully paid share in the capital of Afterpay.
Afterpay Shareholder means each person registered in the Register as a holder of Afterpay Shares.
Afterpay Superior Proposal means a genuine Afterpay Competing Transaction (other than an Afterpay Competing Transaction which has resulted from a material breach of Afterpay’s obligations under clause 9), which the Afterpay Board, acting in good faith, and after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, determines is:
(a)	reasonably likely of being completed on a reasonable timeline; and
(b)	of a higher financial value and more favourable to Afterpay Shareholders than the Scheme (as may be revised in accordance with clause 9.8, if applicable), in each case taking into account all aspects of the Afterpay Competing Transaction, including the terms of the Afterpay Competing Transaction, the price and/or value of the Afterpay Competing Transaction, any conditions, timing considerations and any other matters affecting the probability of the Afterpay Competing Transaction being completed in accordance with its terms, the identity, expertise, reputation and financial condition of the person making the proposal, and legal, regulatory and financial matters.
ASIC means the Australian Securities & Investments Commission.
Associate has the meaning set out in section 12 of the Corporations Act, as if section 12(1) of the Corporations Act included a reference to this document.
ASX means ASX Limited or the market operated by it, as the context requires.
ASX Official List means the official list of the entities that ASX has admitted and not removed.
ATO means Australian Taxation Office.
Australian Admission means the admission of Square to the ASX Official List as an ASX foreign exempt listing and the official quotation of all New Square CDIs on ASX.
Authorised Officer means a director, officer or secretary of a party or any other person nominated by a party to act as an Authorised Officer for the purposes of this document.
Break Fee means A$385 million.
Business Day means a business day as defined in the Listing Rules; provided that such day is neither:
(a)	a day on which the banks in Sydney, New South Wales, Australia, are authorised or required to close, nor
(b)	a day on which the banks in San Francisco, California, United States of America, are authorised or required to close.
CDI Elected Shareholder means each of:
(a)	a Scheme Participant whose registered address on the Register as at the Record Date is in Australia or New Zealand who has not made a Share Election; and
(b)	a Scheme Participant whose registered address on the Register as at the Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder) who has made a valid CDI Election.
CDI Election means a valid election for New Square CDIs made by a Scheme Participant whose registered address on the Register as at the Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder) pursuant to the terms of the Scheme.
CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.
CHESS means the clearing house electronic sub-register system of share transfers operated by ASX Settlement and Transfer Corporation Pty Ltd.

Class Ruling means a binding public ruling issued by the Commissioner of Taxation pursuant to Division 358 of Schedule 1 of the Tax Administration Act 1953 (Cth) and as described in the class ruling CR 2001/1.
Code means the Internal Revenue Code of 1986, as amended.
Conditions Precedent means the conditions precedent set out in clause 3.1.
Confidential Information means Square Confidential Information or Afterpay Confidential Information.
Confidentiality Agreement means the Mutual Confidentiality and Nondisclosure Agreement between the parties dated 22 May 2021 (as amended).
Continuing Employee means an employee of Afterpay or any of its Subsidiaries immediately prior to the Implementation Date who continues to be employed from and after the Implementation Date.
Controller has the meaning it has in the Corporations Act.
Core Business means consumer finance, retail and retail purchase financing.
Corporations Act means the Corporations Act 2001 (Cth).
Corporations Regulations means the Corporations Regulations 2001 (Cth).
Costs includes costs, charges and expenses, including those incurred in connection with advisers and any legal costs on a full indemnity basis.
Court means the Supreme Court of New South Wales, or another court of competent jurisdiction under the Corporations Act agreed by the parties.
COVID-19 means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof (including any subsequent waves or outbreaks thereof).
COVID-19 Measures means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester, safety or similar laws, rules, regulations, directives, guidelines or recommendations promulgated by any Governmental Authority of competent jurisdiction, including the U.S. Centers for Disease Control and Prevention, the Australian Government Department of Health and the World Health Organization in connection with or in response to COVID-19.
Data Protection Laws means all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law).
Deed Poll means a deed poll substantially in the form of Annexure C to this document.
Details means the section of this document headed “Details”.
Disclosed means fully and fairly disclosed, with sufficient detail and context as to enable a sophisticated investor entering into a transaction of the nature contemplated by this document to understand the nature, scope and financial significance of the relevant matter, event or circumstance:
(a)	in the case of Afterpay:
(i)	in the Afterpay Disclosure Materials; or
(ii)	in any announcement made by Afterpay on ASX prior to the date of this document (other than any forward looking, projected or hypothetical information); and
(b)	in the case of Square:
(i)	in the Square Disclosure Materials; or
(ii)
in any statement, prospectus, report, schedule or another form filed with or furnished to the SEC by Square pursuant to the Securities Act or the Exchange Act prior to the date of this document (other than any forward looking, projected or hypothetical information).

Discloser means a party providing Confidential Information.

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Governmental Authority and includes any associated interest, penalty, charge or other amount which is imposed.
Effective, when used in relation to the Scheme, means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) in relation to the Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.
Effective Date means the date on which the Scheme becomes Effective.
Employee Share Right means a share, a right to acquire a share or a right, the value of which corresponds to a share, issued under an employee incentive plan operated by the Afterpay Group.
Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement, “security interest” as defined in sections 12(1) or 12(2) of the PPSA, right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.
End Date means the date that is 12 months after the date of this document or any other date agreed in writing by Square and Afterpay.
ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
Exchange Act means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
Executive Steering Committee means a committee to be established pursuant to clause 5.11(a).
Exclusivity Period means the period from and including the date of this document to the termination of this document in accordance with its terms.
Financiers means the lenders under the warehouse facilities provided to the Afterpay Group as more specifically described in the Afterpay Disclosure Materials.
FIRB means the Australian Foreign Investment Review Board.
FIRB Act means the Foreign Acquisitions and Takeovers Act 1975 (Cth).
First Court Date means the first day on which an application made to the Court, in accordance with clause 5.2(k), for orders under section 411(1) of the Corporations Act convening the Scheme Meeting is heard.
GMV means Gross Merchant Value (also known as underlying sales).
Governmental Authority means:
(a)
any supranational, national, federal, state, county, municipal, local, provincial or foreign government or any entity exercising executive, legislative, judicial, arbitral, regulatory, taxing, or administrative functions of or pertaining to government;

(b)	any public international governmental organisation;
(c)
any agency, division, bureau, department, committee, or other political subdivision of any government, entity or organisation described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices); or

(d)	quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system, and includes ASX, ACCC, ASIC, the Takeovers Panel, FIRB, OIO, the Australian Taxation Office, Bank of Spain, Department of Justice, US Federal Trade Commission and any state or territory revenue offices.
GST has the meaning given in the GST Act and all goods and services tax chargeable under the Goods and Services Tax Act 1985 (NZ) or value added tax as defined under any GST Law or imposed by any Governmental Authority.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
GST Law means any law relating to GST.
Headcount Test means the requirement under section 411(4)(a)(ii)(A) of the
Corporations Act that the resolution to approve the Scheme at the Scheme Meeting is passed by a majority in number of Afterpay Shareholders present and voting, either in person or by proxy.
HSR Act means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
Implementation Date means the 5th Business Day following the Record Date or such other date after the Record Date as Afterpay and Square agree in writing.
Incoming Directors means the directors of Afterpay to be designated by Square and to be appointed on the Implementation Date.
Indebtedness of any person means, without duplication:
(a)
the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations or liabilities (including any prepayment premiums, penalties, make-whole payments, termination fees, reimbursement obligations, breakage costs and other fees and expenses that are payable upon repayment of such obligations) of such person arising under, consisting of, pursuant to, or in respect of:

(i)	indebtedness for borrowed money or indebtedness evidenced by notes, bonds, debentures or other debt securities;
(ii)
the deferred purchase price of property or services (including any earn out obligations whether or not contingent and regardless of when due) (but excluding trade payables, accrued expenses and current accounts, in each case, incurred and paid in the ordinary course of business);

(iii)	any letter of credit, bank guarantee, bankers’ acceptance or other similar instrument, in each case, to the extent drawn, issued for the account of such person;
(iv)
any hedging agreement, derivative instrument or similar arrangement, including any interest rate swap, currency swap, forward currency or interest rate contracts or other interest rate or currency hedging arrangements (in each case valued at their termination value as of immediately prior to the date of determination);

(v)
any transaction related to the securitization of assets (including inventory or receivables) for financing purposes to any third party, including all factoring and inventory agreements and similar agreements executed for the purpose of obtaining financing;

(vi)	any obligations in respect of dividends declared but not paid; and
(vii)	any obligations in respect of a capital or finance lease (in which case only the capitalized portion thereof shall constitute Indebtedness); and
(b)
any obligation of another person of the kind described in clause (a) for which such person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise or in respect of which such person has pledged any of its assets as collateral therefor.

Independent Expert means the independent expert approved by Square and appointed by Afterpay under clause 5.2(c).
Independent Expert’s Report means the report from the Independent Expert for inclusion in the Scheme Booklet, including any update or supplementary report, stating whether in the Independent Expert’s opinion the Scheme is in the best interests of Afterpay Shareholders.
Ineligible Foreign Shareholder means an Afterpay Shareholder:
(a)
who is (or is acting on behalf of) a citizen or resident of a jurisdiction other than residents of Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States; or

(b)
whose address shown in the Register is a place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States or who is acting on behalf of such a person, unless Square determines that:
(c)	it is lawful and not unduly onerous or unduly impracticable to issue that Afterpay Shareholder with the New Square Shares or New Square CDIs on implementation of the Scheme; and
(d)
it is lawful for that Afterpay Shareholder to participate in the Scheme by the law of the relevant place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States.

Information Exchange Protocol means the protocol signed by the parties on 16 July 2021 regarding the disclosure or exchange of information and discussions in connection with the Scheme.
A person is Insolvent if:
(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);
(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller appointed to any part of its property;
(c)
it is subject to any arrangement (including a deed of company arrangement or scheme of arrangement), assignment, moratorium, compromise or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the other parties to this document);

(d)
an application or order has been made (and in the case of an application which is disputed by the person, it is not stayed, withdrawn or dismissed within 14 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is preparatory to or could result in any of the things described in any of the above paragraphs;

(e)	it is taken (under section 459F(1) of the Corporations Act) to have failed to comply with a statutory demand;
(f)
it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which another party to this document reasonably deduces it is so subject);

(g)	it is otherwise unable to pay its debts when they fall due; or
(h)	something having a substantially similar effect to any of the things described in the above paragraphs happens in connection with that person under the law of any jurisdiction.
Intellectual Property means:
(a)
trademarks, service marks, brand names, internet domain names, internet and social media usernames, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application;

(b)	inventions, discoveries and ideas, whether patentable or not, in any jurisdiction;
(c)
patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any renewals, extensions or reissues thereof, in any jurisdiction;

(d)
non-public information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person;

(e)	writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction;
(f)	rights of publicity, likeness rights, or other similar personality rights;
(g)	registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and
(h)	any similar intellectual property or proprietary rights.
Intervening Event means an event, matter or circumstance that is material to the Square Group (taken as a whole) and that (a) was not known or reasonably foreseeable to the Square Board as of or prior to the date of this document and (b) does not relate to or involve (i) any Square Competing Transaction or any inquiry or communications relating thereto or any matter relating thereto or consequence thereof or (ii) any change in the price or trading volume of the Afterpay Shares, Square Shares or any other securities of Afterpay, Square or any of their respective Subsidiaries (provided that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).
Investigating Accountant means the accounting firm to be appointed by Afterpay and Square to prepare the Investigating Accountant’s Report.
Investigating Accountant’s Report means the report prepared by the Investigating Accountant in relation to the financial information regarding the Merged Group that is prepared from information provided by Square and Afterpay for inclusion in the Scheme Booklet.
Listing Rules means:
(a)	in respect of Afterpay, the Listing Rules of ASX and any other applicable rules of ASX modified to the extent of any express written waiver by ASX; or
(b)	in respect of Square, the applicable rules contained in the NYSE Listed Company Manual, as the context requires.
Losses means all claims, demands, damages, losses, costs, expenses (including reasonable fees of counsel) and liabilities.
Material Contract means any agreement entered into by a member of the Afterpay Group (excluding any Afterpay Employee Plan):
(a)	in relation to the Minority Interests;
(b)	that is a material agreement with a Key Merchant;
(c)	which is, in the opinion of Afterpay management, critical to the business of the Afterpay Group;
(d)	which has a material strategic significance to the business of the Afterpay Group; including material agreements with a Key Payments Partner;
(e)	containing continuing material “earn out” milestones;
(f)	granting any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Afterpay Group;
(g)
that obligates in any material respect any member of the Afterpay Group or that will obligate in any material respect any member of the Merged Group to conduct business with any third party on an exclusive basis or contains “most favoured nation” or similar provisions that are material in relation to the conduct of business with the relevant third party;

(h)	that is a settlement or similar agreement containing any material continuing obligations of the Afterpay Group;
(i)	pursuant to which any member of the Afterpay Group:
(i)	has granted or grants any license, covenant not to assert, release, agreement not to enforce or prosecute or other immunity to any third party under or to any material Intellectual Property; or

(ii)
is granted a license, covenant not to assert, release, agreement not to enforce or prosecute or immunity to or under any material Intellectual Property from any third party, other than, in each case, non-exclusive licenses in the ordinary course of business;

(j)	that is a material joint venture or a material profit sharing; or
(k)
containing a covenant not to compete or a covenant not to solicit clients or customers that is granted by any member of the Afterpay Group in favour of a third party, in each case that restricts the Afterpay Group in any material respect, where Key Merchant and Key Payments Partner have the meaning given to those terms in the Afterpay Disclosure Letter.
Merged Group means the Square Group including the Afterpay Group following implementation of the Scheme.
Minority Interests means each option, convertible note and other third-party right over any securities in any member of the Afterpay Group, including those listed in Attachment 2 of the Afterpay Disclosure Letter, other than, for the purposes of clause 5.10:
(a)	the SGX Notes; and
(b)	the Employee Share Rights.
New Square CDIs means CHESS Depositary Interest, being a unit of beneficial ownership in a New Square Share (in the form of a CDI) registered in the name of CDN, to be issued under the Scheme.
New Square Shares means fully paid Square A Shares to be issued as consideration under the Scheme.
NYSE means the New York Stock Exchange or any other stock exchange in the United States of America upon which the Square A Shares are listed.
officer has the meaning given to that term in section 9 of the Corporations Act.
OIO means the New Zealand Overseas Investment Office.
Outgoing Directors means the directors of Afterpay in office immediately prior to the implementation of the Scheme.
PPSA means the Personal Property Securities Act 2009 (Cth).
Recipient means a party receiving Confidential Information.
Record Date means 5.00pm on the 25th Business Day following the Effective Date or any other date as agreed by Afterpay and Square.
Register means the share register of Afterpay and Registry has a corresponding meaning.
Regulator’s Draft means the draft of the Scheme Booklet in a form acceptable to both parties which is provided to ASIC for approval pursuant to section 411(2) of the Corporations Act.
Regulatory Approval means any approval of or notification to a Governmental Authority to the Scheme or any aspect of it, or the expiration of any waiting period required by the HSR Act or another applicable law, which Square and Afterpay agree, acting reasonably, is necessary or desirable to implement the Scheme.
Related Body Corporate has the meaning it has in the Corporations Act.
Relevant Interest has the meaning it has in sections 608 and 609 of the Corporations Act.
Representative means, in relation to a party:
(a)	a Related Body Corporate;
(b)	a director, officer or employee of the party or any of the party’s Related Bodies Corporate; or
(c)	an adviser or consultant to the party or any of the party’s Related Bodies Corporate.
Scheme means the scheme of arrangement under part 5.1 of the Corporations

Act under which all the Afterpay Shares at the Record Date will be transferred to Square Acquirer substantially in the form of Annexure B together with any amendment or modification made pursuant to section 411(6) of the Corporations Act.
Scheme Booklet means, in respect of the Scheme, the information booklet to be approved by the Court and despatched to Afterpay Shareholders which includes the Scheme, an explanatory statement complying with the requirements of the Corporations Act, the Independent Expert’s Report, the Investigating Accountant’s Report and notices of meeting and proxy forms.
Scheme Consideration means the consideration payable by Square Acquirer (or by Square on behalf of and at the direction of Square Acquirer) for the transfer of Afterpay Shares held by a Scheme Participant to Square Acquirer, subject to clause 4.2(b), being, in respect of each Afterpay Share:
(a)	where that Scheme Participant is a Share Elected Shareholder, 0.375 (the “Exchange Ratio”) New Square Shares; or
(b)	where that Scheme Participant is a CDI Elected Shareholder, 0.375 New Square CDIs.
Scheme Meeting means the meeting to be convened by the Court at which Afterpay Shareholders will vote on the Scheme.
Scheme Participants means each person who is an Afterpay Shareholder at the Record Date.
SEC means the United States Securities and Exchange Commission.
Second Court Date means the first day on which an application made to the Court under section 411(4)(b) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason, the date on which the adjourned application is heard or scheduled to be heard.
Securities Act means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.
SGX Notes means the A$1,500,000,000 Zero Coupon Convertible Notes due 2026 issued by Afterpay.
Share Elected Shareholder means each of:
(a)	a Scheme Participant whose registered address on the Register as at the Record Date is in Australia or New Zealand who has made a valid Share Election; and
(b)
a Scheme Participant whose registered address on the Register as at the Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder) who has not made a valid CDI Election.

Share Election means a valid election for New Square Shares made by a Scheme Participant whose registered address on the Register as at the Record Date is in Australia or New Zealand pursuant to the terms of the Scheme.
Share Splitting means the splitting by an Afterpay Shareholder of Afterpay Shares into two or more parcels of Afterpay Shares but which does not result in any change in beneficial ownership of the Afterpay Shares.
Spanish Subsidiaries means Clearpay, S.A.U. and Clearpay Technology, S.L.U.
Square A Share means a share of Class A common stock of Square.
Square B Share means a share of Class B common stock of Square.
Square Board means the board of directors of Square.
Square Competing Acquisition means any acquisition by any member of the Square Group of a business, entity or undertaking or assets comprising a business (whether by way of stock purchase, tender offer, exchange offer, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization or similar transaction) or joint venture or other transaction, or a series of any of the foregoing (other than the Scheme) where:
(a)
such target is material to the Merged Group (provided that, for this purpose, the Merged Group, taken as a whole, shall be deemed a consolidated group of entities the same size as the Afterpay Group) and derives a material portion of its revenues from “buy now pay later” products and/or services; or

(b)
the target operates in the “buy now pay later” space in North America, the United Kingdom, New Zealand, Europe or Australia and such acquisition or other transaction would likely materially delay or create substantial risk of any Regulatory Approval not being obtained.

Square Competing Transaction means an offer, proposal, transaction or arrangement (whether by way of stock purchase, tender offer, exchange offer, merger, consolidation, share exchange, business combination, joint venture, reorganization, recapitalization, takeover bid, scheme of arrangement, capital reduction, buy back, sale, lease or assignment of assets, sale or issue of securities, reverse takeover bid, dual listed company structure (or other synthetic merger), deed of company arrangement, debt for equity arrangement or otherwise), or a series of any of the foregoing (other than the Scheme) which, if completed, would mean:
(a)	the Square Shareholders immediately prior to such transaction do not own more than 80% of the voting power of securities of the resulting entity or its ultimate parent; or
(b)	a person (other than Square, its Related Bodies Corporate, or holders of Square B Shares as of the date of this document), whether alone or together with its Associates, would:
(i)
directly or indirectly acquire a Relevant Interest in or become the holder of securities representing 20% or more of the total outstanding voting power of Square (other than as a custodian, nominee or bare trustee); or

(ii)	directly or indirectly acquire, obtain a right to acquire, or otherwise obtain an interest in (including through any license arrangement) 20% or more of the consolidated assets of the Square Group.
Square Confidential Information means the confidential, proprietary or non-public information furnished by Square or its Representatives to Afterpay or its Representatives, including tangible, intangible, visual, electronic, present, or future information about Square’s business, business plans, pricing, customers, strategies, trade secrets, operations, records, finances, assets, technology, algorithms, data and information that reveals the processes, designs, methodologies, technology or know how by which Square’s existing or future products, services, applications and methods of operation are developed, conducted or operated, or any information which, by its nature or the circumstances surrounding its disclosure, is or could reasonably be expected to be, regarded as confidential to Square, but shall not include information that:
(a)
is or becomes available to Afterpay or any of its Representatives on a non-confidential basis from a source (other than Square or any of its Representatives) which, to Afterpay’s knowledge, is not prohibited from disclosing such information to Afterpay;

(b)	is known to Afterpay or any of its Representatives prior to disclosure by Square or any of its Representatives;
(c)	is or has been independently developed by Afterpay without use of any information furnished to it by Square (where Afterpay can prove the same in writing); or
(d)	is transmitted by Square after delivery of notice by Afterpay that it no longer wishes to receive Square Confidential Information.
Square Disclosure Letter means Square’s disclosure letter to Afterpay, dated as of the date hereof and delivered in connection with this document.
Square Disclosure Materials means:
(a)
the information disclosed on behalf of the Square Group in written responses (including by email) to requests for information to Afterpay or any of its Representatives prior to the date of this document, except any information redacted; and

(b)	the Square Disclosure Letter.
Square Group means Square and its Subsidiaries.
Square Indemnified Parties means Square, its officers and directors, its Related Bodies Corporate and the officers and directors of each of its Related Bodies Corporate.
Square Information means the information regarding Square (including in respect of the New Square Shares, New Square CDIs and the Merged Group) provided by Square to Afterpay in writing for inclusion in the Scheme Booklet, being information regarding Square required to be included in the Scheme Booklet under the Corporations Act, Corporations Regulations or ASIC Regulatory Guide 60. Square Information does not include information about the Afterpay Group (except to the extent it relates to any statement of intention relating to the Afterpay Group following the Effective Date), information provided by Afterpay to Square (or otherwise obtained from Afterpay’s public filings on ASX and ASIC) contained in, or used for the preparation of, the information regarding the Merged Group, the Independent Expert’s Report or the Investigating Accountant’s Report.
Square Material Adverse Effect means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances, a material adverse effect on the assets and liabilities (taken as a whole), financial condition, business or results of operations of the Square Group (taken as a whole) but does not include events, matters or circumstances to the extent resulting from or arising out of:
(a)	any matter Disclosed to Afterpay;
(b)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;
(c)
any epidemic, pandemic (including COVID-19 or COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(d)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, cyberattack or terrorism (including any outbreak, escalation or worsening of any of the foregoing);
(e)	any change in taxation rates, interest rates or exchange rates;
(f)	any change in generally accepted accounting principles or the authoritative interpretation of them;
(g)
the taking of any action required under this document, the Scheme or the transactions contemplated by them (other than, to the extent not excluded by another clause of this definition, Square’s compliance with its obligations pursuant to clause 8);

(h)
any change in the market price or trading volume of Square Shares (but this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception in this definition, from being taken into account in determining whether there has been a Square Material Adverse Effect);

(i)
any failure, in and of itself, by Square or a member of the Square Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (but this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception in this definition, from being taken into account in determining whether there has been a Square Material Adverse Effect);

(j)
the execution, delivery or performance of this document, the announcement or pendency of the Scheme or the other transactions contemplated by this document (including in the impact of any of the foregoing on the relationship of Square or a member of the Square Group with their respective employees, customers, creditors, suppliers or contractual counterparties), provided that this clause (j) shall not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of this document or the announcement or pendency of the Scheme or the other transactions contemplated by this document or with respect to the Conditions Precedent that relate to such representations or warranties;

(k)	the identity of, or any facts or circumstances relating to, Afterpay or any member of the Afterpay Group;
(l)
any actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to this document, the Scheme or the transactions contemplated by this document; or

(m)	any action (or the failure to take any action) with the written consent or at the written request of Afterpay;

except, in the case of each of the foregoing clauses (b), (c), (d), (e) and (f), if the effects of such events, matters or circumstances are disproportionately adverse to the Square Group as compared to the effects on other companies in the industry in which the Square Group operates, and then solely to the extent of such disproportionate effect.
Square Prescribed Event means, except to the extent contemplated by this document or the Scheme, any of the following events:
(a)
(conversion) Square converts all or any of its shares into a larger or smaller number of shares, other than a conversion of Square B Shares to Square A Shares pursuant to the terms of Square’s Certificate of Incorporation;

(b)
(reduction of share capital) Square or another member of the Square Group (other than a wholly owned Subsidiary of Square) resolves to reduce its share capital in any way or resolves to reclassify, combine or split directly or indirectly any of its shares, other than any actions under Square executive or employee share plans in the ordinary course of business;

(c)
(buy-back) Square or another member of the Square Group (other than a wholly owned Subsidiary of Square) repurchases, redeems or otherwise acquires any shares of capital stock of Square, or agrees to do any of the foregoing, except (i) for acquisitions of Square A shares tendered by holders of equity awards under Square executive or employee share plans in the ordinary course of business as such awards are in effect on the date of this document in order to satisfy obligations to pay the exercise price or Tax withholding obligations with respect thereto or (ii) transactions solely between Square and a wholly owned Subsidiary of Square or wholly owned Subsidiaries of Square;

(d)
(issuing of securities) any member of the Square Group issues or agrees to issue Square Shares or other instruments convertible into Square Shares to a person outside the Square Group other than (i) under Square executive or employee share plans in the ordinary course of business, (ii) under Square’s convertible notes outstanding as of the date of this document or (iii) issuance of Square Shares or other instruments convertible into Square Shares in an amount of up to 15% of outstanding Square Shares as of the date of this document;

(e)	(distribution) Square makes or declares, or announces an intention to make or declare, any distribution (whether by way of dividend, capital reduction or otherwise and whether in cash or in specie);
(f)
(charter) Square adopts a new charter or modifies or repeals its charter or a provision of it, in each case in a manner that would materially and adversely impact the rights of the Afterpay Shareholders or would prevent, materially delay or materially impair the ability of the parties to perform their obligations under this document or to consummate the Scheme;

(g)	(encumbrances) any member of the Square Group creates, or agrees to create, any Encumbrance over or declares itself the trustee of all or a material part of the Square Group’s business or property;
(h)	(Square Competing Acquisition) any member of the Square Group undertakes or agrees to undertake a Square Competing Acquisition;
(i)	(merger) Square merges or consolidates with any other person, or restructures, reorganises or completely or partially liquidates or dissolves itself; or
(j)	(Insolvency) Square or any of its material Related Bodies Corporate becomes Insolvent, provided that a Square Prescribed Event will not include any matter:
(i)	Disclosed to Afterpay;
(ii)	required by law, regulation, changes in generally accepted accounting principles or by an order of a court or Governmental Authority;
(iii)	made at the written request of Afterpay; or
(iv)	the undertaking of which Afterpay has approved in writing (which approval must not be unreasonably withheld, delayed or conditioned).

Square Proxy Statement means the proxy statement to be sent to Square Shareholders for the purpose of obtaining the Square Shareholder Approval.
Square Registration Statement means the registration statement on Form S-4 (or another applicable form if agreed by the parties) to be filed by Square (if required under the Securities Act) in connection with the registration under the Securities Act of the New Square Shares and New Square CDIs to be issued in connection with the Scheme.
Square Registration/Proxy Statement means the Square Proxy Statement and the Square Registration Statement.
Square Representations and Warranties means the representations and warranties of Square set out in clause 12.3.
Square Share means Square A Share or Square B Share, as applicable.
Square Shareholder means each person registered as a holder of Square Shares.
Square Shareholder Approval means the approval of Square Shareholders referred to in clause 3.1(f) which is required under the Listing Rules of NYSE to approve the issue of New Square Shares and Square A Shares underlying New Square CDIs.
Square Shareholder Meeting means a special meeting of the Square Shareholders to obtain the Square Shareholder Approval.
Square Superior Proposal means a genuine Square Competing Transaction which the Square Board, acting in good faith, and after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, determines is:
(a)	reasonably likely of being completed on a reasonable timeline; and
(b)	of a higher financial value and more favourable to Square Shareholders than the Scheme, in each case taking into account all aspects of the Square Competing Transaction, including the terms of the Square Competing Transaction, the price and/or value of the Square Competing Transaction, any conditions, timing considerations and any other matters affecting the probability of the Square Competing Transaction being completed in accordance with its terms, the identity, expertise, reputation and financial condition of the person making the proposal, and legal, regulatory and financial matters.
Subsidiary of an entity means another entity which:
(a)	is a subsidiary of the first entity within the meaning of the Corporations Act; and
(b)
is part of a consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statements.

Takeovers Panel means the Australian Takeovers Panel.
Tax means any tax, levy, charge, excise, GST, impost, rates, Duty, fee, deduction, compulsory loan or withholding, which is assessed, levied, imposed or collected by any fiscal Governmental Authority and includes any interest, fine, penalty, charge, fee, expenses or other statutory charges or any other such amount imposed by any fiscal Governmental Authority on or in respect of any of the above.
Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), or both as the context requires.
Tax Law means a law with respect to or imposing any Tax.
Tax Return means any return relating to Tax including any document which must be lodged with a Governmental Authority or which a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachment).
Timetable means the timetable set out in Schedule 1, subject to any amendments agreed by the parties in writing.

Treasurer means the Treasurer of Australia.
Treasury Regulations means the United States Treasury regulations promulgated under the Code.
1.2	General interpretation
Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:
(a)	the singular includes the plural and vice versa;
(b)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;
(c)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;
(d)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;
(e)	a reference to a time of day is a reference to the time in Melbourne, Victoria;
(f)	a reference to dollars, $ or A$ is a reference to the currency of Australia, and US$ is a reference to the currency of the United States of America;
(g)	a reference to “law” includes common law, principles of equity and legislation (including regulations);
(h)	a reference to any “legislation” includes regulations under it and any consolidations, amendments, re-enactments or replacements of the law or any of them;
(i)	a reference to “regulations” includes instruments of a legislative character under legislation (such as regulations, rules, by-laws, ordinances and proclamations); and
(j)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually.
2	Agreement to propose and implement Scheme
2.1	Afterpay to propose Scheme
Afterpay agrees to propose the Scheme on and subject to the terms and conditions of this document.
2.2	Acquirer Subsidiary
The parties agree that Square Acquirer will acquire the Afterpay Shares under the Scheme and Square Acquirer will provide or procure the provision of the Scheme Consideration in the manner and amount contemplated by clause 4.3(b) and the terms of the Scheme. The parties must procure that the Afterpay Shares transferred under the Scheme are transferred to Square Acquirer.
2.3	Agreement to implement Scheme
The parties agree to implement the Scheme on the terms and conditions of this document.

3	Conditions Precedent
3.1	Conditions Precedent
Subject to this clause 3, the Scheme will not become Effective, and the obligations of Square under clause 4.3 are not binding, until each of the following Conditions Precedent is satisfied or waived to the extent and in the manner set out in this clause 3.
Condition Precedent		Party entitled to benefit	Party responsible
(a)	(FIRB approval) Before 5.00pm on the Business Day before the Second Court Date either:	Cannot be waived	Square

(i) the Treasurer (or the Treasurer’s delegate) has provided a written no objection notification to the Scheme either without conditions or with conditions acceptable to Square (having regard to clause 3.4); or

(ii) following notice of the proposed Scheme having been given by Square to the Treasurer under the FIRB Act, the Treasurer has ceased to be empowered to make any order under Part 3 of the FIRB Act because the applicable time limit on making orders and decisions under the FIRB Act has expired.

(b)
(OIO approval) Before 5.00pm on the Business Day before the Second Court Date Square Acquirer has received all consents required under the Overseas Investment Act 2005 (NZ) and the Overseas Investment Regulations 2005 (NZ) for the implementation of the Scheme either unconditionally or subject only to conditions imposed by the OIO that are substantially the same as the conditions of a kind commonly imposed by the OIO on such a consent and referred to as the 'Standard Conditions', and such consents have not been withdrawn or revoked at that time.
		Cannot be waived	Square

(c)	(Spain – Foreign Investment Approval)	Cannot be waived	Square

Before 8.00am on the Second Court Date:

(i) the receipt of written authorisation of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, either without conditions or with conditions acceptable to Square (having regard to clause 3.4), from the Spanish Council of Ministers (Consejo de Ministros), or any other competent public authority, in relation to the application of Article 7 bis of Act 19/2003, 4 July (“on the legal framework of capital movements and foreign economic transactions and on certain measures to prevent money laundering”); or

(ii) the receipt of written confirmation from the Deputy General Directorate of Foreign Investments (“Subdirección General de Inversiones Exteriores”), or any other competent public authority, that the authorisation by the Spanish Council of Ministers is not required in respect of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme.

Condition Precedent		Party entitled to benefit	Party responsible
(d)	(Bank of Spain approval)	Cannot be waived	Square

Before 8.00am on the Second Court Date:

(i) the receipt of written confirmation from the Bank of Spain in accordance with section 17 of Royal Decree-law 19/2018 and section 25 of Royal Decree 84/2015 that it has no objection to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, either without conditions or with conditions acceptable to Square (having regard to clause 3.4);

(ii) the receipt of written confirmation from the Bank of Spain that clearance of the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme is not required pursuant to either section 17 of Royal Decree-law 19/2018 or section 25 of Royal Decree 84/2015; or

(iii) the expiry of any waiting period for authorisation pursuant to section 25.5 of Royal Decree 84/2015 applicable to the indirect transfer of the Spanish Subsidiaries pursuant to the Scheme, without an express objection to such transfer from the Bank of Spain.

(e)	(HSR) Any waiting period applicable to the Scheme under the HSR Act shall have expired or been terminated.	Cannot be waived	Both

(f)
(Square Registration Statement and Square Shareholder Approval)

(i) If Square, in its sole discretion, after consultation with Afterpay, determines that the Square Registration Statement is required under the Securities Act, the Square Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order; and

(ii) Square Shareholders approve the issue of the New Square Shares and the Square A Shares underlying the New Square CDIs by the requisite majorities in accordance with the Listing Rules of NYSE.
		Cannot be waived	Square

(g)	(Afterpay Shareholder Approval) Afterpay Shareholders approve the Scheme by the requisite majorities in accordance with the Corporations Act.	Cannot be waived	Afterpay

(h)	(Court approval) The Court approves the Scheme in accordance with section 411(4)(b) of the Corporations Act.	Cannot be waived	Afterpay

Condition Precedent		Party entitled to benefit	Party responsible
(i)
(Regulatory Approvals) All Regulatory Approvals listed in Section 3.1(i) of the Square Disclosure Letter and other Regulatory Approvals which Square and Afterpay (acting reasonably) agree are necessary or desirable to implement the Scheme are obtained and those approvals have not been withdrawn or revoked by 8.00am on the Second Court Date.
		Both	Both

(j)
(Government Intervention) No Governmental Authority (including any court) has issued an order, temporary restraining order, preliminary or permanent injunction, decree or ruling enjoining, restraining or otherwise imposing a legal restraint or prohibition preventing the Scheme and none of those things is in effect as at 8.00am on the Second Court Date.
		Both	Both

(k)
(Independent Expert) The Independent Expert issues a report which concludes that the Scheme is in the best interests of Scheme Participants before the date on which the Scheme Booklet is lodged with ASIC.
		Afterpay	Afterpay

(l)	(No Afterpay Prescribed Event) No Afterpay Prescribed Event occurs between the date of this document and 8.00am on the Second Court Date.	Square	Afterpay

(m)
(Performance of Obligations by Afterpay) Afterpay Group shall have performed or complied in all material respects with the obligations, covenants, and agreements required to be performed or complied with by it under this document prior to 8.00am on the Second Court Date.
		Square	Afterpay

(n)
(Afterpay Representations and Warranties)

(i) The Afterpay Representations and Warranties set out in clauses 12.1(a), 12.1(b)(i), 12.1(c)(i), 12.1(e), 12.1(f), 12.1(o)(ii), 12.1(o)(iii), 12.1(q), and 12.1(v) are true and correct (A) in the case of such representations and warranties qualified by materiality or Afterpay Material Adverse Effect, in all respects, and (B) in the case of such representations and warranties not so qualified, in all material respects, in each case as of the date of this document and as of 8.00am on the Second Court Date, except where expressed to be operative at another date;

(ii) the Afterpay Representations and Warranties set out in clause 12.1(o)(i) are true and correct in all respects as of the date of this document, except where expressed to be operative at another date and except for any de minimis inaccuracies; and

(iii) all other Afterpay Representations and Warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Afterpay Material Adverse Effect) are true and correct as of the date of this document and as of 8.00am on the Second Court Date, except where
		Square	Afterpay

Condition Precedent		Party entitled to benefit	Party responsible

expressed to be operative at another date and except where the failure of such Afterpay Representations and Warranties to be true and correct has not and would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect.

(o)	(No Square Prescribed Event) No Square Prescribed Event occurs between the date of this document and 8.00am on the Second Court Date.	Afterpay	Square

(p)
(Performance of Obligations by Square) Square Group shall have performed or complied in all material respects with the obligations, covenants, and agreements required to be performed or complied with by it under this document prior to 8.00am on the Second Court Date.
		Afterpay	Square

(q)
(Square Representations and Warranties)

(i) The Square Representations and Warranties set out in clause 12.3(a), 12.3(b)(i), 12.3(c)(i), 12.3(e), 12.3(f), 12.3(n)(ii), 12.3(o), 12.3(p), 12.3(q) and 12.3(t) are true and correct (A) in the case of such representations and warranties qualified by materiality or Square Material Adverse Effect, in all respects, and (B) in the case of such representations and warranties not so qualified, in all material respects, in each case as of the date of this document and as of 8.00am on the Second Court Date, except where expressed to be operative at another date;

(ii) the Square Representations and Warranties set out in clause 12.3(n)(i) are true and correct in all respects as of the date of this document, except where expressed to be operative at another date and except for any de minimis inaccuracies; and

(iii) all other Square Representations and Warranties (disregarding all qualifications and exceptions contained therein relating to materiality or Square Material Adverse Effect) are true and correct as of the date of this document and as of 8.00am on the Second Court Date, except where expressed to be operative at another date and except where the failure of such Square Representations and Warranties to be true and correct has not and would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect.
		Afterpay	Square

(r)	(ASX Quotation) Before 8.00am on the Second Court Date, the New Square CDIs have been approved for official quotation on ASX, subject only to customary conditions and the Scheme becoming Effective.	Afterpay	Square

(s)	(NYSE Quotation) Before 8.00am on the Second Court Date, the New Square Shares have been approved for quotation on NYSE, subject only to official notice of issuance.	Afterpay	Square

Condition Precedent		Party entitled to benefit	Party responsible
(t)	(Afterpay Material Adverse Effect) No Afterpay Material Adverse Effect has occurred between the date of this document and 8.00am on the Second Court Date.	Square	Afterpay

(u)	(Square Material Adverse Effect) No Square Material Adverse Effect has occurred between the date of this document and 8.00am on the Second Court Date.	Afterpay	Square

(v)
(ATO Tax Ruling) Before 8.00am on the Second Court Date, Afterpay has received confirmation from the ATO that it is prepared to issue a Class Ruling, in a form and substance satisfactory to Afterpay and Square (in each case acting reasonably), confirming that qualifying Australian resident Afterpay Shareholders who hold their Afterpay Shares on capital account will be eligible to choose scrip-for-scrip rollover relief under Subdivision 124-M of the Tax Act to the extent to which they receive New Square CDIs or New Square Shares in exchange for their Afterpay Shares under the Scheme.
		Afterpay	Afterpay
3.2 Reasonable endeavours
Each of Afterpay and Square agrees to use all reasonable endeavours to procure that:
(a)	each of the Conditions Precedent for which it is a party responsible (as noted in clause 3.1):
(i)	is satisfied as soon as practicable after the date of this document; and
(ii)	continues to be satisfied at all times until the last time it is to be satisfied (as the case may require); and
(b)	there is no occurrence that would prevent the Condition Precedent for which it is a party responsible being satisfied.
3.3 Regulatory matters
(a)	Without limiting clause 3.2, each party:
(i)
(applying for Regulatory Approvals) must promptly apply for or file all relevant Regulatory Approvals for which it is the party responsible (and with respect to notifications under the HSR Act, no later than 10 Business Days after the date of this document) and provide the other parties with a copy of those applications or notifications (provided that any commercially sensitive information may be redacted from the copy provided);

(ii)	(assistance) agrees to provide reasonable assistance to the other parties in order to enable the other parties to obtain any Regulatory Approvals for which the other party is the party responsible;
(iii)
(Regulatory Approvals process) must take all steps it is responsible for as part of the Regulatory Approval process, including responding to requests for information and documentary material at the earliest practicable time;

(iv)	(representation) has the right to be represented and make submissions at any meeting with any Governmental Authority relating to a Regulatory Approval; and

(v)
(consultation) must consult with the other parties in advance in relation to all applications and other communications (whether written or oral, and whether direct or via a Representative) with any Governmental Authority relating to any Regulatory Approval and keep the other parties fully informed of progress in relation to the obtaining of the Regulatory Approval and:

(A)	provide the other parties with drafts of any applications and other written communications to be sent to a Governmental Authority and make any amendments as the other party reasonably requires; and
(B)	provide copies of any written communications sent to or received from a Governmental Authority to the other parties promptly upon despatch or receipt (as the case may be), in each case to the extent it is reasonable to do so.
(b)
Subject to clause 3.3(c), before providing any document or other information to the other parties (in this clause 3.3(b), the “Recipient”) pursuant to clause 3.3(a) or 8.6, a party (in this clause 3.3(b), the “Discloser”) may redact any part of that document, or not disclose any part of that information, which contains or is confidential, non-public information (“Sensitive Commercial Information”) if the Discloser reasonably believes that:

(i)	the Sensitive Commercial Information is of a commercially sensitive nature; or
(ii)	the disclosure of the Sensitive Commercial Information to the Recipient would be damaging to the commercial or legal interests of the Discloser or any of its related bodies corporate, and may provide the document or disclose the information to the Recipient with any Sensitive Commercial Information redacted or excluded, provided that, where Sensitive Commercial Information is so redacted or excluded, the Discloser must provide the Recipient with as much detail about the relevant communication, submission or correspondence (and any other relevant circumstances) as is reasonably possible without disclosing the Sensitive Commercial Information, and provide to the Recipient’s external legal counsel a complete and unredacted version of the document or information, on the basis that the Recipient’s external legal counsel will not share any information that is marked as Sensitive Commercial Information.
(c)	Clause 3.3(b) will not apply to the extent the Recipient is a member of the “clean team” and bound by the obligations set out in the Information Exchange Protocol.
3.4	Conditions on Regulatory Approvals
Square Acquirer in relation to the Condition Precedent in clause 3.1(a):
(a)	must offer and agree or accept, the standard tax conditions published at the date of this document in section D of Guidance Note 12 issued by FIRB from time to time; and
(b)
must consider in good faith and in consultation with Afterpay agreeing or accepting any other conditions required or requested in connection with a Regulatory Approval (including as to data or reporting), unless such conditions or undertakings:

(i)	are not conditional on the Scheme becoming Effective; or
(ii)
would be reasonably likely to have a material adverse effect on the Merged Group (provided that, for this purpose, the Merged Group, taken as a whole, shall be deemed a consolidated group of entities the same size as the Afterpay Group).

3.5	Square Shareholder Approval
Without limiting clause 3.2:
(a)
as soon as reasonably practicable after the date of this document, Square shall prepare and file the preliminary Square Registration/Proxy Statement with the SEC and must use reasonable endeavours to complete this filing within 25 Business Days of the date of this document (provided Afterpay has complied with its obligations under clause 5.2(e));

(b)
subject to clause 6.2, Square shall include in the Square Registration/Proxy Statement a statement by the Square Board recommending that Square Shareholders vote in favour of the issuance of the New Square Shares and Square A Shares underlying New Square CDIs to the Afterpay Shareholders in the Scheme;

(c)
Square and Afterpay shall furnish all information concerning itself and its affiliates that is required to be included in the Square Registration/Proxy Statement or that is requested by the other party and customarily included in proxy statements and/or registration statements prepared in connection with transactions of the type contemplated by this document, and each of Square and Afterpay will use all reasonable endeavours to ensure that none of the information supplied or to be supplied by it for inclusion in or incorporation by reference into the Square Registration/Proxy Statement will, at the date the Square Registration/Proxy Statement or any amendment or supplement thereto is filed with the SEC, declared effective by the SEC or mailed to the Square Shareholders or at the time of the Square Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(d)	Square shall consult with Afterpay as to the content and presentation of the Square Registration/Proxy Statement, including:
(i)
providing to Afterpay drafts of the Square Registration/Proxy Statement within a reasonable time prior to the initial filing thereof with the SEC for the purpose of enabling Afterpay to review and comment on the draft document and considering in good faith any timely and reasonable comments; and

(ii)
providing to Afterpay drafts of each subsequent filing of or amendment or supplement to Square Registration/Proxy Statement within a reasonable time before filing any such revised document with the SEC or disseminating it to Square Shareholders for the purpose of enabling Afterpay to review and comment on the draft document and considering in good faith any timely and reasonable comments;

(e)
Square shall promptly respond to, and use all reasonable endeavours to cause to be resolved, any requests for information or comments from the SEC (including by filing amendments or supplements to the Square Registration/Proxy Statement) in relation to the Square Registration/Proxy Statement at the earliest practicable time;

(f)
Square shall keep Afterpay reasonably informed of any matters raised or comments provided by the SEC in relation to the Square Registration/Proxy Statement, and use all reasonable endeavours to take into consideration in resolving such matters any issues raised by Afterpay;

(g)
if, at any time prior to the Square Shareholder Meeting, any information relating to Square or Afterpay or any of their respective affiliates, officers or directors should be discovered by Square or Afterpay that should be set forth in an amendment or supplement to the Square Registration/Proxy Statement, so that the Square Registration/Proxy Statement would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are or were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing (or correcting) such information shall be prepared and, following a reasonable opportunity for the other party (and its counsel) to review and comment on such amendment or supplement, promptly filed with the SEC and, to the extent required by applicable law, disseminated to Square Shareholders;

(h)
Square shall file the Square Proxy Statement with the SEC in definitive form and begin mailing the Square Proxy Statement to holders of Square Shares as soon as practicable (and shall use all reasonable endeavours to do so within three (3) Business Days) after the later of (1) the expiration of the ten (10) day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act without comment from the SEC, (2) the date on which Square learns that the SEC has no further comments on, or does not intend to review, the Square Registration/Proxy Statement, and (3) if registration of the Scheme Consideration is required under the Securities Act, the date of effectiveness of the Square Registration Statement under the Securities Act (such later date, the “Clearance Date”);
(i)
If registration of the Scheme Consideration is required under the Securities Act, Square shall use reasonable endeavours to have the Square Registration Statement declared effective by the staff of the SEC under the Securities Act as promptly as practicable after its initial filing with the SEC and to keep the Square Registration Statement effective as long as necessary to implement and consummate the Scheme;

(j)
Square must convene and hold the Square Shareholder Meeting to obtain the Square Shareholder Approval within 30 Business Days after the Clearance Date (unless prohibited by the SEC, in which case Square shall convene and hold the Square Shareholder Meeting at the earliest possible date permitted by the SEC);

(k)
Square shall not propose any matters to be voted on at the Square Shareholder Meeting other than the matters contemplated by this document in connection with the Square Shareholder Approval (and any matters of procedure to be voted on by the Square Shareholders in connection therewith);

(l)
except as required by law or a Governmental Authority, Square may not adjourn or postpone the Square Shareholder Meeting without the prior consent of Afterpay, provided, however, that Square may, without the consent of Afterpay and in accordance with Square’s charter, law and, if relevant, the consent of any Governmental Authority, adjourn or postpone the Square Shareholder Meeting to the extent necessary to ensure that any required (or, as determined by the Square Board acting reasonably and in good faith after consulting with outside counsel and having first consulted with Afterpay, advisable) supplement or amendment to the Square Registration/Proxy Statement is provided to the Square Shareholders, with such postponement or adjournment to extend for no longer than the period that the Square Board determines in good faith (after consulting with outside counsel) is required or (having first consulted with Afterpay) advisable to give the Square Shareholders sufficient time to evaluate any such supplement or amendment so provided or disseminated (provided, that no such postponement or adjournment may be to a date that is after the 10th Business Day after the date of such supplement or amendment other than to the extent required by law); and

(m)
unless this document shall have been terminated in accordance with clause 13, Square must hold the Square Shareholder Meeting pursuant to this clause 3.5 and submit the issue of the New Square Shares and the Square A Shares underlying the New Square CDIs for the approval of the Square Shareholders.

3.6	Waiver of Conditions Precedent
(a)
A Condition Precedent may only be waived in writing by the party or parties entitled to the benefit of that Condition Precedent as and to the extent noted in clause 3.1 and will be effective only to the extent specifically set out in that waiver.

(b)	A party entitled to waive the breach or non-fulfilment of a Condition Precedent under this clause 3.6 may do so in its absolute discretion.
(c)	If either Afterpay or Square waives the breach or non-fulfilment of all or any portion of a Condition Precedent in accordance with this clause 3.6, then:
(i)
subject to clause 3.6(c)(ii), that waiver precludes that party from suing the other party for any breach of this document arising as a result of the breach or non-fulfilment of that portion of such Condition Precedent or arising from the same event which gave rise to the breach or non-fulfilment of that portion of such Condition Precedent; but

(ii)	if the waiver of all or any portion of the Condition Precedent is itself conditional and the other party:
(A)	accepts the condition, the terms of that condition apply notwithstanding any inconsistency with clause 3.6(c)(i); or
(B)	does not accept the condition, the Condition Precedent or a portion thereof has not been waived.

(d)	A waiver of a breach or non-fulfilment in respect of a Condition Precedent does not constitute:
(i)	a waiver of a breach or non-fulfilment of any other Condition Precedent arising from the same event; or
(ii)	a waiver of a breach or non-fulfilment of that Condition Precedent resulting from any other event.
3.7	Notices in relation to Conditions Precedent
Each party must:
(a)
(notice of satisfaction) promptly notify the other party of satisfaction of a Condition Precedent and must keep the other parties informed of any material development of which it becomes aware that may lead to the breach or non-fulfilment of a Condition Precedent which it is responsible for satisfying; and

(b)
(notice of failure) promptly notify the other parties of a breach or non-fulfilment of a Condition Precedent which it is responsible for satisfying, or of any event which will prevent the Condition Precedent being satisfied.

Failure to provide a notice required by this clause 3.7 will not give rise to the failure of a Condition Precedent or any right to terminate this document.
3.8	Consultation on failure of Condition Precedent
If:
(a)
there is a breach or non-fulfilment of a Condition Precedent set out in clauses 3.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (r), (s) or (v) which is not waived in accordance with this document by the time or date specified in this document for the satisfaction of the Condition Precedent; or

(b)
there is an act, failure to act or occurrence which will prevent a Condition Precedent set out in clause 3.1(a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (r), (s) or (v) from being satisfied by the time or date specified in this document for the satisfaction of the Condition Precedent (and the breach or non-fulfilment which would otherwise occur has not already been waived in accordance with this document), the parties must consult in good faith with a view to determine whether both parties wish to pursue the Scheme and, if so:
(c)	whether the Scheme may proceed by way of alternative means or methods;
(d)	to extend the relevant time for satisfaction of the Condition Precedent or to adjourn or change the date of an application to the Court; or
(e)	to extend the End Date.
3.9	Failure to agree
If under clause 3.8 the parties are unable to reach agreement or do not both wish to pursue the Scheme in each case within 5 Business Days (or any shorter period ending at 5.00pm on the day before the Second Court Date):
(a)	subject to clause 3.9(b), either party may terminate this document (and that termination will be in accordance with clause 13.1(g)); or
(b)
if a Condition Precedent may be waived and exists for the benefit of one party only, that party only may waive that Condition Precedent or terminate this document (and that termination will be in accordance with clause 13.1(g)), in each case before 8.00am on the Second Court Date.
A party will not be entitled to terminate this document under this clause if the relevant Condition Precedent has not been satisfied or agreement cannot be reached as a result of a breach of this document by that party or a deliberate act or omission of that party in breach of this document.

3.10	Scheme voted down because of the Headcount Test
If the Scheme is not approved by Afterpay Shareholders at the Scheme Meeting by reason only of the non-satisfaction of the Headcount Test and Afterpay or Square consider, acting reasonably, that Share Splitting or some abusive or improper conduct may have caused or contributed to the Headcount Test not having been satisfied then Afterpay must:
(a)
apply for an order of the Court contemplated by section 411(4)(a)(ii)(A) of the Corporations Act to disregard the Headcount Test and seek Court approval of the Scheme under section 411(4)(b) of the Corporations Act, notwithstanding that the Headcount Test has not been satisfied; and

(b)
make such submissions to the Court and file such evidence as counsel engaged by Afterpay to represent it in Court proceedings related to the Scheme, in consultation with Square, considers is reasonably required to seek to persuade the Court to exercise its discretion under section 411(4)(a)(ii)(A) of the Act by making an order to disregard the Headcount Test.

4	Outline of Scheme
4.1	Scheme
Afterpay must propose a scheme of arrangement under which:
(a)	all of the Afterpay Shares held by Scheme Participants at the Record Date will be transferred to Square Acquirer; and
(b)	each Scheme Participant will be entitled to receive the Scheme Consideration.
4.2	Scheme Consideration
(a)
Subject to and in accordance with this document and the Scheme, each Scheme Participant is entitled to receive the Scheme Consideration in respect of each Afterpay Share held by that Scheme Participant.

(b)
At any time prior to the lodgement of the Regulator’s Draft with ASIC, Square Acquirer may elect (Cash Election) to change the Scheme Consideration to the Cash Election Payment for each Afterpay Share; plus either:

(i)	where that Scheme Participant is a Share Elected Shareholder, 0.37125 New Square Shares; or
(ii)	where that Scheme Participant is a CDI Elected Shareholder, 0.37125 New Square CDIs.
Cash Election Payment means an amount in cash, in Australian dollars (rounded to the nearest whole cent), equal to the product of (w) 0.01, (x) the Square VWAP, (y) 0.375 and (z) the exchange rate of 1 U.S. dollar into 1 Australian dollar as of 4:00 p.m. New York time on the Determination Date, as calculated by Bloomberg L.P. or, if not reported therein, another authoritative source mutually selected by the parties.
Square VWAP means the volume-weighted average sales price of a Square A Share on the NYSE for the consecutive period of 5 trading days concluding at 4:00 p.m. New York time on the Determination Date, as calculated by Bloomberg L.P. under the function “VWAP” or, if not reported therein, the comparable function of another authoritative source mutually selected by the parties, and taken to four decimal places.
Determination Date means the trading day on the NYSE determined in good faith by the parties such that the time period from the Determination Date to the Implementation Date is minimized to the extent reasonably practicable, provided that the Determination Date shall be no earlier than the fifteenth trading day and no later than the fourth trading day immediately preceding the Implementation Date.
(c)
If Square Acquirer makes a Cash Election, the parties will work together in good faith to agree the necessary amendments to the Scheme, the Scheme Booklet, and Square Registration/Proxy Statement to reflect the revised Scheme Consideration, including for the purposes of clause 4.8.

4.3	Provision of Scheme Consideration
Subject to this document and the Scheme, each of Square and Square Acquirer undertakes to Afterpay (in its own right and separately as trustee or nominee of each Scheme Participant) that, in consideration of the transfer to Square Acquirer of each Afterpay Share held by a Scheme Participant, on the Implementation Date:
(a)	Square Acquirer will accept that transfer; and
(b)	Square Acquirer will provide or procure as set forth in clause 4.3(c) the provision to each Scheme Participant the Scheme Consideration in accordance with the Scheme; and
(c)
Square Acquirer agrees to cause Square to, and Square will at the direction of and on behalf of Square Acquirer (in satisfaction of Square Acquirer’s obligation to provide such Scheme Consideration to the Scheme Participants under clause 4.3(b)), issue the Scheme Consideration in accordance with the Scheme. If Square Acquirer fails to provide direction to Square as contemplated by this clause 4.3(c) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Square Acquirer will be deemed to have provided such direction to Square and Square agrees that it will take the actions required by this clause 4.3(c).

4.4	Scheme Consideration Discretion
With the written consent of both Square Acquirer and Afterpay, the parties may provide that all Scheme Consideration to be paid to Scheme Participants shall be paid in the form of New Square Shares (in which case the Condition Precedent in clause 3.1(r) shall be deemed to be waived).
4.5	Fractional elements
(a)
If the number of Afterpay Shares held by a Scheme Participant at the Record Date is such that the aggregate entitlement of the Scheme Participant to Scheme Consideration comprising New Square Shares or New Square CDIs includes a fractional entitlement to a New Square Share or New Square CDI, the entitlement will be rounded as follows:

(i)	if the fractional entitlement is less than 0.5, it will be rounded down to zero New Square Shares or New Square CDIs; and
(ii)	if the fractional entitlement is equal to or more than 0.5, it will be rounded up to one New Square Share or New Square CDI.
(b)
If Square and Afterpay are of the opinion (acting reasonably) that two or more Scheme Participants (each of whom holds a number of Afterpay Shares which results in rounding in accordance with clause 4.5(a)) have, before the Record Date for the Scheme, been party to Share Splitting in an attempt to obtain unfair advantage by reference to such rounding, if requested by Square, Afterpay must give notice to those Scheme Participants:

(i)	setting out their names and registered addresses as shown in the Register;
(ii)	stating that opinion; and
(iii)	attributing to one of them specifically identified in the notice the Afterpay Shares held by all of them, and, after such notice has been given, the Scheme Participant specifically identified in the notice as the deemed holder of the specified Afterpay Shares will, for the purpose of the provisions of the Scheme, be taken to hold all of those Afterpay Shares and each of the other Scheme Participants whose names and registered addresses are set out in the notice will, for the purposes of the provisions of the Scheme, be taken to hold no Afterpay Shares. Square, in complying with the provisions of the Scheme relating to it in respect of the Scheme Participant specifically identified in the notice as the deemed holder of all the specified Afterpay Shares, will be taken to have satisfied and discharged its obligations to the other Scheme Participants named in the notice under the terms of the Scheme.

4.6	Ineligible Foreign Shareholders
(a)
Where an Ineligible Foreign Shareholder would otherwise be entitled to receive New Square Shares or New Square CDIs as Scheme Consideration pursuant to clause 4.3, Square Acquirer has no obligation to issue any New Square Shares or New Square CDIs to the Ineligible Foreign Shareholder, and instead (on behalf of and at the direction of Square Acquirer):

(i)	Square will issue to a nominee appointed by Square any New Square Shares to which an Ineligible Foreign Shareholder would otherwise be entitled;
(ii)	Square will procure that, as soon as reasonably practicable and in any event not more than 15 Business Days after the Implementation Date, the nominee:
(A)	sells or procures the sale of all of the New Square Shares issued to the nominee pursuant to clause 4.6(a)(i), in the ordinary course of trading on NYSE; and
(B)	remits to Square the proceeds of sale (after deducting any applicable brokerage, stamp duty and other selling costs, taxes and charges); and
(iii)
promptly after the last sale of New Square Shares in accordance with clause 4.6(a)(ii)(A), Square will pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds of sale received by Square under clause 4.6(a)(ii)(B) to which that Ineligible Foreign Shareholder is entitled in full satisfaction of the Ineligible Foreign Shareholder entitlement to the relevant New Square Shares.

(b)
None of Afterpay, Square or the relevant nominee gives any assurance as to the price that will be achieved for the sale of New Square Shares in accordance with this clause 4.6 and the sale of New Square Shares will be at the risk of the Ineligible Foreign Shareholder.

4.7	New Square Shares to rank equally
Square covenants in favour of Afterpay (in its own right and separately as trustee or nominee of each Scheme Participant) that:
(a)	all New Square Shares issued as Scheme Consideration pursuant to clause 4.3 (including those issued to CDN in connection with the New Square CDIs) will, upon their issue:
(i)	rank equally with all other Square A Shares then on issue;
(ii)	be fully paid and free from any Encumbrance; and
(b)
it will use all reasonable endeavours to ensure that trading in the New Square Shares and New Square CDIs commences on a normal settlement basis no later than the first trading day (as defined in the Listing Rules) following the Implementation Date.

4.8	Employee incentives
(a)
Afterpay must use all reasonable endeavours (subject to clause 5.10 to the extent applicable) to ensure that (i) the treatment of Employee Share Rights set forth below can be effectuated and (ii) there is a “blackout” such that no Afterpay Employee Options (as defined below) shall be exercised following the 5th Business Day prior to the Record Date.

(b)
Subject to, and immediately following, the Effective Date, each equity award corresponding to Afterpay Shares issued under an employee incentive plan operated by the Afterpay Group that is held by a non-employee director of Afterpay (each an “Afterpay Director Award”) shall vest in full.

(c)	Afterpay Employee Options:
(i)
Subject to, and immediately following, the Effective Date, each option to purchase Afterpay Shares issued under an employee incentive plan operated by the Afterpay Group (each, an “Afterpay Employee Option”) that is outstanding as of the Effective Date shall vest with respect to a number of Afterpay Shares (rounded up to the nearest whole share) such that the vested portion of such Afterpay Employee Option, after giving effect to the vesting contemplated by this clause, shall equal a fraction, the numerator of which is the number of full months from the grant date of such option through the Effective Date and the denominator of which is the total number of months from the grant date of such option through the last vesting date of such option (e.g. 48 in the case of an option that vests in full on the fourth anniversary of the grant date); provided that such accelerated vesting shall not apply to any Afterpay Employee Option granted after the date of this document, other than the awards set forth on Schedule 4.8(g) of the Afterpay Disclosure Letter.
(ii)
Subject to, and upon, the implementation of the Scheme, the unvested portion of each Afterpay Employee Option that is outstanding as of the Effective Date and that does not vest pursuant to the immediately preceding clause shall be cancelled (such portion, the “Cancelled Option”) and converted into an option (each, a “Replacement Option Award”) covering a number of Square A Shares (rounded down to the nearest whole share) determined by multiplying the number of Afterpay Shares covered by the Cancelled Option by the Exchange Ratio, and with a per share exercise price, rounded up to the nearest whole cent, determined by dividing the per share exercise price of such Cancelled Option by the Exchange Ratio, with such award vesting in equal quarterly instalments over the period of time from the Effective Date through the latest vesting date applicable to such Cancelled Option, subject to the holder’s continued employment by Afterpay or an affiliate through the applicable vesting dates.

(iii)
The Afterpay Board (A) may provide that all vested Afterpay Employee Options (and any other vested options to purchase Afterpay Shares) shall be automatically exercised prior to the fifth Business Day prior to the Record Date, including on a net settlement basis, and (B) shall cause each vested Afterpay Employee Option (and any other vested option to purchase Afterpay Shares) that is outstanding immediately following the Effective Date, including the portion of any Afterpay Employee Option that vests pursuant to clause 4.8(c)(i), that is unexercised as of the Record Date, to expire, lapse and be cancelled for no consideration on such date.

(d)	Afterpay RSU Awards and Afterpay Restricted Stock Awards
(i)
Subject to, and immediately following the Effective Date, each restricted stock unit or performance right (each an “Afterpay RSU Award”) or restricted stock award (each an “Afterpay Restricted Stock Award”), in each case, corresponding to Afterpay Shares issued under an employee incentive plan operated by the Afterpay Group, that is outstanding as of the Effective Date, shall vest with respect to a number of Afterpay Shares (rounded up to the nearest whole share) such that the vested portion of such Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, after giving effect to the vesting contemplated by this clause shall equal a fraction, the numerator of which is the number of full months from the grant date of such Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, through the Effective Date, and the denominator of which is the total number of months from the grant date of such Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, through the last vesting date of such Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, (e.g., 48 in the case of an option that vests in full on the fourth anniversary of the grant date); provided, that such accelerated vesting shall not apply to any Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, granted after the date of this document, other than the awards set forth on Schedule 4.8(g) of the Afterpay Disclosure Letter, and the unvested portion of such Afterpay RSU Award or Afterpay Restricted Stock Award, as applicable, that does not vest pursuant to this clause shall be forfeited (such portion, the “Forfeited Full Value Award”).

(ii)
Subject to, and upon, the implementation of the Scheme, Square shall grant to the holder of a Forfeited Full Value Award who remains employed by Afterpay or an affiliate as of the Implementation Date, an award (each, a “Replacement Full Value Award”) of restricted stock units covering a number of Square A Shares or a grant of restricted Square A Shares (in each case rounded up to the nearest whole share) equal to the number of Afterpay Shares covered by the Forfeited Full Value Award multiplied by the Exchange Ratio, with such award vesting in equal quarterly instalments over the period of time from the Effective Date through the latest vesting date applicable to such Forfeited Full Value Award, subject to the holder’s continued employment by Afterpay or an affiliate through the applicable vesting dates.

(e)	Afterpay US Equity Plan
(i)
Pro- Rata Vesting. Subject to, and upon, the Implementation Date, the unvested portion of any award with respect to shares of Afterpay US, Inc. (“Afterpay US Shares”) issued under an employee incentive plan operated by the Afterpay Group that is outstanding immediately prior to the Implementation Date shall vest with respect to a number of Afterpay Shares (rounded up to the nearest whole share) such that the vested portion of such award, after giving effect to the vesting contemplated by this clause shall equal a fraction, the numerator of which is the number of full months from the grant date of such award through the Effective Date and the denominator of which is the total number of months from the grant date of such award through the last vesting date of such award (e.g., 48 in the case of an award that vests in full on the fourth anniversary of the grant date). For purposes of the foregoing, an option award and any restricted stock award resulting from the early exercise of such option award shall be considered one award.

(ii)	Afterpay US Employee Options. Subject to, and upon, the Implementation Date:
(A)
the vested portion of each option to purchase Afterpay US Shares issued under an employee incentive plan operated by the Afterpay Group (each, an “Afterpay US Employee Option”) that is outstanding immediately prior to the Implementation Date, including any portion that vests pursuant to clause 4.8(e)(i), shall be cancelled and converted into the right to receive a number of Square A Shares equal to the quotient obtained by dividing the applicable Aggregate Spread by the Square Stock Value; and

(B)
the unvested portion of each Afterpay US Employee Option that is outstanding immediately prior to the Implementation Date, after taking into account the vesting provided under clause 4.8(e)(i), shall be cancelled (such portion, the “Cancelled US Option”) and converted into an award of stock options (each a “Replacement US Option Award”) covering a number of Square A Shares (rounded down to the nearest whole share) determined by multiplying the number of Afterpay US Shares covered by such Cancelled US Option by the Afterpay US Exchange Ratio, with a per share exercise price, rounded up to the nearest whole cent, determined by dividing the per share exercise price of such Cancelled US Option by the Afterpay US Exchange Ratio, with such award vesting in equal quarterly installments over the period of time from the Effective Date through the latest vesting date applicable to such Cancelled US Option, subject to the holder’s continued employment by Afterpay or an affiliate through the applicable vesting dates.

(C)
For purposes of this document, (I) “Aggregate Spread” means, with respect to an Afterpay US Employee Option, the product obtained by multiplying (x) the number of Afterpay US Shares covered by the vested portion of such Afterpay US Employee Option immediately prior to implementation of the Scheme by (y) the excess, if any, of the Afterpay US Value over the per share exercise price of such Afterpay US Employee Option (II) “Afterpay US Exchange Ratio” means the Afterpay US Value divided by the Square Stock Value, (III) “Afterpay US Value” means the fair market value of an Afterpay US Share (as jointly determined by Square and Afterpay pursuant to the terms of the Afterpay US Options acting reasonably and taking into account applicable tax law and the actions taken pursuant to Attachment 2 to the Afterpay Disclosure Letter) and (IV) “Square Stock Value” means the closing price of Square A Shares on the NYSE on the trading day immediately prior to the Implementation Date.

(iii)	Afterpay US RSAs
(A)
On the Implementation Date, each award of restricted Afterpay US Shares issued under an employee incentive plan operated by the Afterpay Group (each an “Afterpay US RSA”) that is outstanding and unvested as of immediately prior to the Implementation Date, after taking into account the vesting provided under clause 4.8(e)(i), shall be cancelled and converted into an award (each a “Replacement US RSA”) covering a number of restricted Square A Shares (rounded up to the nearest whole share) equal to the number of Afterpay US Shares covered by such Afterpay US RSA immediately prior to the Implementation Date multiplied by the Afterpay US Exchange Ratio, with such award vesting on the same vesting schedule as was applicable to such Afterpay US RSA (beginning on the Effective Date), subject to the holder’s continued employment by Afterpay or an affiliate through the applicable vesting dates, and, immediately thereafter, the Replacement US RSA shall vest with respect to the Accelerated Shares.
(B)	“Accelerated Shares” means:
(aa)
for an Afterpay US RSA, with respect to which the holder has made a valid election under Section 83(b) of the Code, a number of restricted Square A Shares, rounded up to the nearest whole share, equal to the quotient obtained by dividing the Applicable Tax by the Square Stock Value, and

(ab)	for any other holder, zero.
The Accelerated Shares shall be the earliest vesting shares covered by such Replacement US RSA.
(C)	“Applicable Tax” means, with respect to an Afterpay US RSA, the Tax on such Afterpay US RSA that becomes due upon the consummation of the transactions contemplated by this document.
(f)
UK Options. Subject to, and upon, the implementation of the Scheme, Square shall grant to the holder of each Forfeited U.K. Option (as defined on Attachment 2 to the Afterpay Disclosure Letter) who remains employed by Afterpay or an affiliate as of the Implementation Date, an award of stock options (a “Replacement UK Option Award”) covering a number of Square A Shares determined by multiplying the number of Clearpay Finance Limited shares that were covered by such Forfeited U.K. Option by the Afterpay UK Exchange Ratio and rounding down to the nearest whole number of shares, and with a per share exercise price determined by dividing the per share exercise price of such Forfeited U.K. Option by the Afterpay UK Exchange Ratio and rounding up to the nearest whole cent, with such award vesting in equal quarterly installments over the period of time from the Effective Date through the latest vesting date applicable to such Forfeited U.K. Option, subject to the holder’s continued employment by Afterpay or an affiliate through the applicable vesting dates. For purposes of this clause 4.8(f), (i) “Afterpay UK Exchange Ratio” means the Afterpay UK Value divided by the Square Stock Value and (ii) “Afterpay UK Value” means the fair market value of Clearpay Finance Limited shares underlying the Forfeited U.K. Options (as jointly determined by Afterpay in its reasonable discretion pursuant to the terms of the Forfeited U.K. Options acting reasonably and taking into account applicable tax law and the actions taken pursuant to Attachment 2 to the Afterpay Disclosure Letter).

(g)
Notwithstanding anything to the contrary contained in this clause 4.8, the provisions of Schedule 4.8(g) of the Afterpay Disclosure Letter shall apply to the Replacement Option Awards, the Replacement Full Value Awards, the Replacement US Option Awards, the Replacement US RSAs and the Replacement UK Option Awards (collectively, “Replacement Awards”).

(h)
No later than the Implementation Date, Square shall file one or more appropriate registration statements (on Form S-8, or any successor or other appropriate forms), or utilize a pre-existing registration statement, with respect to the Square A Shares underlying the Replacement Awards, and Square shall maintain the effectiveness of each such registration statement for so long as such awards remain outstanding.

(i)	All payments contemplated by this clause 4.8 shall be made less any applicable withholdings.
4.9	United States Tax Treatment
(a)
Each of Afterpay, Square and their respective Subsidiaries shall cooperate and use best endeavours to (i) cause the acquisition of the Afterpay Shares pursuant to the Scheme to qualify as a “qualified stock purchase” within the meaning of Section 338(d) of the Code and (ii) eliminate or mitigate the extent to which payment of the Scheme Consideration is subject to withholding Tax as a result of the application of Section 304 of the Code (including, if necessary, by making a Cash Election pursuant to clause 4.2 and certain Tax elections). For the avoidance of doubt, the parties acknowledge and agree that, after the Implementation Date, Square shall be permitted, in its sole discretion and to the extent permitted by law, to make elections under (A) Section 338 of the Code with respect to Afterpay and its Subsidiaries and (B) Treasury Regulations Section 301.7701-3 with respect to any Subsidiary of Afterpay, which election may be retroactively effective to a date prior to the Implementation Date. None of Square, Afterpay or any of their respective Subsidiaries will take (or fail to take) any action, or allow any affiliate to take (or fail to take) any action, that could reasonably be expected to preclude the elections described in subclauses (A) and (B) of this clause 4.9(a). In the event that Square determines in its sole and absolute discretion to make an election under Section 338(g) of the Code, Afterpay will cooperate with Square in (x) determining if notice under Treasury Regulations Section 1.338-2(e)(4) is required and (y) in completing and delivering the notice under Treasury Regulations Section 1.338-2(e)(4).
(b)
After the date of this document and prior to the Implementation Date, Afterpay shall deliver, or cause to be delivered, upon the reasonable request of Square and to the extent permitted under applicable law, one or more certificates under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), certifying that each Afterpay U.S. Subsidiary (other than any Afterpay U.S. Subsidiary treated as disregarded from its owner for U.S. federal income Tax purposes) identified in Square’s request is not a “United States real property holding corporation” within the meaning of Section 897(c)(3) of the Code, together with any notifications to the U.S. Internal Revenue Service related thereto.

4.10	No amendment to the Scheme without consent
Afterpay must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, the Scheme without the prior written consent of Square.
5	Implementation
5.1	General obligations
Afterpay, Square, and Square Acquirer must each:
(a)	use all reasonable endeavours and commit necessary resources (including management and corporate relations resources and the resources of external advisers); and
(b)	procure that its officers and advisers work in good faith and in a timely and co-operative fashion with the other party (including by attending meetings and by providing information), to produce the Scheme Booklet and implement the Scheme as soon as reasonably practicable and in accordance with the Timetable.
5.2	Afterpay’s obligations
Afterpay must take all reasonable steps to implement the Scheme on a basis consistent with this document as soon as reasonably practicable and must:
(a)
(announce directors' recommendation) following execution of this document, announce, in the form contained in Annexure A (on the basis of statements made to Afterpay by each member of the Afterpay Board) that:

(i)	the Afterpay Board intends to unanimously recommend to Scheme Participants that the Scheme be approved; and
(ii)	each Afterpay Board member who holds Afterpay Shares intends to vote his or her Afterpay Shares in favour of the Scheme, subject to:
(iii)	the Independent Expert concluding, and continuing to conclude, that the Scheme is in the best interests of Afterpay Shareholders; and
(iv)	there being no Afterpay Superior Proposal;
(b)	(preparation of Scheme Booklet) subject to clause 5.2(h)(i), as soon as practicable after the date of this document, prepare and despatch the Scheme Booklet:
(i)	in accordance with all applicable laws, including the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60 and the Listing Rules; and

(ii)	which includes a statement by the Afterpay Directors, subject to any withdrawal or change of recommendation by the Afterpay Board that is permitted by clause 6.3:
(A)
unanimously recommending that Afterpay Shareholders vote in favour of the Scheme subject to the Independent Expert continuing to conclude that the Scheme is in the best interests of Afterpay Shareholders and there being no Afterpay Superior Proposal; and

(B)
that each Afterpay Director who holds Afterpay Shares intends to vote his or her Afterpay Shares in favour of the Scheme subject to the Independent Expert continuing to conclude that the Scheme is in the best interests of Afterpay Shareholders and there being no Afterpay Superior Proposal;

(c)
(Independent Expert) promptly appoint the Independent Expert and provide any assistance and information reasonably requested by the Independent Expert to enable the Independent Expert to prepare its report for the Scheme Booklet as soon as practicable;

(d)
(Investigating Accountant) jointly with Square, appoint the Investigating Accountant and provide assistance and information reasonably required by the Investigating Accountant to enable it to prepare the Investigating Accountant’s Report;

(e)
(Afterpay information) prepare and promptly provide to Square any information that Square reasonably requires regarding Afterpay or the Afterpay Group for inclusion in the Square Registration/Proxy Statement, and must use all reasonable endeavours to ensure the Afterpay Information complies, in all material respects, with all applicable laws, including the Securities Act;

(f)
(consent) provide a consent and use all reasonable endeavours to obtain consents from third parties in such form as Square reasonably requires in relation to the form and context in which the Afterpay Information appears in the Square Registration/Proxy Statement;

(g)	(section 411(17)(b) statement) apply to ASIC for a statement pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Scheme;
(h)	(consultation with Square) consult with Square as to the content and presentation of:
(i)	the Scheme Booklet, which includes:
(A)
allowing Square a reasonable opportunity to review and make comments on successive drafts of the Scheme Booklet (accepting that any review of the Independent Expert’s Report is limited to review for factual accuracy of those parts that include information relating to Square and that Afterpay makes no representation as to the extent to which the Independent Expert will receive or consider those comments);

(B)	taking any timely and reasonable comments made by Square into account in good faith when producing a revised draft of the Scheme Booklet;
(C)
providing to Square a revised draft of the Scheme Booklet within a reasonable time before the draft of the Scheme Booklet which is provided to ASIC for approval pursuant to section 411(2) of the Corporations Act is finalised; and

(D)
obtaining Square’s consent to the inclusion of the Square Information (including in respect of the form and context in which the Square Information appears in the Scheme Booklet (such consent must not be unreasonably withheld, delayed or conditioned)); and

(ii)
documents required for the purposes of the Court hearings held for the purposes of sections 411(1) and 411(4)(b) of the Corporations Act in relation to the Scheme (including originating processes, affidavits, submissions and draft minutes of Court orders), and consider in good faith, for the purpose of amending drafts of those documents, any comments on, or suggested amendments to, those documents from Square prior to filing those documents with the Court;

(i)	(lodgement of Regulator’s Draft)
(i)
no later than 14 days before the First Court Date, provide an advanced draft of the Scheme Booklet to ASIC for its review for the purposes of section 411(2) of the Corporations Act, and provide a copy of the Regulator’s Draft to Square as promptly as practicable thereafter; and

(ii)
keep Square reasonably informed of any issues raised by ASIC in relation to the Regulator’s Draft and, where practical to do so, consult with Square in good faith prior to taking any steps or actions to address those issues (provided that, where those issues relate to Square or any Square Information, Afterpay must not take any steps to address them without Square’s prior written consent, not to be unreasonably withheld, delayed or conditioned);

(j)	(supplementary disclosure) if, after despatch of the Scheme Booklet, Afterpay becomes aware:
(i)	that information included in the Scheme Booklet is or has become misleading or deceptive in any material respect (whether by omission or otherwise); or
(ii)	of information that is required to be disclosed to Afterpay Shareholders under any applicable law but was not included in the Scheme Booklet, promptly consult with Square in good faith as to the need for, and the form of, any supplementary disclosure to Afterpay Shareholders, and make any disclosure that Afterpay considers reasonably necessary in the circumstances, having regard to applicable laws and to ensure that there would be no breach of clause 12.1(h) if it applied as at the date that information arose;
(k)	(Court application) apply to the Court for an order under section 411(1) of the Corporations Act directing Afterpay to convene the Scheme Meeting;
(l)	(send Scheme Booklet) send the Scheme Booklet to Afterpay Shareholders as soon as practicable after the Court orders Afterpay to convene the Scheme Meeting;
(m)	(Scheme Meeting) convene the Scheme Meeting to agree to the Scheme in accordance with any orders made by the Court pursuant to section 411(1) of the Corporations Act;
(n)
(director’s voting) use its reasonable endeavours to procure that each member of the Afterpay Board votes any Afterpay Shares in which they have a Relevant Interest in favour of the Scheme subject to the Independent Expert continuing to conclude that the Scheme is in the best interests of Shareholders and there being no Afterpay Superior Proposal;

(o)
(Court approval) subject to all Conditions Precedent, other than paragraph (h) in clause 3.1 being satisfied or waived in accordance with this document, apply to the Court for an order approving the Scheme in accordance with sections 411(4)(b) and 411(6) of the Corporations Act;

(p)	(Conditions Precedent certificate) at the hearing on the Second Court Date, provide to the Court (through its counsel):
(i)
a certificate signed by one of its directors and made in accordance with a resolution of its board confirming (in respect of matters within Afterpay’s knowledge) whether or not the Conditions Precedent for which it is responsible, as noted in clause 3.1 (other than paragraph (h)), have been satisfied or waived in accordance with clause 3, a draft of which must be provided to Square by 5.00pm on the Business Day prior to the Second Court Date; and

(ii)	any certificate provided to it by Square under clause 5.3(h);
(q)
(lodge copy of Court order) lodge with ASIC an office copy of the Court order approving the Scheme as approved by the Afterpay Shareholders at the Scheme Meeting in accordance with section 411(10) of the Corporations Act on the first Business Day after that office copy is received (or any later date agreed in writing by Square);

(r)	(Register) close the Register as at the Record Date to determine the identity of Scheme Participants and their entitlements to Scheme Consideration;

(s)	(instruments of transfer) subject to Square Acquirer satisfying its obligations under clause 4.3, on the Implementation Date:
(i)	execute proper instruments of transfer and effect the transfer of Afterpay Shares to Square Acquirer in accordance with the Scheme; and
(ii)	register all transfers of Afterpay Shares held by Scheme Participants to Square Acquirer;
(t)	(suspension of trading) apply to ASX to suspend trading in Afterpay Shares with effect from the close of trading on the Effective Date;
(u)
(listing) take all reasonable steps to maintain Afterpay’s listing on ASX, notwithstanding any suspension of the quotation of Afterpay Shares, up to and including one Business Day after the Implementation Date, including making appropriate applications to ASX and ASIC and take all steps reasonably requested by Square to obtain the approval of ASX to the de-listing of Afterpay following implementation of the Scheme;

(v)	(Australian Admission) assist Square to prepare all documents required by ASX to apply for Australian Admission;
(w)
(Registry details) subject to the terms of the Scheme, provide all necessary directions to the Registry promptly to provide any information that Square requires in relation to the Register, including any sub-register, and where requested by Square, Afterpay must procure whatever information to be provided in the electronic form as is reasonably requested by Square;

(x)
(proxy solicitation) if requested by Square, retain a proxy solicitation services firm to assist Afterpay with the solicitation of votes at the Scheme Meeting and provide Square with copies of or access to information regarding the Scheme Meeting generated by that firm, including promptly advising Square, at times that Square may reasonably request and at least on a daily basis on each of the last 5 Business Days prior to the date of the Scheme Meeting, as to the aggregate tally of the votes received by Afterpay in respect of the Scheme;

(y)	(compliance with laws) do everything reasonably within its power to ensure that the Scheme is effected in accordance with all applicable laws and regulations; and
(z)	(other steps) do all other things necessary to give effect to the Scheme and the orders of the Court approving the Scheme in accordance with all applicable laws and regulations.
5.3	Square’s obligations
Square must take all reasonable steps to assist Afterpay to implement the Scheme on a basis consistent with this document and as soon as reasonably practicable, and in particular must:
(a)
(Investigating Accountant) jointly with Afterpay, appoint the Investigating Accountant and provide assistance and information reasonably required by the Investigating Accountant to enable it to prepare the Investigating Accountant’s Report;

(b)
(Australian Admission) prepare all documents required by ASX to apply for Australian Admission, apply to ASX for Australian Admission and use all reasonable endeavours to ensure that the ASX grants approval for Australian Admission on or before the Business Day after the Effective Date and that trading in New Square CDIs commences on ASX on a normal trading basis as soon as possible on or after the Implementation Date;

(c)
(assistance with Scheme Booklet and Court documents) promptly provide any assistance or information reasonably requested by Afterpay or its Representatives in connection with the preparation of the Scheme Booklet (including any supplementary disclosure to Afterpay Shareholders) and any documents required to be filed with the Court in respect of the Scheme, promptly review the drafts of the Scheme Booklet (including any updated or supplementary Scheme Booklet) prepared by Afterpay and provide comments on those drafts in a timely manner and in good faith;

(d)
(Square Information) prepare and promptly provide to Afterpay for inclusion in the Scheme Booklet the Square Information (in accordance in all material respects with all applicable laws, including the Corporations Act, Corporations Regulations, ASIC Regulatory Guide 60 and the Listing Rules) and consent to the inclusion of that information in the Scheme Booklet;

(e)
(further Square Information) promptly provide to Afterpay any further or new Square Information as may arise after the Scheme Booklet has been sent to Afterpay Shareholders and until the date of the Scheme Meeting as may be necessary to ensure that the Square Information contained in the Scheme Booklet is not, having regard to applicable disclosure requirements, false, misleading or deceptive in any material respect (including because of any material omission) and to ensure that there would be no breach of clause 12.3(h) if it applied as at the date on which the further or new Square Information arose;

(f)
(verification) undertake appropriate verification processes for the information supplied by Square in the Scheme Booklet and if requested by Afterpay in writing, provide a certificate to Afterpay attesting to the fact appropriate verification processes have been undertaken in respect of such information prior to lodgement of the Scheme Booklet (or any supplementary Scheme Booklet) with ASIC and prior to filing of the Scheme Booklet (or any supplementary Scheme Booklet) with the Court;

(g)	(Independent Expert information) provide any assistance or information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert’s Report;
(h)
(Consent) provide a consent and use all reasonable endeavours to obtain consents from third parties in such form as Afterpay reasonably requires in relation to the form and content in which the Square Information appears in the Scheme Booklet;

(i)	(Deed Poll) no later than the Business Day prior to the First Court Date, sign and deliver the Deed Poll;
(j)
(representation) procure that, if requested by Afterpay or if Square so elects, Square is represented by counsel at the Court hearings convened for the purposes of section 411(4)(b) of the Corporations Act, at which, through its counsel, Square will undertake (if requested by the Court) to do all such things and take all such steps within its power as are necessary in order to ensure fulfilment of its obligations under this document and the Scheme;

(k)
(Conditions Precedent certificate) before 8.00am on the Second Court Date, provide to Afterpay for provision to the Court at the hearing on that date a certificate signed by one of its officers and made in accordance with a resolution of its board confirming (in respect of matters within Square’s knowledge) whether or not the Conditions Precedent for which Square is responsible, as noted in clause 3.1 (other than paragraph (h)), have been satisfied of waived in accordance with clause 3, a draft of which must be provided to Afterpay by 5.00pm on the Business Day prior to the Second Court Date; and

(l)
(Scheme Consideration) if the Scheme becomes Effective, at the direction of and on behalf of Square Acquirer, issue the New Square Shares and New Square CDIs comprising the Scheme Consideration in the manner and amount contemplated by clause 4.3(c) and the terms of the Scheme.

5.4	Square Acquirer’s obligations
Square Acquirer must:
(a) (Deed Poll) no later than the Business Day prior to the First Court Date, sign and deliver the Deed Poll;
(b)
(Scheme Consideration) if the Scheme becomes Effective, provide or procure the provision of the Scheme Consideration in the manner and amount contemplated by clause 4.3(b) and the terms of the Scheme; and

(c)	(Share transfer) if the Scheme becomes Effective, accept a transfer of the Afterpay Shares as contemplated by clause 4.3(a) and execute instruments of transfer in respect of the Afterpay Shares.

5.5	Scheme Booklet responsibility statement
The responsibility statement to appear in the Scheme Booklet, in a form to be agreed by the parties, will contain words to the effect of:
(a)
Afterpay has prepared, and is responsible for, the content of the Scheme Booklet other than, to the maximum extent permitted by law, the Square Information, the Independent Expert’s Report, the Investigating Accountant’s report or any other report or letter issued to Afterpay by a third party and that Square and its directors and officers do not assume any responsibility for the accuracy or completeness of the sections of the Scheme Booklet that Afterpay has prepared and has responsibility for; and

(b)
Square has prepared, and is responsible for, the Square Information in the Scheme Booklet (and no other part of the Scheme Booklet) and that Afterpay and its directors and officers do not assume any responsibility for the accuracy or completeness of the sections of the Scheme Booklet that Square has prepared and has responsibility for.

5.6	Disagreement on content of Scheme Booklet
If Square and Afterpay disagree on the form or content of the Scheme Booklet, they must consult in good faith to try to settle an agreed form of the Scheme Booklet. If complete agreement is not reached after reasonable consultation, then:
(a)
if the disagreement relates to the form or content of the Square Information or information related to the Merged Group contained in the Scheme Booklet, Afterpay will make any amendments as Square reasonably requires; and

(b)
if the disagreement relates to the form or content of any other part of the Scheme Booklet, the Afterpay Board will, acting in good faith, decide the final form or content of the disputed part of the Scheme Booklet.

5.7	Verification
Afterpay and Square must each undertake appropriate verification processes for the information supplied by that party in the Scheme Booklet.
5.8	Conduct of Court proceeding
Afterpay and Square are entitled to separate representation at all Court proceedings relating to the Scheme. This document does not give Afterpay or Square any right or power to give undertakings to the Court for or on behalf of the other party without that party’s written consent. Afterpay and Square must give all undertakings to the Court in all Court proceedings which are reasonably required to obtain Court approval and confirmation of the Scheme as contemplated by this document.
5.9	Appeal process
If the Court refuses to make orders convening the Scheme Meeting or approving the Scheme, Square and Afterpay must appeal the Court’s decision to the fullest extent possible except to the extent that:
(a)	the parties agree otherwise; or
(b)	an independent senior counsel advises that, in their opinion, an appeal would have no reasonable prospect of success before the End Date, in which case either party may terminate this document in accordance with clause 13.1(g).
5.10	Minority Interests
(a)
As promptly as practicable after the date of this document, Afterpay must use all reasonable endeavours to ensure that, by the Record Date, there are no outstanding Minority Interests that are not owned, directly or indirectly, by Afterpay.

(b)	Without limitation to clause 5.10(a), Afterpay shall:
(i)
use all reasonable endeavours to take, or cause to be taken, all actions and steps reasonably determined by Square to acquire or cancel the Minority Interests that are not owned, directly or indirectly, by Afterpay by the Record Date;

(ii)
other than with Square’s prior approval, not do, or cause to be done, any thing (including making any payment or providing any consideration) set out in Attachment 2 of the Afterpay Disclosure Letter with respect to the Minority Interests;

(iii)	keep Square reasonably informed of its progress towards the close out of the Minority Interests; and
(iv)	use all reasonable endeavours to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions set out in Attachment 2 of the Afterpay Disclosure Letter.
(c)	Notwithstanding the foregoing, at Afterpay’s option any of the actions contemplated by clause 5.10(a) or 5.10(b) may be subject to, and conditioned upon, the Scheme becoming Effective.
(d)
For the avoidance of doubt, and subject at all times to Afterpay’s compliance with the provisions of clause 5.10(a) and clause 5.10(b), failure by Afterpay to ensure that, by the Record Date, there are no outstanding Minority Interests that are not owned, directly or indirectly, by Afterpay shall not constitute a breach of this document or give rise to the failure of any Condition Precedent or any right of termination of this document.

5.11	Integration Planning
(a)	The parties agree that:
(i)
they will establish an Executive Steering Committee as soon as reasonably practicable after the date of this document, which shall be comprised of (i) Cash App Lead and Seller Lead of Square and (ii) Co-CEOs of Afterpay; and

(ii)
subject to applicable law, the Executive Steering Committee shall, as promptly as practicable following the date of this document, meet to discuss and plan for the implementation of the Scheme and the integration of the business and affairs of the Afterpay Group with the Square Group following the implementation of the Scheme and shall meet from time to time at least once every month, with weekly contacts, and such other times as reasonably requested by either Square or Afterpay and reasonably agreed to by the other party.

(b)
Subject to applicable law, the parties shall cooperate and use all reasonable endeavours to take all actions as may be necessary or advisable to implement the plan for integration of the business and affairs of the Afterpay Group with the Square Group following the implementation of the Scheme.

5.12	No partnership or joint venture
Subject to this document, nothing in this clause requires either party to act at the direction of the other. The business of the Afterpay Group and the Square Group will continue to operate independently from the other until the Implementation Date. The parties agree that nothing in this document constitutes the relationship of a partnership or a joint venture between the parties.
6	Board recommendation
6.1	Afterpay Board recommendation
Subject to clause 9, the Afterpay Board must make and not withdraw or change its recommendation in favour of the Scheme, unless:
(a)
there is an Afterpay Superior Proposal and the Afterpay Board determines in good faith and acting reasonably, having received legal advice from its external legal advisers (who must be reputable advisers experienced in transactions of this nature) that failing to do so would constitute a breach of their fiduciary or statutory duties to Afterpay Shareholders; or

(b)
the Independent Expert concludes that the Scheme is not in the best interests of Afterpay Shareholders, or adversely changes its previously given opinion that the Scheme is in the best interests of Afterpay Shareholders.

6.2	Square Board recommendation
The Square Board must make and not withdraw or change its recommendation that Square Shareholders vote in favour of the issuance of the New Square Shares and Square A Shares underlying New Square CDIs, unless:
(a)	there is (i) an Intervening Event or (ii) a Square Superior Proposal; and
(b)
the Square Board determines in good faith and acting reasonably, having received legal advice from its external legal advisers (who must be reputable advisers experienced in transactions of this nature) that failing to do so would constitute a breach of their fiduciary or statutory obligations to Square Shareholders.

6.3	Withdrawal or change of recommendation
Without limiting and subject to clause 9, if the Afterpay Board proposes to withdraw or change its recommendation in accordance with clause 6.1 or if the Square Board proposes to withdraw or change its recommendation in accordance with clause 6.2:
(a)	the relevant party must notify the other party in writing as promptly as reasonably practicable; and
(b)
the parties must consult in good faith for 5 Business Days after the date on which the notification in clause 6.3(a) is given to consider and determine whether the recommendation in place at the time can be maintained. That recommendation cannot be withdrawn or changed in accordance with clause 6.1 or with clause 6.2 until the end of the consultation period (provided that, in the case of an actual, proposed or potential Afterpay Competing Transaction, Afterpay must comply with clause 9.8 in lieu of this clause 6.3).

7	Directors and employees
7.1	Appointment/retirement of Afterpay directors
On the Implementation Date, but subject to the Scheme Consideration having been provided to the Scheme Participants and receipt by Afterpay of signed consents to act, Afterpay must:
(a)	cause the appointment of each Incoming Director to the Afterpay Board as of such Implementation Date; and
(b)
procure that each of the Outgoing Directors retire from the Afterpay Board and provide written notice to the effect that they have no claim outstanding for loss of office, remuneration or otherwise against Afterpay or Square, in each case, in accordance with the Afterpay Constitution, the Corporations Act and the Listing Rules.
7.2	Directors’ and officers' insurance
(a)
Subject to the Scheme becoming Effective and subject to the Corporations Act, Square undertakes in favour of Afterpay and each other person who is an Afterpay Indemnified Party that it will, for a period of 7 years from the Implementation Date:

(i)
ensure that the constitutions of Afterpay and each other member of the Afterpay Group (including any successor entities thereto) continue to contain the rules that are contained in those constitutions at the date of this document that provide for each company to indemnify each of its directors and officers against any liability incurred by that person in his or her capacity as a director or officer of the company to any person other than a member of the Square Group; and

(ii)
procure that Afterpay and each other member of the Afterpay Group comply with any deeds of indemnity, access and insurance entered into by them in favour of their respective directors and officers from time to time.

(b)
At or prior to the Implementation Date, Afterpay must purchase a 7-year prepaid “run-off” directors’ and officers’ liability insurance policy (“D&O Run-Off Policy”) on terms and conditions providing coverage retentions, limits and other material terms (including in relation to deductibles) substantially equivalent to the current policies of directors’ and officers’ liability insurance maintained by members of the Afterpay Group with respect to matters arising at or prior to the Implementation Date. In connection with obtaining such D&O Run-Off Policy, Afterpay must consult in good faith with Square regarding the proposed terms of the D&O Run-Off Policy and permit Square to participate in all negotiations over such terms.

7.3	Period of undertaking
The undertakings contained in clause 7.2 are given until the earlier of the end of the relevant period specified in that clause or the relevant member of the Afterpay Group ceasing to be part of the Square Group.
7.4	Release of Afterpay Indemnified Parties
Subject to the Corporations Act, Square releases its rights, and agrees with Afterpay that it will not make a claim against any Afterpay Indemnified Party (other than Afterpay and its Subsidiaries) as at the date of this document and from time to time in connection with:
(a)	any breach of any representations and warranties of Afterpay or any other Afterpay Group entity in this document; or
(b)	any disclosures containing any statement which is false or misleading whether in content or by omissions, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Afterpay Indemnified Party has engaged in wilful misconduct or fraud. Nothing in this clause 7.4 limits any termination rights of Square under clause 13.1.
7.5	Benefit of undertaking for Afterpay Group
Afterpay acknowledges that it receives and holds the benefit of clause 7.2 and clause 7.4 to the extent it relates to each Afterpay Indemnified Party on behalf of each of them.
7.6	Release of Square Indemnified Parties
Subject to the Corporations Act, Afterpay releases its rights, and agrees with Square that it will not make a claim against any Square Indemnified Party (other than Square and its Subsidiaries) as at the date of this document and from time to time in connection with:
(a)	any breach of any representations and warranties of Square or any other Square Group entity in this document; or
(b)	any disclosures containing any statement which is false or misleading whether in content or by omissions, whether current or future, known or unknown, arising at common law, in equity, under statute or otherwise, except where the Square Indemnified Party has engaged in wilful misconduct or fraud. Nothing in this clause 7.6 limits any termination rights of Afterpay under clause 13.1.
7.7	Benefit of undertaking for Square Group
Square acknowledges that it receives and holds the benefit of clause 7.6 to the extent it relates to each Square Indemnified Party on behalf of each of them.
7.8	Post-Implementation Square Board
(a)
Square shall appoint one Afterpay director as a member of the Square Board (who shall serve as a Class III director of Square), with such appointment to be effective as of immediately following the implementation of the Scheme.

(b)
The director shall be selected by Square in consultation with Afterpay, and Square will consider in good faith the recommendation of Afterpay with respect thereto. Subject to Square’s board nomination process, Square shall use reasonable endeavours to select such director as soon as practicable after the date of this document.

7.9	Employee and Benefit Matters
(a)
Subject to the requirements of applicable law or regulation, each Continuing Employee, for the period from the Implementation Date and ending on the first anniversary of the Implementation Date (or, if earlier, the date of such Continuing Employee’s termination of employment with Afterpay and its affiliates, including the Square Group), the Square Group will provide to each Continuing Employee:

(i)
an annual total target compensation opportunity that is no less favourable than the annual total target compensation opportunity in effect for such Continuing Employee immediately prior to the Implementation Date (for the avoidance of doubt, including equity or equity-based compensation opportunities); and

(ii)
other benefits that are, in the aggregate, substantially comparable to the aggregate other benefits provided to such Continuing Employee immediately prior to the Implementation Date (excluding any defined benefit pension benefits or any one-time or non-recurring compensation or benefits).

(b)
For all purposes (including for purposes of determining eligibility to participate, level of benefits, vesting, and benefit accruals) under any plan, program, policy or arrangement maintained by the Square Group, including any vacation, paid time off and severance plans, each Continuing Employee’s service with or otherwise credited by the Afterpay Group shall be treated as service with the Square Group; provided that such service shall not be recognized to the extent that such recognition would result in any duplication of benefits or for purposes of benefit accruals under any defined benefit pension plan.

(c)
The Square Group will use reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Square Group in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Implementation Date, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Afterpay Employee Plan immediately prior to the Implementation Date. The Square Group will use reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Implementation Date occurs for purposes of satisfying such year's deductible, co-payment and out-of-pocket maximum limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Implementation Date.

(d)
This clause 7.9 shall be binding upon and shall inure solely to the benefit of each of the parties to this document, and nothing in this clause 7.9, express or implied, is intended to confer upon any other person (including, for the avoidance of doubt, any current or former directors, officers, employees, contractors or consultants of any of the Afterpay Group or the Square Group) any rights or remedies of any nature whatsoever under or by reason of this clause 7.9.

(e)	Nothing contained in this clause 7.9 shall:
(i)	be treated as an amendment of any Afterpay Employee Plan or any compensation or benefit plan, program, policy, contract or arrangement maintained by the Square Group or
(ii)
obligate either the Afterpay Group or the Square Group to (A) maintain any particular compensation or benefit plan, program, policy, contract or arrangement, except in accordance with the terms of such plan, program, policy, contract or arrangement, or (B) retain the employment of any particular employee.

8	Conduct of business
8.1	Overview
From the date of this document up to and including the Implementation Date, Afterpay must, and must cause each member of the Afterpay Group to, use all reasonable endeavours to conduct its business in all material respects in the ordinary course consistent with business plans and budgets Disclosed to Square and in substantially the same manner as previously conducted.
8.2	Specific obligations
Without limiting clause 8.1 and other than with the prior written approval of Square (such approval not to be unreasonably withheld or delayed), Afterpay must, during the period contemplated by clause 8.1, use all reasonable endeavours to ensure that Afterpay and each member of the Afterpay Group:
(a)	(business and material assets) maintains the condition of its business and material assets in all material respects;
(b)	(key officers and employees) keeps available the services of its key officers and key employees;
(c)	(relationships) preserves its material relationships with key customers, suppliers, licensors, licensees, joint venturers and others with whom it has business dealings in all material respects;
(d)
(change of control provisions) identifies any change of control or similar provisions in any contracts in limbs (b), (c) and (d) of the definition of Material Contracts (Specified Material Contracts) any other significant contracts as reasonably requested by Square, and obtain the consents of relevant persons who have rights in respect of those Specified Material Contracts, and cooperate with Square in good faith to discuss obtaining consent in respect of such other significant contracts for, the transactions contemplated by the Scheme, provided that:

(i)	Square must cooperate with, and provide reasonable assistance to Afterpay to obtain such consents, including by promptly providing any information reasonably required by counterparties;
(ii)	Afterpay is not required to make any payment to obtain any such consent prior to the Implementation Date;
(iii)	a failure by Afterpay or a member of the Afterpay Group to obtain any such consent in and of itself will not constitute a breach of this document by Afterpay; and
(iv)	this clause 8.2(d) shall not apply to any contract in respect of any Minority Interest, which shall be exclusively governed by clause 5.10.
8.3	Prohibited actions
Other than with the prior written approval of Square (such approval not to be unreasonably withheld or delayed) Afterpay must not, and must ensure that each member of the Afterpay Group does not, during the period referred to in clause 8.1:
(a)	(Material Contracts; Restraints)
(i)
other than in the ordinary course of business or as would not be adverse to the Afterpay Group or the Merged Group in any material respect, enter into, terminate (other than non-renewals occurring in the ordinary course of business), amend or waive any right under, or agree to do any of the foregoing with respect to, any contracts in limbs (a), (b), (c) or (d) of the definition of Material Contract; or

(ii)
enter into any contract or commitment (A) restraining in any material respect any member of the Merged Group from competing with any person or conducting activities in any market, (B) obligating in any material respect any member of the Merged Group to conduct business with any third party on a preferential or exclusive basis or (C) containing “most favoured nation” or similar provisions that would bind the Merged Group in any material respect.

(b)	(lines of business) enter into any new line of business that is materially different to the Core Business or discontinue any material aspect of the Core Business;

(c)
(capital expenditure) incur or make any capital expenditures or enter into arrangements or agreements providing for capital expenditures or otherwise commit to do so, whether in one transaction or in a series of related transactions, in excess of A$20 million in the aggregate or individually;

(d)
(derivative instruments) enter into any agreement, arrangement or transaction with respect to derivative instruments (including swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments;

(e)
(accounting policies) change any accounting policy applied by a member of the Afterpay Group to report their financial position in any material respect other than any change required by a change in the Accounting Standards or US GAAP;

(f)
(tax) settle or compromise or make, change or revoke any concessions in relation to any material tax claims, liabilities or disputes or make any election in relation to tax, or otherwise engage in any transaction, act or event which gives rise to any tax liability which is outside the ordinary course of business as it was conducted prior to the date of this document;

(g)
(legal proceedings) settle any legal proceedings, claim, investigation, arbitration or other like proceedings, except where such settlement would result in monetary obligations involving the payment of monies of not more than A$1,500,000 (net of all amounts covered by existing insurance policies) in the aggregate or individually, does not involve the imposition of injunctive relief or other non-monetary obligations, including admission of wrongdoing (other than to pay such monies or customary confidentiality or other non-monetary obligations that are incidental to the agreement to pay such monies) on the Afterpay Group (or on the Merged Group after implementation of the Scheme) and would not create any adverse precedent that would be material to the Afterpay Group (or the Merged Group after implementation of the Scheme);

(h)
(compensation and employment arrangements) other than as required pursuant to the terms of an Afterpay Employee Plan in place as of the date of this document and included in the Afterpay Disclosure Materials, or adopted or amended not in violation of this document, or as is necessary to comply with clause 4.8(a):

(i)
increase the remuneration of, or otherwise vary the service or employment arrangements with, any of its current or former directors, officers, or employees, other than annual increases in remuneration or benefits for employees other than Level E2 or Level E3 employees, made in the ordinary course of business consistent with past practice that, in each case, do not exceed 10% of such individual’s annual cash compensation immediately prior to the increase or 5% of total payroll costs in the aggregate;

(ii)	grant any new equity-based awards or amend or modify the terms of any outstanding equity-based awards;
(iii)	pay or award, or agree to pay or award, any cash bonuses or cash incentive compensation, termination or retention payments;
(iv)
pay or agree to pay to any current or former director, officer, employee or other service provider any pension, retirement allowance or other benefit in excess of those in place as of the date of this document and included in the Afterpay Disclosure Materials or permitted in accordance with clause 8.3(h)(vii);

(v)
enter into any new, or amend any existing, employment, change in control, retention or severance or termination agreement with any current or former director, officer, employee or other service provider, other than (i) agreements with new hires or newly promoted employees who are permitted to be hired or promoted under clause 8.3(h)(vii) where such agreements are materially consistent with those provided to other similarly situated employees and do not provide any retention, equity award grants or enhanced (change in control) severance or (ii) to provide severance compensation and severance benefits (excluding any enhanced change in control severance) in the ordinary course of business as it was conducted prior to the date of this document to employees who are terminated under circumstances permitted by clauses 8.3(h)(v) and 8.3(h)(vii);

(vi)
establish any Afterpay Employee Plan which was not in place as at the date of this document, or amend or terminate any Afterpay Employee Plan, other than (i) Afterpay Employee Plans that document any action not otherwise prohibited by this clause 8.3(h), (ii) de minimis administrative amendments or (iii) in connection with the annual renewal of health and welfare benefit plans, in each case, that do not have the effect of materially enhancing any benefits thereunder or otherwise result in materially increased costs to the Afterpay Group;

(vii)
offer employment to, promote an existing employee, or terminate the employment of any employee or individual service provider who is an employee at Level 7 and above, other than terminations for “cause” (as determined by the Afterpay Group in its reasonable discretion);

(viii)	enter into, amend or terminate any collective bargaining agreement or other labor agreement; or
(ix)
waive any non-competition or non-solicitation obligation of any direct report of either of the Afterpay Chief Executive Officers (each a “CEO Direct Report”) or any direct report of a CEO Direct Report;

(i)
(accelerate rights) accelerate or fund the rights of any of its directors, officers or employees to compensation or benefits of any kind (including under any Afterpay executive or employee share plans), other than as permitted under clause 8.3(h) or as required pursuant to the terms of an Afterpay Employee Plan in place as of the date of this document, or adopted or amended not in violation of this document;

(j)
(Intellectual Property) (A) sell, assign, transfer or grant any exclusive license to, or (B) abandon or permit to let lapse or expire (other than immaterial in-bound licenses to the Afterpay Group that the Afterpay Group would allow to expire in the ordinary course of business in accordance with their terms), any Intellectual Property material to the business of the Afterpay Group as conducted as of the date of this document, and as proposed by the Afterpay Group as of the date of this document to be conducted in the future;

(k)	(indebtedness) incur, assume, guarantee or become liable for any Indebtedness, other than:
(i)	intercompany Indebtedness;
(ii)	guarantees by Afterpay or any direct or indirect wholly owned Subsidiary of Afterpay of indebtedness of Afterpay or any other direct or indirect wholly owned Subsidiary of Afterpay;
(iii)	drawing down on undrawn amounts under the Afterpay Group’s warehouse facilities as of the date of this document to fund underlying sales in the ordinary course of business; or
(iv)
any Indebtedness incurred to refinance, roll over, replace or renew any Indebtedness already outstanding as of the date of this document, provided that (A) the principal amount of such refinancing, roll-over, replacement or renewed Indebtedness is not materially greater than the principal amount of the Indebtedness being refinanced, rolled over, replaced or renewed (plus accrued interest, and a reasonable amount of premium, fees and expenses incurred in connection with such refinancing), (B) such Indebtedness is on terms consistent in all material respects with the Indebtedness being refinanced, rolled over, replaced or renewed, taking into account conditions in the capital markets at the time such Indebtedness is incurred, and (C) such Indebtedness does not consist of securities or instruments convertible into securities;

(l)	(real property)
(i)	acquire or agree to acquire any material real property or enter into, or agree to enter into, any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee);
(ii)
sell, assign, dispose of, surrender or exercise any right to terminate, or agree to sell, assign, dispose of, surrender or exercise any right to terminate, any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) other than, in each case, expirations or surrenders of any leases or subleases in accordance with their terms or in the ordinary course of business;

(iii)	materially modify or amend or exercise any right to renew any material lease, or waive any material term or condition thereof or grant any consents thereunder; or
(iv)
grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment or charge affecting, in any material respect, any material real property leased by a member of the Afterpay Group, or any interest therein or part thereof;

(m)	(Prescribed Events) take any action that, or fail to take any action whose omission, would give rise to any Afterpay Prescribed Event; or
(n)	(agree) agree to do any of the matters set out above.
8.4	Exceptions to Afterpay conduct of business provisions
Nothing in this clause 8 restricts the ability of Afterpay to take any action which:
(a)	is expressly required or permitted by this document, the Scheme, or otherwise required by law or regulation;
(b)	would be required to enforce Square’s obligations under the Information Exchange Protocol;
(c)	has been Disclosed to Square in the Afterpay Disclosure Letter;
(d)	has been agreed to in writing by Square (with such agreement not to be unreasonably withheld, delayed or conditioned); or
(e)
is reasonably and prudently required to respond to any epidemic, pandemic (including COVID-19 or any COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing).

8.5	Square conduct of business
(a)
Other than with the prior written approval of Afterpay (such approval not to be unreasonably withheld, delayed or conditioned), Square must, from the date of this document up to and including the Implementation Date, use all reasonable endeavours to ensure that Square and each member of the Square Group:

(i)	(business and material assets) maintains the condition of its business and material assets in all material respects;
(ii)	(key officers and employees) keeps available the services of its key officers and key employees; and
(iii)	(relationships) preserves its material relationships with customers, suppliers, licensors, licensees, joint venturers and others with whom it has business dealings in all material respects.
(b)
Other than with the prior written approval of Afterpay (such approval not to be unreasonably withheld or delayed), from the date of this document up to and including the earlier of termination of this document in accordance with its terms and the Implementation Date, Square must, and must cause each member of the Square Group to, not take any action that, or fail to take any action whose omission, would give rise to any Square Prescribed Event.

(c)	Nothing in this clause 8.5 restricts the ability of Square to take any action which:
(i)	is expressly required or permitted by this document, the Scheme, or otherwise required by law or regulation;
(ii)	would be required to enforce Afterpay’s obligations under the Information Exchange Protocol;
(iii)	has been Disclosed to Afterpay in the Square Disclosure Letter;
(iv)	has been agreed to in writing by Afterpay (with such agreement not to be unreasonably withheld, delayed or conditioned); or

(v)
is reasonably and prudently required to respond to any epidemic, pandemic (including COVID-19 or any COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing).

8.6	Access to people and Afterpay Information
Between the date of this document and the Implementation Date, and subject to its obligations under the Information Exchange Protocol, Afterpay must, and must procure that each other member of the Afterpay Group:
(a)
as soon as reasonably practicable provides Square and its officers and advisers with any documents, records, and other information (subject to any existing confidentiality obligations owed to third parties, or applicable privacy laws) reasonably requested by them and provide Square and its officers and advisers with reasonable access to Afterpay’s officers and advisers which Square reasonably requires for the purposes of:

(i)	understanding Afterpay’s financial position (including its cash flow and working capital position), trading performance and management control systems;
(ii)	implementing the Scheme; and
(iii)	preparing for carrying on the business of Afterpay following implementation of the Scheme; and
(iv)	any other purpose which is agreed in writing between the parties (acting reasonably), provided that compliance with any such request would not, in the reasonable opinion of Afterpay (acting in good faith), result in undue disruption to the Afterpay Group’s business and provided that Afterpay is not required to facilitate physical access where Afterpay is restricted from doing so by any COVID-19 Measures; and
(b)
Afterpay will not be required to provide any access or take any action contemplated by this clause 8.6 to the extent that to do so would breach the Information Exchange Protocol, any applicable law or regulation or any obligations of confidentiality owed to third parties as of the date of this document, or result in the loss of legal privilege or to do so would cause undue disruption to the Afterpay Group’s business, provided, that Afterpay shall, and shall cause its Subsidiaries to, use all reasonable endeavours to make appropriate substitute disclosure arrangements under circumstances in which such restrictions apply (including (x) obtaining any required consent from any third party and (y) redacting such information only to the extent necessary to comply with any law, regulation or obligation of confidentiality or to prevent loss of legal privilege) and to provide such information as to the applicable matter as can be conveyed.

8.7	Warehouse facilities
(a)	As soon as practicable after the date of this document, and in any event prior to the Implementation Date, Afterpay must, and must procure that each other member of the Afterpay Group:
(i)	applies to each relevant Financier for consent in relation to the implementation of the Scheme and the transaction contemplated by this document;
(ii)	use their reasonable endeavours to:
(A)	obtain the consent referred to in clause 8.7(a)(i) from each relevant Financier;
(B)	ensure that, once given, the consent from a Financier is not withdrawn, cancelled or revoked; and
(C)	keeps Square informed of progress in obtaining the consent from the Financiers.
(b)
Square must reasonably cooperate with, and provide reasonable assistance to, Afterpay to obtain such consents, including by promptly providing any information reasonably required by each relevant Financier.

(c)	Notwithstanding the foregoing:
(i)	Afterpay is not required to make any payment to obtain any such consent prior to the Implementation Date; and
(ii)
subject to Afterpay’s compliance with clause 8.7(a) and clause 8.7(b), a failure by Afterpay or a member of the Afterpay Group to obtain any consent of any Financier pursuant to this clause 8.7 will not constitute a breach of this document by Afterpay.

9	Exclusivity
9.1	No existing discussions
Afterpay represents and warrants that, other than the discussions with Square in respect of the Scheme, it is not currently in negotiations or discussions in respect of any Afterpay Competing Transaction with any person. From the date of this document, Afterpay will promptly enforce the terms of any confidentiality agreement entered into with a party other than Square in relation to an Afterpay Competing Transaction and will promptly request the return of all Afterpay Confidential Information from that party and terminate its access to any Afterpay Confidential Information on an ongoing basis. Afterpay agrees to not waive, and to enforce, any standstill obligations of that party (to the extent applicable).
9.2	No-shop
During the Exclusivity Period, Afterpay must ensure that neither it nor any of its Representatives directly or indirectly:
(a)	solicits, invites, facilitates, encourages or initiates any enquiries, negotiations or discussions; or
(b)	communicates any intention to do any of these things,
with a view to obtaining any offer, proposal or expression of interest from any person in relation to an Afterpay Competing Transaction.
9.3	No-talk
Subject to clause 9.5, during the Exclusivity Period, Afterpay must ensure that neither it nor any of its Representatives:
(a)	negotiates or enters into negotiations or discussions regarding; or
(b)	participates in negotiations or discussions with any other person regarding, an Afterpay Competing Transaction or any agreement, understanding or arrangement that could be reasonably expected to lead to an Afterpay Competing Transaction, even if that person’s Afterpay Competing Transaction was not directly or indirectly solicited, invited, encouraged or initiated by Afterpay or any of its Representatives or the person has publicly announced the Afterpay Competing Transaction.
9.4	Due diligence information
Subject to clauses 9.5 and 9.6, during the Exclusivity Period, Afterpay must ensure that neither it nor any of its Representatives in relation to an Afterpay Competing Transaction:
(a)
enables any other person other than Square or its Representatives to undertake due diligence investigations on any member of the Afterpay Group or their businesses or solicit, invite, initiate, encourage, facilitate or permit any other person other than Square or its Representatives to undertake due diligence investigations on any member of the Afterpay Group or any of their respective businesses or operations, in connection with the person formulating, developing or finalising, or assisting in the formulation, development or finalisation of, an Afterpay Competing Transaction; or

(b)
makes available to any other person, or permits any other person to receive, other than Square or its Representatives (in the course of due diligence investigations or otherwise) any non-public information relating to any member of the Afterpay Group or their businesses or operations in connection with the person formulating, developing or finalising, or assisting in the formulation, development or finalisation of, an Afterpay Competing Transaction.

9.5	Exceptions
Clause 9.3 and clause 9.4 do not apply to the extent that they restrict Afterpay or the Afterpay Board from taking or refusing to take any action with respect to a genuine Afterpay Competing Transaction that did not result, directly or indirectly, from a material breach of clauses 9.2, 9.3, or 9.4, provided that the Afterpay Board has determined, in good faith after receiving advice from its financial and external legal advisers:
(a)	that the Afterpay Competing Transaction is, or would reasonably be expected to become, an Afterpay Superior Proposal; and
(b)	that failing to respond to the Afterpay Competing Transaction would constitute a breach of the Afterpay Board’s fiduciary or statutory obligations, provided that if Afterpay makes available to any such offeror any non-public information relating to any member of the Afterpay Group or their businesses or operations, Afterpay may only do so pursuant to a confidentiality agreement with terms no less favourable in the aggregate to Afterpay than those contained in the Confidentiality Agreement (provided that no such confidentiality agreement shall be required to contain any standstill or similar provisions).
9.6	Further exceptions
Subject to the Confidentiality Agreement, nothing in this document prevents Afterpay from:
(a)	continuing to make normal presentations to, and to respond to enquiries from, brokers, portfolio investors and analysts in the ordinary course in relation to the Scheme or its business generally; or
(b)	fulfilling its continuous disclosure requirements as required by law.
9.7	Notice of unsolicited approach
(a)	During the Exclusivity Period, Afterpay must promptly (and in any event within 36 hours) inform Square if it or, to its knowledge, any of its Representatives:
(i)	receives any approach with respect to any Afterpay Competing Transaction;
(ii)
receives any request for information relating to any member of the Afterpay Group or any of their businesses or operations or any request for access to any non-public information of any member of the Afterpay Group in connection with a current or future Afterpay Competing Transaction; or

(iii)
provides any information relating to any member of the Afterpay Group or any of their businesses or operations to any person in connection with or for the purposes of a current or future Afterpay Competing Transaction.

(b)	A notice given under clause 9.7(a) must be accompanied by all material details of the relevant event, including (as the case may be):
(i)
the identity of the person who made the relevant approach, inquiry or proposal to initiate discussions or negotiations referred to in clause 9.7(a)(i), who made the relevant request for information referred to in clause 9.7(a)(ii), or to whom any information referred to in clause 9.7(a)(iii) was provided;

(ii)
the material terms and conditions (including price, conditions precedent, timetable and break or reimbursement fee (if any), or any other similar material terms) of any Afterpay Competing Transaction or any proposed Afterpay Competing Transaction (to the extent known); and

(iii)	the nature of the information requested and/or provided.
(c)	During the Exclusivity Period, Afterpay must promptly provide Square with:
(i)	in the case of written materials, a copy of; or
(ii)	in any other case, a written statement of,
any non-public information relating to Afterpay, its Related Bodies Corporate or any of their respective businesses and operations made available to or received by any person from Afterpay or any of its

Representatives in connection with the person formulating, developing or finalising, or assisting in the formulation, development or finalisation of, an Afterpay Competing Transaction and which differs from, or is more extensive than, the information which has been provided to Square.
(d)
Without limiting Afterpay’s other obligations under this clause 9.7, Afterpay shall keep Square reasonably informed on a prompt and timely basis of the status and material terms and of any material developments, discussions or negotiations regarding any Afterpay Competing Transaction or proposed Afterpay Competing Transaction and the material terms and conditions thereof (including any change in price or form of consideration or other material amendment thereto), within 36 hours after the receipt or delivery thereof, keep Square reasonably informed on a prompt and timely basis as to the nature of any non-public information requested of Afterpay with respect thereto, and provide information regarding any Afterpay Competing Transaction or proposed Afterpay Competing Transaction reasonably requested by Square.

9.8	Matching right
Without limiting clauses 9.2 and 9.3, during the Exclusivity Period, Afterpay:
(a)
must not enter into any agreement, arrangement or understanding (whether or not in writing) pursuant to which a third party or Afterpay proposes (or both a third party and Afterpay propose) to undertake or give effect to an actual, proposed or potential Afterpay Competing Transaction; and

(b)	must procure that the Afterpay Board does not change its recommendation in favour of the Scheme to publicly recommend an actual, proposed or potential Afterpay Competing Transaction, unless:
(c)
the Afterpay Board acting in good faith after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, determines that the Afterpay Competing Transaction constitutes an Afterpay Superior Proposal;

(d)
the Afterpay Board, after receiving such legal advice from its external legal advisers of nationally recognized reputation, determines that the failure to take such actions specified in clause 9.8(a) and/or 9.8(b) would constitute a breach of the Afterpay Board’s fiduciary or statutory duties to Afterpay Shareholders;

(e)
Afterpay has provided Square with the material terms and conditions of the Afterpay Competing Transaction to the extent required by clause 9.7(b) and a written explanation as to why it considers that the Afterpay Competing Transaction constitutes an Afterpay Superior Proposal;

(f)
for at least 5 Business Days, Afterpay and its Representatives have negotiated in good faith with Square and its Representatives, to the extent Square wishes to negotiate and make itself reasonably available to negotiate, to enable Square to propose revisions to the terms of this document; and

(g)
upon the expiry of such negotiation period, the Afterpay Board has considered in good faith any binding proposed revisions to the terms of this document proposed by Square, and has determined in good faith, after taking advice from its outside legal adviser and financial adviser of nationally recognized reputation, that such Afterpay Competing Transaction would nevertheless continue to constitute an Afterpay Superior Proposal if such revisions proposed by Square were to be given effect and that the failure to take the actions specified in clause 9.8(a) and/or 9.8(b) would continue to constitute a breach of the Afterpay Board’s fiduciary or statutory duties to Afterpay Shareholders.

Afterpay agrees that each successive material modification to the terms of any Afterpay Competing Transaction will constitute a new Afterpay Competing Transaction for the purposes of clause 9.8 and accordingly Afterpay must comply with this clause 9.8 in respect of any new Afterpay Competing Transaction.
9.9	Legal advice
Each of Afterpay and Square acknowledges that it has received legal advice on this document and the operation of this clause.

10	Afterpay Break Fee
10.1	Background
This clause has been agreed in circumstances where:
(a)
Square and Afterpay believe that the Scheme will provide significant benefits to Afterpay, Square, and their respective shareholders, and Square and Afterpay acknowledge that, if they enter into this document and the Scheme is subsequently not implemented, Square will incur significant costs, including those set out in clause 10.5;

(b)	Square requested that provision be made for the Break Fee, without which Square would not have entered into this document;
(c)	both the Square Board and Afterpay Board believe that it is appropriate for both parties to agree to the payment referred to in this clause to secure Square’s participation in the Scheme; and
(d)	both parties have received legal advice on this document and the operation of this clause.
10.2	Payment by Afterpay to Square
Afterpay agrees to pay the Break Fee to Square without withholding or set off if:
(a)	(Competing Transaction) before the Effective Date an Afterpay Competing Transaction is publicly announced or made and within 12 months of the End Date, an Afterpay Competing Transaction is completed;
(b)
(change of recommendation) Square validly terminates this document in accordance with clause 13.1(b), except where the relevant change, withdrawal or modification of the Afterpay Board’s recommendation is made (i) after the Independent Expert concludes that in the opinion of the Independent Expert the Scheme is not in the best interests of Afterpay Shareholders (other than where the reason for such opinion is an Afterpay Competing Transaction) or (ii) in circumstances arising as a result of Square’s material breach of a term of this document;

(c)	(Afterpay Superior Proposal) Afterpay validly terminates this document in accordance with clause 13.1(f); or
(d)	(material breach) Square validly terminates this document in accordance with clause 13.1(e).
10.3	No amount payable if Scheme becomes Effective
Notwithstanding the occurrence of any event in clause 10.2, if the Scheme becomes Effective:
(a)	no amount is payable by Afterpay under clause 10.2; and
(b)	if any amount has already been paid under clause 10.2 it must be refunded by Square.
10.4	Timing of payment
(a)	A demand by Square for payment of the Break Fee under clause 10.2 must:
(i)	be in writing;
(ii)	be made after the occurrence of the event in that clause giving rise to the right to payment;
(iii)	state the circumstances which give rise to the demand; and
(iv)	nominate an account in the name of Square into which Afterpay must pay the Break Fee.
(b)	Afterpay must pay the Break Fee to Square under clause 10.2 without withholding or set off within 5 Business Days of receipt by Afterpay of a valid demand for payment from Square under clause 10.4(a).
The demand may only be made after the occurrence of an event referred to in clause 10.2.

10.5	Nature of payment
The Break Fee is an amount to compensate Square for:
(a)	advisory costs;
(b)	costs of management and directors’ time;
(c)	out-of-pocket expenses;
(d)	the distraction of Square’s management from conducting Square’s business as usual caused by pursuing the Scheme;
(e)
reasonable opportunity costs incurred by Square in pursuing the Scheme or in not pursuing alternative acquisitions or strategic initiatives which Square could have developed to further its business and objectives; and

(f)	damage to Square’s reputation associated with a failed transaction and the implications of that damage to Square’s business.
The parties agree that the costs incurred are of a nature that they cannot be accurately quantified and that a genuine pre-estimate of the costs would equal or exceed the Break Fee.
10.6	Afterpay’s limitation of liability
Notwithstanding any other provision of this document but subject to clause 4.2, except for fraud or wilful material breach of this document by Afterpay:
(a)	the maximum liability of Afterpay to Square under or in connection with this document including in respect of any breach of this document will be the amount of the Break Fee; and
(b)
the payment by Afterpay of the Break Fee represents the sole and absolute amount of liability of Afterpay under or in connection with this document and no further damages, fees, expenses or reimbursements of any kind will be payable by Afterpay in connection with this document, provided that nothing in this clause 10.6 impacts Square’s ability to seek and obtain the remedy of specific performance.

11	Square Break Fee
11.1	Background
This clause has been agreed in circumstances where:
(a)
Square and Afterpay believe that the Scheme will provide significant benefits to Square, Afterpay and their respective shareholders, and Square and Afterpay acknowledge that, if they enter into this document and the Scheme is subsequently not implemented, Afterpay and Afterpay Shareholders will incur significant costs including those set out in clause 11.5;

(b)	Afterpay requested that provision be made for the payment of the Break Fee, without which Afterpay would not have entered into this document;
(c)	both the Square Board and Afterpay Board believe that it is appropriate for both parties to agree to the payment referred to in this clause to secure Afterpay’s participation in the Scheme; and
(d)	both parties have received legal advice on this document and the operation of this clause.
11.2	Payment by Square to Afterpay
Square agrees to pay the Break Fee to Afterpay without withholding or set off if the Scheme does not proceed because:
(a)
(Adverse Recommendation Change) Afterpay validly terminates this document in accordance with clause 13.1(c), except where the relevant change, withdrawal or modification of the Square Board’s recommendation is made in circumstances arising as a result of Afterpay’s material breach of a term of this document;

(b)	(material breach) Afterpay validly terminates this document in accordance with clause 13.1(e);
(c)
(failure to obtain Square Shareholder Approval) (i) Square or Afterpay validly terminates this document in accordance with 13.1(g) because Square has failed to obtain the Square Shareholder Approval at the Square Shareholder Meeting or (ii) this document is terminated by Afterpay in accordance with clause 13.1(a) without the Square Shareholder Meeting having been held, in each case provided that the Square Board has not changed, withdrawn or adversely modified its recommendation to the Square Shareholders that they vote in favour of the issuance of New Square Shares and Square A Shares underlying New Square CDIs for the Scheme; or

(d)	(Square Competing Transaction) before the Effective Date a Square Competing Transaction is publicly announced or made and within 12 months of the End Date, a Square Competing Transaction is completed.
11.3	No amount payable if Scheme becomes Effective
Notwithstanding the occurrence of any event in clause 11.2, if the Scheme becomes Effective:
(a)	no amount is payable by Square under clause 11.2; and
(b)	if any amount has already been paid under clause 11.2 it must be refunded by Afterpay.
11.4	Timing of payment
(a)	A demand by Afterpay for payment of the Break Fee under clause 11.2 must:
(i)	be in writing;
(ii)	be made after the occurrence of the event in that clause giving rise to the right to payment;
(iii)	state the circumstances which give rise to the demand; and
(iv)	nominate an account in the name of Afterpay into which Square must pay the Break Fee.
(b)	Square must pay the Break Fee to Afterpay without withholding or set off within 5 Business Days of receipt by Square of a valid demand for payment from Afterpay under clause 11.4(a).
The demand may only be made after the occurrence of an event referred to in clause 11.2.
11.5	Nature of payment
The Break Fee is an amount to compensate Afterpay for:
(a)	advisory costs
(b)	costs of management and directors’ time;
(c)	out-of-pocket expenses;
(d)	the distraction of Afterpay’s management from conducting Afterpay’s business as usual caused by pursuing the Scheme;
(e)	reasonable opportunity costs incurred by Afterpay in pursuing the Scheme or in not pursuing strategic initiatives which Afterpay could have developed to further its business and objectives; and
(f)	damage to Afterpay’s reputation associated with a failed transaction and the implications of that damage to Afterpay’s business.
The parties agree that the costs incurred are of a nature that they cannot be accurately quantified and that a genuine pre-estimate of the costs would equal or exceed the Break Fee.
11.6	Square’s limitation of liability
Notwithstanding any other provision of this document but subject to clause 4.2, except for fraud or wilful material breach of this document by Square:
(a)	the maximum liability of Square to Afterpay under or in connection with this document including in respect of any breach of this document will be the amount of the Break Fee;

(b)
the payment by Square of the Break Fee represents the sole and absolute liability of Square under or in connection with this document and no further damages, fees, expenses or reimbursements of any kind will payable by Square under or in connection with this document; and

(c)
nothing in this clause limits Square’s liability under (i) the Deed Poll or for failure to make any payment required under clause 4.2 or (ii) impacts Afterpay’s ability to seek and obtain the remedy of specific performance.

12	Representations and warranties
12.1	Afterpay's representations and warranties
Except as Disclosed to Square in the Afterpay Disclosure Material (other than clause 12.1(o)(i)) or except as Disclosed to Square in the Afterpay Disclosure Letter (in the case of clause 12.1(o)(i)), Afterpay represents and warrants to Square (on its own behalf and separately as trustee or nominee for each of the Square directors) that each of the following statements is true and correct:
(a)	(status)
(i)
it and each other member of the Afterpay Group has been incorporated or formed in accordance with the laws of its place of incorporation and remains in good standing thereunder, except in the case of such other members, where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect;

(ii)	there are no restrictions on the ability of any Afterpay Subsidiary to pay dividends or distributions except for restrictions imposed by applicable law.
(b)	(power)
(i)	it has power to enter into this document, to comply with its obligations under it and exercise its rights under it;
(ii)
it and each other member of the Afterpay Group has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except in relation to such other members, where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect;

(c)	(no contravention) the entry by it into, and its compliance with its obligations and the exercise of its rights under, this document does not and will not conflict with or breach:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;
(ii)	any applicable law binding on it or its assets, except where any conflict would not, individually or in the aggregate, reasonably be expected to have an Afterpay Material Adverse Effect; or
(iii)
any other document or agreement that is binding on any member of the Afterpay Group, except where any conflict or breach would not, individually or in the aggregate, reasonably be expected to have an Afterpay Material Adverse Effect;

(d)	(consents and approvals) except for:
(i)	the filing of any required applications, filings and notices, as applicable, with the NYSE, SEC, ASX, or ASIC;
(ii)
the filing of any required applications, filings and notices, as applicable, with FIRB, OIO, Deputy General Directorate of Foreign Investments (“Subdirección General de Inversiones Exteriores”) (or other competent public authority), Bank of Spain, ACCC and the U.S. Federal Trade Commission and the U.S. Department of Justice under the HSR Act; and

(iii)	approval of the Scheme by Court,

no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with:
(iv)	the execution and delivery by it of this document; or
(v)	the implementation of the Scheme and the other transactions contemplated by this document;
except for such consents, approvals, filings or registrations that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect;
(e)
(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(f)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms;
(g)
(reliance) the Afterpay Information contained in the Scheme Booklet will be included in good faith and on the understanding that Square and its directors will rely on that information for the purposes of considering and approving the Square Information in the Scheme Booklet before it is despatched, approving the entry into the Deed Poll and implementing the Scheme;

(h)
(Afterpay Information) the Afterpay Information provided in accordance with this document and included in, or incorporated by reference into, the Scheme Booklet and the Square Registration/Proxy Statement, as applicable, as at the date of the Scheme Booklet, the date the Square Registration/Proxy Statement or any amendment or supplement thereto is filed with the SEC or mailed to the Square Shareholders or at the time of the Square Shareholder Meeting, as applicable, will not contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements and will comply in all material respects with the requirements of the Corporations Act, the Listing Rules, all relevant regulatory guides and other guidelines and requirements of ASIC, the Securities Act and the Exchange Act, as applicable;

(i)
(continuous disclosure) Afterpay has complied in all material respects with its continuous disclosure obligations under the Listing Rules and is not relying on the carve-out in Listing Rule 3.1A to withhold any information from disclosure (other than the transaction contemplated by this document);

(j)
(Afterpay Disclosure Materials) the Afterpay Disclosure Materials have been prepared and provided in good faith and, except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, are accurate and are not misleading, whether by way of omission or otherwise, except that no representation is made with respect to any projections or other forward looking information included in the Afterpay Disclosure Materials;

(k)	(compliance)
(i)
except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, the Afterpay Group has (A) since 1 July 2018 complied with all Australian and foreign laws and regulations applicable to it, (B) complied with all written agreements, consent agreements, memoranda of understanding or similar undertakings with any Governmental Authority and (C) maintained all licenses, permits and authorisations necessary for it to conduct its respective businesses as presently being conducted, and no suspension or cancellation of any such licenses, permits and authorisations is pending or, to the knowledge of Afterpay, threatened;

(ii)
no member of the Afterpay Group is a party to any, and there are no outstanding or pending or, to the knowledge of Afterpay, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against a member of the Afterpay Group or any of their directors or officers (in their capacity as such) which would reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect, or, as of the date of this document, challenging the validity or propriety of the Scheme or other transactions contemplated by this document;

(iii)	there is no material injunction, order, judgment, decree, or regulatory restriction imposed upon any member of the Afterpay Group or the assets thereof; and
(iv)
except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, no member of the Afterpay Group is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since 1 July 2018, a recipient of any supervisory letter from, or since 1 July 2018, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently restricts in any respect or would reasonably be expected to restrict in any respect the conduct of its business or would prevent or materially impair the ability of Afterpay to implement the Scheme and the transactions contemplated by this document, nor has any member of the Afterpay Group been advised since 1 July 2018 by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any such agreement;

(l)
(provision of information to Independent Expert) all information provided by or on behalf of Afterpay to the Independent Expert to enable the Independent Expert’s Report to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s Report;

(m)
(provision of information to Investigating Accountant) all information provided by or on behalf of Afterpay to the Investigating Accountant to enable the Investigating Accountant’s Report to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely upon that information for the purpose of preparing the Investigating Accountant’s Report;

(n)
(no default) no member of the Afterpay Group is in default under any document, agreement or instrument binding on it or its assets nor has anything occurred which is or would with the giving of notice or lapse of time constitute an event of default, prepayment event or similar event, or give another party a termination right or right to accelerate any right or obligation, under the document or agreement with that effect, except where such default or occurrence would not, individually or in aggregate, reasonably be expected to have an Afterpay Material Adverse Effect;

(o)	(securities)
(i)
as at the date of this document, (i) its issued securities are 290,073,416 ordinary shares and (ii) Afterpay has not issued or agreed to issue any other securities or instruments which are still outstanding and which may convert into Afterpay Shares, other than as set out in the Afterpay Disclosure Letter;

(ii)
it owns, directly or indirectly, all of the issued and outstanding shares or other equity ownership interests of each Subsidiary of Afterpay, free and clear of any Encumbrance (other than transfer restrictions under applicable securities laws), and all of such shares or equity ownership interests are duly authorised and validly issued and are fully paid, nonassessable and free of preemptive rights;

(iii)
other than the shares or other equity ownership interests described in clause 12.1(o)(ii), there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, pre-emptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Subsidiary of Afterpay, or contracts, commitments, understandings or arrangements by which any Subsidiary of Afterpay may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Subsidiary, or otherwise obligating any Subsidiary of Afterpay to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing;

(p)	(no Encumbrances) there are no material Encumbrances over all or any of the assets or revenues of the Afterpay Group;
(q)	(Insolvency event) neither Afterpay nor any other material member of the Afterpay Group is Insolvent;
(r)
(Afterpay Shares not indirect Australian real property interests) the relevant Afterpay Shares held by each Scheme Participant are not, and until (and including) the Implementation Date will not be, indirect Australian real property interests within the meaning of Division 855 of the Tax Act for the Scheme Participant;

(s)	(financial information and filings)
(i)	the financial statements of the Afterpay Group included (or incorporated by reference) in Afterpay Reporting Documents (as defined below), including the related notes, where applicable:
(A)	have been prepared in accordance with the requirements of the Corporations Act and any other applicable laws and in accordance with the Accounting Standards; and
(B)
give a true and fair view in all material respects of the consolidated financial position of the Afterpay Group and the consolidated results of operations and changes in cash flows and equity of the Afterpay Group as of the respective dates and for the periods therein set forth;

(ii)
to the extent any of the books and records of Afterpay and its Subsidiaries are required to be maintained in accordance with the Accounting Standards, the Corporations Act and other applicable laws, such books and records have been since 1 July 2018, and are being, maintained in all material respects in accordance with the Accounting Standards;

(iii)
except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, no member of the Afterpay Group has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than those liabilities (A) that are reflected or reserved against on the consolidated balance sheet of the Afterpay Group included in its half year report for the half year ended 31 December 2020 (including any notes thereto), (B) incurred in the ordinary course of business since 31 December 2020, or (C) incurred in connection with this document and the transactions contemplated by this document;

(iv)
since 1 July 2018, no independent public accounting firm of Afterpay has resigned (or informed Afterpay that it intends to resign) or been dismissed as independent public accountants of Afterpay as a result of or in connection with any disagreements with Afterpay on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

(v)	except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, since 1 July 2018:
(A)
no member of the Afterpay Group, nor, to the knowledge of Afterpay, any director, officer, auditor, accountant or Representative of any member of the Afterpay Group, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of Afterpay, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to reserves, write-downs, charge-offs and accruals) of any member of the Afterpay Group or their respective internal accounting controls, including any complaint, allegation, assertion or claim that a member of the Afterpay Group has engaged in inappropriate accounting or auditing practices; and

(B)
no employee of or legal adviser representing a member of the Afterpay Group, whether or not employed by a member of the Afterpay Group, has reported in writing evidence of a breach of securities laws, breach of fiduciary duty or similar breach by a member of the Afterpay Group or any of its directors, officers, employees or agents to the Afterpay Board or any committee thereof or the board of directors or similar governing body of any Subsidiary of Afterpay or any committee thereof, or to the knowledge of Afterpay, to any officer of a member of the Afterpay Group;

(vi)
since 1 July 2018, it has timely filed with ASIC and the ASX all required material reports, schedules, prospectuses, forms, statements, notices and other documents required to be filed with ASIC and the ASX, including any notices required to be filed by the Listing Rules (all of those documents being the “Afterpay Reporting Documents”);

(vii)
as of its date, each Afterpay Reporting Document complied in all material respects with the requirements of the Corporations Act and the Listing Rules and all rules, regulations and policy statements under the Corporations Act and the Listing Rules; and

(viii)
none of the Afterpay Reporting Documents as of the date of their respective filings (or, if amended or superseded by a filing prior to the date of this document, on the date of such amended or superseding filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated in it or necessary to prevent the statement made from being false or misleading in the circumstances in which it has been made;

(t)
(asset control) except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect, all the material tangible assets listed in the Afterpay Reporting Documents are (i) fully paid for, (ii) either the absolute property of a member of the Afterpay Group free and clear of all material encumbrances or used by an Afterpay Group Member under a contract under which it is entitled to use the assets on the terms and conditions of such contract, (iii) not the subject of any lease or hire purchase agreement or agreement for purchase on deferred terms, other than in the ordinary course of business, (iv) in the possession of an Afterpay Group Member, its agent or nominee, or (v) not the subject of any agreements or arrangements to dispose or not to dispose or that otherwise restrict their use or disposal, except as provided for, or taken into account in the preparation of, the Afterpay Reporting Documents;

(u)
(certain payments) except as would not reasonably be expected to be, individually or in the aggregate, material to the Afterpay Group (taken as a whole), since 1 July 2018, no member of the Afterpay Group or, to Afterpay’s knowledge, any of its respective officers, directors, employees, agents or representatives has, directly or indirectly, in connection with the business of the Afterpay Group: (i) made, offered or promised to make or offer any unlawful payment, loan or transfer of anything of value to or for the benefit of any government official, candidate for public office, political party or political campaign; (ii) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature; (iii) made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (iv) established or maintained any unlawful fund of corporate monies or other properties; (v) created or caused the creation of any false or inaccurate books and records of the Afterpay Group or any of its members related to any of the foregoing; or (vi) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78dd-1, et seq., the UK Bribery Act of 2010, or any other applicable anti-corruption or anti-bribery law;

(v)	(broker’s fees)
(i)
with the exception of the engagement of Goldman, Sachs & Co. LLC, Qatalyst Partners LP and Highbury Partnership Pty Ltd, no member of the Afterpay Group, nor any of their respective officers or directors has employed any broker, finder or financial adviser or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Scheme or transactions contemplated by this document; and

(ii)
a true and complete copy of the engagement letter with each of Goldman, Sachs & Co. LLC, Qatalyst Partners LP and Highbury Partnership Pty Ltd has been made available to Square prior to the date of this document, which have not been modified;

(w)	(absence of certain changes or events)
(i)
since 31 December 2020 through to the date of this document, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonable be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect; and

(ii)	since 31 December 2020 through to the date of this document, the Afterpay Group has carried on its business in all material respects in the ordinary course;
(x)	(taxes) except as would not reasonably be expected to have, individually or in aggregate, an Afterpay Material Adverse Effect:
(i)
all Tax Returns required to be lodged by a member of the Afterpay Group have been lodged on a timely basis with the relevant Governmental Authority and are or will be true, complete and correct in all material respects;

(ii)
all Taxes for which a member of the Afterpay Group is liable that are or have been due and payable, including any penalty or interest, have been paid or appropriately reserved for in the financial statements of the Afterpay Group, and any obligation on a member of the Afterpay Group under any Tax Law to withhold amounts at source on account of Tax has been complied with;

(iii)
there is no current, pending or threatened dispute between a member of the Afterpay Group and any Governmental Authority in respect of any Tax, and no such dispute is anticipated, nor, to Afterpay’s knowledge, is there any current, pending or threatened audit or investigation of a member of the Afterpay Group;

(iv)	each member of the Afterpay Group has maintained proper and adequate records to enable it to comply with its obligations to:
(A)	prepare and submit any information, notices, computations, returns and payments required in respect of any Tax Law;
(B)	prepare any accounts necessary for the compliance of any Tax Law; and
(C)	retain necessary records as required by any Tax Law;
(v)
no member of the Afterpay Group has a permanent establishment (within the meaning of an applicable Tax treaty) in, or otherwise conducts a trade or business in, any jurisdiction outside of the relevant member of the Afterpay Group’s place of incorporation;

(vi)	to Afterpay’s knowledge, no member of the Afterpay Group has entered into or been party to any transaction which contravenes the anti-avoidance provisions of any Tax Law;
(vii)
no member of the Afterpay Group has taken any action which has or might alter or prejudice any arrangement, agreement or tax ruling which has previously been negotiated with or obtained from the relevant Governmental Authority or under any Tax Law;

(viii)	no member of the Afterpay Group is or is expected to become liable to pay, reimburse or indemnify any person in respect of any Tax because of the failure of any other person to discharge that Tax;
(ix)
each member of the Afterpay Group has been a resident for tax purposes in the jurisdiction of incorporation (other than Touchcorp Limited, a Bermudan entity which is resident for tax purposes in Australia);

(x)	since 1 July 2018, the office of public officer of each member of the Afterpay Group as required under any Tax Law has been occupied without vacancy thereof;
(xi)	no dividend or other distribution has been paid or will be paid by Afterpay:
(A)	in respect of which the required franking amount (as provided for in Subdivision 202-D of the Tax Act) exceeded the franked amount (as defined in section 200-15 of the Tax Act) of the dividend;
(B)	giving rise to franking deficit tax as provided for in section 205-45 of the Tax Act;
(C)	which has been franked with franking credits in excess of the maximum franking credit for the distribution (as provided for in Subdivision 202-D of the Tax Act); or

(D)
which has been franked in breach of the benchmark rule and which would result in Afterpay either being liable to pay over-franking tax where the franking percentage for the distribution exceeds the entity's benchmark franking percentage or gives rise to a franking debit where the franking percentage is less than the entity's benchmark franking percentage (as provided for in Division 203 of the Tax Act);

(xii)
all documents and transactions entered into or made by a member of the Afterpay Group which are required to be stamped have been duly stamped and appropriately lodged with the relevant Governmental Authority, and there are no outstanding assessments of duty (including fines, penalties and interest) in respect of any document, instrument or statement which a member of the Afterpay Group is liable to pay stamp duty on, nor any requirement on the part of a member of the Afterpay Group to upstamp any document or instrument in the future on account of any interim stamping or assessment nor any requirement on the part of a member of the Afterpay Group to lodge and pay stamp duty for any transaction that has occurred but for which the liability to stamp duty has not yet arisen;

(xiii)
since 1 July 2016, no member of the Afterpay Group has obtained, wholly or in part, any corporate reconstruction concession, exemption or ex gratia relief from payment of duty in any Australian jurisdiction;

(xiv)
no event has occurred which has resulted in any duty from which a member of the Afterpay Group obtained relief (including but not limited to corporate reconstruction exemption or concession or ex gratia relief), becoming payable, and the implementation of the Scheme will not result in any such duty becoming payable;

(xv)
as at the date of this document, Afterpay is not and has not been a “controlled foreign corporation” as defined in section 957 of the Code (or any similar provision of state, local or foreign law) and no member of the Afterpay Group is or has been a “passive foreign investment company” within the meaning of Section 1297 of the Code;

(xvi)
no member of the Afterpay Group is or has been (i) a “surrogate foreign corporation” within the meaning of section 7874(a)(2)(B) of the Code or (ii) treated as a U.S. corporation under section 7874(b) of the Code;

(xvii)	each Afterpay Share is not an Indirect Australian Real Property Interest within the meaning of section 855-25 of the Tax Act; and
(xviii)
each member of the Afterpay Group is in material compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology between members of the Afterpay Group. All intercompany agreements have been adequately documented, and such documents have been duly executed in a timely manner. The prices for any property or services (or for the use of any property) provided by or to a member of the Afterpay Group are arm’s-length prices for purposes of all applicable transfer pricing laws;

(y)	(employees);
(i)
each member of the Afterpay Group has complied in all material respects with its obligations under employment and industrial laws, individual contracts of employment with its employees and any industrial awards, industrial agreements and legislation which apply to its employees (including laws relating to employment, tax, superannuation and workers’ compensation), except for instances of noncompliance that would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect;

(ii)
no member of the Afterpay Group is a party to any workplace agreement with a works council, trade union or industrial organisation, group of employees or individual employees in respect of the employees of the Afterpay Group and their employment and no industrial awards or workplace agreements apply to any employees of a member of the Afterpay Group other than those agreements identified in the Afterpay Disclosure Materials;

(iii)
no employee of the Afterpay Group has provided Afterpay or another member of the Afterpay Group with written notice of any pending or threatened claim (other than routine claims for benefits) against any member of the Afterpay Group which remains outstanding as at the date of this document and which could reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect;

(iv)
no member of the Afterpay Group has been involved in any employment or industrial law-related proceedings or dispute with any union or employee at any time since 1 July 2018 that could reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect, and, to the knowledge of Afterpay, there are not any circumstances that would reasonably be likely to give rise to any such industrial dispute or negotiation;

(v)
other than as Disclosed to Square, neither the execution of this document nor the implementation of the transactions contemplated by this document will (alone or in combination with one or more events or circumstances, including any termination of employment or service): (A) result in any compensation or benefit (including severance, golden parachute, bonus or otherwise) becoming due to any Afterpay employee or service provider (except as provided by applicable law); (B) increase or otherwise enhance any compensation or benefit otherwise payable to any such individual; (C) result in the acceleration of the time of payment, funding or vesting of any compensation or benefit under any Afterpay Employee Plan; (D) result in the acceleration or forgiveness (in whole or in part) of any outstanding loan to any Afterpay employee or service provider; (E) require any contributions or payments to fund any obligations under any Afterpay Employee Plan; or (F) except for payments consented to in writing by Square, result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code);

(vi)
to the knowledge of Afterpay, there is no pending demand for recognition or any other request or demand from a labour organisation for representative status with respect to any Afterpay Employee as of the date of this document; and

(vii)
there is no material labour dispute, strike, walkout, picketing, lockout, or work stoppage against the Afterpay Group pending or, to the knowledge of Afterpay, threatened which may materially interfere with the respective business activities of the Afterpay Group as of the date of this document;

(z)	(employee benefit plans)
(i)	the Afterpay Disclosure Materials contain each material Afterpay Employee Plan;
(ii)
Afterpay has provided to Square to the extent applicable, (i) for each written material Afterpay Employee Plan complete copies of all current documents embodying each such Afterpay Employee Plan including, all amendments thereto and all related trust documents, provided that “form” agreements may be provided in the case of any offer letters, employment agreements or award agreements, (ii) for each unwritten material Afterpay Employee Plan, a written summary of the material terms, (iii) the most recent annual report (Form Series 5500 and all audit reports, schedules and financial statements attached thereto), if any, required by any applicable legal requirement in connection with each material Afterpay Employee Plan and (iv) the most recent summary plan description together with each summary of any material modification thereto, if any, required by any other applicable law with respect to each material Afterpay Employee Plan;

(iii)
each Afterpay Employee Plan has been established, maintained, funded, and administered in all respects in accordance with the terms of the applicable controlling documents and in compliance with applicable laws, other than instance of noncompliance that would not reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect;

(iv)
other than those arrangements Disclosed in the Afterpay Disclosure Materials, the Afterpay Group does not sponsor or maintain or have any liability with respect to any defined benefit pension plans or arrangements, including any (i) pension plan subject to Part 3 of Subtitle B of Title I of

ERISA, Title IV of ERISA or Section 412 of the Code, (ii) with respect to employees located in the United States, multiple employer welfare arrangement, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA), established or maintained for the purpose of offering or providing welfare plan benefits to the employees of two or more employers that are not ERISA Affiliates (including one or more self-employed individuals), or to their beneficiaries, or (iii) any multiemployer plan (as defined in Section 3(37) of ERISA);
(v)
other than those payments Disclosed in the Afterpay Disclosure Materials, no Afterpay Employee Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees, directors or service providers of the Afterpay Group beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or comparable law or where the full cost of such benefit is borne by the beneficiary or his or her dependents;

(vi)
there are no actions, suits or claims pending, or, to the knowledge of Afterpay, threatened or that could reasonably be expected to be commenced (other than routine claims for benefits) against any Afterpay Employee Plan or against the assets of any Afterpay Employee Plan, except as would not reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect;

(vii)
there are no audits, inquiries or proceedings pending, or, to the knowledge of Afterpay, threatened by the IRS, Department of Labour, or any other Governmental Entity with respect to any Afterpay Employee Plan, except as would not reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect;

(viii)
the Afterpay Group has timely made all contributions and other payments required by and due under the terms of each Afterpay Employee Plan, except for instance of non-compliance that would not reasonably be expected to, individually or in the aggregate, have an Afterpay Material Adverse Effect;

(ix)
the Afterpay Group does not have any obligation under any Afterpay Employee Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(aa)	(real property)
(i)	there are no freehold properties owned by the Afterpay Group;
(ii)
it or another member of the Afterpay Group is the lessee of all leasehold estates reflected in the audited financial statements included in Afterpay’s annual report for the fiscal year ended 30 June 2020 or acquired after the date thereof (except for leases that have expired by their terms since the date thereof), free and clear of all material Encumbrances and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Afterpay, the lessor, except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect; and

(iii)
there are no pending or, to the knowledge of Afterpay, threatened condemnation proceedings against any such real property leased by a member of the Afterpay Group, except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect;

(bb)	(intellectual property) except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect:
(i)
it or another member of the Afterpay Group solely and exclusively owns, or holds a license to use (in each case, free and clear of any Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted as at the date of this document;

(ii)	the use of any Intellectual Property by a member of the Afterpay Group or the conduct of its business does not infringe, misappropriate, violate, or otherwise breach the rights of any person and is in accordance with any applicable license pursuant to which a member of the Afterpay Group acquired the right to use that Intellectual Property, and no person has asserted in writing to Afterpay that a member of the Afterpay Group or the conduct of its business has infringed, misappropriated, violated, or otherwise breached the Intellectual Property rights of such person;
(iii)
to the knowledge of Afterpay, no person is challenging, infringing on or otherwise violating any right of any member of the Afterpay Group with respect to any Intellectual Property owned by and/or exclusively licensed to a member of the Afterpay Group;

(iv)	no member of the Afterpay Group has received any written notice of any pending claim with respect to any Intellectual Property owned by a member of the Afterpay Group;
(v)
each member of the Afterpay Group has taken reasonably adequate actions to protect and maintain, and avoid the abandonment, cancellation or unenforceability of, all Intellectual Property owned or exclusively licensed by the Afterpay Group, which measures are commercially reasonable in the industry in which the Afterpay Group operates, and, to the knowledge of Afterpay, there have been no material unauthorised uses or disclosures of any trade secrets; and

(vi)
no current or former officer or employee of, or consultant or independent contractor to, the Afterpay Group is asserting or, to the knowledge of Afterpay, has grounds to assert any rights to any Intellectual Property arising from services performed for the business of the Afterpay Group by such Persons.

(cc)	(Material Contracts) except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect:
(i)	Afterpay has Disclosed a true and complete copy of each Material Contract in the Afterpay Disclosure Materials;
(ii)
each Material Contract is in full force and effect and is valid and binding on the applicable member of the Afterpay Group and, to Afterpay’s knowledge, the other parties thereto (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity);

(iii)	the relevant Afterpay Group Member has in all material respects complied with and performed all obligations required to be complied with or performed by it to date under each Material Contract;
(iv)	as at the date of this document, no member of the Afterpay Group has knowledge of, or has received notice of, any breach of any Material Contract by any of the other parties thereto; and
(v)
as at the date of this document, no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a material breach or default on the part of the Afterpay Group or, to the knowledge of Afterpay, any other party thereto, of or under any Material Contract;

(dd)
(related party transactions) no member of the Afterpay Group has entered into, or agreed to enter into, a transaction which requires, or would require, the approval of the holders of Afterpay Shareholders under Chapter 10 of the Listing Rules;

(ee)
(merchants) since 1 July 2020, it has not received any written notice from any merchant from which more than 1% of the Afterpay Group’s GMV during the fiscal year ended 30 June 2021 was derived that such merchant intends to discontinue or substantially reduce its relationship with the Afterpay Group or terminate or materially and adversely amend any existing material contract with the Afterpay Group;

(ff)	(insurance) except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect:
(i)
the Afterpay Group is insured with reputable insurers against such risks and in such amounts as the management of Afterpay reasonably has determined to be prudent and consistent with industry practice, and it is in compliance with its insurance policies and is not in default under any of the terms thereof;

(ii)
each insurance policy held by a member of the Afterpay Group (“Insurance Policy”) is in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of a member of the Afterpay Group, the relevant member of the Afterpay Group is the sole beneficiary of each Insurance Policy;

(iii)	all premiums and other payments due under each Insurance Policy have been paid, and all claims thereunder have been filed in due and timely fashion;
(iv)
as at the date of this document, there is no claim for coverage by a member of the Afterpay Group pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policy; and

(v)
as of the date of this document, no member of the Afterpay Group has received written notice of any threatened termination of, premium increase with respect to, or alteration of coverage under, any Insurance Policy; and

(gg)	(data protection) except as would not reasonably be expected to have, individually or in the aggregate, an Afterpay Material Adverse Effect:
(i)
as of the date of this document, it and each other member of the Afterpay Group is in compliance with all of its privacy policies and related data protection and management policies, all applicable Data Protection Laws and all contractual requirements worldwide to the extent such requirements relate to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personal data (collectively, “Data Protection Requirements”), except where such noncompliance would not result in a liability;

(ii)
no member of the Afterpay Group has received written notice from any applicable Governmental Authority alleging a violation of any Data Protection Laws, nor has any member of the Afterpay Group been threatened in writing to be charged with any such violation by any Governmental Authority;

(iii)	no member of the Afterpay Group has received a written complaint or demand from any individual claiming that the Afterpay Group has failed to comply with any Data Protection Requirements;
(iv)
it and each other member of the Afterpay Group has implemented measures, consistent with accepted industry practices, reasonably designed to ensure the confidentiality, privacy and security of personal data (including implementing reasonable technical, physical and administrative safeguards);

(v)
since 1 July 2018, it and each other member of the Afterpay Group has entered into written agreements with all third-party service providers, outsources, processors or other third parties who process, store or otherwise have access to or handle personal data for or on behalf of its business that obligate such persons to comply with all applicable Data Protection Requirements and to take steps to protect and secure personal data from loss, theft, misuse or unauthorised use, access, modification or disclosure;

(vi)
to Afterpay’s knowledge, since 1 July 2018, no third party has gained unauthorised access to or misused any personal data or any computers, software servers, networks or other information technology assets (“IT Assets”) used in the operation of the business of the Afterpay Group as currently conducted as at the date of this document, in each case in a manner that has resulted or is reasonably likely to result in either:

(A)	material liability, cost or disruption to the business of the Afterpay Group; or

(B)	a duty to notify any person;
(vii)
each member of the Afterpay Group has taken all commercially reasonable steps and implemented all commercially reasonable safeguards, consistent with accepted industry practices, designed to protect their products, services and IT Assets from unauthorised access and free from any disabling codes or instructions, spyware, trojan horses, worms, viruses, or other software routines that permit or cause unauthorised access to, or disruption, impairment, disablement, or destruction of software, data or other materials (“Malicious Code”);

(viii)	the IT Assets used by Afterpay Group:
(A)	are owned or validly licensed for use by, and are under the control of, an Afterpay Group Member;
(B)	are free from Malicious Code;
(C)	operate and perform substantially as needed by the Afterpay Group to adequately conduct the business of the Afterpay Group as currently conducted;
(D)	comprise all the information technology and telecommunications systems, hardware and software reasonably necessary for the conduct of the Afterpay Group’s business; and
(E)
have not experienced or suspected any vulnerabilities, defects, failure or malfunction that would reasonably be expected to result in any security breaches or unauthorised access or other security access incidents affecting the IT Assets or resulting in a loss of control of the IT Assets; and

(ix)
no open source software is compiled together with, or is otherwise incorporated into, the proprietary software distributed by the Afterpay Group in the operation of its business in a manner that would, pursuant to an open source license, require any material portion of such proprietary software to be (A) disclosed or distributed in source code form, or (B) be redistributable at no charge.

12.2	Afterpay's indemnity
Afterpay indemnifies the members of the Square Group against all Losses incurred directly or indirectly as a result of any of the representations and warranties in clause 12.1 not being true and correct.
12.3	Square’s representations and warranties
Except as Disclosed to Afterpay in the Square Disclosure Materials (other than clause 12.3(n)) or except as Disclosed to Afterpay in the Square Disclosure Letter (in the case of clause 12.3(n)), Square represents and warrants to Afterpay (on its own behalf and separately as trustee or nominee for each of the Afterpay directors) that each of the following statements is true and correct:
(a)
(status) it and each other member of the Square Group has been incorporated or formed in accordance with the laws of its place of incorporation and remains in good standing thereunder, except in the case of such other members, where the failure to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect;

(b)	(power)
(i)	it has power to enter into this document, to comply with its obligations under it and exercise its rights under it; and
(ii)
it and each other member of the Square Group has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted, except in relation to such other members, where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect;

(c)	(no contravention) the entry by it into, and its compliance with its obligations and the exercise of its rights under, this document does not and will not conflict with or breach:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;
(ii)	any applicable law binding on to it or its assets, except where any conflict would not, individually or in the aggregate, reasonably be expected to have a Square Material Adverse Effect; or
(iii)
any other document or agreement that is binding on any member of the Square Group except where any conflict or breach would not, individually or in the aggregate, reasonably be expected to have a Square Material Adverse Effect;

(d)	(consents and approvals) except for:
(i)	the filing of any required applications, filings and notices, as applicable, with the NYSE, SEC, ASX, or ASIC;
(ii)
the filing of any required applications, filings, certificates and notices, as applicable, with FIRB, OIO, Deputy General Directorate of Foreign Investments (“Subdirección General de Inversiones Exteriores”) (or other competent public authority), Bank of Spain, ACCC, the Office of the Secretary of State of the State of Delaware pursuant to the Delaware General Corporation Law, and the U.S. Federal Trade Commission and the U.S. Department of Justice under the HSR Act; and

(iii)	approval of the Scheme by Court,
no consents or approvals of or filings or registrations with any Governmental Authority are necessary in connection with:
(iv)	the execution and delivery by it of this document; or
(v)	the implementation of the Scheme and the other transactions contemplated by this document;
except for such consents, approvals, filings or registrations that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect;
(e)
(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(f)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms;
(g)
(reliance) the Square Information provided to Afterpay for inclusion in the Scheme Booklet will be provided in good faith and on the understanding that Afterpay and its directors will rely on that information for the purposes of preparing the Scheme Booklet and proposing and implementing the Scheme in accordance with the Corporations Act;

(h)
(Square Information) the Square Information provided in accordance with this document and included in, or incorporated by reference into, the Scheme Booklet and the Square Registration/Proxy Statement, as applicable, as at the date of the Scheme Booklet, the date the Square Registration/Proxy Statement or any amendment or supplement thereto is filed with the SEC or mailed to the Square Shareholders or at the time of the Square Shareholder Meeting, as applicable, will not contain any material statement which is misleading or deceptive nor contain any material omission having regard to applicable disclosure requirements and will comply in all material respects with the requirements of the Corporations Act, the Listing Rules and all relevant regulatory guides and other guidelines and requirements of ASIC;

(i)
(Square Disclosure Letter and diligence information) all the information provided to Afterpay by Square in the Square Disclosure Materials and as part of due diligence in connection with this document has been prepared and provided in good faith and, except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect, are accurate and are not misleading, whether by way of omission or otherwise, except that no representation is made with respect to any projections or other forward looking information included in the Square Disclosure Materials;

(j)	(compliance)
(i)
except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect, the Square Group has (A) since 1 July 2018 complied with all United States, Australian and foreign laws and regulations applicable to it, (B) complied with all written agreements, consent written agreements, memoranda of understanding or similar undertakings with any Governmental Authority and (C) maintains all licenses, permits and authorisations necessary for it to conduct its respective businesses as presently being conducted, and no suspension or cancellation of any such licenses, permits and authorisations is pending or, to the knowledge of Square, threatened;

(ii)
no member of the Square Group is a party to any, and there are no outstanding or pending or, to the knowledge of Square, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against a member of the Square Group or any of their directors or officers (in their capacity as such) which would reasonably be expected to, individually or in the aggregate, have a Square Material Adverse Effect, or, as of the date of this document, challenging the validity or propriety of the Scheme or other transactions contemplated by this document;

(iii)	there is no material injunction, order, judgment, decree, or regulatory restriction imposed upon any member of the Square Group or the assets thereof; and
(iv)
except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect, no member of the Square Group is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since 1 July 2018, a recipient of any supervisory letter from, or since 1 July 2018, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority that currently restricts in any respect or would reasonably be expected to restrict in any respect the conduct of its business or would prevent or materially impair the ability of Square to implement the Scheme and the transactions contemplated by this document, nor has any member of the Square Group been advised since 1 July 2018 by any Governmental Authority that it is considering issuing, initiating, ordering or requesting any such agreement;

(k)
(no dealing with Afterpay Shareholders) neither it nor any of its Associates has any agreement, arrangement or understanding with any Afterpay Shareholder under which that Afterpay Shareholder (or an Associate of that Afterpay Shareholder) would be entitled to receive consideration for their Afterpay Shares different from the Scheme Consideration;

(l)
(provision of information to Independent Expert) all information provided by or on behalf of Square to the Independent Expert to enable the Independent Expert’s Report to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purpose of preparing the Independent Expert’s Report;

(m)
(provision of information to Investigating Accountant) all information provided by or on behalf of Square to the Investigating Accountant to enable the Investigating Accountant’s Report to be prepared and completed will be provided in good faith and on the understanding that the Investigating Accountant will rely upon that information for the purpose of preparing the Investigating Accountant’s Report;

(n)	(securities)
(i)
Square’s issued securities as of 25 July 2021 are 397,396,181 Square A Shares and 62,301,770 Square B Shares and Square has not issued or agreed to issue any other securities or instruments which are still outstanding and which may convert into Square Shares, other than as set out in the Square Disclosure Letter;

(ii)	it owns, directly or indirectly, all of the issued and outstanding shares or other equity ownership interests of each Subsidiary of Square, free and clear of any Encumbrance (other than transfer restrictions under applicable securities laws), and all of such shares or equity ownership interests are duly authorised and validly issued and are fully paid, nonassessable and free of pre-emptive rights;
(o)
(New Square Shares and New Square CDIs) the New Square Shares and New Square CDIs will be duly authorised and validly issued, fully paid and non-assessable, free of all Encumbrances and third party rights and the New Square Shares and the Square A Shares underlying New Square CDIs will rank equally with all other Square A Shares then on issue;

(p)
(vote required) the approval at the Square Shareholder Meeting of the issuance of the New Square Shares and Square A Shares underlying New Square CDIs by the affirmative vote of a majority of the voting power of the Square Shares represented in person or by proxy at the Square Shareholder Meeting and entitled to vote on the proposal to approve such issuance is the only vote of the holders of any class or series of Square’s capital stock necessary under applicable law, the Listing Rules, Square’s organizational documents and any contract to which Square is a party or is bound necessary for Square to implement the Scheme and the other transactions contemplated by this document;

(q)	(Insolvency event) neither Square nor any other material member of the Square Group is Insolvent;
(r)	(financial information and filings)
(i)	the financial statements of the Square Group, included (or incorporated by reference) in the Square Reporting Documents, including the related notes, where applicable:
(A)
have been prepared in accordance with the requirements of the Securities Act, the Exchange Act and any other applicable laws and in accordance with US GAAP applied on a consistent basis during the periods involved; and

(B)
fairly present, in all material respects, the consolidated financial position of the Square Group and the consolidated results of operations and changes in cash flows and stockholders’ equity of the Square Group as of the respective dates and for the periods therein set forth;

(ii)
except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect, no member of the Square Group has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than those liabilities (A) that are reflected or reserved against on the consolidated balance sheet of the Square Group included in its last annual or quarterly report filed with the SEC prior to the date of this document (including any notes thereto), (B) incurred in the ordinary course of business since the date of such balance sheet, or (C) incurred in connection with this document and the transactions contemplated by this document;

(iii)
since 1 July 2018, no independent public accounting firm of Square has resigned (or informed Square that it intends to resign) or been dismissed as independent public accountants of Square as a result of or in connection with any disagreements with Square on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure;

(iv)	except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect, since 1 July 2018:
(A)
no member of the Square Group, nor, to the knowledge of Square, any director, officer, auditor, accountant or Representative of any member of the Square Group, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of Square, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to reserves, write-downs, charge-offs and accruals) of any member of the Square Group or their respective internal accounting controls, including any complaint, allegation, assertion or claim that a member of the Square Group has engaged in inappropriate accounting or auditing practices; and

(B)
no employee of or legal adviser representing a member of the Square Group, whether or not employed by a member of the Square Group, has reported in writing evidence of a breach of securities laws, breach of fiduciary duty or similar breach by a member of the Square Group or any of its directors, officers, employees or agents to the Square Board or any committee thereof or the board of directors or similar governing body of any Subsidiary of Square or any committee thereof, or to the knowledge of Square, to any officer of a member of the Square Group;
(v)
Square has timely filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by Square since 1 July 2018 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Square Reporting Documents”);

(vi)	as of its date, each Square Reporting Document filed with or furnished to the SEC complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable;
(vii)
none of the Square Reporting Documents as of the date of their respective filings (or, if amended or superseded by a filing, on the date of such amended or superseding filing) contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(viii)
as of the date of this document, (i) there are no outstanding or unresolved comments received from the SEC staff with respect to any of the Square Reporting Documents and (ii) to the knowledge of Square, none of the Square Reporting Documents (including the financial statements included therein) are subject to ongoing SEC review;

(ix)
Square maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) that are designed to provide reasonable assurance that all information required to be disclosed in Square’s reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to Square’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of Square and the principal financial officer of Square to make the certifications required under the Exchange Act with respect to such reports; and

(x)
Square maintains internal controls designed to provide reasonable assurance regarding the reliability of Square’s financial reporting and the preparation of Square’s financial statements for external purposes in accordance with US GAAP, and Square’s principal executive officer and principal financial officer have disclosed, based on their most recent evaluation of such internal controls prior to the date of this document, to Square’s auditors and the audit committee of the Square Board (i) all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect Square’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in internal controls. Since 1 January 2020 to the date of this document, each of the principal executive officer and principal financial officer of Square (or each former principal executive officer and principal financial officer of Square, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and any related rules and regulations promulgated by the SEC and NYSE. As of the date of this document, neither Square nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(s)
(certain payments) except as would not reasonably be expected to be individually or in the aggregate, material to the Square Group (taken as a whole), since 1 July 2018, no member of the Square Group or, to Square’s knowledge, any of its respective officers, directors, employees, agents or representatives has, directly or indirectly, in connection with the business of the Square Group:

(i)
made, offered or promised to make or offer any unlawful payment, loan or transfer of anything of value to or for the benefit of any government official, candidate for public office, political party or political campaign;

(ii)	paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate, or other similar unlawful payment of any nature;
(iii)	made, offered or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures;
(iv)	established or maintained any unlawful fund of corporate monies or other properties;
(v)	created or caused the creation of any false or inaccurate books and records of the Square Group or any of its members related to any of the foregoing; or
(vi)	otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§78dd-1, et seq., the UK Bribery Act of 2010, or any other applicable anti-corruption or anti-bribery law;
(t)
(broker’s fees) with the exception of the engagement of Morgan Stanley & Co. LLC, no member of the Square Group, nor any of their respective officers or directors has employed any broker, finder or financial adviser or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Scheme or transactions contemplated by this document;

(u)
(absence of certain changes or events) since 31 December 2020 through to the date of this document, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had, individually or in the aggregate, a Square Material Adverse Effect;

(v)
(taxes) (i) all Tax Returns required to be lodged by a member of the Square Group have been lodged on a timely basis with the relevant Governmental Authority and have been or will be prepared in good faith, except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect; and (ii) all Taxes for which a member of the Square Group is liable that are or have been due and payable have been paid or appropriate reserved for in the financial statements of the Square Group, except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect;

(w)	(intellectual property) except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect:
(i)
it or another member of the Square Group owns or holds a license to use (in each case, free and clear of any Encumbrances) all Intellectual Property necessary for the conduct of its business as currently conducted as at the date of this document;

(ii)
the use of any Intellectual Property by a member of the Square Group or the conduct of its business does not infringe, misappropriate, violate, or otherwise breach the rights of any person and is in accordance with any applicable license pursuant to which a member of the Square Group acquired the right to use that Intellectual Property, and no person has asserted in writing to Square that a member of the Square Group or the conduct of its business has infringed, misappropriated, violated, or otherwise breached the Intellectual Property Rights of such person;

(iii)
to the knowledge of Square, no person is challenging, infringing on or otherwise violating any right of any member of the Square Group with respect to any Intellectual Property owned by and/or exclusively licensed to a member of the Square Group;

(iv)	no member of the Square Group has received any written notice of any pending claim with respect to any Intellectual Property owned by a member of the Square Group; and
(v)
each member of the Square Group has taken reasonably adequate actions to protect and maintain all Intellectual Property owned or exclusively licensed, respectively, by the Square Group, which measures are commercially reasonable in the industry in which the Square Group operates; and

(x)	(data protection) except as would not reasonably be expected to have, individually or in the aggregate, a Square Material Adverse Effect:
(i)	as of the date of this document, it and each other member of the Square Group is in compliance with all Data Protection Requirements, except where such noncompliance would not result in a liability;

(ii)
no member of the Square Group has received written notice from any applicable Governmental Authority alleging a violation of any Data Protection Laws, nor has any member of the Square Group been threatened in writing to be charged with any such violation by any Governmental Authority;

(iii)
it and each other member of the Square Group has implemented measures, consistent with accepted industry practices, reasonably designed to ensure the confidentiality, privacy and security of personal data (including implementing reasonable technical, physical and administrative safeguards);

(iv)
since 1 July 2018, it and each other member of the Square Group has entered into written agreements with all third-party service providers, outsources, processors or other third parties who process, store or otherwise have access to or handle personal data for or on behalf of its business that obligate such persons to comply with all material applicable Data Protection Requirements and to take steps to protect and secure personal data from loss, theft, misuse or unauthorised use, access, modification or disclosure;

(v)
to Square’s knowledge, since 1 July 2018, no third party has gained unauthorised access to or misused any IT Assets used in the operation of the business of the Square Group as currently conducted as at the date of this document, in each case in a manner that has resulted or is reasonably likely to result in either:

(A)	material liability, cost or disruption to the business of the Square Group; or
(B)	a duty to notify any person.
12.4	Square Acquirer’s representations and warranties
Except as Disclosed to Afterpay, Square Acquirer represents and warrants to Afterpay (on its own behalf and separately as trustee or nominee for each of the Afterpay directors) that each of the following statements is true and correct:
(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation;
(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it;
(c)	(no contravention) the entry by it into, and its compliance with its obligations and the exercise of its rights under, this document does not and will not conflict with or breach:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded; or
(ii)	any law binding on or applicable to it or its assets;
(d)
(authorisations) it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced, and no other organizational proceedings or approvals of equityholders of Square Acquirer are necessary to authorise this document or the transactions contemplated hereby that have not already been taken;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and
(f)
(ownership; operations) Square owns all of the outstanding equity interests of Square Acquirer. Square Acquirer was formed on 28 July 2021 solely for the purpose of engaging in the transactions contemplated by this document. Square Acquirer has engaged in no other business activities, has no liabilities or obligations (other than intercompany liabilities and obligations incurred in connection with the transactions contemplated by this document) and has conducted its operations only as contemplated by this document.

12.5	Square’s indemnity
Square indemnifies the members of the Afterpay Group against all Losses incurred directly or indirectly as a result of any of the representations and warranties in clause 12.3 or 12.4 not being true and correct.
13	Termination
13.1	Termination events
This document may be terminated:
(a)
(End Date) by either party, if the Scheme has not become Effective on or before the End Date, unless the failure of the Scheme to become Effective on or before the End Date is due to the failure of the party seeking to terminate this document to perform or observe its obligations, covenants and agreements under this document;

(b)
(Afterpay Board adverse recommendation change) by Square at any time prior to 8.00am on the Second Court Date if the Afterpay Board changes, withdraws or adversely modifies its recommendation to the Scheme Participants that they vote in favour of the resolution to approve the Scheme or otherwise makes a public statement indicating that it no longer supports the Scheme;

(c)
(Square Board adverse recommendation change) by Afterpay at any time prior to 8.00am on the Second Court Date if the Square Board changes, withdraws or adversely modifies its recommendation to the Square Shareholders that they vote in favour of the issuance of New Square Shares and Square A Shares underlying New Square CDIs or otherwise makes a public statement indicating that it no longer supports the Scheme;

(d)
(Governmental restraint) by either party at any time prior to 8.00am on the Second Court Date if any Governmental Authority who must grant a Regulatory Approval that constitutes a Condition Precedent has denied such Regulatory Approval and such denial has become final and non-appealable or any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Scheme, unless the failure to obtain the Regulatory Approval or the issuance of any such order, injunction, decree or other legal restraint or prohibition is due to the failure of the party seeking to terminate this document to perform or observe its obligations, covenants and agreements under this document;

(e)
(material breach) by either party at any time prior to 8.00am on the Second Court Date, if the other is in material breach of a term of this document (excluding any representation and warranty not being true and correct), taken in the context of the Scheme as a whole, provided that Square or Afterpay (as the case may be) has given notice to the other setting out the relevant circumstances of such breach and the relevant circumstances continue to exist 30 Business Days (or any shorter period ending at 8.00am on the Second Court Date) after the time the notice is given;

(f)
(Afterpay Superior Proposal) by Afterpay at any time prior to 8.00am on the Second Court Date if the Afterpay Board determines, in accordance with clause 9.5 and after completion of the processes specified in clause 9.7 and clause 9.8, that an Afterpay Competing Transaction is an Afterpay Superior Proposal provided that there has not been a material breach by Afterpay of its obligations under clause 9.7;

(g)	(consultation or appeal failure) by either Square or Afterpay in accordance with and pursuant to clause 3.9(a), 3.9(b) or 5.9; or
(h)	(agreement) if agreed to in writing by Square and Afterpay.
13.2	Termination
Where a party has a right to terminate this document, that right for all purposes will be validly exercised if the party delivers a notice in writing to the other parties stating that it terminates this document.
13.3	Effect of Termination
If this document is terminated by either party, or if this document otherwise terminates in accordance with its terms, then in either case all further obligations of the parties under this document, other than the obligations set out in this clause 13.3 and in clauses 5.9, 10.2, 11.2 and 15 to 20 (inclusive) will immediately cease to be of further force and effect without further liability of any party to the other, provided that nothing in this clause releases any party from liability in the case of fraud or wilful material breach of this document by such party.
13.4	Damages
Subject to clause 10.6 and clause 11.6 in addition to the right of termination under clause 13.1 where there is no appropriate remedy for the breach in this document (other than termination), the non-defaulting party is entitled to damages for Losses suffered by it and expenses incurred by it as a result of the breach of the terms of this document.
14	Public announcements
14.1	Public announcement of Scheme
Immediately after signing this document, Afterpay and Square will issue a joint public announcement of the proposed Scheme in the form contained in Annexure A.
14.2	Required disclosure
Where a party is required by any applicable law or any Listing Rule to make any announcement or make any disclosure in connection with the Scheme, it must use all reasonable endeavours, to the extent possible, to consult with the other parties prior to making the relevant disclosure, provided that if such required disclosure relates to any Confidential Information, the terms of the Confidentiality Agreement shall govern.
14.3	Other announcements
(a)
Subject to clauses 14.1, 14.2 and 14.3(b), no party may make any public announcement or disclosure (“Announcement”) in connection with the Scheme (including disclosure to a Governmental Authority) other than in a form approved by each party (acting reasonably). Each party will use all reasonable endeavours to provide that approval as soon as practicable. If either Square or Afterpay breaches this clause 14.3, then this clause 14.3 shall not apply to any announcement by the other party in response to such Announcement in breach of this clause 14.3.

(b)
The parties agree that, for the purposes of clause 14.3(a), if a party approves the form of an Announcement, that approval will also extend to any other public announcement or disclosure made in connection with the Scheme that is consistent in tone and substance with all or part of that Announcement.

(c)
Notwithstanding the foregoing, clause 14.2 and clause 14.3(a) shall not apply to an Announcement made in connection with (i) an Afterpay Competing Transaction or Square Competing Transaction or the Afterpay Board or Square Board withdrawing or changing its recommendation in accordance with clause 6.1 or clause 6.2, respectively, (ii) in connection with any dispute between the parties regarding this document, the Scheme or the other transactions contemplated by this document or (iii) the actual or expected financial impact (including earnings guidance) of the Scheme on a party.

15	Confidential Information
15.1	Disclosure of Confidential Information
Square and Afterpay each acknowledge and agree that it continues to be bound by the Confidentiality Agreement and Information Exchange Protocol in respect of all information received by it from the other party on, before or after the date of this document.
16	Notices and other communications
16.1	Form
(a)
Unless this document expressly states otherwise, all notices, demands, certificates, consents, approvals, waivers and other communications in connection with this document must be in writing and signed by the sender (if an individual) or an Authorised Officer of the sender.

(b)
All communications (other than email communications) must also be marked for the attention of the person referred to in the Details (or, if the recipient has notified otherwise, then marked for attention in the way last notified) and:

(i)	if to Square or Square Acquirer, with a copy to (which shall not constitute notice):
King & Wood Mallesons
Level 61, Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Attention:	David Friedlander
Nicola Charlston
Anthony Boogert
Email:	david.friedlander@au.kwm.com
nicola.charlston@au.kwm.com
anthony.boogert@au.kwm.com

and

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	David C. Karp Ronald C. Chen
Email:	DCKarp@wlrk.com
RCChen@wlrk.com
(ii)	if to Afterpay, with a copy to (which shall not constitute notice):
Gilbert + Tobin
L35, Tower Two, International Towers Sydney
200 Barangaroo Avenue
Barangaroo NSW 2000
Attention:	Peter Cook
Rachael Bassil
Email:	PCook@gtlaw.com.au
RBassil@gtlaw.com.au

and

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention:	Damien R. Zoubek
Jenny Hochenberg
Email:	dzoubek@cravath.com
jhochenberg@cravath.com
(c)	Email communications must state the first and last name of the sender and are taken to be signed by the named sender.

16.2	Delivery
Communications must be sent by email to the address referred to in the Details.
If the intended recipient has notified changed contact details, then communications must be sent to the changed contact details.
16.3	When effective
Communications take effect from the time they are received or taken to be received under clause 16.4 (whichever happens first) unless a later time is specified in the communication.
16.4 When taken to be received
Communications sent by email in accordance with clause 16.2 are taken to be received:
(a)	when the sender receives an automated message confirming delivery; or
(b)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed, whichever happens first.
16.5	Receipt outside business hours
Despite anything else in this clause 16, if communications are received or taken to be received under clause 16.4 after 5.00pm on a Business Day or on a non-Business Day for the receiving party, they are taken to be received at 9.00am on the next Business Day of the receiving party.
17	GST
17.1	Definitions and interpretation
For the purposes of this clause:
(a)	“GST Act” means the A New Tax System (Goods and Services Tax) Act 1999 (Cth);
(b)	a term which has a defined meaning in the GST Act has the same meaning when used in this clause, unless the contrary intention appears; and
(c)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.
17.2	GST exclusive
Unless this document expressly states otherwise, all consideration to be provided under this document is exclusive of GST.
17.3	Payment of GST
(a)
If GST is payable, or notionally payable, on a supply in connection with this document, the party providing the consideration for the supply agrees to pay to the supplier an additional amount equal to the amount of GST payable on that supply (“GST Amount”).

(b)
Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.
17.4	Adjustment events
If an adjustment event arises for a supply made in connection with this document, the GST Amount must be recalculated to reflect that adjustment. The supplier or the recipient (as the case may be) agrees to make any payments necessary to reflect the adjustment and the supplier agrees to issue an adjustment note.

17.5	Reimbursements
Any payment, indemnity, reimbursement or similar obligation that is required to be made in connection with this document which is calculated by reference to an amount paid by another party must be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 17.3 will apply to the reduced payment.
18	Costs
18.1	Costs
The parties agree to pay their own Costs in connection with the preparation, negotiation, execution and completion of this document, except for amounts covered by clause 18.2.
18.2	Stamp duty and registration fees
Square:
(a)
agrees to pay or reimburse all stamp duty, registration fees and similar taxes payable or assessed as being payable in connection with this document or any other transaction contemplated by this document (including any fees, fines, penalties and interest in connection with any of those amounts); and

(b)	indemnifies Afterpay against, and agrees to reimburse and compensate it for, any liability in respect of stamp duty under clause 18.2(a).
However, Square need not pay, reimburse or indemnify against any fees, fines, penalties or interest to the extent they have been imposed because of delay caused by Afterpay or an Afterpay Indemnified Party.
18.3	Withholding tax
If Square Acquirer (or by Square on behalf of and at the direction of Square Acquirer) is required by any Tax Law to pay amounts to any Governmental Authority in respect of the acquisition of Afterpay Shares from certain Scheme Participants, Square Acquirer (or Square on behalf of and at the direction of Square Acquirer) is permitted to deduct the relevant amounts from the payment of the Scheme Consideration to those Scheme Participants, and remit such amounts to the applicable Governmental Authority. The aggregate sum payable to Scheme Participants shall not be increased to reflect the deduction and the net aggregate sum payable to those Scheme Participants shall be taken to be in full and final satisfaction of the amounts owing to those Scheme Participants.
19	General
19.1	Variation and waiver
A provision of this document, or right, power or remedy created under it, may not be varied or waived except in writing signed by the party to be bound.
19.2	Consents, approvals or waivers
By giving any approval, consent or waiver, a party does not give any representation or warranty as to any circumstance in connection with the subject matter of the consent, approval or waiver.
19.3	Discretion in exercising rights
Unless this document expressly states otherwise, a party may exercise a right, power or remedy or give or refuse its consent, approval or a waiver in connection with this document in its absolute discretion (including by imposing conditions).
19.4	Partial exercising of rights
Unless this document expressly states otherwise, if a party does not exercise a right, power or remedy in connection with this document fully or at a given time, they may still exercise it later.

19.5	Conflict of interest
Each party may exercise their rights, powers and remedies in connection with this document even if this involves a conflict of duty or they have a personal interest in their exercise.
19.6	Remedies cumulative
Subject to clause 10.6 and clause 11.6, the rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.
19.7	Indemnities and reimbursement obligations
Any indemnity, reimbursement or similar obligation in this document:
(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing;
(b)	is independent of any other obligations under this document; and
(c)	continues after this document, or any obligation arising under it, ends.
It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.
19.8	Inconsistent law
To the extent the law permits, this document prevails to the extent it is inconsistent with any law.
19.9	Supervening law
Any present or future law which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.
19.10	Counterparts
This document may consist of a number of copies, each signed by one or more parties to it. If so, the signed copies are treated as making up a single document and the date on which the last counterpart is executed is the date of the document.
19.11	Entire agreement
This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.
19.12	Further steps
Each party agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which another party asks and considers necessary to:
(a)	bind the party and any other person intended to be bound under this document; or
(b)	show whether the party is complying with this document.
19.13	No liability for loss
Unless this document expressly states otherwise, a party is not liable for any loss, liability or costs arising in connection with the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right, power or remedy in connection with this document.
19.14	Severability
If the whole or any part of a provision of this document is void, unenforceable or illegal in a jurisdiction it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

19.15	Rules of construction
No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this document or any part of it.
19.16	Assignment
A party may not assign or otherwise deal with its rights under this document or allow any interest in them to arise or be varied without the consent of the other parties.
19.17	Specific Performance
The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any material breach of this document or (b) in the event that any of the material provisions of this document were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent material breaches or threatened material breaches of this document and to specifically enforce the material terms and provisions of this document (this being in addition to any other remedy to which they are entitled under this document or under applicable law). The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
19.18	Enforceability
For the purpose of this document:
(a)	Afterpay is taken to be acting as agent and trustee on behalf of and for the benefit of all Afterpay Indemnified Parties; and
(b)	Square is taken to be acting as agent and trustee on behalf of and for the benefit of all Square Indemnified Parties, and all of those persons are to this extent taken to be parties to this document.
19.19	No representation or reliance
Each party acknowledges that:
(a)
no party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this document, except for representations or inducements expressly set out in this document;

(b)
it does not enter into this document in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this document; and

(c)	clauses 19.19(a) and 19.19(b) above do not prejudice any rights a party may have in relation to information which had been filed by another party with ASIC or ASX.
20	Governing law
20.1	Governing law and jurisdiction
The law in force in the place specified in the Details governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.
20.2	Serving documents
Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address for service of notices under clause 16.2 or with its process agent.

20.3	Appointment of process agent
Without preventing any method of service allowed under any relevant law, Square:
(a)
irrevocably appoints King & Wood Mallesons as its process agent to receive any document in an action in connection with this document, and agrees that any such document may be served on Square by being delivered to or left for Square at the following address:

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
(b)	agrees that failure by a process agent to notify King & Wood Mallesons of any document in an action in connection with this document does not invalidate the action concerned.
If for any reason King & Wood Mallesons ceases to be able to act as process agent, Square agrees to appoint another person as its process agent in the place referred to in clause 20.1 and ensure that the replacement process agent accepts its appointment and confirms its appointment to Afterpay.
Square agrees that service of documents on its process agent is sufficient service on it.
EXECUTED as a deed

Scheme Implementation Deed
Schedule 1  Timetable (clause 5.1)
Event	Indicative Dates
Lodge Scheme Booklet with ASIC and ASX	Q3 CY2021
Application in respect of the Court hearing to be held on the First Court Date, filed with the Court, served on ASIC	Q4 CY2021
First Court Date	Q4 CY2021
Printing and despatch of Scheme Booklet	Q4 CY2021
Scheme Meeting held	Q4 CY2021
Second Court Date	Q4 CY2021
Lodge Court order with ASIC (Effective Date)	Q4 CY2021
Record Date	Q1 CY2022
Implementation Date	Q1 CY2022

Scheme Implementation Deed

Signing page
DATED: 2 August 2021

SIGNED, SEALED AND DELIVERED by SQUARE, INC.:	)
)
)
)
/s/ Philip M. Seabrease	)
Signature of witness	)	/s/ Amrita Ahuja
	)	Signature of authorised signatory
Philip M. Seabrease	)
Name of witness	)	Amrita Ahuja
Witnessed by audio-visual link	)	Name of authorised signatory

SIGNED, SEALED AND DELIVERED	)
by LANAI (AU) 2 PTY LTD (ACN 652)
352 451) in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
	)	/s/ Philip M. Seabrease
/s/ Samina Hussain-Letch	)	Signature of director/company secretary*
Signature of director	)	*delete whichever is not applicable
)
)
SAMINA HUSSAIN-LETCH	)	PHILIP M. SEABREASE
Name of director (block letters)		Name of director/company secretary* (block letters) *delete whichever is not applicable

SIGNED, SEALED AND DELIVERED	)
by AFTERPAY LIMITED (ACN 618)
280 649) in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
/s/ Anthony Eisen	)	/s/ Amanda Street
Signature of director	)	Signature of company
	)	secretary*
	)	*delete whichever is not applicable

ANTHONY EISEN	)	AMANDA STREET
Name of director (block letters)		Name of company secretary*
(block letters) *delete whichever is not applicable

Scheme Implementation Deed
Annexure A  Public announcement
A-A-1

Square, Inc. Announces Plans to Acquire Afterpay, Strengthening and Enabling Further
Integration Between its Seller and Cash App Ecosystems
Brings together two of the fastest growing global fintech companies to advance shared mission of economic empowerment and financial inclusion
SAN FRANCISCO and MELBOURNE, AUSTRALIA – August 1, 2021 (PDT) – Square, Inc. (NYSE: SQ) and Afterpay Limited (ASX: APT) today announced that they have entered into a Scheme Implementation Deed under which Square has agreed to acquire all of the issued shares in Afterpay by way of a recommended court-approved Scheme of Arrangement. The transaction has an implied value of approximately US$29 billion (A$39 billion) based on the closing price of Square common stock on July 30, 2021, and is expected to be paid in all stock. The acquisition aims to enable the companies to better deliver compelling financial products and services that expand access to more consumers and drive incremental revenue for merchants of all sizes. The closing of the transaction is expected in the first quarter of calendar year 2022, subject to the satisfaction of certain closing conditions outlined below.
“Square and Afterpay have a shared purpose. We built our business to make the financial system more fair, accessible, and inclusive, and Afterpay has built a trusted brand aligned with those principles,” said Jack Dorsey, Co-Founder and CEO of Square. “Together, we can better connect our Cash App and Seller ecosystems to deliver even more compelling products and services for merchants and consumers, putting the power back in their hands.”
Afterpay, the pioneering global 'buy now, pay later' (BNPL) platform, will accelerate Square’s strategic priorities for its Seller and Cash App ecosystems. Square plans to integrate Afterpay into its existing Seller and Cash App business units, enable even the smallest of merchants to offer BNPL at checkout, give Afterpay consumers the ability to manage their installment payments directly in Cash App, and give Cash App customers the ability to discover merchants and BNPL offers directly within the app.
“Buy now, pay later has been a powerful growth tool for sellers globally,” said Alyssa Henry, Lead of Square’s Seller business. “We are thrilled to not only add this product to our Seller ecosystem, but to do it with a trusted and innovative team.”
“The addition of Afterpay to Cash App will strengthen our growing networks of consumers around the world, while supporting consumers with flexible, responsible payment options,” said Brian Grassadonia, Lead of Square’s Cash App business. “Afterpay will help deepen and reinforce the connections between our Cash App and Seller ecosystems, and accelerate our ability to offer a rich suite of commerce capabilities to Cash App customers.”
Afterpay is an industry leader with a best-in-class product and strong cultural alignment with Square. As of June 30, 2021, Afterpay serves more than 16 million consumers and nearly 100,000 merchants globally, including major retailers across key verticals such as fashion, homewares, beauty, sporting goods and more. Afterpay empowers consumers to access the things they want and need, while allowing them to maintain financial wellness and control. Afterpay also assists merchants in growing their businesses by helping to drive repeat purchases, increase average transaction sizes, and provide their buyers with the ability to pay over time. Afterpay is deeply committed to helping people spend responsibly without incurring service fees for those who pay on time, interest, or revolving debt, and supports consumers in a number of countries across APAC, North America and Europe (including under its Clearpay brand).
“By combining with Square, we will further accelerate our growth in the U.S. and globally, offer access to a new category of in-person merchants, and provide a broader platform of new and valuable capabilities and services to our merchants and consumers. We are fully aligned with Square’s purpose and, together, we hope to continue redefining financial wellness and responsible spending for our customers,” said Anthony Eisen and Nick Molnar, Afterpay Co-Founders and Co-CEOs. “The transaction marks an important recognition of the Australian technology sector as homegrown innovation continues to be shared more broadly throughout the world. It also provides our shareholders with the opportunity to be a part of future growth of an innovative company aligned with our vision.”
A-A-2

For Square, BNPL presents an attractive opportunity supported by shifting consumer preferences away from traditional credit, especially among younger consumers, consistent demand from merchants for new ways to grow their sales, and the global growth in omnichannel commerce. Combined, Square and Afterpay’s complementary businesses present an opportunity to drive growth across multiple strategic levers, including:
•
Enhance both the Seller and Cash App ecosystems. Afterpay’s global merchant base will accelerate Square’s growth with larger sellers and expansion into new geographies, while helping to drive further acquisition of new Square sellers. Afterpay will expand Cash App’s growing product offering, enable customers to manage their repayments, and help customers discover new merchants when the Afterpay App is integrated into Cash App.

•
Bring added value, differentiation, and scale to Afterpay. Afterpay will benefit from Square’s large and growing customer base of more than 70 million annual transacting active Cash App customers and millions of sellers, which will expand Afterpay’s reach and growth both online and in-person. Afterpay consumers will receive the benefits of Cash App’s financial tools, including money transfer, stock and Bitcoin purchases, Cash Boost, and more.

•
Drive long-term growth with meaningful revenue synergy opportunities. Square believes Afterpay will be accretive to gross profit growth with a modest decrease in Adjusted EBITDA margins expected in the first year after completion of the transaction. Square sees an opportunity to invest behind Afterpay’s strong unit economics as well as attractive growth synergies, including the opportunity to introduce offerings and drive incremental growth for sellers and increased engagement for Cash App customers.

Afterpay's Co-Founders and Co-CEOs will join Square upon completion of the transaction and help lead Afterpay’s respective merchant and consumer businesses, as part of Square’s Seller and Cash App ecosystems. Square will appoint one Afterpay director as a member of the Square Board following closing.
Investor Presentation
The companies have published a presentation to provide an overview of the transaction, available on Square’s Investor Relations website, investors.squareup.com, and Afterpay’s Corporate website at corporate.afterpay.com.
Second Quarter 2021 Financial Results
In a separate press release issued today, Square announced its financial results for the second quarter of 2021, which is available on Square’s Investor Relations website, investors.squareup.com.
Conference Call and Webcast
Square will conduct a conference call tomorrow jointly with Afterpay, August 2, 2021 at 5:00 a.m. Pacific Time/8:00 a.m. Eastern Time/10:00 p.m. Australian Eastern Standard Time to discuss this announcement, as well as Square’s financial results for the second quarter of 2021. Access to a live audio webcast will be available on its Investor Relations website, investors.squareup.com. An archive of the webcast will be available on the website after the call.
Transaction Terms
Under the terms of the Scheme Implementation Deed, which has been approved by the members of the Boards of Directors of both Square and Afterpay, Afterpay shareholders will receive a fixed exchange ratio of 0.375 shares of Square Class A common stock for each Afterpay ordinary share they hold on the record date. Square may elect to pay 1% of total consideration in cash.
Square has agreed to establish a secondary listing on the Australian Securities Exchange (ASX) to allow Afterpay shareholders to trade Square shares via CHESS Depositary Interests (CDIs) on the ASX. Afterpay shareholders will be able to elect whether to receive the scheme consideration in NYSE listed Square Class A common stock or CDIs. The CDIs listed on the ASX are expected to be eligible for S&P index inclusion in Australia.
Based on Square’s closing price of US$247.26 on July 30, 2021, this represents an implied transaction price of approximately A$126.21 per Afterpay share, a premium of approximately 30.6% to Afterpay’s latest closing price of A$96.66. This represents an approximate 21.9% premium over the 10-day volume weighted average Afterpay
A-A-3

share price, and an approximate 10.5% premium over the 30-day volume weighted average Afterpay share price, each as of July 30, 2021. Following completion of the transaction, Afterpay shareholders are expected to own approximately 18.5% of the combined company on a fully diluted basis.
The transaction is subject to conditions precedent as is customary for transactions of this nature, including, among other things, receipt of required regulatory approvals and the approval of shareholders of both companies.
Advisors
Morgan Stanley & Co. LLC is serving as financial advisor to Square and Wachtell, Lipton, Rosen & Katz and King & Wood Mallesons are serving as its legal advisors. Goldman Sachs and Qatalyst Partners are serving as financial advisors to Afterpay, Highbury Partnership is serving as financial advisor to Afterpay’s Board and Gilbert + Tobin and Cravath, Swaine & Moore LLP are serving as Afterpay’s legal advisors.
About Square, Inc.
Square, Inc. (NYSE: SQ) builds tools to empower businesses and individuals to participate in the economy. Sellers use Square to reach buyers online and in person, manage their business, and access financing. Individuals use Cash App to spend, send, store, and invest money. And TIDAL is a global music and entertainment platform that expands Square’s purpose of economic empowerment to artists. Square, Inc. has offices in the United States, Canada, Japan, Australia, Ireland, Spain, Norway, and the UK.
About Afterpay Limited
Afterpay Limited (ASX: APT) is transforming the way we pay by allowing customers to receive products immediately and pay for their purchases over four installments, always interest-free. The service is completely free for customers who pay on time - helping people spend responsibly without incurring interest, fees or revolving debt. As of June 30, 2021, Afterpay is offered by nearly 100,000 of the world’s favourite retailers and has more than 16.2 million customers.
Afterpay is currently available in Australia, United States, Canada, New Zealand, and in the United Kingdom, France, Italy and Spain, where it is known as Clearpay. Afterpay is on a mission to power an economy in which everyone wins.
Contacts
Square, Inc.
Media Contact
press@squareup.com

Investor Relations Contact
ir@squareup.com
Afterpay
Media Contact
media@Afterpay.com

Investor Relations Contact
investor.relations@Afterpay.com
Additional Information and Where to Find It
In connection with the proposed transaction, Square, Inc. (“Square”) intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of Square Class A common stock to be issued in connection with the transaction (including a prospectus therefor), which will include a proxy statement that will be sent to the shareholders of Square seeking their approval of such issuance. Square may also file other relevant documents with the SEC regarding the proposed transaction. Related information will also be included in the scheme booklet that Afterpay Limited (“Afterpay”) will prepare and, following approval from the Australian court, dispatch to its shareholders in connection with the scheme meeting at which Afterpay shareholders will consider whether or not to approve the transaction. INVESTORS
A-A-4

AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S4, THE PROXY STATEMENT, THE PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC OR OTHERWISE BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SQUARE, Afterpay, AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain (if and when available) free copies of the registration statement on Form S-4, the proxy statement, the prospectus, the scheme booklet, and other documents containing important information about Square and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Investors and security holders will be able to obtain those documents released by Afterpay to the Australian Securities Exchange (“ASX”) announcements platform free of charge at ASX’s website, www.asx.com.au. Copies of the documents filed with the SEC by Square will be available free of charge on Square’s Investor Relations website at https://investors.squareup.com.
Participants in the Solicitation
Square, Afterpay, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Square’s security holders in connection with the proposed transaction. Information about Square’s directors and executive officers is set forth in Square’s proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021, and its Current Report on Form 8-K filed with the SEC on May 7, 2021 and subsequent statements of beneficial ownership on file with the SEC. Information about Afterpay’s directors and executive officers is set forth in Afterpay’s latest annual report dated August 27, 2020, as updated from time to time via announcements made by Afterpay on the Australian Securities Exchange. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Square security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Examples of forward-looking statements in this communication include, among others, statements regarding the future performance of Square and Afterpay, the perceived synergies and other benefits of the pending transaction between Square and Afterpay; the ability of the transaction to accelerate growth and to strengthen the integration between Square’s Seller and Cash App ecosystems; and expectations around the financial impact of the transaction on Square’s financials.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors described from time to time in Square’s filings with the SEC and Afterpay’s filings with the ASX, including Square’s Annual Report on Form 10-K for the year ended December 31, 2020 and most recent Quarterly Report on Form 10-Q and Afterpay’s Annual Report for the financial year ended June 30, 2020 (Appendix 4E), Half-Year Report for the half year ended December 31, 2020 (Appendix 4D), Q3 FY21 Business Update for the quarter ended March 31, 2021, and FY21 Trading Update for the financial year ended June 30, 2021, and future filings and reports by either Square or Afterpay.
In addition, other factors related to the pending transaction between Square and Afterpay that contribute to the uncertain nature of the forward-looking statements include, but are not limited to: the expected timing to
A-A-5

complete the pending transaction; filings and approvals relating to the pending transaction; the ability to complete the pending transaction considering the various closing conditions, including shareholder approvals; and the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the pending transaction. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on these statements.
All forward-looking statements are based on information and estimates available to Square or Afterpay at the time of this communication and are not guarantees of future performance. Except as required by law, neither Square nor Afterpay assume any obligation to update any of the statements in this communication, and any statement in this communication is subject to change without notice.
The distribution of this communication may be subject to legal or regulatory restrictions in certain jurisdictions. Any person who comes into possession of this communication must inform himself or herself of and comply with any such restrictions.
A-A-6

Square, Inc. Announces Plans to Acquire Afterpay
Brings together two of the fastest growing global fintech companies to advance shared mission of economic empowerment and financial inclusion
SAN FRANCISCO and MELBOURNE, AUSTRALIA – August 1, 2021 (PDT) – Square, Inc. (NYSE: SQ) and Afterpay Limited (ASX: APT) today announced that they have entered into a Scheme Implementation Deed under which Square has agreed to acquire all of the issued shares in Afterpay by way of a recommended court-approved Scheme of Arrangement. The transaction has an implied value of approximately US$29 billion (A$39 billion) based on the closing price of Square common stock on July 30, 2021, and is expected to be paid in all stock. The acquisition aims to enable the companies to better deliver compelling financial products and services that expand access to more consumers and drive incremental revenue for merchants of all sizes. The closing of the transaction is expected in the first quarter of calendar year 2022, subject to the satisfaction of certain closing conditions outlined below.
“Square and Afterpay have a shared purpose. We built our business to make the financial system more fair, accessible, and inclusive, and Afterpay has built a trusted brand aligned with those principles,” said Jack Dorsey, Co-Founder and CEO of Square. “Together, we can better connect our Cash App and Seller ecosystems to deliver even more compelling products and services for merchants and consumers, putting the power back in their hands.”
Afterpay, the pioneering global 'buy now, pay later' (BNPL) platform, will accelerate Square’s strategic priorities for its Seller and Cash App ecosystems. Square plans to integrate Afterpay into its existing Seller and Cash App business units, enable even the smallest of merchants to offer BNPL at checkout, give Afterpay consumers the ability to manage their installment payments directly in Cash App, and give Cash App customers the ability to discover merchants and BNPL offers directly within the app.
“Buy now, pay later has been a powerful growth tool for sellers globally,” said Alyssa Henry, Lead of Square’s Seller business. “We are thrilled to not only add this product to our Seller ecosystem, but to do it with a trusted and innovative team.”
“The addition of Afterpay to Cash App will strengthen our growing networks of consumers around the world, while supporting consumers with flexible, responsible payment options,” said Brian Grassadonia, Lead of Square’s Cash App business. “Afterpay will help deepen and reinforce the connections between our Cash App and Seller ecosystems, and accelerate our ability to offer a rich suite of commerce capabilities to Cash App customers.”
Afterpay is an industry leader with a best-in-class product and strong cultural alignment with Square. As of June 30, 2021, Afterpay serves more than 16 million consumers and nearly 100,000 merchants globally, including major retailers across key verticals such as fashion, homewares, beauty, sporting goods and more. Afterpay empowers consumers to access the things they want and need, while allowing them to maintain financial wellness and control. Afterpay also assists merchants in growing their businesses by helping to drive repeat purchases, increase average transaction sizes, and provide their buyers with the ability to pay over time. Afterpay is deeply committed to helping people spend responsibly without incurring service fees for those who pay on time, interest, or revolving debt, and supports consumers in a number of countries across APAC, North America and Europe (including under its Clearpay brand).
“By combining with Square, we will further accelerate our growth in the U.S. and globally, offer access to a new category of in-person merchants, and provide a broader platform of new and valuable capabilities and services to our merchants and consumers. We are fully aligned with Square’s purpose and, together, we hope to continue redefining financial wellness and responsible spending for our customers,” said Anthony Eisen and Nick Molnar, Afterpay Co-Founders and Co-CEOs. “The transaction marks an important recognition of the Australian technology sector as homegrown innovation continues to be shared more broadly throughout the world. It also provides our shareholders with the opportunity to be a part of future growth of an innovative company aligned with our vision.”
A-A-7

For Square, BNPL presents an attractive opportunity supported by shifting consumer preferences away from traditional credit, especially among younger consumers, consistent demand from merchants for new ways to grow their sales, and the global growth in omnichannel commerce. Combined, Square and Afterpay’s complementary businesses present an opportunity to drive growth across multiple strategic levers, including:
•
Enhance both the Seller and Cash App ecosystems. Afterpay’s global merchant base will accelerate Square’s growth with larger sellers and expansion into new geographies, while helping to drive further acquisition of new Square sellers. Afterpay will expand Cash App’s growing product offering, enable customers to manage their repayments, and help customers discover new merchants when the Afterpay App is integrated into Cash App.

•
Bring added value, differentiation, and scale to Afterpay. Afterpay will benefit from Square’s large and growing customer base of more than 70 million annual transacting active Cash App customers and millions of sellers, which will expand Afterpay’s reach and growth both online and in-person. Afterpay consumers will receive the benefits of Cash App’s financial tools, including money transfer, stock and Bitcoin purchases, Cash Boost, and more.

•
Drive long-term growth with meaningful revenue synergy opportunities. Square believes Afterpay will be accretive to gross profit growth with a modest decrease in Adjusted EBITDA margins expected in the first year after completion of the transaction. Square sees an opportunity to invest behind Afterpay’s strong unit economics as well as attractive growth synergies, including the opportunity to introduce offerings and drive incremental growth for sellers and increased engagement for Cash App customers.

Afterpay's Co-Founders and Co-CEOs will join Square upon completion of the transaction and help lead Afterpay’s respective merchant and consumer businesses, as part of Square’s Seller and Cash App ecosystems. Square will appoint one Afterpay director as a member of the Square Board following closing.
Investor Presentation
The companies have published a presentation to provide an overview of the transaction, available on Square’s Investor Relations website, investors.squareup.com, and Afterpay’s Corporate website at corporate.afterpay.com.
Second Quarter 2021 Financial Results
In a separate press release issued today, Square announced its financial results for the second quarter of 2021, which is available on Square’s Investor Relations website, investors.squareup.com.
Conference Call and Webcast
Square will conduct a conference call tomorrow jointly with Afterpay, August 2, 2021 at 5:00 a.m. Pacific Time/8:00 a.m. Eastern Time/10:00 p.m. Australian Eastern Standard Time to discuss this announcement, as well as Square’s financial results for the second quarter of 2021. Access to a live audio webcast will be available on its Investor Relations website, investors.squareup.com. An archive of the webcast will be available on the website after the call.
Transaction Terms
Under the terms of the Scheme Implementation Deed, which has been approved by the members of the Boards of Directors of both Square and Afterpay, Afterpay shareholders will receive a fixed exchange ratio of 0.375 shares of Square Class A common stock for each Afterpay ordinary share they hold on the record date (Consideration). Square may elect to pay 1% of total consideration in cash1.
Square has agreed to establish a secondary listing on the Australian Securities Exchange (ASX) to allow Afterpay shareholders to trade Square shares via CHESS Depositary Interests (CDIs) on the ASX. Afterpay shareholders will be able to elect whether to receive the Consideration in NYSE listed Square Class A common stock or CDIs. The CDIs listed on the ASX are expected to be eligible for S&P index inclusion in Australia.
[1]
If Square elects to pay cash consideration, Afterpay shareholders will be entitled to receive 1% of the scheme consideration in cash determined by reference to the Square volume weighted average share price shortly prior to implementation.

A-A-8

The Afterpay Board has unanimously recommended the transaction to Afterpay shareholders subject to no superior proposal and an independent expert concluding (and continuing to conclude) that the transaction is in the best interests of Afterpay shareholders.
The Afterpay Board unanimously recommends that Afterpay shareholders vote in favour of the Scheme of Arrangement for, among other things, the following reasons:
•
The Consideration represents an attractive premium for Afterpay shareholders. Based on Square’s closing price of US$247.26 on July 30, 2021, this represents an implied transaction price of approximately A$126.21 per Afterpay share, and an attractive premium of approximately 30.6% to Afterpay’s latest closing price of A$96.66. This represents an approximate 21.9% premium over the 10-day volume weighted average Afterpay share price, and an approximate 10.5% premium over the 30-day volume weighted average Afterpay share price, each as of July 30, 2021.

•
Afterpay shareholders will receive a fixed exchange ratio of 0.375 shares of Square Class A common stock for each Afterpay share. Following completion of the transaction, Afterpay shareholders are expected to own approximately 18.5% of the combined company on a fully diluted basis.

•	The scrip consideration allows Afterpay shareholders to participate in the expected benefits of combining the two businesses.
Afterpay will apply for a ruling from the Australian Taxation Office (ATO) in relation to the availability of scrip-for-scrip capital gains tax rollover relief in regards to the transaction for Afterpay shareholders in Australia. The stock transaction is intended to be tax-free to Afterpay shareholders in Australia, and receipt of confirmation of such ruling is a condition precedent to the transaction.
The transaction is subject to conditions precedent as is customary for transactions of this nature, including, among other things:
•	receipt of required regulatory approvals;
•	the approval of shareholders of both Afterpay and Square;[2]
•	no material adverse effect, prescribed event or breach of representations and warranties in relation to either Afterpay or Square;
•	approval for quotation of the Consideration securities on NYSE (Square shares) and ASX (CDIs);
•	receipt of confirmation of the ATO class ruling; and
•	other customary conditions to a scheme of arrangement such as Australian court approval and an independent expert confirming that the transaction is in the best interests of Afterpay shareholders.
The Scheme Implementation Deed contains customary exclusivity provisions in favour of Square, including no shop, no talk, no due diligence, notification obligations and a matching right. A break fee of 1% of the equity value of Afterpay implied by the Consideration will be payable by Afterpay to Square, and vice versa, in certain specified circumstances.
The full terms of the transaction, including all applicable conditions, are set out in the Scheme Implementation Deed, a copy of which is attached to this announcement.
[2]
Square has a dual class stock structure, meaning that in addition to the Class A common shares, Square also has Class B common stock on issue (primarily held by a small group of shareholders). Each Class B common share in Square carries a right to 10 votes, with each Class A common share carrying a right to 1 vote. As such, the holders of the Class B common stock hold, in aggregate, approximately 61.3% of the voting power in Square (as of June 30, 2021) and have the ability to determine the outcome of the Square shareholder approval.

A-A-9

Indicative timetable and next steps
Afterpay shareholders do not need to take any action at this stage.
A Scheme Booklet containing information in relation to the Transaction, reasons for the Afterpay Board of Directors’ recommendation, an Independent Expert’s Report and details of the Transaction Scheme will be sent to Afterpay’s shareholders in due course. It is anticipated that the Transaction will close in the first quarter of calendar year 2022. These dates are indicative and subject to change.
Advisors
Morgan Stanley & Co. LLC is serving as financial advisor to Square and Wachtell, Lipton, Rosen & Katz and King & Wood Mallesons are serving as its legal advisors. Goldman Sachs and Qatalyst Partners are serving as financial advisors to Afterpay, Highbury Partnership is serving as financial advisor to Afterpay’s Board, and Gilbert + Tobin and Cravath, Swaine & Moore LLP are serving as Afterpay’s legal advisors.
About Square, Inc.
Square, Inc. (NYSE: SQ) builds tools to empower businesses and individuals to participate in the economy. Sellers use Square to reach buyers online and in person, manage their business, and access financing. Individuals use Cash App to spend, send, store, and invest money. And TIDAL is a global music and entertainment platform that expands Square’s purpose of economic empowerment to artists. Square, Inc. has offices in the United States, Canada, Japan, Australia, Ireland, Spain, Norway, and the UK.
About Afterpay Limited
Afterpay Limited (ASX: APT) is transforming the way we pay by allowing customers to receive products immediately and pay for their purchases over four installments, always interest-free. The service is completely free for customers who pay on time - helping people spend responsibly without incurring interest, fees or revolving debt. As of June 30, 2021, Afterpay is offered by nearly 100,000 of the world’s favourite retailers and has more than 16.2 million customers.
Afterpay is currently available in Australia, United States, Canada, New Zealand, and in the United Kingdom, France, Italy and Spain, where it is known as Clearpay. Afterpay is on a mission to power an economy in which everyone wins.
Contacts
Square, Inc.
Media Contact
press@squareup.com
Investor Relations Contact
ir@squareup.com
Afterpay
Media Contact
media@Afterpay.com
Investor Relations Contact
investor.relations@Afterpay.com
Additional Information and Where to Find It
In connection with the proposed transaction, Square, Inc. (“Square”) intends to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 to register the shares of Square Class A common stock to be issued in connection with the transaction (including a prospectus therefor), which will include a proxy statement that will be sent to the shareholders of Square seeking their approval of such issuance.
A-A-10

Square may also file other relevant documents with the SEC regarding the proposed transaction. Related information will also be included in the scheme booklet that Afterpay Limited (“Afterpay”) will prepare and, following approval from the Australian court, dispatch to its shareholders in connection with the scheme meeting at which Afterpay shareholders will consider whether or not to approve the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT, THE PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC OR OTHERWISE BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT SQUARE, Afterpay, AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain (if and when available) free copies of the registration statement on Form S-4, the proxy statement, the prospectus, the scheme booklet, and other documents containing important information about Square and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Investors and security holders will be able to obtain those documents released by Afterpay to the Australian Securities Exchange (“ASX”) announcements platform free of charge at ASX’s website, www.asx.com.au. Copies of the documents filed with the SEC by Square will be available free of charge on Square’s Investor Relations website at https://investors.squareup.com.
Participants in the Solicitation
Square, Afterpay, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Square’s security holders in connection with the proposed transaction. Information about Square’s directors and executive officers is set forth in Square’s proxy statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2021, and its Current Report on Form 8-K filed with the SEC on May 7, 2021 and subsequent statements of beneficial ownership on file with the SEC. Information about Afterpay’s directors and executive officers is set forth in Afterpay’s latest annual report dated August 27, 2020, as updated from time to time via announcements made by Afterpay on the Australian Securities Exchange. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Square security holders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement when it is filed with the SEC.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (“Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.
Forward Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Examples of forward-looking statements in this communication include, among others, statements regarding the future performance of Square and Afterpay, the perceived synergies and other benefits of the pending transaction between Square and Afterpay; the ability of the transaction to accelerate growth and to strengthen the integration between Square’s Seller and Cash App ecosystems; and expectations around the financial impact of the transaction on Square’s financials.
The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors described from time to time in Square’s filings with the SEC and Afterpay’s
A-A-11

filings with the ASX, including Square’s Annual Report on Form 10-K for the year ended December 31, 2020 and most recent Quarterly Report on Form 10-Q and Afterpay’s Annual Report for the financial year ended June 30, 2020 (Appendix 4E), Half-Year Report for the half year ended December 31, 2020 (Appendix 4D), Q3 FY21 Business Update for the quarter ended March 31, 2021, and FY21 Trading Update for the financial year ended June 30, 2021, and future filings and reports by either Square or Afterpay.
In addition, other factors related to the pending transaction between Square and Afterpay that contribute to the uncertain nature of the forward-looking statements include, but are not limited to: the expected timing to complete the pending transaction; filings and approvals relating to the pending transaction; the ability to complete the pending transaction considering the various closing conditions, including shareholder approvals; and the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the pending transaction. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. Investors are cautioned not to place undue reliance on these statements.
All forward-looking statements are based on information and estimates available to Square or Afterpay at the time of this communication and are not guarantees of future performance. Except as required by law, neither Square nor Afterpay assume any obligation to update any of the statements in this communication, and any statement in this communication is subject to change without notice.
The distribution of this communication may be subject to legal or regulatory restrictions in certain jurisdictions. Any person who comes into possession of this communication must inform himself or herself of and comply with any such restrictions.
A-A-12

Scheme Implementation Deed
Annexure B  Scheme of Arrangement

Scheme of Arrangement
Dated      2021
Afterpay Limited (“Afterpay”)
Scheme Participants
King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Scheme of Arrangement
Contents
Details		A-B-1
General terms		A-B-2
1	Definitions and interpretation	A-B-2
1.1	Definitions	A-B-2
1.2	General interpretation	A-B-5
2	Preliminary	A-B-6
2.1	Afterpay	A-B-6
2.2	Square	A-B-6
2.3	Square Acquirer	A-B-6
2.4	If Scheme becomes Effective	A-B-6
2.5	Scheme Implementation Deed	A-B-6
2.6	Deed Poll	A-B-6
3	Conditions precedent	A-B-7
3.1	Conditions precedent to Scheme	A-B-7
3.2	Conditions precedent and operation of clause 5	A-B-7
3.3	Certificate in relation to conditions precedent	A-B-7
4	Scheme	A-B-7
4.1	Effective Date	A-B-7
4.2	End Date	A-B-7
5	Implementation of Scheme	A-B-7
5.1	Elections	A-B-7
5.2	Lodgement of Court orders with ASIC	A-B-8
5.3	Transfer and registration of Afterpay Shares	A-B-8
5.4	Entitlement to Scheme Consideration	A-B-9
5.5	Title and rights in Afterpay Shares	A-B-9
5.6	Warranty by Scheme Participants	A-B-9
5.7	Transfer free of Encumbrances	A-B-9
5.8	Appointment of Square Acquirer as sole proxy	A-B-9
6	Scheme Consideration	A-B-10
6.1	Consideration under this Scheme	A-B-10
6.2	Scheme Consideration	A-B-10
6.3	Provision of Scheme Consideration	A-B-10
6.4	Fractional entitlements	A-B-11
6.5	Scheme Participants’ agreements	A-B-11
6.6	Ineligible Foreign Shareholder Sale Facility	A-B-12
6.7	Orders of a Court or Governmental Authority	A-B-12
6.8	Shares to rank equally	A-B-13
6.9	Joint holders	A-B-13
7	Dealings in Scheme Shares	A-B-13
7.1	Determination of Scheme Participants	A-B-13
7.2	Register	A-B-14
7.3	No disposals after Effective Date	A-B-14
7.4	Maintenance of Afterpay Register	A-B-14
7.5	Effect of certificates and holding statements	A-B-14
7.6	Details of Scheme Participants	A-B-14
7.7	Quotation of Afterpay Shares	A-B-14
7.8	Termination of quotation of Afterpay Shares	A-B-14
8	Instructions and notification	A-B-14
A-B-i

9	Power of attorney	A-B-15
10	Notices	A-B-15
10.1	No deemed receipt	A-B-15
10.2	Accidental omission	A-B-15
11	General	A-B-15
11.1	Variations, alterations and conditions	A-B-15
11.2	Further action by Afterpay	A-B-15
11.3	Authority and acknowledgement	A-B-15
11.4	No liability when acting in good faith	A-B-16
11.5	Enforcement of Deed Poll	A-B-16
11.6	Stamp duty	A-B-16
12	Governing law	A-B-16
12.1	Governing law and jurisdiction	A-B-16
12.2	Serving documents	A-B-16
A-B-ii

Scheme of Arrangement
Details
Parties
Afterpay	Name	Afterpay Limited

	ACN	618 280 649

	Formed in	Victoria

	Address	Level 23, 2 Freshwater Place Melbourne VIC 3006, Australia

	Email	legal@afterpay.com.au

	Attention	General Counsel

Scheme Participants	Each person who is an Afterpay Shareholder as at the Record Date.
Governing law	Victoria
A-B-1

General terms
1	Definitions and interpretation
1.1	Definitions
Unless the contrary intention appears, these meanings apply:
ACCC means the Australian Competition and Consumer Commission.
Afterpay Share means an ordinary fully paid share in the capital of Afterpay.
Afterpay Shareholder means each person registered in the Register as a holder of Afterpay Shares.
ASIC means the Australian Securities & Investments Commission.
ASX means ASX Limited or the market operated by it, as the context requires.
ASX Official List means the official list of the entities that ASX has admitted and not removed.
ASX Settlement means ASX Settlement Pty Limited (ABN 49 008 504 532) as the holder of a licence to operate a clearing and settlement facility.
ASX Settlement Operating Rules means the operating rules of the clearing and settlement facility operated by ASX Settlement from time to time as modified by any express written waiver or exemption given by ASX or ASX Settlement.
ATO means the Australian Taxation Office.
Australian Admission means the admission of Square to the ASX Official List as an ASX foreign exempt listing and the official quotation of all New Square CDIs on ASX.
Business Day means a business day as defined in the Listing Rules, provided that such day is neither:
(a)	a day on which the banks in Sydney, New South Wales, Australia, are authorised or required to close, nor
(b)	a day on which the banks in San Francisco, California, United States of America, are authorised or required to close.
CDI means CHESS depository interest.
CDI Elected Shareholder means each of:
(a)	an Eligible AUSNZ Shareholder who has not made a Share Election; and
(b)	an Eligible Non-AUSNZ Shareholder who has made a CDI Election.
CDI Election means a valid election for New Square CDIs made by an Eligible Non-AUSNZ Shareholder pursuant to the terms of this Scheme.
CDI Election Form means the form to be completed by an Eligible Non-AUSNZ Shareholder who wishes to make a CDI Election.
CDN means CHESS Depositary Nominees Pty Limited (ACN 071 346 506).
CHESS means Clearing House Electronic Subregister System.
Corporations Act means the Corporations Act 2001 (Cth).
Court means the Supreme Court of New South Wales, or another court of competent jurisdiction under the Corporations Act agreed in writing by Square, Square Acquirer and Afterpay.
Deed Poll means the deed poll executed by Square and Square Acquirer substantially in the form of Annexure C of the Scheme Implementation Deed or as otherwise agreed by Square, Square Acquirer and Afterpay under which Square and Square Acquirer covenant in favour of each Scheme Participant to perform the obligations attributed to Square and Square Acquirer under this Scheme.
Details means the section of this agreement headed “Details”.
A-B-2

Effective means the coming into effect, pursuant to section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to this Scheme, but in any event at no time before an office copy of the order of the Court is lodged with ASIC.
Effective Date means the date on which this Scheme becomes Effective.
Election Date means the 5th Business Day before the date of the Scheme Meeting or such other date as agreed in writing by Afterpay and Square.
Election Withdrawal Form means the form to be completed by Eligible AUSNZ Shareholders or Eligible Non-AUSNZ Shareholders who have made a Share Election or CDI Election (as applicable) who wishes to withdraw that Share Election or CDI Election (as applicable).
Eligible AUSNZ Shareholder means a Scheme Participant whose Registered Address as at the Record Date is in Australia or New Zealand.
Eligible Non-AUSNZ Shareholder means a Scheme Participant whose Registered Address as at the Record Date is not in Australia or New Zealand (other than an Ineligible Foreign Shareholder).
Encumbrance means any security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention or flawed deposit arrangement and any “security interest” as defined in sections 12(1) or (2) of the PPSA, right of first refusal, preemptive right, any similar restriction, or any agreement to create any of them or allow them to exist.
End Date means the date that is 12 months after the date of the Scheme Implementation Deed or such other date as is agreed in writing by Square and Afterpay.
FIRB means the Australian Foreign Investment Review Board.
Governmental Authority means:
(a)
any supranational, national, federal, state, county, municipal, local, provincial or foreign government or any entity exercising executive, legislative, judicial, arbitral, regulatory, taxing, or administrative functions of or pertaining to government;

(b)	any public international governmental organisation;
(c)
any agency, division, bureau, department, committee, or other political subdivision of any government, entity or organisation described in the foregoing clauses (a) or (b) of this definition (including patent and trademark offices); or

(d)	quasi-governmental, self-regulatory agency, commission or authority, including any national securities exchange or national quotation system, and includes ASX, ACCC, ASIC, the Takeovers Panel, FIRB, OIO, ATO, Bank of Spain, Department of Justice, US Federal Trade Commission and any state or territory revenue offices.
Implementation Date means the 5th Business Day following the Record Date or such other date after the Record Date as is agreed in writing by Square and Afterpay.
Ineligible Foreign Shareholder means an Afterpay Shareholder:
(a)
who is (or is acting on behalf of) a citizen or resident of a jurisdiction other than residents of Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States; or

(b)
whose address shown in the Register is a place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States or who is acting on behalf of such a person, unless Square determines that:
(c)	it is lawful and not unduly onerous or unduly impracticable to issue that Afterpay Shareholder with the New Square Shares or New Square CDIs on implementation of this Scheme; and
A-B-3

(d)
it is lawful for that Afterpay Shareholder to participate in this Scheme by the law of the relevant place outside Australia and its external territories, Canada, Hong Kong, New Zealand, Singapore, Switzerland, United Kingdom and the United States.

Ineligible Foreign Shareholder Sale Facility means the facility to be conducted in accordance with clause 6.6.
Listing Rules means the Listing Rules of ASX.
New Square CDIs means the Square CDIs to be issued to Scheme Participants as Scheme Consideration under this Scheme.
New Square Shares means the fully paid Square A Shares to be issued to Scheme Participants as Scheme Consideration under this Scheme.
Nominee Holder has the meaning given in clause 5.1(f).
NYSE means the New York Stock Exchange.
OIO means the New Zealand Overseas Investment Office.
PPSA means the Personal Property Securities Act 2009 (Cth).
Record Date means 5.00pm on the 25th Business Day following the Effective Date or any other date as agreed between Afterpay and Square.
Register means the register of members of Afterpay maintained by or on behalf of Afterpay in accordance with section 168(1) of the Corporations Act.
Registered Address means, in relation to an Afterpay Shareholder, the address shown in the Register.
Registry means Computershare Investor Services or such other person nominated by Afterpay to maintain the Register.
Scheme means this scheme of arrangement between Afterpay and Scheme Participants under which all of the Scheme Shares will be transferred to Square Acquirer under Part 5.1 of the Corporations Act as described in clause 6 of this Scheme, in consideration for the Scheme Consideration, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act to the extent they are approved in writing by Afterpay and Square in accordance with clause 11 of this Scheme.
Scheme Consideration means the consideration payable by Square Acquirer (or by Square on behalf of and at the direction of Square Acquirer) for the transfer of Afterpay Shares held by a Scheme Participant to Square Acquirer, being, in respect of each Afterpay Share:
(a)	where the Scheme Participant is a Share Elected Shareholder, 0.375 New Square Shares; and
(b)	where the Scheme Participant is a CDI Elected Shareholder, 0.375 New Square CDIs.
Scheme Implementation Deed means the scheme implementation deed dated 2 August 2021 between Afterpay, Square and Square Acquirer under which, amongst other things, Afterpay has agreed to propose this Scheme to Afterpay Shareholders, and each of Square, Square Acquirer and Afterpay have agreed to take certain steps to give effect to this Scheme.
Scheme Meeting means the meeting of Afterpay Shareholders, ordered by the Court to be convened pursuant to section 411(1) of the Corporations Act at which Afterpay Shareholders will vote on this Scheme.
Scheme Participant means each person who is an Afterpay Shareholder as at the Record Date.
Scheme Share means an Afterpay Share held by a Scheme Participant as at the Record Date and, for the avoidance of doubt, includes any Afterpay Shares issued on or before the Record Date.
Second Court Date means the first day on which an application made to the Court under section 411(4)(b) of the Corporations Act approving the Scheme is heard or scheduled to be heard or, if the application is adjourned for any reason, the date on which the adjourned application is heard or scheduled to be heard.
A-B-4

Share Elected Shareholder means:
(a)	an Eligible AUSNZ Shareholder who has made a valid Share Election;
(b)	an Eligible Non-AUSNZ Shareholder who has not made a valid CDI Election.
Share Election means a valid election for New Square Shares made by an Eligible AUSNZ Shareholder pursuant to the terms of this Scheme.
Share Election Form means the form to be completed by an Eligible AUSNZ Shareholder who wishes to make a Share Election.
Share Scheme Transfer means, for each Scheme Participant, a duly completed and executed proper instrument of transfer of the Scheme Shares held by that Scheme Participant for the purposes of section 1071B of the Corporations Act, which may be a master transfer of all Scheme Shares.
Square means Square, Inc.
Square A Share means a share of Class A common stock of Square.
Square Acquirer means Lanai (AU) 2 Pty Ltd (ACN 652 352 451).
Square B Share means a share of Class B common stock of Square.
Square CDI means a unit of beneficial ownership in a Square A Share (in the form of a CDI) that is registered in the name of CDN in accordance with the ASX Settlement Operating Rules, for the purpose of enabling the securities to be recorded and transferred in accordance with those operating rules.
Square Register means the register of shareholders maintained by Square or its agent.
Square Share means a Square A Share or Square B Share.
Subsidiary of an entity means another entity which:
(a)	is a subsidiary of the first entity within the meaning of the Corporations Act; and
(b)
is part of a consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statement.

Takeovers Panel means the Australian Takeovers Panel.
1.2	General interpretation
Headings and labels used for definitions are for convenience only and do not affect interpretation. Unless the contrary intention appears, in this document:
(a)	the singular includes the plural and vice versa;
(b)	the meaning of general words is not limited by specific examples introduced by “including”, “for example”, “such as” or similar expressions;
(c)	a reference to “person” includes an individual, a body corporate, a partnership, a joint venture, an unincorporated association and an authority or any other entity or organisation;
(d)	a reference to a particular person includes the person’s executors, administrators, successors, substitutes (including persons taking by novation) and assigns;
(e)	a reference to a time of day is a reference to the time in Melbourne, Australia;
(f)	a reference to dollars, $ or A$ is a reference to the currency of Australia;
(g)	a reference to any legislation includes regulations under it and any consolidations, amendments, re-enactments or replacements of any of them;
(h)	a reference to a group of persons is a reference to any 2 or more of them jointly and to each of them individually;
A-B-5

(i)	a period of time starting from a given day or the day of an act or event, is to be calculated exclusive of that day;
(j)	if a party must do something under this document on or by a given day and it is done after 5.00pm on that day, it is taken to be done on the next day; and
(k)	if the day on which a party must do something under this document is not a Business Day, the party must do it on the next Business Day.
2	Preliminary
2.1	Afterpay
Afterpay is:
(a)	a public company limited by shares;
(b)	incorporated in Australia and registered in Victoria; and
(c)	admitted to the official list of ASX and Afterpay Shares are officially quoted on the stock market conducted by ASX.
As at 2 August 2021, Afterpay has on issue 290,073,416 Afterpay Shares.
2.2	Square
Square is:
(a)	a corporation incorporated under the laws of the State of Delaware; and
(b)	Square Shares are officially listed on the NYSE.
2.3	Square Acquirer
Square Acquirer is:
(a)	a proprietary company limited by shares; and
(b)	incorporated in Australia and registered in Victoria.
2.4	If Scheme becomes Effective
If this Scheme becomes Effective:
(a)
in consideration of the transfer of each Scheme Share to Square Acquirer, Square Acquirer will provide or procure the provision of the Scheme Consideration to each Scheme Participant in accordance with the terms of this Scheme;

(b)	all Scheme Shares will be transferred to Square Acquirer on the Implementation Date; and
(c)	Afterpay will enter the name of Square Acquirer in the Register in respect of all Scheme Shares transferred to Square Acquirer in accordance with the terms of this Scheme.
2.5	Scheme Implementation Deed
Afterpay, Square and Square Acquirer have agreed by executing the Scheme Implementation Deed to implement the terms of this Scheme.
2.6	Deed Poll
Square and Square Acquirer have executed the Deed Poll for the purpose of covenanting in favour of the Scheme Participants to perform (or procure the performance of) the obligations attributable to Square and Square Acquirer as contemplated by this Scheme, including to provide the Scheme Consideration to the Scheme Participants.
A-B-6

3	Conditions precedent
3.1	Conditions precedent to Scheme
This Scheme is conditional on, and will have no force or effect until, the satisfaction of each of the following conditions precedent:
(a)	as at 8.00am on the Second Court Date, the Scheme Implementation Deed and Deed Poll not having been terminated;
(b)
all of the conditions precedent in clause 3.1 of the Scheme Implementation Deed having been satisfied or waived (other than the conditions precedent relating to Court approval set out in item 3.1(h) of the Scheme Implementation Deed) in accordance with the terms of the Scheme Implementation Deed;

(c)
the Court having approved this Scheme, with or without any modification or condition, pursuant to section 411(4)(b) of the Corporations Act, and if applicable, Afterpay and Square having accepted in writing any modification or condition made or required by the Court under section 411(6) of the Corporations Act; and

(d)
the coming into effect, pursuant to section 411(10) of the Corporations Act, of the orders of the Court made under section 411(4)(b) of the Corporations Act (and, if applicable, section 411(6) of the Corporations Act) in relation to this Scheme.

3.2	Conditions precedent and operation of clause 5
The satisfaction of each condition of clause 3.1 of this Scheme is a condition precedent to the operation of clause 5 of this Scheme.
3.3	Certificate in relation to conditions precedent
Afterpay and Square must provide to the Court on the Second Court Date a certificate, or such other evidence as the Court requests, confirming (in respect of matters within their knowledge) whether or not all of the conditions precedent set out in clause 3.1 of this Scheme (other than the conditions precedent in clauses 3.1(c) and 3.1(d) of this Scheme) have been satisfied or waived as at 8.00am on the Second Court Date.
The certificate referred to in this clause 3.3 will constitute conclusive evidence of whether the conditions precedent referred to in clause 3.1 of this Scheme (other than the condition precedent in clauses 3.1(c) and 3.1(d) of this Scheme) have been satisfied or waived as at 8.00am on the Second Court Date.
4	Scheme
4.1	Effective Date
Subject to clause 4.2, this Scheme will come into effect pursuant to section 411(10) of the Corporations Act on and from the Effective Date.
4.2	End Date
This Scheme will lapse and be of no further force or effect if:
(a)	the Effective Date does not occur on or before the End Date; or
(b)	the Scheme Implementation Deed or Deed Poll is terminated in accordance with its terms.
5	Implementation of Scheme
5.1	Elections
(a)
A Scheme Participant who is an Eligible AUSNZ Shareholder may make a Share Election to receive New Square Shares instead of New Square CDIs by completing a Share Election Form and returning it to the address specified in the Share Election Form so that it is received by the Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

A-B-7

(b)
Subject to clause 5.1(c), a Scheme Participant who is an Eligible Non-AUSNZ Shareholder may make a CDI Election to receive New Square CDIs instead of New Square Shares by completing a CDI Election Form and returning it to the address specified in the CDI Election Form so that it is received by the Registry (and not withdrawn) by no later than 5.00pm on the Election Date.

(c)
In the event that ASX does not grant approval for Australian Admission on or before the Business Day after the Effective Date, and Square and Afterpay both provide written consent in accordance with clause 4.4 of the Scheme Implementation Deed, all CDI Elections will be disregarded and the entitlements of all Scheme Participants (including those who made a CDI Election) will be satisfied by the distribution of New Square Shares in the manner described in clause 6.2(a).

(d)
A Scheme Participant may withdraw their Share Election under clause 5.1(a) or their CDI Election under clause 5.1(b) by lodging an Election Withdrawal Form provided that it is received by the Registry by no later than 5.00pm on the Election Date.

(e)
Subject to clause 5.1(f), a Share Election under clause 5.1(a) or a CDI Election under clause 5.1(b) may only be made in respect of all and not part of the Afterpay Shares held by the relevant Scheme Participant.

(f)	A Scheme Participant who holds one or more parcels of Afterpay Shares as trustee or nominee for, or otherwise on account of, another person (“Nominee Holder”):
(i)
subject to clause 5.1(f)(ii), may make separate elections in accordance with clauses 5.1(a) or 5.1(b) in relation to each of those parcels of Afterpay Shares by lodging a separate election form for each separate holding in accordance with clauses 5.1(a) or 5.1(b), and in each case in accordance with clause 5.1(e); and

(ii)
for the purposes of determining entitlements under this Scheme, will be treated as if they were a separate CDI Elected Shareholder or Share Elected Shareholder (as relevant) in respect of each parcel of Afterpay Shares in respect of which an election has been made.

(g)
Square Acquirer will determine, in its sole discretion, all questions as to the correct completion of a CDI Election Form, Share Election Form or Election Withdrawal Form, and time of receipt of such form. Square Acquirer is not required to communicate with any Scheme Participant prior to making this determination. The determination of Square Acquirer will be final and binding on the Scheme Participant.

5.2	Lodgement of Court orders with ASIC
If the conditions precedent set out in clause 3.1 of this Scheme (other than the condition precedent in clause 3.1(d) of this Scheme) are satisfied, Afterpay must lodge with ASIC, in accordance with section 411(10) of the Corporations Act, an office copy of the Court order approving this Scheme as soon as possible, and in any event by no later than 4.00pm on the first Business Day after the day on which the Court approves this Scheme or such later time as Square and Afterpay agree in writing.
5.3	Transfer and registration of Afterpay Shares
On the Implementation Date, but subject to the provision of the Scheme Consideration for the Scheme Shares in accordance with clause 6 of this Scheme and Square Acquirer having provided Afterpay with written confirmation of the provision of the Scheme Consideration:
(a)
the Scheme Shares, together with all rights and entitlements attaching to the Scheme Shares as at the Implementation Date, will be transferred to Square Acquirer, without the need for any further act by any Scheme Participant (other than acts performed by Afterpay as attorney and agent for Scheme Participants under clause 9 of this Scheme), by:

(i)	Afterpay delivering to Square Acquirer a duly completed and executed Share Scheme Transfer executed on behalf of the Scheme Participants by Afterpay, for registration; and
(ii)	Square Acquirer duly executing the Share Scheme Transfer and delivering it to Afterpay for registration; and
A-B-8

(b)
as soon as practicable after receipt of the duly executed Share Scheme Transfer, Afterpay must enter, or procure the entry of, the name of Square Acquirer in the Register in respect of all Scheme Shares transferred to Square Acquirer in accordance with the terms of this Scheme.

5.4	Entitlement to Scheme Consideration
On the Implementation Date, in consideration for the transfer to Square Acquirer of the Scheme Shares, each Scheme Participant will be entitled to receive the Scheme Consideration in respect of each of their Scheme Shares in accordance with clause 6 of this Scheme.
5.5	Title and rights in Afterpay Shares
Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clause 6 of this Scheme, on and from the Implementation Date, Square Acquirer will be beneficially entitled to the Scheme Shares transferred to it under the Scheme, pending registration by Afterpay of Square Acquirer in the Register as the holder of the Scheme Shares.
5.6	Warranty by Scheme Participants
Each Scheme Participant warrants to and is deemed to have authorised Afterpay to warrant to Square Acquirer as agent and attorney for the Scheme Participant by virtue of this clause 5.6, that:
(a)
all their Scheme Shares (including any rights and entitlements attaching to those shares) transferred to Square Acquirer under the Scheme will, as at the date of the transfer, be fully paid and free from all Encumbrances; and

(b)	they have full power and capacity to sell and to transfer their Scheme Shares (including any rights and entitlements attaching to those shares) to Square Acquirer under this Scheme.
5.7	Transfer free of Encumbrances
To the extent permitted by law, all Afterpay Shares (including any rights and entitlements attaching to those shares) which are transferred to Square Acquirer under this Scheme will, at the date of the transfer of them to Square Acquirer, vest in Square Acquirer free from all Encumbrances and interests of third parties of any kind, whether legal or otherwise, and free from any restrictions on transfer of any kind not referred to in this Scheme.
5.8	Appointment of Square Acquirer as sole proxy
Subject to the provision of the Scheme Consideration for the Scheme Shares as contemplated by clauses 5.3 and 6 of this Scheme, on and from the Implementation Date until Afterpay registers Square Acquirer as the holder of all of the Afterpay Shares in the Register, each Scheme Participant:
(a)
irrevocably appoints Afterpay as attorney and agent (and directs Afterpay in such capacity) to appoint Square Acquirer and each of its directors from time to time (jointly and each of them individually) as its sole proxy, and where applicable corporate representative, to attend shareholders’ meetings, exercise the votes attaching to Afterpay Shares registered in its name and sign any shareholders resolution, and no Scheme Participant may itself attend or vote at any of those meetings or sign any resolutions, whether in person, by proxy or by corporate representative (other than pursuant to this clause 5.8(a));

(b)	must take all other actions in the capacity of the registered holder of Afterpay Shares as Square Acquirer directs; and
(c)
acknowledges and agrees that in exercising the powers referred to in clause 5.8(a), Square Acquirer and any director or corporate representative nominated by Square Acquirer under clause 5.8(a) may act in the best interests of Square Acquirer as the intended registered holder of the Scheme Shares.

Afterpay undertakes in favour of each Scheme Participant that it will appoint Square Acquirer and each of its directors from time to time (jointly and each of them individually) as that Scheme Participant’s proxy or, where applicable, corporate representative in accordance with clause 5.8(a) of this Scheme.
A-B-9

6	Scheme Consideration
6.1	Consideration under this Scheme
On the Implementation Date, Square Acquirer:
(a)
must provide or procure as set forth in clause 6.1(b), in consideration for the transfer to Square Acquirer of the Afterpay Shares, the Scheme Consideration is issued to the Scheme Participants (or to the nominee in the case of Ineligible Foreign Shareholders, in accordance with clause 6.6) in accordance with this clause 6; and

(b)
agrees to cause Square to, and Square will at the direction of and on behalf of Square Acquirer (in satisfaction of Square Acquirer’s obligation to provide such Scheme Consideration under clause 6.1(a)), issue the Scheme Consideration in accordance with this clause 6. If Square Acquirer fails to provide direction to Square as contemplated by this clause 6.1(b) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Square Acquirer will be deemed to have provided such direction to Square and Square agrees that it will take the actions required by this clause 6.1(b).

6.2	Scheme Consideration
Subject to the terms and conditions of this Scheme (including clause 6.6 in relation to Ineligible Foreign Shareholders and clause 6.4 in relation to fractional elements), the Scheme Consideration to be provided to each Scheme Participant will be provided:
(a)
in respect of a Share Elected Shareholder, by the issue by Square (on behalf of and at the direction of Square Acquirer) of the Scheme Consideration comprising New Square Shares to that Scheme Participant on the Implementation Date; and

(b)
in respect of a CDI Elected Shareholder, by the issue by Square (on behalf of and at the direction of Square Acquirer) of Scheme Consideration comprising New Square CDIs to that Scheme Participant on the Implementation Date.

6.3	Provision of Scheme Consideration
Subject to the other provisions of this clause 6, the obligations of Square Acquirer to provide (or procure the provision of) the Scheme Consideration to the Scheme Participants will be satisfied:
(a)	in the case of Scheme Consideration that is required to be provided to Scheme Participants in the form of New Square Shares, by Square procuring that:
(i)	the name and address of each such Scheme Participant is entered into the Square Register on the Implementation Date in respect of the New Square Shares to which it is entitled under this clause 6; and
(ii)
a share certificate or holding statement (or equivalent document) is sent to the Registered Address of each such Scheme Participant representing the number of New Square Shares issued to the Scheme Participant pursuant to this Scheme;

(b)	in the case of Scheme Consideration that is required to be provided to Scheme Participants in the form of New Square CDIs, by Square:
(i)	issuing to CDN to be held on trust that number of New Square Shares that will enable CDN to issue New Square CDIs as envisaged by this clause 6 on the Implementation Date;
(ii)
procuring that the name and address of CDN is entered into the Square Register in respect of those New Square Shares on the Implementation Date and that a share certificate or holding statement (or equivalent document) in the name of CDN representing those New Square Shares is sent to CDN;

(iii)	procuring that on the Implementation Date, CDN issues to each such Scheme Participant the number of New Square CDIs to which it is entitled under this clause 6;
A-B-10

(iv)
procuring that on the Implementation Date, the name of each such Scheme Participant is entered in the records maintained by CDN as the holder of the New Square CDIs issued to that Scheme Participant on the Implementation Date;

(v)
in the case of each such Scheme Participant who held Scheme Shares on the CHESS subregister – procuring that the CDIs are held on the CHESS subregister on the Implementation Date and sending or procuring the sending of an allotment advice that sets out the number of New Square CDIs issued and procuring that ASX Settlement and Transfer Corporation Pty Ltd will provide at the end of the month of allotment a CDI holding statement confirming the number of New Square CDIs held on the CHESS subregister by that Scheme Participant; and

(vi)
in the case of each such Scheme Participant who held Scheme Shares on the issuer sponsored subregister – procuring that the New Square CDIs are held on the issuer sponsored subregister on the Implementation Date and sending or procuring the sending of a CDI holding statement to each such Scheme Participant which sets out the number of New Square CDIs held on the issuer sponsored subregister by that Scheme Participant.

6.4	Fractional entitlements
(a)
If the number of Afterpay Shares held by a Scheme Participant at the Record Date is such that the aggregate entitlement of the Scheme Participant to Scheme Consideration comprising New Square Shares or New Square CDIs includes a fractional entitlement to a New Square Share or New Square CDI, the entitlement will be rounded as follows:

(i)	if the fractional entitlement is less than 0.5, it will be rounded down to zero New Square Shares or New Square CDIs; and
(ii)	if the fractional entitlement is equal to or more than 0.5, it will be rounded up to one New Square Share or New Square CDI.
(b)
If a Nominee Holder makes separate elections in relation to parcels of Afterpay Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of this clause 6.4 the Scheme Consideration of the Nominee Holder will be calculated and rounded based on each nominated parcel of Afterpay Shares held by the Nominee Holder as trustee or nominee for, or otherwise on account of, another person.

(c)
If a Nominee Holder does not make separate elections in relation to parcels of Afterpay Shares it holds as trustee or nominee for, or otherwise on account of, another person, then for the purposes of this clause 6.4, the Scheme Consideration for the Nominee Holder will be calculated and rounded based on the aggregate number of Afterpay Shares held by the Nominee Holder in those parcels as trustee or nominee for, or otherwise on account of, other persons.

6.5	Scheme Participants’ agreements
Under this Scheme, each Scheme Participant (and the nominee on behalf of the Ineligible Foreign Shareholders) irrevocably:
(a)	agrees to the transfer of their Afterpay Shares together with all rights and entitlements attaching to those Afterpay Shares in accordance with this Scheme;
(b)	agrees to the variation, cancellation or modification of the rights attached to their Afterpay Shares constituted by or resulting from this Scheme;
(c)	agrees to, on the direction of Square Acquirer, destroy any holding statements or share certificates relating to their Afterpay Shares;
(d)
agrees to become a shareholder of Square, to have their name entered in the Square Register, accepts the New Square Shares or New Square CDIs (as relevant) issued to them and agrees to be bound by Square’s Amended and Restated Certificate of Incorporation;

(e)
agrees and acknowledges that the issue of New Square Shares or New Square CDIs (as applicable) in accordance with clause 6.1 constitutes satisfaction of all that person’s entitlements under this Scheme;

A-B-11

(f)
acknowledges that this Scheme binds Afterpay and all of the Scheme Participants from time to time (including those who do not attend the Scheme Meeting and those who do not vote, or vote against this Scheme, at the Scheme Meeting); and

(g)
consents to Afterpay, Square and Square Acquirer doing all things and executing all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to this Scheme and the transactions contemplated by it.

6.6	Ineligible Foreign Shareholder Sale Facility
Where a Scheme Participant is an Ineligible Foreign Shareholder, each Ineligible Foreign Shareholder authorises Square (on behalf of and at the direction of Square Acquirer) to:
(a)	issue to a nominee appointed by Square any New Square Shares to which an Ineligible Foreign Shareholder would otherwise be entitled to (Relevant Square Shares);
(b)	procure, as soon as reasonably practicable after the Implementation Date, and in no event no more than 30 days after the Implementation Date, that the nominee:
(i)
sells or procures the sale of all of the Relevant Square Shares issued to the nominee pursuant to clause 6.6(a) (including on an aggregated or partially aggregate basis), in the ordinary course of trading on the NYSE at such price as the nominee determines in good faith; and

(ii)	remits to Square (on behalf of and at the direction of Square Acquirer) the proceeds of sale (net of any applicable brokerage, stamp duty and other selling costs, taxes and charges) (Proceeds); and
(c)
promptly after the last sale of the Relevant Square Shares in accordance with clause 6.6(b)(i), pay to each Ineligible Foreign Shareholder an amount equal to the proportion of the net proceeds of sale received by Square under clause 6.6(b)(ii) to which that Ineligible Foreign Shareholder is entitled, in full satisfaction of their entitlement to the Relevant Square Shares, in accordance with the following formula:

A = (B/C) x D
Where
A	is the amount to be paid to the Ineligible Foreign Shareholder;
B
is the number of Relevant Square Shares attributable to, and that would otherwise have been issued to, that Ineligible Foreign Shareholder had it not been an Ineligible Foreign Shareholder and which are instead issued to the nominee;

C
is the total number of Relevant Square Shares attributable to, and which would otherwise have been issued to, all Ineligible Foreign Shareholders collectively and which are instead issued to the nominee; and

D	is the Proceeds (as defined in clause 6.6(b)(ii)).
(d)
None of Afterpay, Square or Square Acquirer make any representation as to the amount of proceeds of sale to be received by Ineligible Foreign Shareholders under the Ineligible Foreign Shareholder Sale Facility. Each of Afterpay, Square and Square Acquirer expressly disclaim any fiduciary duty to the Ineligible Foreign Shareholders which may arise in connection with the Ineligible Foreign Shareholder Sale Facility.

6.7	Orders of a Court or Governmental Authority
(a)
Afterpay may deduct and withhold from any consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6, any amount which Afterpay, Square and Square Acquirer determine is required to be deducted and withheld from that consideration under any applicable law, including any order, direction or notice made or given by a court of competent jurisdiction or by another Governmental Authority.

A-B-12

(b)
To the extent that amounts are so deducted or withheld, such deducted or withheld amounts will be treated for all purposes under this Scheme as having been paid to the person in respect of which such deduction and withholding was made, provided that such deducted or withheld amounts are actually remitted to the appropriate taxing agency.

(c)	If written notice is given to Afterpay of an order, direction or notice made or given by a court of competent jurisdiction or by another Governmental Authority that:
(i)
requires consideration which would otherwise be provided to a Scheme Participant in accordance with this clause 6 to instead be paid or provided to a Governmental Authority or other third party (either through payment of a sum or the issuance of a security), then Afterpay shall be entitled to procure that provision of that consideration is made in accordance with that order, direction or notice (and payment or provision of that consideration in accordance with that order, direction or notice will be treated for all purposes under this Scheme as having been paid or provided to that Scheme Participant); or

(ii)
prevents consideration being provided to any particular Scheme Participant in accordance with this clause 6, or the payment or provision of such consideration is otherwise prohibited by applicable law, Afterpay shall be entitled to (as applicable) direct Square not to issue (or procure the issue of), or to issue or provide to a trustee or nominee, such number of New Square Shares or New Square CDIs as that Scheme Participant would otherwise be entitled to under this clause 6, until such time as payment or provision of the consideration in accordance with this clause 6 is permitted by that order or direction or otherwise by law.

6.8	Shares to rank equally
Square covenants in favour of Afterpay (in its own right and on behalf of the Scheme Participants) that:
(a)	the New Square Shares and Square A Shares underlying New Square CDIs will rank equally in all respects with all existing Square A Shares (but not Square B Shares);
(b)	it will do everything reasonably necessary to ensure that trading in the New Square Shares and the New Square CDIs commences by the first Business Day after the Implementation Date;
(c)	the New Square Shares and New Square CDIs will be duly and validly issued in accordance with applicable laws and Square’s certificate of incorporation and bylaws; and
(d)	on issue, each New Square Share and New Square CDI will be fully paid and free from any Encumbrance.
6.9	Joint holders
In the case of Afterpay Shares held in joint names:
(a)
any New Square Shares or New Square CDIs (as applicable) to be issued under this Scheme must be issued and registered in the names of the joint holders and entry in the Square Register must take place in the same order as the holders’ names appear in the Register; and

(b)
any document required to be sent under this Scheme, will be forwarded to either, at the sole discretion of Afterpay, the holder whose name appears first in the Register as at the Record Date or to the joint holders.

7	Dealings in Scheme Shares
7.1	Determination of Scheme Participants
To establish the identity of the Scheme Participants, dealings in Scheme Shares or other alterations to the Register will only be recognised by Afterpay if:
(a)	in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Register as the holder of the relevant Scheme Shares on or before the Record Date; and
(b)
in all other cases, registrable transmission applications or transfers in registrable form in respect of those dealings are received on or before the Record Date at the place where the Register is kept.

A-B-13

7.2	Register
Afterpay must register any registrable transmission applications or transfers of the Scheme Shares received in accordance with clause 7.1(b) of this Scheme on or before the Record Date.
7.3	No disposals after Effective Date
If this Scheme becomes Effective, a holder of Scheme Shares (and any person claiming through that holder) must not dispose of or purport or agree to dispose of any Scheme Shares or any interest in them after the Record Date in any way except as set out in this Scheme and any such disposal will be void and of no legal effect whatsoever.
Afterpay will not accept for registration or recognise for any purpose any transmission, application or transfer in respect of Scheme Shares received after the Record Date (except a transfer to Square Acquirer pursuant to this Scheme and any subsequent transfer by Square Acquirer or its successors in title).
7.4	Maintenance of Afterpay Register
For the purpose of determining entitlements to the Scheme Consideration, Afterpay will maintain the Register in accordance with the provisions of this clause 7.4 until the Scheme Consideration has been issued to the Scheme Participants and Square Acquirer has been entered in the Register as the holder of all the Scheme Shares. The Register in this form will solely determine entitlements to the Scheme Consideration.
7.5	Effect of certificates and holding statements
Subject to provision of the Scheme Consideration and registration of the transfer to Square Acquirer contemplated in clauses 5.3 and 7.4 of this Scheme, any statements of holding in respect of Scheme Shares will cease to have effect after the Record Date as documents of title in respect of those shares (other than statements of holding in favour of Square Acquirer and its successors in title). After the Record Date, each entry current on the Register as at the Record Date (other than entries in respect of Square Acquirer or its successors in title) will cease to have effect except as evidence of entitlement to the Scheme Consideration.
7.6	Details of Scheme Participants
Within 3 Business Days after the Record Date, Afterpay will ensure that details of the names, Registered Addresses and holdings of Scheme Shares for each Scheme Participant, as shown in the Register at the Record Date are available to Square Acquirer in such form as Square Acquirer reasonably requires.
7.7	Quotation of Afterpay Shares
Suspension of trading on ASX in Afterpay Shares will occur from the close of trading on ASX on the Effective Date.
7.8	Termination of quotation of Afterpay Shares
After this Scheme has been fully implemented (including after the Register and the Square Register have been updated in accordance with clauses 5.3(b) and 6.3(a)(i)), Afterpay will apply:
(a)	for termination of the official quotation of Afterpay Shares on ASX; and
(b)	to have itself removed from the official list of ASX.
8	Instructions and notification
If not prohibited by law (and including where permitted or facilitated by relief granted by a Governmental Authority), all instructions, notifications or elections by a Scheme Participant to Afterpay that are binding or deemed binding between the Scheme Participant and Afterpay relating to Afterpay or Afterpay Shares, including instructions, notifications or elections relating to:
(a)	whether dividends are to be paid by cheque or into a specific bank account;
(b)	payments of dividends on Afterpay Shares; and
A-B-14

(c)	notices or other communications from Afterpay (including by email), will be deemed from the Implementation Date (except to the extent determined otherwise by Square Acquirer in its sole discretion), by reason of this Scheme, to be made by the Scheme Participant to Square Acquirer and to be a binding instruction, notification or election to, and accepted by, Square Acquirer until that instruction, notification or election is revoked or amended in writing addressed to Square Acquirer at its registry.
9	Power of attorney
Each Scheme Participant, without the need for any further act by any Scheme Participant, irrevocably appoints Afterpay and each of its directors and secretaries (jointly and each of them individually) as its attorney and agent for the purpose of:
(a)	executing any document necessary or expedient to give effect to this Scheme including the Share Scheme Transfer;
(b)	enforcing the Deed Poll against Square and Square Acquirer,
and Afterpay accepts such appointment.
10	Notices
10.1	No deemed receipt
If a notice, transfer, transmission application, direction or other communication referred to in this Scheme is sent by post to Afterpay, it will not be taken to be received in the ordinary course of post or on a date and time other than the date and time (if any) on which it is actually received at Afterpay’s registered office or at the office of the registrar of Afterpay Shares.
10.2	Accidental omission
The accidental omission to give notice of the Scheme Meeting or the non-receipt of such a notice by any Afterpay Shareholder will not, unless so ordered by the Court, invalidate the Scheme Meeting or the proceedings of the Scheme Meeting.
11	General
11.1	Variations, alterations and conditions
(a)
Afterpay may, with the consent of Square, by its counsel or solicitor consent on behalf of all persons concerned to any variations, alterations or conditions to this Scheme which the Court thinks fit to impose.

(b)	Each Scheme Participant agrees to any such alterations or conditions which Afterpay has consented to pursuant to clause 11.1(a).
11.2	Further action by Afterpay
Afterpay will execute all documents and do all things (on its own behalf and on behalf of each Scheme Participant) necessary or expedient to implement, and perform its obligations under, this Scheme.
11.3	Authority and acknowledgement
Each of the Scheme Participants:
(a)	irrevocably consents to Afterpay, Square and Square Acquirer doing all things necessary or expedient for or incidental to the implementation of this Scheme; and
(b)
acknowledges that this Scheme binds Afterpay and all Scheme Participants (including those who do not attend the Scheme Meeting or do not vote at that meeting or vote against the Scheme at that Scheme Meeting) and, to the extent of any inconsistency and to the extent permitted by law, overrides the constitution of Afterpay.

A-B-15

11.4	No liability when acting in good faith
Without prejudice to the parties' rights under the Scheme Implementation Deed, neither Afterpay nor Square nor Square Acquirer, nor any of their respective officers, will be liable for anything done or omitted to be done in the performance of this Scheme in good faith.
11.5	Enforcement of Deed Poll
Afterpay undertakes in favour of each Scheme Participant to enforce the Deed Poll against Square and Square Acquirer on behalf of and as agent and attorney for the Scheme Participants.
11.6	Stamp duty
Square or Square Acquirer will pay all stamp duty (including any fines, penalties and interest) payable in connection with this Scheme.
12	Governing law
12.1	Governing law and jurisdiction
The law in force in the place specified in the Details governs this document. The parties submit to the non-exclusive jurisdiction of the courts of that place.
12.2	Serving documents
Without preventing any other method of service, any document in an action in connection with this document may be served on a party by being delivered or left at that party’s address set out in the Details.
A-B-16

Scheme Implementation Deed

Annexure C Deed Poll

Deed Poll

Dated      2021

Given by Square, Inc. (“Square”) and Lanai (AU) 2 Pty Ltd (“Square Acquirer”)

In favour of each registered holder of fully paid ordinary shares in Afterpay Limited (“Afterpay”) as at the Record Date (“Scheme Participants”)
King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T + 61 2 9296 2000
F + 61 2 9296 3999 DX 113 Sydney
www.kwm.com
Ref: DLF:NC:MS

Deed Poll
Contents
Details		A-C-1
General terms		A-C-2
1	Definitions and interpretation	A-C-2
1.1	Definitions	A-C-2
1.2	General interpretation	A-C-2
1.3	Nature of deed poll	A-C-2
2	Conditions precedent and termination	A-C-2
2.1	Conditions precedent	A-C-2
2.2	Termination	A-C-2
2.3	Consequences of termination	A-C-2
3	Performance of obligations generally	A-C-2
4	Scheme Consideration	A-C-3
4.1	Scheme Consideration	A-C-3
4.2	New Square Shares to rank equally	A-C-3
5	Representations and warranties	A-C-3
6	Continuing obligations	A-C-4
7	Costs	A-C-4
7.1	Costs	A-C-4
7.2	Stamp duty and registration fees	A-C-4
8	Notices	A-C-4
9	General	A-C-4
9.1	Variation	A-C-4
9.2	Partial exercising of rights	A-C-4
9.3	Remedies cumulative	A-C-4
9.4	Assignment or other dealings	A-C-4
9.5	Further steps	A-C-5
10	Governing law and jurisdiction	A-C-5
10.1	Governing law and jurisdiction	A-C-5
10.2	Serving documents	A-C-5
10.3	Appointment of process agent	A-C-5
Signing page		A-C-6
Annexure A – Scheme		A-C-8
A-C-i

Deed Poll
Details
Parties
Square	Name	Square, Inc.

	Formed in	State of Delaware

	Address	1455 Market Street, Unit 600 San Francisco, CA 94103

	Email	Legal-Notices@squareup.com

	Attention	Legal

Square Acquirer	Name	Lanai (AU) 2 Pty Ltd

	ACN	652 352 451

	Formed in	Victoria

	Address	C/- King & Wood Mallesons Level 61, Governor Phillip Tower, 1 Farrer Place Sydney NSW 2000, Australia

	Email	Legal-Notices@squareup.com

	Attention	Legal

In favour of	Each registered holder of fully paid ordinary shares in Afterpay as at the Record Date.

Governing law	Victoria

Recitals	A	The directors of Afterpay have resolved that Afterpay should propose the Scheme.

	B	The effect of the Scheme will be that all Scheme Shares will be transferred to Square Acquirer.

	C	Afterpay, Square and Square Acquirer have entered into the Scheme Implementation Deed.

D
In the Scheme Implementation Deed, Square Acquirer agreed (amongst other things) to provide (or procure the provision of) the Scheme Consideration to the Scheme Participants, subject to the satisfaction of certain conditions.

E
Square and Square Acquirer are entering into this deed poll for the purpose of covenanting in favour of Scheme Participants to perform the obligations attributed to Square and Square Acquirer in relation to the Scheme.

A-C-1

Deed Poll
General terms
1	Definitions and interpretation
1.1	Definitions
Unless the contrary intention appears, these meanings apply:
Scheme means the proposed scheme of arrangement between Afterpay and Scheme Participants under which all the Scheme Shares will be transferred to Square Acquirer under Part 5.1 of the Corporations Act, substantially in the form of Annexure A to this document, or as otherwise agreed by Square and Afterpay, subject to any amendments or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act, to the extent they are approved in writing by Afterpay and Square in accordance with clause 11 of the Scheme.
Scheme Implementation Deed means the scheme implementation deed dated 2 August 2021 between Afterpay, Square and Square Acquirer under which, amongst other things, Afterpay has agreed to propose the Scheme to Afterpay Shareholders, and each of Square, Square Acquirer and Afterpay has agreed to take certain steps to give effect to the Scheme.
All other words and phrases used in this document have the same meaning as given to them in the Scheme.
1.2	General interpretation
Clause 1.2 of the Scheme applies to this document.
1.3	Nature of deed poll
Square and Square Acquirer each acknowledge that this document may be relied on and enforced by any Scheme Participant in accordance with its terms even though the Scheme Participants are not a party to it.
2	Conditions precedent and termination
2.1	Conditions precedent
The obligations of Square and Square Acquirer under clause 4 are subject to the Scheme becoming Effective.
2.2	Termination
The obligations of Square and Square Acquirer under this document will automatically terminate and the terms of this document will be of no further force or effect if:
(a)	the Scheme has not become Effective on or before the End Date; or
(b)	the Scheme Implementation Deed is terminated in accordance with its terms.
2.3	Consequences of termination
If this document is terminated under clause 2.2, then, in addition and without prejudice to any other rights, powers or remedies available to Scheme Participants:
(a)	Square and Square Acquirer are each released from their obligations to further perform this document except those obligations contained in clause 7; and
(b)	each Scheme Participant retains the rights, powers or remedies they have against Square and Square Acquirer in respect of any breach of this document which occurs before it is terminated.
3	Performance of obligations generally
Square and Square Acquirer must comply with the obligations attributed to Square and Square Acquirer under the Scheme Implementation Deed and do all acts necessary or desirable on its part to give full effect to the Scheme.
A-C-2

4	Scheme Consideration
4.1	Scheme Consideration
Subject to clause 2:
(a)	Square Acquirer undertakes in favour of each Scheme Participant to provide or procure as set forth in clause 4.1(b) the provision of the Scheme Consideration to each Scheme Participant;
(b)
Square Acquirer undertakes in favour of each Scheme Participant to cause Square to, and Square will at the direction of and on behalf of Square Acquirer (in satisfaction of Square Acquirer’s obligation to provide such Scheme Consideration to the Scheme Participants under clause 4.1(a)), issue the Scheme Consideration to each Scheme Participant; and

(c)	Square and Square Acquirer undertake to perform all other actions attributed to it under the Scheme, in accordance with the Scheme.
Subject to clause 2, if Square Acquirer fails to provide direction to Square as contemplated by clause 4.1(b) (or to have otherwise procured the provision of the Scheme Consideration) within 1 Business Day following the Effective Date, Square Acquirer will be deemed to have provided such direction to Square and Square agrees that it will take the actions required by clause 4.1(b).
4.2	New Square Shares to rank equally
Square undertakes in favour of each Scheme Participant that all New Square Shares issued as Scheme Consideration (including those issued to CDN in connection with the New Square CDIs) to each Scheme Participant in accordance with the Scheme will, upon their issue:
(a)	rank equally with all other Square A Shares then on issue; and
(b)	be fully paid and free from Encumbrance.
5	Representations and warranties
Square and Square Acquirer each represent and warrant that:
(a)	(status) it has been incorporated or formed in accordance with the laws of its place of incorporation and remains in good standing thereunder;
(b)	(power) it has power to enter into this document, to comply with its obligations under it and exercise its rights under it;
(c)	(no contravention) the entry by it into, its compliance with its obligations and the exercise of its rights under, this document does not and will not breach:
(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;
(ii)
any law binding or applicable to it or its assets, except where any conflict would not, individually or in the aggregate, reasonably be expected to have a Square Material Adverse Effect (as defined in the Scheme Implementation Deed); or

(iii)
any other document or agreement that is binding on any it, except where any conflict or breach would not, individually or in the aggregate, reasonably be expected to have a Square Material Adverse Effect (as defined in the Scheme Implementation Deed);

(d)
(authorisations) other than the approvals contemplated by clause 3.1 of the Scheme Implementation Deed, it has in full force and effect each authorisation necessary for it to enter into this document, to comply with its obligations and exercise its rights under it, and to allow them to be enforced;

(e)	(validity of obligations) its obligations under this document are valid and binding and are enforceable against it in accordance with its terms; and
(f)	(solvency) it is not Insolvent (as defined in the Scheme Implementation Deed).
A-C-3

6	Continuing obligations
This document is irrevocable and, subject to clause 2, remains in full force and effect until:
(a)	Square and Square Acquirer have fully performed their obligations under this document; or
(b)	the earlier termination of this document under clause 2.2.
7	Costs
7.1	Costs
Square and Square Acquirer agree to pay all costs in respect of the Scheme (including in connection with the transfer of Afterpay Shares to Square Acquirer in accordance with the terms of the Scheme) except for amounts covered by clause 7.2.
7.2	Stamp duty and registration fees
Square and Square Acquirer:
(a)
agree to pay or reimburse all stamp duty, registration fees and similar taxes payable or assessed as being payable in connection with this document or any other transaction contemplated by this document (including any fees, fines, penalties and interest in connection with any of these amounts); and

(b)	indemnify each Scheme Participant against, and agrees to reimburse and compensate it for, any liability in respect of stamp duty under clause 7.2(a).
8	Notices
Notices and other communications in connection with this document must be in writing. They must be sent to the address or email address referred to in the Details and (except in the case of email) marked for the attention of the person referred to in the Details. If the intended recipient has notified changed contact details, then communications must be sent to the changed contact details.
9	General
9.1	Variation
A provision of this document or any right created under it may not be varied, altered or otherwise amended unless:
(a)	the variation is agreed to by Afterpay and Square in writing; and
(b)	the Court indicates that the variation, alteration or amendment would not itself preclude approval of the Scheme, in which event Square and Square Acquirer must enter into a further deed poll in favour of the Scheme Participants giving effect to the variation, alteration or amendment.
9.2	Partial exercising of rights
Unless this document expressly states otherwise, if Square or Square Acquirer do not exercise a right, power or remedy in connection with this document fully or at a given time, they may still exercise it later.
9.3	Remedies cumulative
The rights, powers and remedies in connection with this document are in addition to other rights, powers and remedies given by law independently of this document.
9.4	Assignment or other dealings
Square and each Scheme Participant may not assign or otherwise deal with its rights under this document or allow any interest in them to arise or be varied without the consent of Square and Afterpay.
A-C-4

9.5	Further steps
Square and Square Acquirer agree to do anything including executing all documents and do all things (on its own behalf or on behalf of each Scheme Participant) necessary to give full effect to this document and the transactions contemplated by it.
10	Governing law and jurisdiction
10.1	Governing law and jurisdiction
The law in force in the place specified in the Details governs this document. Square and Square Acquirer each submit to the non-exclusive jurisdiction of the courts of that place.
10.2	Serving documents
Without preventing any other method of service, any document in an action in connection with this document may be served on Square or Square Acquirer by being delivered or left at the corresponding address set out in the Details or, in the case of Square, with its process agent.
10.3 Appointment of process agent
Without preventing any method of service allowed under any relevant law, Square:
(a)
irrevocably appoints King & Wood Mallesons as its process agent to receive any document in an action in connection with this document, and agrees that any such document may be served on Square by being delivered to or left for Square at the following address:

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
(b)	agrees that failure by a process agent to notify King & Wood Mallesons of any document in an action in connection with this document does not invalidate the action concerned.
If for any reason King & Wood Mallesons ceases to be able to act as process agent, Square agrees to appoint another person as its process agent in the place referred to in clause 10.1 and ensure that the replacement process agent accepts its appointment and confirms its appointment to Afterpay on behalf of Scheme Participants.
Square agrees that service of documents on its process agent is sufficient service on it.
EXECUTED as a deed poll
A-C-5

Deed Poll
Signing page
DATED:

SIGNED, SEALED AND DELIVERED	)
by SQUARE, INC. :	)
)
)
)
)
Signature of witness	)
)
	)	Signature of authorised signatory
)
Name of witness	)
Witnessed by audio-visual link	)	Name of authorised signatory
A-C-6

SIGNED, SEALED AND DELIVERED	)
by LANAI (AU) 2 PTY LTD (ACN 652)
352 451) in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
Signature of director	)
)
)
	)	Name of director/company secretary*
Name of director (block letters)		(block letters)
*delete whichever is not applicable
A-C-7

Deed Poll
Annexure A – Scheme
A-C-8

Annex B
Afterpay Limited

Consolidated Financial Statements

for the years ended 30 June 2021, 2020 and 2019

Consolidated statements of comprehensive income
For the year ended 30 June	Note	2021 $'000	2020 $'000	2019 $'000
Afterpay income	2	822,258	433,815	200,868
Pay Now revenue	2	13,788	16,493	17,095
Other income	3	88,624	68,843	46,149
Total income		924,670	519,151	264,112
Cost of sales		(249,564)	(134,295)	(59,562)
Gross proﬁt		675,106	384,856	204,550

Depreciation and amortisation expenses[1]	4	(38,989)	(30,035)	(22,371)
Employment expenses	4	(150,911)	(86,129)	(51,445)
Share-based payment expenses		(59,003)	(30,454)	(30,545)
Receivables impairment expenses	8	(195,056)	(94,493)	(58,675)
Net loss on ﬁnancial liabilities at fair value	16	(96,835)	(1,999)	—
Operating expenses	4	(298,596)	(146,305)	(73,210)
Operating loss		(164,284)	(4,559)	(31,696)

Share of loss of associate		(2,271)	(1,101)	—
Gain on dilution of shareholding in associate	19	5,683	—	—
Finance income		965	1,408	563
Finance costs[1]		(34,307)	(22,530)	(11,653)
Loss before tax		(194,214)	(26,782)	(42,786)

Income tax beneﬁt / (expense)	5	34,819	3,925	(1,013)
Loss after tax		(159,395)	(22,857)	(43,799)

Other comprehensive loss
Other comprehensive loss to be reclassiﬁed to proﬁt or loss in subsequent periods (net of tax)
Exchange differences on translation of foreign operations		(31,323)	(17,904)	(776)
Total comprehensive loss, net of tax		(190,718)	(40,761)	(44,575)

Loss after tax attributable to:
Ordinary shareholders of Afterpay Limited		(156,298)	(19,780)	(42,861)
Non-controlling interests		(3,097)	(3,077)	(938)

Earnings per share for loss attributable to the ordinary shareholders of the company	6	$	$	$
Basic loss per share		(0.55)	(0.08)	(0.18)
Diluted loss per share		(0.55)	(0.08)	(0.18)
1.
The Group adopted IFRS 16 Leases using the modiﬁed retrospective method as of 1 July 2019 and has not restated comparatives for 2019. The 2019 comparatives are not comparable to 2020 for recognition and measurement. Refer to Note 24 for further details.

The above Consolidated Statements of Comprehensive Income should be read in conjunction with the accompanying notes.
For and on behalf of the Board, who authorised the issue of these Consolidated Financial Statements on 6 September 2021:

Elana Rubin, AM	Anthony Eisen	Nick Molnar
Independent Chair	Co-Chief Executive Ofﬁcer and Managing Director	Co-Chief Executive Ofﬁcer and Managing Director

Consolidated statements of ﬁnancial position
As at 30 June	Note	2021 $’000	2020 $’000	2019 $'000
ASSETS
Current Assets
Cash and cash equivalents	7	1,147,147	606,041	231,456
Receivables	8	1,454,072	781,895	452,699
Other ﬁnancial assets	9	26,788	10,660	3,003
Other assets		18,780	6,695	9,130
Income tax receivable		10,970	—	—
Total Current Assets		2,657,757	1,405,291	696,288
Non-Current Assets
Property, plant and equipment	10	8,112	5,127	4,213
Right-of-use assets[1]	11	33,958	6,999	—
Intangible assets	12	227,513	106,589	89,072
Deferred tax assets	5	156,127	78,291	27,280
Investment in associate	19	23,578	5,166	—
Other ﬁnancial assets	9	3,217	893	3,035
Other assets		5,965	170	580
Total Non-Current Assets		458,470	203,235	124,180
TOTAL ASSETS		3,116,227	1,608,526	820,468
LIABILITIES
Current Liabilities
Trade and other payables		306,259	182,613	111,753
Employee beneﬁt provision		10,323	5,279	2,585
Other provisions		501	—	—
Contract liabilities		3,636	224	100
Lease liabilities[1]	14	2,201	4,278	—
Income tax payable		2,477	1,158	5,370
Total Current Liabilities		325,397	193,552	119,808
Non-Current Liabilities
Employee beneﬁt provision		672	513	317
Other provisions		1,222	305	565
Lease liabilities[1]	14	31,999	3,167	342
Borrowings	15	1,286,383	461,600	49,881
Other ﬁnancial liabilities	16	166,648	3,038	1,039
Total Non-Current Liabilities		1,486,924	468,623	52,144
TOTAL LIABILITIES		1,812,321	662,175	171,952
NET ASSETS		1,303,906	946,351	648,516
EQUITY
Issued capital	13	2,204,450	975,317	674,769
Accumulated losses		(246,653)	(90,355)	(70,575)
Reserves		(654,704)	58,711	41,365
Equity attributable to the ordinary shareholders of Afterpay Limited		1,303,093	943,673	645,559
Non-controlling interests		813	2,678	2,957
TOTAL EQUITY		1,303,906	946,351	648,516
1.
The Group adopted IFRS 16 Leases using the modiﬁed retrospective method as of 1 July 2019 and has not restated comparatives for 2019. The 2019 comparatives are not comparable to 2020 for recognition and measurement. Refer to Note 24 for further details.

The above Consolidated Statements of Financial Position should be read in conjunction with the accompanying notes.

Consolidated statements of changes in equity
For the year ended 30 June 2021	Issued Capital $’000	Accumulated Losses $’000	Foreign Currency Translation Reserve $’000	Other reserves (Note 13) $’000	Total $’000	Non- Controlling Interest $’000	Total $’000
At 1 July 2020	975,317	(90,355)	(18,725)	77,436	943,673	2,678	946,351
Loss after tax	—	(156,298)	—	—	(156,298)	(3,097)	(159,395)
Other comprehensive loss	—	—	(31,323)	—	(31,323)	—	(31,323)
Total comprehensive loss	—	(156,298)	(31,323)	—	(187,621)	(3,097)	(190,718)
Transactions
Issue of share capital	786,167	—	—	—	786,167	—	786,167
Issue of ordinary shares, as consideration for a business combination, net of transaction costs and tax	1,737	—	—	—	1,737	—	1,737
Share and APT Convertible Notes issue expenses (net of tax)	(11,741)	—	—	(4,705)	(16,446)	—	(16,446)
Share options, RSUs and loan shares exercised (net of tax)	51,617	—	—	(316,466)	(264,849)	415	(264,434)
Share-based payments	—	—	—	41,319	41,319	817	42,136
FY21 US ESOP Modiﬁcation (Note 20)	401,353	—	—	(195,579)	205,774	—	205,774
Matrix Transaction (Note 20)	—	—	—	(372,465)	(372,465)	—	(372,465)
Issue of APT Convertible Notes (net of tax) (Note 15)	—	—	—	165,804	165,804	—	165,804
At 30 June 2021	2,204,450	(246,653)	(50,048)	(604,656)	1,303,093	813	1,303,906
For the year ended 30 June 2020	Issued Capital $’000	Accumulated Losses $’000	Foreign Currency Translation Reserve $’000	Other reserves (Note 13) $’000	Total $’000	Non- Controlling Interest $’000	Total $’000
At 1 July 2019	674,769	(70,575)	(821)	42,186	645,559	2,957	648,516
Loss after tax	—	(19,780)	—	—	(19,780)	(3,077)	(22,857)
Other comprehensive loss	—	—	(17,904)	—	(17,904)	—	(17,904)
Total comprehensive loss	—	(19,780)	(17,904)	—	(37,684)	(3,077)	(40,761)
Transactions
Issue of share capital	233,012	—	—	—	233,012	—	233,012
Share issue expenses (net of tax)	(1,782)	—	—	—	(1,782)	—	(1,782)
Share options and loan shares exercised (net of tax)	69,318	—	—	6,637	75,955	957	76,912
Share-based payments	—	—	—	28,613	28,613	1,841	30,454
At 30 June 2020	975,317	(90,355)	(18,725)	77,436	943,673	2,678	946,351
The above Consolidated Statements of Changes in Equity should be read in conjunction with the accompanying notes.

For the year ended 30 June 2019	Issued Capital $’000	Accumulated Losses $’000	Foreign Currency Translation Reserve $’000	Other reserves (Note 13) $’000	Total $’000	Non- Controlling Interest $’000	Total $’000
At 1 July 2018	192,628	(22,195)	(45)	13,167	183,555	—	183,555
Initial application of IFRS 15 and IFRS 9	—	(5,519)	—	—	(5,519)	—	(5,519)
At 1 July 2018 (restated)	192,628	(27,714)	(45)	13,167	178,036	—	178,036
Loss after tax	—	(42,861)	—	—	(42,861)	(938)	(43,799)
Other comprehensive loss	—	—	(776)	—	(776)	—	(776)
Total comprehensive loss	—	(42,861)	(776)	—	(43,637)	(938)	(44,575)
Transactions
Issue of share capital	459,269	—	—	—	459,269	—	459,269
Share issue expenses (net of tax)	(10,050)	—	—	—	(10,050)	—	(10,050)
Issue of ordinary shares, as consideration for a business combination, net of transaction costs and tax	17,826	—	—	—	17,826	—	17,826
Non-controlling interest on acquisition of subsidiary	—	—	—	(1,039)	(1,039)	1,981	942
Share options and loan shares exercised (net of tax)	15,096	—	—	(3,678)	11,418	372	11,790
Share-based payments	—	—	—	33,736	33,736	1,542	35,278
At 30 June 2019	674,769	(70,575)	(821)	42,186	645,559	2,957	648,516
The above Consolidated Statements of Changes in Equity should be read in conjunction with the accompanying notes.

Consolidated statements of cash ﬂows
For the year ended	Note	2021 $'000	2020 $'000	2019 $'000
Cash ﬂows from operating activities
Receipts from customers		18,645,746	9,954,963	4,823,012
Payments to employees		(146,483)	(80,895)	(39,827)
Payments to merchants and suppliers		(19,068,588)	(10,103,761)	(4,916,304)
Income taxes paid		(1,870)	(4,260)	(9,073)
Net cash outﬂow from operating activities	7	(571,195)	(233,953)	(142,192)

Cash ﬂows from investing activities
Interest received		949	1,476	686
(Increase)/decrease in short-term deposits		(12,653)	560	(866)
Payments for development of intangible assets		(60,734)	(40,754)	(21,055)
Purchase of intangibles		(5,502)	(1,452)	(485)
Purchase of plant and equipment		(4,353)	(3,389)	(2,070)
Acquisition of subsidiaries, net of cash acquired		(13,616)	—	—
Proceeds from sale of business		—	—	7,500
Contributions to associate		(15,000)	(5,088)	—
Net cash outﬂow from investing activities		(110,909)	(48,647)	(16,290)

Cash ﬂows from ﬁnancing activities
Proceeds from borrowings		793,268	1,386,247	414,988
Repayment of borrowings		(1,226,098)	(970,826)	(526,493)
Issue of APT Convertible Note		1,500,000	—	—
Matrix Transaction, net of transaction costs	20	(377,647)	—	—
Cash settlement of FY21 US ESOP Modiﬁcation	20	(202,587)	—	—
Proceeds from issue of shares		786,167	233,012	459,269
Share and APT Convertible Notes issue expenses		(46,041)	(5,208)	(11,424)
(Increase)/decrease in restricted cash		(12,271)	494	21,711
Proceeds from exercise of share options		27,400	30,550	13,631
Payment of lease liabilities[1]		(6,209)	(5,307)	—
Interest and bank fees paid		(15,581)	(19,514)	(14,549)
Net cash inﬂow from ﬁnancing activities		1,220,401	649,448	357,133

Net increase in cash and cash equivalents		538,297	366,848	198,651
Foreign exchange on cash balance		2,809	7,737	246
Cash and cash equivalents at beginning of the year		606,041	231,456	32,559
Cash and cash equivalents at end of the year	7	1,147,147	606,041	231,456
1.
Group adopted IFRS 16 Leases using the modiﬁed retrospective method as of 1 July 2019 and has not restated comparatives for 2019. The 2019 comparatives are not comparable to 2020 for recognition and measurement. Refer to Note 24 for further details.

The above Consolidated Statements of Cash Flows should be read in conjunction with the accompanying notes.

Notes to the ﬁnancial statements
Corporate Information
Afterpay Limited is a for-proﬁt company incorporated on 30 March 2017 and domiciled in Australia. The securities of Afterpay Limited (the Company) are listed on the Australian Securities Exchange (ASX). Afterpay Limited’s ASX code is ‘APT’.
The principal activities of Afterpay Limited and its subsidiaries (together referred to as ‘the Group’) are to provide technology-driven payments solutions for customers and merchants through its Afterpay and Pay Now services and businesses. The Group’s principal place of business is 406 Collins Street, Melbourne, Victoria, Australia.
1.	Basis of preparation
These consolidated ﬁnancial statements:
•	have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB);
•	have been prepared on a going concern basis using historical cost basis, except for the revaluation of certain ﬁnancial instruments that are measured at fair value;
•	are presented in Australian dollars. All values are rounded to the nearest thousand ($’000), except when otherwise indicated;
•	where necessary, comparative information has been restated to conform to changes in presentation in the current year; and
•	apply signiﬁcant accounting policies consistently to all periods presented, unless otherwise stated.
The consolidated ﬁnancial statements comprise the ﬁnancial statements of the Company and its subsidiaries as at and for the years ended 30 June 2021, 2020 and 2019. Subsidiaries are entities controlled by the Group. Control is achieved when the Group is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Speciﬁcally, the Group controls an investee if, and only if, the Group has:
•	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee)
•	Exposure, or rights, to variable returns from its involvement with the investee
•	The ability to use its power over the investee to affect its returns
Generally, there is a presumption that a majority of voting rights results in control. To support this presumption and when the Group has less than a majority of the voting or similar rights of an investee, the Group considers all relevant facts and circumstances in assessing whether it has power over an investee, including:
•	The contractual arrangement(s) with the other vote holders of the investee
•	Rights arising from other contractual arrangements
•	The Group’s voting rights and potential voting rights
The Group re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when the Group obtains control over the subsidiary and ceases when the Group loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statements from the date the Group gains control until the date the Group ceases to control the subsidiary. Proﬁt or loss and each component of other comprehensive income (OCI) are attributed to the equity holders of the parent of the Group. All intra-group assets and liabilities, equity, income, expenses and cash ﬂows relating to transactions between members of the Group are eliminated in full on consolidation.

Signiﬁcant judgements, estimates and assumptions
Management has identiﬁed a number of accounting policies for which signiﬁcant judgements, estimates and assumptions are made. Actual results may differ from these estimates under different assumptions and conditions and may materially affect ﬁnancial results or the ﬁnancial position reported in future periods.
Further details of signiﬁcant judgements, estimates and assumptions may be found in the following notes to the ﬁnancial statements:
•	Note 5 Taxation;
•	Note 8 Receivables;
•	Note 12 Intangible assets;
•	Note 16 Other ﬁnancial liabilities; and
•	Note 20 Share-based payment plans.
Group performance
2.	Segment information
The Group’s reportable operating segments have been identiﬁed based on the ﬁnancial information currently provided to the Chief Operating Decision Makers (CODMs). The CODMs, who are responsible for allocating resources and assessing performance of the operating segments, have been identiﬁed as the Co-Chief Executive Ofﬁcers and Global Chief Financial Ofﬁcer. The business operates under the following segments:
•	Afterpay Asia Paciﬁc: Comprises the Afterpay platforms in Australia, New Zealand and Asia;
•	Afterpay North America: Comprises the Afterpay platforms in the United States of America and Canada;
•	Clearpay: Comprises the Clearpay platforms in the United Kingdom and Europe;
•	Pay Now: Comprises Mobility, Health and e-Services; and
•	Corporate: Comprises Group expenses that are not directly attributable or allocated to the Afterpay, Clearpay or Pay Now segments.
Non-IFRS ﬁnancial measures are reviewed by the CODMs for decision making purposes. EBITDA (excluding signiﬁcant items) has been disclosed as it is the most IFRS-like measure reported to the CODMs.
The Group continuously reviews its global operating model, ﬁnancial reporting systems and relevant ﬁnancial measures reviewed by the CODMs for decision making purposes in light of its expansion into markets outside of Australia. In the current year, this has resulted in the following changes:
•	Afterpay ANZ has been renamed to Afterpay Asia Paciﬁc to reﬂect changes to the Group’s operating model during the year;
•	Afterpay Canada, which launched in August 2020, is included within Afterpay North America (previously referred to as Afterpay US); and
•	Clearpay Europe, which launched in March 2021, is included within the Clearpay segment.
These changes have not resulted in any changes to the comparatives.
The Group’s reportable operating segments may change in the future in line with expansion and review.
Services provided between operating segments are on an arm’s-length basis and are eliminated on consolidation.

Segment EBITDA (excluding signiﬁcant items) does not include an allocation of operating costs related to group functions (e.g. legal, human resources, ﬁnance, information technology etc.).
For the year ended 30 June 2021	Afterpay Asia Paciﬁc $’000	Afterpay North America $’000	Clearpay $’000	Pay Now $’000	Corporate $’000	Total Segments $’000
Total segment income[1]	427,384	390,841	92,657	13,788	—	924,670
Segment EBITDA (excl. signiﬁcant items)[2]	195,232	(101,078)	13,559	8,794	(77,778)	38,729
Foreign currency gains						9,865
Share-based payment expenses						(59,003)
Net loss on ﬁnancial liabilities at fair value						(96,835)
Share of loss of associate						(2,271)
Gain on dilution of shareholding in associate						5,683
One-off items						(18,051)
EBITDA						(121,883)
Net ﬁnance cost						(33,342)
Depreciation and amortisation						(38,989)
Loss before tax						(194,214)
Income tax beneﬁt						34,819
Loss after tax						(159,395)
For the year ended 30 June 2020	Afterpay Asia Paciﬁc $’000	Afterpay North America $’000	Clearpay $’000	Pay Now $’000	Corporate $’000	Total Segments $’000
Total segment income[1]	313,687	162,724	26,247	16,493	—	519,151
Segment EBITDA (excl. signiﬁcant items)[2]	142,177	(47,000)	(12,922)	6,532	(44,387)	44,400
Foreign currency gains						19,948
Share-based payment expenses						(30,454)
Net loss on ﬁnancial liabilities at fair value						(1,999)
Share of loss of associate						(1,101)
Gain on dilution of shareholding in associate						—
One-off items						(6,419)
EBITDA						24,375
Net ﬁnance cost						(21,122)
Depreciation and amortisation						(30,035)
Loss before tax						(26,782)
Income tax beneﬁt						3,925
Loss after tax						(22,857)
1.	Total segment income includes Afterpay income, Pay Now revenue and Other income.
2.
Segment EBITDA (excluding signiﬁcant items) excludes the impact of share-based payment expenses, foreign currency gains, net loss on ﬁnancial liabilities at fair value, share of loss of associate, gain on dilution of shareholding in associate, and one-off items. No government grants or other beneﬁts relating to COVID-19 have been recognised in the year (2020: nil, 2019: nil).

For the year ended 30 June 2019	Afterpay Asia Paciﬁc $’000	Afterpay North America $’000	Clearpay $’000	Pay Now $’000	Corporate $’000	Total Segments $’000
Total segment income[1]	207,870	39,002	145	17,095	—	264,112
Segment EBITDA (excl. signiﬁcant items)[2]	87,860	(24,554)	(4,402)	4,930	(38,119)	25,715
Foreign currency gains						2,961
Share-based payment expenses						(30,545)
One-off items						(7,456)
EBITDA						(9,325)
Net ﬁnance cost						(11,090)
Depreciation and amortisation						(22,371)
Loss before tax						(42,786)
Income tax expense						(1,013)
Loss after tax						(43,799)
1.	Total segment income includes Afterpay income, Pay Now revenue and Other income.
2.
Segment EBITDA (excluding signiﬁcant items) excludes the impact of share-based payment expenses, foreign currency gains, net loss on ﬁnancial liabilities at fair value, share of loss of associate, gain on dilution of shareholding in associate, and one-off items. No government grants or other beneﬁts relating to COVID-19 have been recognised in the year (2020: nil, 2019: nil).

Signiﬁcant accounting policies
Afterpay income
Afterpay income is primarily derived from the difference between the consumer’s underlying order value processed on the Afterpay platform and the net amount paid to the merchant by Afterpay, referred to as Merchant fees. Afterpay generally pays merchants the net amount of the order value less the Merchant fees, which consists of ﬁxed and variable rates, and Afterpay then assumes all non-repayment risk from the consumer. There are no interest or fees charged by Afterpay to the consumer, other than late fees described below.
Afterpay income is recognised in the Consolidated Statement of Comprehensive Income using the Effective Interest Rate (EIR) method, accreting Merchant fees and other transaction related fees over the average period from initial payment to the merchant by Afterpay to the ﬁnal instalment paid by the consumer to Afterpay. The Group defers Afterpay income over the average time it takes for the collection of the receivable to occur, with the current weighted average duration to recoup end-consumer payments being approximately 23 days or less (2020: 25 days or less, 2019: 30 days or less). This deferred income is recorded as a reduction in the consumer receivables balance in Note 8.
Pay Now revenue
The Pay Now business primarily generates its revenue via transaction fees for delivery of completed transactions and integration fees to connect new, or grant existing customers access to additional service models. The transaction revenue is generated from facilitating the sales of electronic products and services where the Group receives a fee (either ﬁxed or a percentage of the transaction volume) for every successful transaction. Revenue is recognised on completion of a successful transaction or when products are delivered and activated by end-customers. The Group is generally remunerated for the transactional services on a weekly and monthly basis.
Revenue from these services are considered distinct and are recognised by reference to the stage of completion of a contract or contracts in progress at balance date, as required by IFRS 15 Revenue from Contracts with Customers. Stage of completion is measured by reference to labour hours of each contract, which aligns with the transfer of the services. Where there is a ﬁnal customer acceptance condition in the contract, revenue is recognised only upon customer acceptance.

Contract liabilities are recorded in the Consolidated Statement of Financial Position in respect of any unsatisﬁed performance obligations. The Group does not have any contract assets due to the invoicing and payment terms generally being in advance of the service provision. Payments are generally collected within 30 days of the provision of services.
3.	Other income
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Late fees	87,306	68,843	46,149
Money by Afterpay	909	—	—
Other	409	—	—
Total other income	88,624	68,843	46,149
Signiﬁcant accounting policies
Other income
Late fee charges are currently used by Afterpay as an incentive to encourage end-customers to pay their outstanding balances as and when they fall due. Late fees are recognised as Other income when late fees become payable and are expected to be recovered.
Afterpay also generates revenue from other streams, including ‘Money by Afterpay’ in Australia.
4.	Expenses
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Depreciation and amortisation expenses
Depreciation	(9,592)	(7,607)	(1,978)
Amortisation	(29,397)	(22,428)	(20,393)
Total depreciation and amortisation expenses	(38,989)	(30,035)	(22,371)

Employment expenses
Wages and salaries	(131,348)	(74,113)	(42,429)
Employee on-costs	(19,563)	(12,016)	(9,016)
Total employment expenses	(150,911)	(86,129)	(51,445)

Operating expenses
Debt recovery costs, including chargebacks	(25,018)	(17,135)	(9,721)
Consulting and contractor costs	(55,614)	(32,896)	(17,177)
Marketing expenses	(168,809)	(70,520)	(22,877)
Communication and technology	(29,563)	(18,536)	(8,202)
Operating lease expenses[1]	(236)	(1,159)	(4,122)
Foreign currency gains	9,865	19,948	2,961
AUSTRAC related costs	—	(3,723)	(1,079)
Impairment[2]	(4,790)	—	—
Net gain on sale of business[3]	—	—	1,271
General and administrative expenses	(24,431)	(22,284)	(14,264)
Total operating expenses	(298,596)	(146,305)	(73,210)
1.
Includes expenses relating to short-term leases and leases of low value assets. The 2019 comparatives relate to operating lease expenses recognised under IAS 17 Leases. IAS 17 was replaced with IFRS 16 Leases from 1 July 2019. Refer to Note 24 for further details.

2.	Includes goodwill impairment expense of $4.3 million (note 12) (2020: nil, 2019: nil).
3.
Represents the net gain on sale of the European e-Services business, which was completed on 1 November 2018. The European e-Services business did not represent a separate major line of business or geographical area of operations.

Signiﬁcant accounting policies
Functional and presentation currency
Items included in the ﬁnancial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The Consolidated Financial Statements are presented in Australian dollars ($), which is the Company’s functional and presentation currency. Exchange differences arising on translation of the foreign controlled entities are recognised in other comprehensive income and accumulated in the Foreign currency translation reserve within equity. The cumulative amount is reclassiﬁed to the Consolidated Statement of Comprehensive Income upon disposal of any net investment in foreign controlled entities.
Transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions, and from the translation of monetary assets and liabilities denominated in foreign currencies at year end exchange rates, are generally recognised in the Consolidated Statement of Comprehensive Income. They are deferred in equity if they relate to qualifying cash ﬂow hedges and qualifying net investment hedges or are attributable to part of the net investment in a foreign operation. Foreign exchange gains and losses are presented in the Consolidated Statement of Comprehensive Income on a net basis within operating expenses.
5.	Taxation
Income tax expense
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
The major components of income tax expense:
Current income tax charge
Current income tax expense	(42,096)	(21,945)	(15,263)
Adjustments in respect of current income tax of previous years	333	734	55

Deferred income tax
Relating to origination/reversal of temporary differences	70,537	25,619	14,082
Adjustment in relation to deferred income tax of previous years	6,045	(483)	113
Income tax beneﬁt / (expense)	34,819	3,925	(1,013)
Statement of changes in equity
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Current income tax related to share-based payments	(122,942)	(46,420)	—
Deferred income tax related to APT Convertible Notes	71,059	—	—
Deferred income tax related to capital raising costs	(5,032)	(764)	(4,293)
Deferred income tax related to opening retained earnings adjustment for IFRS 16	—	—	(2,362)
Total income tax related to items credited directly to equity	(56,915)	(47,184)	(6,655)

Numerical reconciliation between aggregate Income tax expense recognised in the Consolidated Statement of Comprehensive Income and Income tax expense calculated per the statutory income tax rate
A reconciliation between tax expense and the product of accounting loss before income tax multiplied by the Group's applicable income tax rate is as follows:
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Loss before tax	(194,214)	(26,782)	(42,786)
At the Group's corporate tax rate of 30% (2020: 30%, 2019: 30%)	58,264	8,035	12,836
Expenditure not allowed for income tax purposes	(27,591)	(2,199)	(12,150)
Foreign tax rate differential	401	(1,339)	(1,911)
Amount over provided in prior years	6,378	252	168
Non-recoverable foreign taxes	(259)	(824)	—
Tax losses not recognised	(2,374)	—	—
Utilisation of tax losses not previously recognised	—	—	44
Income tax beneﬁt / (expense)	34,819	3,925	(1,013)
Deferred income tax
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Deferred tax liabilities
Capitalisation of development expenditure	3,019	—	47
Acquired intangibles	2,554	1,530	1,805
Unrealised foreign exchange	1,295	1,331	758
Deferred receivables	12,071	5,772	1,449
APT Convertible Notes	67,113	—	—
Other	455	2,312	1,217
Gross deferred tax liabilities	86,507	10,945	5,276
Deferred tax assets
Capitalisation of development expenditure	4,303	708	—
Employee beneﬁts	16,053	5,768	3,754
Other provisions	1,722	580	1,429
Capital raising costs	6,140	3,314	3,790
Research and development offsets	3,763	1,000	—
Property, plant and equipment	843	640	—
Provision for expected credit losses	29,252	10,028	8,328
Deferred receivables	2,993	2,583	2,305
Losses	175,284	63,434	11,774
Other	2,281	1,181	1,176
Gross deferred tax assets	242,634	89,236	32,556
Net deferred tax assets	156,127	78,291	27,280
Signiﬁcant accounting judgements, estimates and assumptions
Timing of recognition of deferred tax balances
Deferred tax assets are recognised only to the extent that they will be utilised against future taxable proﬁts not arising from the reversal of existing deferred tax liabilities. Judgement is required in determining the probability, timing and extent of the forecast future proﬁts, particularly in tax jurisdictions where there is a history of losses.
The determination of future forecast proﬁts uses operating budgets and strategic business plans based on management’s view of the expected long-term growth proﬁle, adjusted for permanent and temporary tax differences. The utilisation of the deferred tax asset is dependent on future taxable proﬁts in excess of the proﬁts arising from the reversal of existing taxable temporary differences (future taxable proﬁts). The amount of deferred tax assets dependent on future taxable proﬁts and which relate to tax jurisdictions where the taxable entities have suffered a loss in the current or preceding year was $175.3 million at 30 June 2021 (2020: $63.4 million, 2019: $11.8 million). The Group also has $9.3 million in deferred tax assets which have not been recognised at 30 June 2021 (2020: nil, 2019: nil) as they are not considered probable to be recoverable based on current forecasts.
The inclusion of forward-looking information increases the degree of judgement required. Differences between the future proﬁts of the Group (and the timing of these proﬁts) and the tax positions in the ﬁnancial report of the Group could necessitate future adjustments to the deferred tax balances recorded.
Signiﬁcant accounting policies
Income tax
Income tax expense comprises current and deferred tax. Income tax expense is recognised in the Consolidated Statement of Comprehensive Income except for those items recognised directly in equity. Current tax in respect of the taxable income for the year is measured at the amount expected to be recovered from, or paid to, the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.
Deferred tax is recognised using the balance sheet method in which temporary differences are calculated based on the difference between the tax bases of assets and liabilities and their carrying amounts for ﬁnancial reporting purposes. Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realised, or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date. Deferred tax assets are recognised for deductible temporary differences and unused tax credits and tax losses only to the extent that it is probable that future taxable proﬁt will be available against which the assets can be utilised. Unrecognised deferred tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable proﬁt will allow the deferred tax asset to be recovered.
The tax effect of awards granted under the Group’s equity incentive plans (see Note 20) is recognised in the Statement of Comprehensive Income except to the extent that the total tax deductions are expected to exceed the cumulative share-based payments expense of an award. In this situation, the excess of the associated current or deferred tax is recognised in equity within the Share-based payments reserve.
Deferred tax assets and deferred tax liabilities are offset only if a legally enforceable right exists to set off current tax assets against current tax liabilities and the deferred tax assets and liabilities relate to the same taxable entity and the same taxation authority.
Other taxes
Revenues, expenses and assets are recognised net of the amount of sales tax (goods and services tax (GST) or value-added tax (VAT)) except:
•
when the sales tax incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the sales tax is recognised as part of the cost of acquisition of the asset or as part of the expense item as applicable; and

•	receivables and payables are stated with the amount of sales tax included.
The net amount of sales tax recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Consolidated Statement of Financial Position. Cash ﬂows are included in the Consolidated Statement of Cash Flows on a gross basis and the sales tax component of cash ﬂows arising from investing and ﬁnancing activities, which is recoverable from, or payable to, the taxation authority, is classiﬁed as operating cash ﬂows. Commitments and contingencies are disclosed net of the amount of sales tax recoverable from, or payable to, the taxation authority.

6.	Earnings per share (EPS)
The following table outlines the loss and share data used in the basic and diluted EPS calculations:
	2021 $'000	2020 $'000	2019 $'000
Loss attributable to ordinary shareholders of Afterpay Limited	(156,298)	(19,780)	(42,861)
	No.'000	No.'000	No.'000
Weighted average number of ordinary shares for basic EPS	284,713	259,147	231,919
Adjustment for calculation of diluted EPS[1]	2,832	6,839	11,827
Weighted average number of ordinary shares adjusted for the effect of dilution	287,545	265,986	243,746
1.	Includes the effect of dilution from share options, loan shares and rights (e.g. restricted stock units) if they are not anti-dilutive.
Basic EPS amounts are calculated by dividing the loss for the period attributable to ordinary equity holders of Afterpay Limited by the weighted average number of ordinary shares outstanding during the period.
Diluted EPS amounts are calculated by dividing the loss attributable to ordinary equity holders of Afterpay Limited by the sum of the weighted average number of ordinary shares outstanding during the period and the weighted average number of ordinary shares that would be issued if all securities which have the potential to cause dilution are converted into ordinary shares.
The adjustment for the calculation of diluted EPS in the table above does not take into account any options or similar conversion or exchange rights issued under the Matrix Convertible Notes, Clearpay Put and Call Option, US ESOP, UK ESOP, Pagantis Convertible Note or the APT Convertible Notes. Further details on these arrangements are included below.
The potential number of APT shares that could be issued under these arrangements were excluded from the adjustment for the calculation of diluted EPS in the table above given the number of APT shares to be issued will only be determined on exercise and conversion or exchange (as applicable) which will occur at a future date and based on future valuations which are unable to be reliably estimated today. In all arrangements, the number of APT shares which may be issued on conversion or exchange is subject to maximum levels, details of which are included below.
The potential impact of the Square Acquisition (Note 23) has not been reﬂected in the potentially dilutive impacts of the following arrangements as at 30 June 2021.
Matrix Convertible Notes
On 19 January 2018, Afterpay US, Inc. issued two convertible notes to Matrix Partners X L.P and Weston & Co X LLC (Matrix Convertible Notes). The Matrix Convertible Notes may be converted into APT shares in certain circumstances between 5 and 7 years from the date of issue of the notes (being 19 January 2018), with conversion at the noteholder’s election. Conversion of the Matrix Convertible Notes may also be accelerated, at the Group’s election, in the event of a change in control of APT.
On 25 February 2021, Afterpay entered into an agreement to extinguish 35% of the Matrix Convertible Notes for $373.3 million in cash (the FY21 Matrix Transaction). All other terms of the Matrix Convertible Notes remain unchanged. See Note 20 for further details.
The number of APT shares which may be issued on conversion is determined by a conversion value calculated based on 6.5% (2020: 10%, 2019: 10%) of the future value of Afterpay US, Inc. in excess of US$50 million (to be determined by an independent valuation at the time of conversion) divided by the volume weighted average price (VWAP) of APT shares over the 30 trading days up to (but excluding) the date on which an exercise notice is delivered.
Subsequent to the FY21 Matrix Transaction, the maximum number of shares in APT that may be issued in the future on conversion of the remaining Matrix Convertible Notes is capped at 14,155,480 being 6.5% of the number of APT shares on issue at the date the Matrix Convertible Notes were issued (2020: 21,777,661 and 10%, 2019: 21,777,661 and 10%). This now equates to less than 5% of current APT shares on issue due to subsequent share issues since the Matrix Convertible Notes were issued.
US ESOP
The Afterpay US, Inc. 2018 Equity Incentive Plan (US ESOP) is a share option plan established in 2018 under which the Group may issue options to eligible participants to acquire shares in Afterpay US, Inc., the Group’s US based subsidiary. On vesting and exercise of US ESOP options, eligible participants are allocated shares in Afterpay US, Inc. (exercised shares). In order to provide eligible participants with a mechanism to liquidate their exercised shares, the exercised shares may be exchanged for fully paid ordinary APT shares in speciﬁc circumstances.
The number of APT shares which are issued in exchange for exercised shares in Afterpay US, Inc. will be based on the future value of Afterpay US, Inc. shares (based on the same valuation as referred to in the Matrix Convertible Notes, or based on an independent valuation in the case of exchange occurring at the discretion of the APT Board, as applicable).
During the year, the Group exchanged 3,493,475 APT shares for exercised shares or options in Afterpay US, Inc as part of the FY21 US ESOP Modiﬁcation (see Note 20 for further details). The maximum number of APT shares that could be issued in the future under the US ESOP in exchange for exercised shares cannot exceed 18,284,186 APT shares (2020: 21,777,661, 2019: 21,777,661), being 10% of the number of APT shares on issue at the date the Matrix Convertible Notes were issued, less the number of APT shares issued as part of the FY21 US ESOP Modiﬁcation. This now equates to less than 7% of current APT shares on issue due to subsequent share issues since the Matrix Convertible Notes were issued.
Further detail in respect of the US ESOP, including the exchange mechanism and details of the FY21 US ESOP Modiﬁcation, are outlined in Note 20.
Clearpay Put and Call Option
On 23 August 2018, the Group acquired 90% of the issued shares in ClearPay Finance Limited (Clearpay) (an unlisted entity based in the United Kingdom, 100% owned by ThinkSmart Limited) (ThinkSmart) for total consideration of 1.0 million APT shares. The Group has a call option to acquire the remaining Clearpay shares held by ThinkSmart, which is exercisable any time after 5 years from the completion of the acquisition of 90% of Clearpay (being 23 August 2018). If the Group does not exercise its call option within that period, then ThinkSmart has a put option to sell all the remaining shares it holds in Clearpay to the Group, exercisable any time after 5.5 years from the above mentioned date of completion.
APT has the right to exercise the call option earlier than 5 years from the above mentioned date of completion in the event of a change of control of either APT or ThinkSmart. APT may also exercise the call option early on certain events of default or insolvency events in relation to ThinkSmart, in which case the exercise price will be based on Clearpay's net tangible assets instead of the valuation principles described below.
Consideration for the remaining Clearpay shares held by ThinkSmart at the time of exercise of the put or call option will be determined by agreement, or failing agreement, by an independent expert valuation of Clearpay shares. Consideration may be paid by the Group in cash or APT shares, at APT's election. The number of APT shares that may be issued and exchanged as consideration for the remaining Clearpay shares will be based on the value of the remaining Clearpay shares divided by the VWAP of APT shares over the 5 trading days up to the date of option exercise. The maximum number of APT shares that may be issued or exchanged for the remaining Clearpay shares held by ThinkSmart as a result of its exercise of the put option is capped at 5% of APT shares on issue at the time of exchange.
UK ESOP
The Group has established an equity incentive plan comprising options over equity in Afterpay’s UK based subsidiary Clearpay Finance Limited (Clearpay) (UK ESOP), in accordance with the terms of the acquisition of Clearpay from ThinkSmart. As part of these terms, ThinkSmart agreed to provide for an equity pool of

3.5% Clearpay shares on issue (out of its remaining 10% shareholding in Clearpay) that could be used for the purposes of a UK ESOP in the form of options over the 3.5% of Clearpay shares. In this way, the UK ESOP does not dilute Afterpay’s 90% shareholding in Clearpay.
On exercise of UK ESOP options, eligible participants will be allocated shares in Clearpay (exercised shares). In order to provide eligible participants with a mechanism to liquidate their exercised shares, it is intended that exercised shares may be exchanged for fully paid ordinary APT shares or cash (at the Group’s election) in speciﬁed circumstances. It is intended that exercised shares in Clearpay will be exchanged into APT shares or cash at the same valuation of Clearpay shares as the Clearpay Put and Call Option (as applicable) outlined above.
The maximum number of APT shares that can be issued in exchange for exercised Clearpay shares under the UK ESOP is subject to a capped at 8,039,024, being 3% of APT shares on issue at the date of adoption of the UK ESOP Rules on 24 June 2020.
Further detail in respect of the UK ESOP, including the exchange mechanism, is outlined in Note 20.
Pagantis Convertible Note
On 9 March 2021 (the Pagantis Completion Date), the Group acquired 100% of the issued shares and voting rights in Pagantis SAU and PMT Technology SLA (collectively, Pagantis) from NBQ Corporate SLU (NBQ). Pursuant to the Share Purchase Agreement, the Group has issued a convertible note (the Pagantis Convertible Note) to NBQ or its permitted assigns (the noteholders) with a face value of €45 million (subject to certain adjustments). The Pagantis Convertible Note will be used to settle the Pagantis Deferred Consideration and the Pagantis Contingent Consideration that will be paid in three (or, in certain circumstances, three-and-a-half) years subsequent to the Pagantis Completion Date. Conversion may also be accelerated, at the Group’s election, in the event of a change in control of APT.
The face value of the Pagantis Convertible Note represents the Pagantis Deferred Consideration and will be settled in cash.
The Pagantis Contingent Consideration (see Note 16) will also be settled by the Pagantis Convertible Note and may be settled in APT shares or cash, at the Group’s election.
The number of APT shares which may be issued on conversion is determined by the value of the Pagantis Contingent Consideration divided by the VWAP of APT shares over the 5 trading days up to the date of conversion. The value of the Pagantis Contingent Consideration is determined with reference to the equity value of Pagantis on the conversion date (the Equity Value). If the Equity Value exceeds €45 million (subject to certain adjustments), the Pagantis Contingent Consideration is equal to:
•	50% of the Equity Value above €45 million (subject to certain adjustments), up to €100 million, plus
•	40% of the Equity Value above €100 million, up to €150 million, plus
•	10% of the Equity Value above €150 million.
Should Afterpay choose to settle a portion of the Pagantis Contingent Consideration with APT shares (as opposed to cash), the value of that portion is increased by 1%.
Further details on the Pagantis Contingent Consideration, including the current valuation, are included in Note 16.
The number of APT shares that may be issued is unknown, as the actual number of shares to be issued will depend on the future Equity Value of Pagantis, the future market price of APT shares, and the exercise of the Group of the election to settle the Pagantis Contingent Consideration in cash or APT shares. However, the maximum Pagantis Deferred and Contingent Consideration is capped at 8,573,499, being 3% of the total number of APT shares on issue on the Pagantis Completion Date, multiplied by the VWAP of APT shares over the 5 trading days up to the date of conversion.
APT Convertible Notes
On 12 March 2021, Afterpay Limited completed the settlement of $1.5 billion zero coupon convertible notes (APT Convertible Notes). The APT Convertible Notes were listed on the Singapore Exchange on 15 March

2021 and have a maturity date of 12 March 2026. The APT Convertible Notes may also be converted into APT shares in certain circumstances at any time on or after 22 April 2021 up to the maturity date, with conversion at the noteholder’s election.
The number of APT shares which may be issued on conversion is determined by dividing the principal amount of the APT Convertible Notes to be converted by the Conversion Price on the conversion date. The Conversion Price will initially be $194.8220 per APT share, subject to certain adjustments.
The maximum number of shares in APT that may be issued on conversion of the APT Convertible Notes is capped at 11,164,037. This equates to less than 4% of current APT shares on issue.
Assets and liabilities
7.	Cash and cash equivalents
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Cash at bank	1,136,441	512,984	121,365
Short-term deposits	10,706	93,057	110,091
Total cash and cash equivalents	1,147,147	606,041	231,456
Reconciliation from the net loss before tax to the net cash outﬂow from operations
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Loss before tax	(194,214)	(26,782)	(42,786)
Adjustments for:
Depreciation and amortisation expenses	38,989	30,035	22,371
Share-based payment expenses	59,003	30,454	30,545
Net loss on ﬁnancial liabilities at fair value	96,835	1,999	—
Share of loss of associate	2,271	1,101	—
Gain on dilution of shareholding in associate	(5,683)	—	—
Finance costs	34,307	22,530	11,653
Finance income	(965)	(1,408)	(563)
Foreign currency gains	(9,865)	(19,948)	(2,535)
Impairment	4,790	—	—
Net gain on sale of business	—	—	(1,271)
Changes in assets and liabilities:
Increase in total receivables	(672,177)	(329,196)	(221,478)
(Increase)/decrease in other working capital assets	(11,407)	(11,981)	2,861
Increase in working capital liabilities	93,105	73,503	68,084
Acquired net working capital	(4,314)	—	—
Tax paid	(1,870)	(4,260)	(9,073)
Net cash outﬂow from operating activities	(571,195)	(233,953)	(142,192)
Signiﬁcant accounting policies
Cash and cash equivalents
Cash and cash equivalents in the Consolidated Statement of Financial Position comprises cash at bank and in hand, cash in transit and cash in escrow for daily receipts and settlements that is settled within one to seven days. Cash and cash equivalents also comprise short-term deposits with an original maturity of three months or less that are readily convertible to known amounts of cash and which are subject to an insigniﬁcant risk of changes in value. For the purposes of the Consolidated Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as deﬁned above.

8.	Receivables
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Consumer receivables - face value	1,555,774	816,812	482,123
Consumer receivables - recognised over time[1]	(22,387)	(16,678)	(9,647)
Consumer receivables	1,533,387	800,134	472,476

Provision for expected credit losses - consumer receivables	(99,605)	(33,951)	(27,760)
Trade and other receivables	20,290	15,712	7,983
Total receivables	1,454,072	781,895	452,699

Provision for expected credit losses - consumer receivables
Opening balance	(33,951)	(27,760)	(18,054)
Provided in the year	(195,056)	(94,493)	(58,675)
Debts written off/collected	129,402	88,302	48,969
Total provision for expected credit losses - consumer receivables	(99,605)	(33,951)	(27,760)
1.	Recognised over time represents the consumer transactions completed by period end but earned over the collection period of the consumer receivables. Refer to Note 2 for further details.
Signiﬁcant accounting judgements, estimates and assumptions
Judgement is applied in measuring the Provision for expected credit losses (ECL) and determining whether the risk of default has increased signiﬁcantly since initial recognition of the Consumer receivable. The Group considers both quantitative and qualitative information, including historical loss experience, internal expert risk assessment and data examination, and forward-looking information and analysis. Historical balances, as well as the proportion of those balances that have defaulted over time, are used as a basis to determine the probability of default.
The Group also considers forward looking adjustments, including macro-economic seasonality trends that are not captured within the base ECL calculations. The inclusion of forward-looking information increases the degree of judgement required to assess effects on the Group’s ECLs. COVID-19 continues to impact economies around the globe on both a micro- and macro-economic level. Consistent with 30 June 2020, the Group continues to review judgements, estimates and assumptions speciﬁc to the impact of COVID-19, where relevant, in the measurement of ECL. However, the Group’s collections subsequent to year end have not deteriorated relative to past experience.
The assumptions and methodologies applied are reviewed regularly.
Signiﬁcant accounting policies
Trade and other receivables
Trade and other receivables are primarily amounts due from merchants as a result of transactions with consumers. A receivable represents the Group’s right to an amount of consideration that is unconditional (i.e. only the passage of time is required before payment of the consideration is due). The Group’s business model is to hold the receivables with the objective to collect the contractual cash ﬂows. Trade and other receivables are measured at amortised cost and generally have 1 - 30 day payment terms. There are no contract assets at 30 June 2021 (2020: nil, 2019: nil).
Collectability of trade and other receivables is reviewed on an ongoing basis. Individual debts that are known to be non-collectable are written off when identiﬁed. The Group has established a provision matrix that is based on the Group’s historical credit experience adjusted for forward-looking factors speciﬁc to the debtors and the economic environment.
The Group applies a simpliﬁed approach in calculating the expected credit losses (ECLs) for trade receivables based on lifetime expected credit losses. The Group applies the general provision approach permitted under IFRS 9 Financial Instruments to account for ECLs on other receivables measured at amortised cost. Due to the short-term nature of the other receivables (due on invoice) and the Group’s historical credit experience, the other receivables are written off once overdue and there is no reasonable expectation of recovery.
Consumer receivables
Consumer receivables are amounts due from consumers for outstanding instalment payments on orders processed on the Afterpay platform. The Group’s business model is to hold the receivables with the objective to collect the contractual cash ﬂows. Consumer receivables are measured at amortised cost using the Effective Interest Rate (EIR) method. They are generally due within 14 – 56 days.
The Group applies the general provision approach permitted under IFRS 9 to account for ECLs on Consumer receivables measured at amortised cost. ECLs are based on the difference between the contractual cash ﬂows due in accordance with the Afterpay terms and all the cash ﬂows that the Group expects to receive. Due to the short-term nature of the Consumer receivables, the ECLs are based on the lifetime ECL.
The Group uses ageing of Consumer receivables as the basis for ECL measurement given the short duration of consumer payment terms (maximum 56 days). For consumers experiencing hardship, payment terms may be extended which is determined on a per case basis.
At each reporting date, the Group assesses impairment risk on initial recognition of the Consumer receivable and movements in the ageing of outstanding Consumer receivables to estimate the ECL.
Under this impairment approach, IFRS 9 requires the Group to classify Consumer receivables into three stages, which measure the ECL based on credit migration between the stages. The Group has deﬁned these stages as follows:
Stage	Ageing	Measurement basis
Stage 1	Not yet due	While the Consumer receivables are not yet due, an ECL has been determined based on a probability of a default event occurring over the life of the Consumer receivables.
Stage 2	1 to 61 days past due
Although there is usually no objective evidence of impairment, when a consumer has not paid by the due date, it is an indication that credit risk has increased. As a result, the loss allowance for that Consumer receivable is measured at an amount equal to the lifetime ECL for increased credit risk. Lifetime ECL is the expected credit losses that result from all possible default events over the expected life of the Consumer receivables.

Stage 3	Greater than 61 days past due
When the Consumer receivable is greater than 61 days past due, there is considered to be objective evidence of impairment. Ageing greater than 61 days is considered to have an adverse impact on the estimated future cash flows of the Consumer receivable.

Receivables are written off when the Group has no reasonable expectation of recovery. Prior period receivable balances are either fully written off or collected during the current ﬁnancial year. Any subsequent recoveries following write off are credited to Receivables impairment expenses within the Consolidated Statement of Comprehensive Income in the period in which they were recovered.
As at 30 June 2021[1]	Stage 1 $'000	Stage 2 $'000	Stage 3 $'000	Total $'000
Consumer receivables - face value[2]	1,447,729	81,579	26,466	1,555,774
Provision for expected credit losses	(16,365)	(57,749)	(25,491)	(99,605)
Net consumer receivables	1,431,364	23,830	975	1,456,169

As at 30 June 2020[1]	Stage 1 $'000	Stage 2 $'000	Stage 3 $'000	Total $'000
Consumer receivables - face value[2]	783,679	25,007	8,126	816,812
Provision for expected credit losses	(11,473)	(14,910)	(7,568)	(33,951)
Net consumer receivables	772,206	10,097	558	782,861
As at 30 June 2019[1]	Stage 1 $'000	Stage 2 $'000	Stage 3 $'000	Total $'000
Consumer receivables - face value[2]	453,266	21,880	6,977	482,123
Provision for expected credit losses	(6,434)	(14,440)	(6,886)	(27,760)
Net consumer receivables	446,832	7,440	91	454,363
1.
The simpliﬁed approach prescribed in IFRS 9 is used for Trade receivables, therefore the related provision for expected credit losses is excluded from the ECL staging table for 2021, 2020 and 2019. While the general approach is used for other receivables, staging has not been provided as all balances that are at risk of non-recovery have been written off. The provision for expected credit losses related to Trade and other receivables was $0.3 million (2020: nil, 2019: nil).

2.	ECL for Consumer receivables is calculated on the Consumer receivables – face value.
As the Group’s receivables are short-term in nature, the staging transfer disclosures have not been provided.
9.	Other ﬁnancial assets
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Restricted cash	13,808	1,536	2,030
Short-term deposits	16,101	3,448	4,008
Other	96	6,569	—
Total other ﬁnancial assets	30,005	11,553	6,038

Total Current	26,788	10,660	3,003
Total Non-Current	3,217	893	3,035
Total other ﬁnancial assets	30,005	11,553	6,038
Restricted cash are cash assets held with banks as collateral for daily cash settlements with merchants and payments to funding providers. Refer to Note 15 for further information on the Group’s receivables warehouse facilities. Short-term deposits are cash assets held with banks as collateral for bank guarantees (see Note 22) and as part of the Group’s normal business operations.
10.	Property, plant and equipment
The net book value of property, plant and equipment of $8.1 million (2020: $5.1 million, 2019: $4.2 million) primarily includes computer equipment, furniture ﬁttings and leasehold improvements. During the period, the Group purchased property, plant and equipment of $5.7 million (2020: $3.4 million, 2019: $2.4 million), acquired $0.2 million via business combinations (note 18) (2020: $nil, 2019: $nil), disposed of $0.1 million (2020: $nil million, 2019: $0.2 million) and recognised depreciation of $2.8 million (2020: $2.2 million, 2019: $2.0 million) in the Consolidated Statement of Comprehensive Income. In 2020, $0.3 million was reclassiﬁed to Right-of-use assets on adoption of IFRS 16 Leases.
Signiﬁant accounting policies
Property, plant and equipment is stated at historical cost less accumulated depreciation and any accumulated impairment losses.
Depreciation is calculated on the straight-line basis over the estimated useful life of the speciﬁc assets of 3 - 5 years.

11.	Right-of-use assets
	Commercial property leases $'000	Other $'000	Total $'000
Cost
At 1 July 2019[1]	8,614	—	8,614
Additions	4,480	—	4,480
Modiﬁcations	(749)	—	(749)
Cessations	(1,255)	—	(1,255)
At 30 June 2020	11,090	—	11,090
Additions	32,946	—	32,946
Additions through business combinations	716	77	793
Modiﬁcations	(218)	—	(218)
Cessations	(3,010)	—	(3,010)
Foreign exchange movement	172	1	173
At 30 June 2021	41,696	78	41,774

Accumulated depreciation
At 1 July 2019[1]	—	—	—
Depreciation	(5,338)	—	(5,338)
Disposals	1,247	—	1,247
At 30 June 2020	(4,091)	—	(4,091)
Depreciation	(6,741)	(10)	(6,751)
Cessations	3,010	—	3,010
Foreign exchange movement	16	—	16
At 30 June 2021	(7,806)	(10)	(7,816)

Net book value
At 30 June 2020	6,999	—	6,999
At 30 June 2021	33,890	68	33,958
1.	Group adopted IFRS 16 Leases using the modiﬁed retrospective method as of 1 July 2019 and has not restated comparatives for 2019. Refer to Note 24 for further details.
Signiﬁcant accounting policies
Leases are recognised as a right-of-use asset and a corresponding liability in the Consolidated Statement of Financial Position at the date at which the leased asset is available for use by the Group.
Right-of-use assets are measured at cost comprising the following:
•	the amount of the initial measurement of lease liability (see Note 14);
•	any lease payments made at or before the commencement date less any lease incentives received; and
•	any initial direct costs.
Depreciation is calculated on the straight-line basis over the shorter of the asset’s useful life and the lease term. Rental contracts are typically made for ﬁxed periods between one and ﬁve years but may include extension options.

12.	Intangible assets
	Core Technology $'000	Customer Contracts and Relationships $'000	Other Intangibles $'000	Goodwill $'000	Total $'000
Cost
At 1 July 2018	53,803	15,352	140	23,575	92,870
Additions - internally generated	21,538	—	—	—	21,538
Other additions	—	—	689	—	689
Acquisition of a subsidiary	—	—	3,985	16,232	20,217
Disposals	(6,473)	(1,248)	—	—	(7,721)
At 30 June 2019	68,868	14,104	4,814	39,807	127,593
Additions - internally generated	38,884	—	228	—	39,112
Other additions	—	—	834	—	834
At 30 June 2020	107,752	14,104	5,876	39,807	167,539
Additions - internally generated	60,342	—	—	—	60,342
Other additions	4,544	—	1,140	—	5,684
Acquisition of a subsidiary	6,566	2,862	4,726	75,917	90,071
Impairment	(678)	(250)	(111)	(4,325)	(5,364)
Disposals	(8,546)	—	(296)	—	(8,842)
Foreign exchange	(1,458)	—	—	897	(561)
At 30 June 2021	168,522	16,716	11,335	112,296	308,869

Amortisation
At 1 July 2018	(15,473)	(4,882)	(20)	—	(20,375)
Amortisation	(13,369)	(4,605)	(2,419)	—	(20,393)
Disposals	1,692	555	—	—	2,247
At 30 June 2019	(27,150)	(8,932)	(2,439)	—	(38,521)
Amortisation	(19,029)	(2,591)	(809)	—	(22,429)
At 30 June 2020	(46,179)	(11,523)	(3,248)	—	(60,950)
Amortisation	(25,308)	(2,969)	(1,120)	—	(29,397)
Disposals	8,546	—	296	—	8,842
Foreign exchange	151	—	(2)	—	149
At 30 June 2021	(62,790)	(14,492)	(4,074)	—	(81,356)

Net book value
At 30 June 2019	41,718	5,172	2,375	39,807	89,072
At 30 June 2020	61,573	2,581	2,628	39,807	106,589
At 30 June 2021	105,732	2,224	7,261	112,296	227,513
Signiﬁcant accounting judgements, estimates and assumptions
Goodwill is tested for impairment at least annually. The impairment assessment requires management judgement with respect to determining the value in use (VIU) of the cash generating unit (CGU) using a discounted cash ﬂow methodology. This calculation uses cash ﬂow projections based on operating budgets and strategic business plans, after which a terminal value is applied, based on management’s view of the expected long-term growth proﬁle of the business. The determination of cash ﬂows over the life of an asset requires management judgement in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by the Group. The implied pre-tax discount rate is calculated with reference to long-term government bond rates, external analyst views and the Group’s pre-tax cost of debt and equity.
Signiﬁcant accounting policies
Goodwill
On acquisition, goodwill is initially measured as the excess of the purchase consideration of the acquired business over the fair value of the identiﬁable net assets.
Goodwill is allocated to each of the cash generating units expected to beneﬁt from the business combination. Goodwill has an indeﬁnite useful life and is not amortised but is measured at cost less any accumulated impairment losses. Goodwill is tested for impairment at least annually.
Intangible assets (excluding Goodwill)
Intangible assets, including Core technology, Customer contracts and Relationships and Other intangible assets are recognised when control of the asset is obtained and measured at cost on initial recognition. Intangible assets acquired as a result of a business combination are measured at fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less accumulated amortisation and any accumulated impairment losses.
Internally generated intangibles, excluding capitalised development costs, are not capitalised and the related expenditure is reﬂected in the Consolidated Statement of Comprehensive Income in the period in which the expenditure is incurred.
Where costs are incurred that do not result in the creation of a resource which is identiﬁable and where the Group does not have the power to obtain the the future economic beneﬁts ﬂowing from the underlying resource and to restrict the access of others to those beneﬁts, these costs are recognised as an expense in the Consolidated Statement of Comprehensive Income in the period in which the expenditure is incurred.
Core technology
Core technology includes internally generated software being developed as research and development projects. Research costs are expensed as incurred. Development expenditures on an individual project are recognised as an intangible asset when the Group can demonstrate:
•	the technical feasibility of completing the intangible asset so that the asset will be available for use or sale;
•	its intention to complete, and its ability to use or sell the asset;
•	how the asset will generate future economic beneﬁts;
•	the ability to reliably measure the expenditure during development; and
•	the ability to use the intangible asset generated.
Following initial recognition of the development expenditure as an asset, the asset is carried at cost less accumulated amortisation and any accumulated impairment losses. Amortisation of the asset begins when development is complete, and the asset is available for use. It is amortised over the period of expected future beneﬁt.
A summary of the policies applied to the Group’s Intangible assets (excluding Goodwill) is as follows:
	Core technology	Customer Contracts and Relationships	Other intangibles
Internally Generated/ Acquired	Internally generated and acquired	Acquired	Acquired
Useful Lives	Finite: 3 - 5 years	Finite: 3 - 5 years	Finite: 2 - 7 years
Amortisation Method Used	Amortisation method is reviewed at every reporting period. Reviewed annually for indicators of impairment.

Impairment tests for Intangible assets, including Goodwill
The Group initially considers the relationship between its market capitalisation and its book value, among other factors speciﬁc to each cash generating unit (CGU), when reviewing for indicators of impairment.
As the Group continues to acquire operations and reorganise the way operations are managed, reporting structures may change giving rise to a reassessment of CGUs and/or the allocation of goodwill to those CGUs.
For the purpose of the impairment test, goodwill is allocated to CGUs. The carrying amount of each CGU is compared to its recoverable amount. In assessing for impairment, the Group’s assets are grouped at the lowest level of separately identiﬁable cash inﬂows, which are largely independent of the cash ﬂows from other assets or CGUs. Assets apart from goodwill that have previously recognised impairment in the past are reviewed for possible reversal at the end of each reporting period.
The Group’s impairment tests during the year ended 30 June 2021 resulted in the identiﬁcation of impairment of the goodwill associated with the Afterpay Asia and PayNow CGUs. At 30 June 2021, the market capitalisation of the Group was signiﬁcantly greater than the Group’s equity book value, supporting no further impairment of goodwill or other assets of the CGUs. No impairment was identiﬁed for the years ended 30 June 2020 or 30 June 2019.
A summary of the goodwill allocation and impairment testing assumptions are presented below:
	Note	Afterpay AU $'000	Afterpay Asia $'000	Clearpay UK $'000	Clearpay EU $'000	Pay Now $'000	Total $'000
Goodwill allocation
At 1 July 2018		21,220	—	—	—	2,355	23,575
Additions - business combinations	18	—	—	16,232	—	—	16,232
At 30 June 2019		21,220	—	16,232	—	2,355	39,807
Additions - business combinations		—	—	—	—	—	—
At 30 June 2020		21,220	—	16,232	—	2,355	39,807
Additions - business combinations	18	—	1,970	—	73,947	—	75,917
Impairment		—	(1,970)	—	—	(2,355)	(4,325)
Foreign exchange		—	—	—	897	—	897
At 30 June 2021		21,220	—	16,232	74,844	—	112,296
Risk weighted pre-tax discount rate		8.4%	n/a	10.3%	n/a	n/a	n/a
Risk adjusted growth rate		2%	n/a	n/a	n/a	n/a	n/a
Revenue exit multiple		n/a	n/a	35.4x	n/a	n/a	n/a
The Group has performed a detailed sensitivity analysis as part of its impairment testing to ensure that the results of its testing are reasonable.
Afterpay AU
The recoverable amount has been determined based on a value-in-use calculation using ﬁve-year pre-tax cash ﬂow projections. The pre-tax cash ﬂow projections are based on the Group’s expectations of growth, excluding the impact of possible future acquisitions, business improvement and restructuring. The discount rate would need to increase by approximately 3,300 basis points before the recoverable amount would equal its carrying value.
Afterpay Asia
The recoverable amount has been determined based on a value-in-use calculation. When Afterpay acquired EmpatKali in August 2020 (see Note 18 for details), EmpatKali had not yet received the Indonesian Business License (the License) required to operate as an Information Technology Based Peer-to-Peer Lending Services Provider in Indonesia. In May 2021, the Indonesian Financial Services Authority advised that the License would not be granted. Without this License, EmpatKali is unable to provide payment instalment services in Indonesia, and thus revenue forecasts do not support the carrying value of the goodwill balance. An impairment expense of $2.0 million has been recorded in the Consolidated Statement of Comprehensive Income (see Note 4).
Clearpay UK
The recoverable amount has been determined based on a fair value less costs of disposal calculation using a number of inputs including cash ﬂow projections based on ﬁve years of ﬁnancial forecasts approved by senior management. The valuation is measured using inputs that are not based on observable market data. Therefore, they are considered to be level 3 within the fair value hierarchy as per IFRS 13 Fair Value Measurement. Further details on the valuation, including the sensitivity to the most signiﬁcant inputs are included in Note 16.
Pay Now
During the period, the Pay Now revenue forecasts were updated from those used in the VIU calculation at 30 June 2020. This was considered an indicator of impairment and a detailed impairment assessment was performed. Other than the future revenue projections and associated costs, there were no changes to the key assumptions used in the VIU calculation from those at 30 June 2020.
The assessment indicated an impairment of $2.4 million which has been recorded in the Consolidated Statement of Comprehensive Income (see Note 4).
Capital structure, ﬁnancing & risk management
13.	Equity
Issued Capital
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Issued and fully paid	2,204,450	975,317	674,769
Movement in ordinary shares on issue
	Note	No.'000	$'000
At 1 July 2018		216,204	192,628
Shares issued		22,131	459,269
Share options and loan shares exercised		12,157	15,096
Issue of ordinary shares, as consideration for a business combination		1,000	17,826
Capital raising costs (net of tax)		—	(10,050)
At 30 June 2019[1]		251,492	674,769
Shares issued		8,453	233,012
Share options and loan shares exercised		7,680	69,318
Capital raising costs (net of tax)		—	(1,782)
At 30 June 2020[1]		267,625	975,317
Shares issued		11,919	786,167
Share options, RSUs and loan shares exercised		6,271	51,617
Issue of ordinary shares, as consideration for a business combination		23	1,737
FY21 US ESOP Modiﬁcation	20	3,493	401,353
Capital raising costs (net of tax)		—	(11,741)
At 30 June 2021[1]		289,331	2,204,450
1.	The total number of ordinary shares on issue excludes 0.3 million loan shares (2020: 0.4 million, 2019: 1.1 million).

The Group has completed the following capital raising activities:
For the year ended 30 June	2021 $'000	2020 $'000	2019 $'000
Institutional placement	650,000	200,000	434,300
Share purchase plan (SPP)	136,167	33,012	25,000
Total	786,167	233,012	459,300
Other reserves
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Share-based payments reserve	(764,716)	78,475	43,225
Convertible debt option reserve	161,099	—	—
Other	(1,039)	(1,039)	(1,039)
Total other reserves	(604,656)	77,436	42,186
Signiﬁcant accounting policies
Ordinary shares are classiﬁed as equity. Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds raised via the issue of new shares.
Information relating to employee options, including details of options issued, exercised and lapsed during the ﬁnancial year and options outstanding at the end of the reporting period, is disclosed in Note 20. Information relating to the Convertible debt option reserve is disclosed in Note 15.
14.	Lease liabilities
As at 30 June[1]	2021 $'000	2020 $'000	2019 $'000
Commercial property leases	34,133	7,445	342
Other	67	—	—
Total lease liabilities	34,200	7,445	342

Total Current	2,201	4,278	—
Total Non-Current	31,999	3,167	342
Total lease liabilities	34,200	7,445	342
1.
Group adopted IFRS 16 Leases using the modiﬁed retrospective method as of 1 July 2019 and has not restated comparatives for 2019. The 2019 comparatives are not comparable to 2020 for recognition and measurement. Refer to Note 24 for further details.

The Group leases various ofﬁces across Australia, New Zealand, Asia, Europe, the United Kingdom and the United States. Rental contracts are typically made for ﬁxed periods of one to ﬁve years. The Group has several lease contracts that include extension options where the exercise is at the Group’s discretion. These options are negotiated by management to provide ﬂexibility in managing the Group’s leasing portfolio and align with the Group’s business needs. Gross lease extensions, for which the Group is not reasonable certain of exercise and has not been included in lease liabilities, total $13.5 million (2020: nil, 2019: n/a). This relates to an extension option beyond 2026.
Lease terms are negotiated on an individual basis and contain a wide range of different terms and conditions.
Signiﬁcant accounting policies
Prior to 1 July 2019, leases of property, plant and equipment were classiﬁed as operating leases. Payments made under operating leases (net of any incentives received from the lessor) were charged to proﬁt or loss on a straight-line basis over the period of the lease.

On 1 July 2019, the Group adopted IFRS 16 Leases. Subsequently, at the inception of a contract, the Group assesses whether a contract is, or contains, a lease. The determination of whether an arrangement is or contains a lease is based on the substance of the arrangement and requires an assessment of whether the fulﬁlment of the arrangement is dependent on the use of the speciﬁc asset and whether the arrangement conveys a right to use the asset.
Liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of the following lease payments:
•	ﬁxed payments (including in-substance ﬁxed payments), less any lease incentives receivable;
•	variable lease payment that are based on an index or a rate;
•	amounts expected to be payable by the lessee under residual value guarantees;
•	the lease component of contracts that include non-lease components and other services, within the lease liability;
•	the extension option if the lessee is reasonably certain to exercise that option; and
•	payments of penalties for terminating the lease, if the lease term reﬂects the lessee exercising that option.
The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be determined, the lessee’s incremental borrowing rate is used, being the rate that the lessee would have to pay to borrow the funds necessary to obtain an asset of similar value in a similar economic environment with similar terms and conditions. Refer to Note 17(d) for maturity of future lease payments.
Each lease payment is allocated between the liability and ﬁnance cost. The ﬁnance cost is charged to proﬁt or loss over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.
Payments associated with short-term leases, leases of low-value assets and variable leases are recognised as operating expenses as incurred. Short-term leases are leases with a lease term of less than 12 months. Low-value assets comprise point of sale equipment (terminals) and small items of ofﬁce furniture.
15.	Borrowings
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Secured interest bearing borrowings	33,330	461,444	—
Senior unsecured notes	—	—	49,737
Matrix Convertible Notes	99	156	144
APT Convertible Notes	1,252,954	—	—
Total borrowings	1,286,383	461,600	49,881

Total Current	—	—	—
Total Non-Current	1,286,383	461,600	49,881
Total borrowings	1,286,383	461,600	49,881

Secured interest bearing borrowings
The Group has several warehousing facilities that are secured against the respective receivables, which are transferred into the facilities.
As at 30 June 2021 Facility	Carrying value of receivable $’000	Provider	Maturity date	Weighted average interest rate	Facility Limit $’000	Facility drawn $’000
Afterpay AU	595,912	NAB	Dec 2023	0.09%	300,000	—
		Citi	Dec 2023		200,000	—
Afterpay US	664,154	Citi	May 2024	1.69%	266,454	—
		Goldman Sachs	Dec 2022		266,454	—
Afterpay NZ	66,816	BNZ	Jun 2023	1.64%	93,119	32,591
Clearpay UK	114,830	NAB	Feb 2023	nil	92,166	—
		Citi	Feb 2023		230,415	—
Total					1,448,606	32,591
Accrued interest						949
Capitalised borrowing costs						(210)
Total Secured interest bearing borrowings						33,330
As at 30 June 2020 Facility	Carrying value of receivable $’000	Provider	Maturity date	Weighted average interest rate	Facility Limit $’000	Facility drawn $’000
Afterpay AU	368,028	NAB	Dec 2022	2.20%	300,000	79,973
		Citi	Dec 2022		200,000	75,000
Afterpay US	329,889	Citi	May 2022	3.20%	291,418	5,872
		Goldman Sachs	Dec 2021		291,418	281,218
Afterpay NZ	35,390	BNZ	Mar 2022	1.65%	46,716	23,358
Total					1,129,552	465,421
Accrued interest						962
Capitalised borrowing costs						(4,939)
Total Secured interest bearing borrowings						461,444
As at 30 June 2019 Facility	Carrying value of receivable $’000	Provider	Maturity date	Weighted average interest rate	Facility Limit $’000	Facility drawn $’000
Afterpay AU	346,919	NAB	Nov 2020	3.60%	300,000	—
		Citi	Aug 2020		200,000	—
Afterpay US	85,923	Citi	May 2021	0.00%	399,042	—
Afterpay NZ	18,177	ASB	Mar 2021	0.00%	18,594	—
Total					917,637	—
Accrued interest						—
Capitalised borrowing costs						—
Total Secured interest bearing borrowings						—
Matrix Convertible Notes
On 19 January 2018, Afterpay US, Inc. issued two convertible notes to Matrix Partners X L.P and Weston & Co X LLC (Matrix Convertible Notes). The Matrix Convertible Notes have a carrying value of

US$0.1 million (2020: US$0.1 million, 2019: US$0.1 million), carry a ﬁxed interest rate of 6.0% for a seven year maximum term and may be converted into APT shares in certain circumstances (subject to a cap) between ﬁve and seven years from the date of issue of the notes (being 19 January 2018), with conversion at the noteholder’s election.
Further detail in respect of the Matrix Convertible Notes, including the conversion mechanism and maximum dilution impact, is outlined in Note 6.
APT Convertible Notes
On 12 March 2021, Afterpay Limited completed the settlement of $1,500 million zero coupon convertible notes (APT Convertible Notes). The APT Convertible Notes are interest free and have a maximum term of ﬁve years. They may be converted into APT shares in certain circumstances (subject to a cap) before the maturity date of 12 March 2026, with conversion at the noteholder’s election. The conversion price is $194.8220.
The APT Convertible Notes are presented in the Consolidated statement of ﬁnancial position as follows:
As at 30 June	2021 $'000
Face value of APT Convertible Notes issued	1,500,000
Value of conversion rights recognised in equity	(236,863)
Capitalised borrowing costs	(23,336)
Finance cost[1]	13,153
APT Convertible Notes	1,252,954
1.
Finance cost is calculated by applying the effective interest rate of 3.83% per annum to the liability component. The increase in the liability due to passage of time over the term of the APT Convertible Notes is recognised as a ﬁnance cost in the Consolidated Statement of Comprehensive Income.

Further detail in respect of the APT Convertible Notes, including the conversion mechanism and maximum dilution impact, is outlined in Note 6.
Signiﬁcant accounting policies
The component of convertible notes that exhibits characteristics of a liability is recognised as a liability in the balance sheet, net of transaction costs. On issuance of convertible notes, the fair value of the liability component is determined using a market rate for an equivalent non-convertible note; and this amount is carried as a long term liability on the amortised cost basis until extinguished on conversion or redemption. The remainder of the proceeds are allocated to the conversion rights that are recognised and included in shareholders’ equity, net of transaction costs. The carrying amount of the conversion option is not re-measured in subsequent years. Transaction costs are apportioned between the liability and equity components of the convertible notes based on the allocation of proceeds to the liability and equity components when the instruments are ﬁrst recognised.
Borrowings are classiﬁed as non-current when there is no obligation or expectation at 30 June that the liability will be settled within the next 12 months at the reporting date.

16.	Other ﬁnancial liabilities
As at 30 June	2021 $'000	2020 $'000	2019 $'000
Clearpay Put Option	99,873	3,038	1,039
Pagantis Contingent Consideration	6,398	—	—
Pagantis Deferred Consideration	60,377	—	—
Total other ﬁnancial liabilities	166,648	3,038	1,039

Total Current	—	—	—
Total Non-Current	166,648	3,038	1,039
Total other ﬁnancial liabilities	166,648	3,038	1,039
Clearpay Put Option
As outlined in Note 6, the Group has a call option to acquire the remaining Clearpay Finance Limited (Clearpay) shares held by ThinkSmart Limited (ThinkSmart), which is exercisable any time after 5 years from the date of completion of the acquisition of 90% of Clearpay (being 23 August 2018). If the Group does not exercise its call option within that period, then ThinkSmart has a put option to sell the remaining shares it holds in Clearpay to the Group, exercisable any time after 5.5 years from the above mentioned date of completion (Clearpay Put Option).
Pagantis Contingent Consideration
As outlined in Note 6 and Note 18, the consideration for Pagantis includes an earn-out style contingent consideration arrangement (the Pagantis Contingent Consideration) payable via the Pagantis Convertible Note, 3 to 3.5 years post completion.
The value of the Pagantis Contingent Consideration is determined with reference to the equity value of Pagantis three years post completion (the Equity Value). If the Equity Value exceeds €45 million (subject to certain adjustments), the Pagantis Contingent Consideration is equal to:
•	50% of the Equity Value above €45 million (subject to certain adjustments), up to €100 million, plus
•	40% of the Equity Value above €100 million, up to €150 million, plus
•	10% of the Equity Value above €150 million.
Signiﬁcant accounting judgements, estimates and assumptions
The Clearpay Put Option and Pagantis Contingent Consideration are recorded at fair value and the valuation is re-assessed at each reporting period.
The valuations are conducted by a reputable, licensed and qualiﬁed independent valuer using the valuation principles outlined in the relevant Share Purchase Agreements and use cash ﬂow projections based on operating budgets which reﬂect management’s view of the expected long-term growth proﬁle of the businesses.
The determination of cash ﬂows over the life of a business requires management judgement in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by the business.
The valuations are then derived by discounting the cash ﬂow projections to present value using discount rates that reﬂect current market conditions, external analyst views, industry benchmarks, and, where available, the underlying businesses cost of debt and/or equity.
Because the valuations are determined using cash ﬂow inputs that are not based on observable market data, they are considered to be level 3 within the fair value hierarchy as per IFRS 13 Fair Value Measurement. See Note 17(d) for further details.

The most signiﬁcant inputs into the valuation are as follows:
As at 30 June	2021		2020	2019
	Clearpay Put Option	Pagantis Contingent Consideration	Clearpay Put Option	Clearpay Put Option
Discount rate	10.25%	18.30%	34.80%	40.70%
Revenue exit multiple	35.4x	n/a	1.4x	1.6x
Volatility	n/a	60%	n/a	n/a
Changes in these inputs would result in the following increase/(decrease) in the fair value of the recognised liability (all other variables being held constant):
	Fair value of liability (Higher)/Lower			Loss for the year Higher/(Lower)
Judgements of reasonable possible movements:	2021 $'000	2020 $'000	2019 $'000	2021 $'000	2020 $'000	2019 $'000
-1.0% Discount rate (2020, 2019: -2.5%)	(19,242)	(250)	(107)	19,242	250	107
+1.0% Discount rate (2020, 2019: +2.5%)	14,724	235	101	(14,724)	(235)	(101)

-1.0x Revenue exit multiple (2020, 2019: -0.1x)	22,376	677	273	(22,376)	(677)	(273)
+1.0x Revenue exit multiple (2020, 2019: +0.1x)	(22,376)	(677)	(273)	22,376	677	273

-10% Volatility	626	n/a	n/a	(626)	n/a	n/a
+10% Volatility	(424)	n/a	n/a	424	n/a	n/a
Reconciliation of liabilities arising from ﬁnancing activities
		Cash movements		Non-cash movements			Closing balance
		Opening balance	Cash flows(2)	Interest and amortisation	Other(1)	Fair value gain or loss
2021	Note	$'000	$'000	$'000	$'000	$'000
Secured interest bearing borrowings[3]	15	461,444	(447,708)	19,019	575	—	33,330
Matrix Convertible Notes	15	156	(377,647)	29	377,561	—	99
APT Convertible Notes	15	—	1,475,438	14,379	(236,863)	—	1,252,954
Total borrowings		461,600	650,083	33,427	141,273	—	1,286,383
Lease liabilities[4]	14	7,445	(6,209)	343	32,621	—	34,200
Other ﬁnancial liabilities	16	3,038	—	—	66,775	96,835	166,648
Total liabilities arising from ﬁnancing activities		472,083	643,874	33,770	240,669	96,835	1,487,231

		Cash movements		Non-cash movements			Closing balance
		Opening balance	Cash flows(2)	Interest and amortisation	Other(1)	Fair value gain or loss
2020	Note	$'000	$'000	$'000	$'000	$'000
Secured interest bearing borrowings[3]	15	—	449,638	5,567	6,239	—	461,444
Senior unsecured notes		49,737	(50,000)	263	—	—	—
Matrix Convertible Notes	15	144	—	12	—	—	156
Total borrowings		49,881	399,638	5,842	6,239	—	461,600
Lease liabilities[4]	14	342	(4,867)	—	11,970	—	7,445
Other ﬁnancial liabilities	16	1,039	—	—	—	1,999	3,038
Total liabilities arising from ﬁnancing activities		51,262	394,771	5,842	18,209	1,999	472,083
		Cash movements		Non-cash movements			Closing balance
		Opening balance	Cash flows(2)	Interest and amortisation	Other(1)	Fair value gain or loss
2019	Note	$'000	$'000	$'000	$'000	$'000
Secured interest bearing borrowings[3]	15	111,593	(111,593)	—	—	—	—
Senior unsecured notes		49,491	—	246	—	—	49,737
Matrix Convertible Notes	15	128	—	8	8	—	144
Total borrowings		161,212	(111,593)	254	8	—	49,881
Lease liabilities [4]		393	(94)	43		—	342
Other ﬁnancial liabilities		—	—	—	—	1,039	1,039
Total liabilities arising from ﬁnancing activities		161,605	(111,687)	297	8	1,039	51,262
1.
Includes movements recorded directly in equity, new or modiﬁed lease arrangements, liabilities recognised as a result of business combinations (Note 18), foreign exchange movements and other non-cash movements.

2.	Movements include the net cash inﬂows (e.g. drawdowns) and outﬂows (e.g. repayments and interest payments).
3.	Other includes foreign exchange movement of $0.6 million (2020: $6.2 million, 2019: nil).
4.
Other includes foreign exchange movement of $0.2 million (2020: $0.0 million, 2019: nil) and additions via acquisitions of $0.8 million (2020: nil, 2019: nil). Remaining relates to new or modiﬁed lease arrangements. 2020 includes the impact of adoption of IFRS 16 Leases (Note 24).

17.	Financial risk management objectives and policies
The Group’s activities expose it to certain ﬁnancial risks. The Group manages its exposure to key ﬁnancial risks, including interest rate, foreign currency, credit and liquidity risk in accordance with the Group's ﬁnancial risk management policy; the objective of which is to support the delivery of the Group's ﬁnancial targets, while protecting future ﬁnancial security. The ﬁnancial risk management policy is reviewed and approved by the Board on an annual basis to ensure that risk mitigations are still ﬁt for purpose. These mitigations include monitoring levels of exposure to interest rate and foreign exchange risk and assessments of market forecasts for interest rate and foreign exchange, and by depositing funds with several different banking institutions. Ageing analysis and monitoring of speciﬁc credit allowances are undertaken to manage credit risk. Liquidity risk is monitored through the development of future rolling cash ﬂow forecasts.
The Group’s principal ﬁnancial instruments comprise cash and cash equivalents, receivables, other ﬁnancial assets, trade and other payables, other ﬁnancial liabilities and borrowings.

(a)	Interest rate risk
The Group’s exposure to market interest rates relate primarily to the Group’s Cash and cash equivalents and Secured interest bearing borrowings. There are no other ﬁnancial liabilities subject to interest rate risk as at 30 June 2021. The Group had the following mix of ﬁnancial assets and liabilities exposed to variable interest rate risk:
As at 30 June	Note	2021 $'000	2020 $'000	2019 $'000
Financial Assets
Cash and cash equivalents	7	1,147,147	606,041	231,456
Other ﬁnancial assets		3,222	2,693	6,038
Total ﬁnancial assets		1,150,369	608,734	237,494

Financial Liabilities
Secured interest bearing borrowings	15	(33,330)	(461,444)	—
Total ﬁnancial liabilities		(33,330)	(461,444)	—
Net Exposure		1,117,039	147,290	237,494
The following sensitivity analysis is based on the interest rate risk exposures in existence at the reporting date. At the reporting date, if interest rates had moved, as illustrated in the table below, with all other variables held constant, loss after tax and equity would have been affected as follows:
	Loss after tax (Higher)/Lower			Equity (Higher)/Lower
Judgements of reasonably possible movements:	2021 $'000	2020 $'000	2019 $'000	2021 $'000	2020 $'000	2019 $'000
-0.25% (25 basis points)	(1,955)	(258)	(416)	1,955	258	416
+1.00% (100 basis points)	7,819	1,031	1,662	(7,819)	(1,031)	(1,662)
The Group’s receivables warehouse funding facilities are on a variable rate (30 day) basis. This aligns closely to the weighted average life of the Afterpay consumer receivables they ﬁnance. The Matrix Convertible Notes are on a ﬁxed interest rate basis. The APT Convertible Notes are interest-free. The ﬁnancial liabilities, as disclosed in Note 16, are not exposed to interest rate risks. The Group is not exposed to signiﬁcant interest rate risk and has not hedged any interest rate risk during the year or at 30 June 2021, 2020 or 2019.
(b)	Foreign currency risk
Fluctuations in foreign exchange rates may impact the Group’s results. The Group’s Consolidated Statement of Financial Position can be affected by movements in the US Dollar, New Zealand Dollar, Great British Pound, Euro and Canadian Dollar.
The Group has not hedged any material foreign currency risk during the year or at 30 June 2021.
The following sensitivity analysis is based on the foreign currency risk exposures in existence at the reporting date.
At 30 June, if exchange rates had moved, as illustrated in the table below, with all other variables held constant, loss after tax and equity would have been affected as follows:
	Loss after tax (Higher)/Lower			Equity Higher/(Lower)
Judgements of reasonably possible movements:	2021 $'000	2020 $'000	2019 $'000	2021 $'000	2020 $'000	2019 $'000
AUD/NZD +10%	(3,337)	(1,492)	(1,213)	3,337	1,492	1,213
AUD/NZD -5%	1,932	864	703	(1,932)	(864)	(703)

AUD/USD +10%	(52,834)	(9,277)	(4,868)	52,834	9,277	4,868
AUD/USD -5%	30,588	5,371	2,818	(30,588)	(5,371)	(2,818)

	Loss after tax (Higher)/Lower			Equity Higher/(Lower)
Judgements of reasonably possible movements:	2021 $'000	2020 $'000	2019 $'000	2021 $'000	2020 $'000	2019 $'000
AUD/GBP +10%	(10,374)	(3,930)	(196)	10,374	3,930	196
AUD/GBP -5%	6,006	2,275	114	(6,006)	(2,275)	(114)

AUD/EUR +10%	2,994	—	—	(2,994)	—	—
AUD/EUR -5%	(1,733)	—	—	1,733	—	—

AUD/CAD +10%	(2,841)	15	—	2,841	(15)	—
AUD/CAD -5%	1,645	(9)	—	(1,645)	9	—

AUD/Other +10%	(23)	—	—	23	—	—
AUD/Other -5%	13	—	—	(13)	—	—
(c)	Credit risk
Credit risk arises from the ﬁnancial assets of the Group. The Group’s exposure to credit risk arises from potential default of the Consumer receivables, with a maximum exposure equal to the carrying amount of these instruments.
The Group utilises its proprietary fraud engine and risk decisioning rules to mitigate credit risk for its Consumer receivables. The Group regularly reviews the adequacy of the provision for expected credit losses to ensure that it is sufﬁcient to mitigate credit risk exposure in terms of ﬁnancial reporting. The provision for doubtful debts represents management’s best estimate at the reporting date of the expected credit losses based on their experienced judgement. Further details have been provided in Note 8.
Credit risk also arises from cash held with banks and ﬁnancial institutions, and from the investment of ﬁnancial assets when they are available with designated counterparties. The Group’s bank and ﬁnancial institution counterparties maintain high long-term credit ratings across both Moody’s and S&P.
(d)	Liquidity risk
The Group’s objective is to maintain a balance between continuity of funding and ﬂexibility through the use of credit facilities. The Group mitigates funding and liquidity risks by ensuring it has:
•	sufﬁcient funds on hand to meet its working capital and investment objectives;
•	is focused on improving operational cash ﬂow; and
•	adequate ﬂexibility in ﬁnancing facilities to balance the growth objectives with short-term and long-term liquidity requirements.
The Group’s receivables warehouse funding facilities all have maturity dates greater than 12 months after balance date as per below.

Maturity analysis of ﬁnancial assets and liabilities
The table below reﬂects all contractually ﬁxed payments and receivables for settlement, repayments and interest resulting from recognised ﬁnancial assets and liabilities.
As at 30 June 2021	< 1 year $'000	1-2 years $'000	2-3 years $'000	> 3 years $'000	Total $'000
Financial assets
Cash and cash equivalents	1,147,147	—	—	—	1,147,147
Receivables	1,576,064	—	—	—	1,576,064
Other ﬁnancial assets	26,788	3,217	—	—	30,005
Total ﬁnancial assets	2,749,999	3,217	—	—	2,753,216
Financial liabilities
Trade and other payables	306,259	—	—	—	306,259
Secured interest bearing borrowings	1,483	33,125	—	—	34,608
Matrix Convertible Notes	—	—	99	—	99
APT Convertible Notes	—	—	—	1,500,000	1,500,000
Financial liabilities	—	—	166,648	—	166,648
Lease liabilities	2,206	10,009	9,561	13,450	35,226
Total ﬁnancial liabilities	309,948	43,134	176,308	1,513,450	2,042,840
Net maturity	2,440,051	(39,917)	(176,308)	(1,513,450)	710,376
The fair value of the APT Convertible Notes on 30 June 2021 was $1,148.0 million (2020: n/a, 2019: n/a). The carrying value of all other ﬁnancial assets and liabilities approximates their fair value.
As at 30 June 2020	< 1 year $'000	1-2 years $'000	2-3 years $'000	> 3 years $'000	Total $'000
Financial assets
Cash and cash equivalents	606,041	—	—	—	606,041
Receivables	832,524	—	—	—	832,524
Other ﬁnancial assets	10,660	893	—	—	11,553
Total ﬁnancial assets	1,449,225	893	—	—	1,450,118
Financial liabilities
Trade and other payables	182,613	—	—	—	182,613
Secured interest bearing borrowings	6,499	316,947	157,705	—	481,151
Matrix Convertible Notes	—	—	—	207	207
Financial liabilities	—	—	—	3,038	3,038
Lease liabilities	4,517	1,774	1,003	573	7,867
Total ﬁnancial liabilities	193,629	318,721	158,708	3,818	674,876
Net maturity	1,255,596	(317,828)	(158,708)	(3,818)	775,242

The carrying value of all ﬁnancial assets and liabilities approximates their fair value.
As at 30 June 2019	< 1 year $'000	1-2 years $'000	2-3 years $'000	> 3 years $'000	Total $'000
Financial assets
Cash and cash equivalents	231,456	—	—	—	231,456
Receivables	452,699	—	—	—	452,699
Other ﬁnancial assets	3,003	—	3,035	—	6,038
Total ﬁnancial assets	687,158	—	3,035	—	690,193
Financial liabilities
Trade and other payables	111,753	—	—	—	111,753
Senior unsecured notes	3,625	3,625	53,625	—	60,875
Matrix Convertible Notes	—	—	—	199	199
Financial liabilities	—	—	—	1,039	1,039
Lease liabilities	94	94	258	—	446
Total ﬁnancial liabilities	115,472	3,719	53,883	1,238	174,312
Net maturity	571,686	(3,719)	(50,848)	(1,238)	515,881
The carrying value of all ﬁnancial assets and liabilities approximates their fair value.
Capital management
The Group reviews its capital management position on a regular basis to ensure that it maintains adequate funding for near-term and medium-term obligations.
In particular, the Group periodically reviews its capital management strategy to ensure that funding initiatives are in place to support medium-term growth objectives and other working capital requirements. Refer to Note 13 for details of capital raising activities completed during the year.
As detailed in Note 15, the Group has receivable warehouse funding facilities in Australia, New Zealand, the United States and the United Kingdom. The receivables warehouse funding facilities contain portfolio parameters. The Group satisﬁed the portfolio parameters during the ﬁnancial year ended and at 30 June 2021.
The Group’s cash and net debt position as at the end of the reporting period is as follows:
As at 30 June	Note	2021 $'000	2020 $'000	2019 $'000
Cash and cash equivalents		1,147,147	606,041	231,456
Restricted cash		13,808	1,536	2,030
Borrowings		(1,286,383)	(461,600)	(49,881)
Net (debt)/cash		(125,428)	145,977	183,605
Fair value measurement
All assets and liabilities for which fair value is measured or disclosed in the ﬁnancial statements are categorised within the fair value hierarchy, described as follows, based on the lowest level input that is signiﬁcant to the fair value measurement as a whole:
•	Level 1 — Quoted (unadjusted) market prices in active markets for identical assets or liabilities;
•	Level 2 — Valuation techniques for which the lowest level input that is signiﬁcant to the fair value measurement is directly or indirectly observable; and
•	Level 3 — Valuation techniques for which the lowest level input that is signiﬁcant to the fair value measurement is unobservable.

The following table summarises the levels of the fair value hierarchy for ﬁnancial liabilities held at fair value:
As at 30 June 2021	Level 1 $'000	Level 2 $'000	Level 3 $'000	Total $'000
Clearpay Put Option (Note 16)	—	—	99,873	99,873
Pagantis Contingent Consideration (Note 16)	—	—	6,398	6,398
Total ﬁnancial liabilities	—	—	106,271	106,271
As at 30 June 2020	Level 1 $'000	Level 2 $'000	Level 3 $'000	Total $'000
Clearpay Put Option (Note 16)	—	—	3,038	3,038
Total ﬁnancial liabilities	—	—	3,038	3,038
As at 30 June 2019	Level 1 $'000	Level 2 $'000	Level 3 $'000	Total $'000
Clearpay Put Option (Note 16)	—	—	1,039	1,039
Total ﬁnancial liabilities	—	—	1,039	1,039
The movements in Level 3 ﬁnancial liabilities measured at fair value is as follows:
Year ended 30 June	Note	2021 $'000	2020 $'000	2019 $'000
Opening balance		3,038	1,039	—
Additions		6,317	—	1,039
Net loss on ﬁnancial liabilities at fair value recognised in the Consolidated Statement of Comprehensive Income		96,835	1,999	—
Foreign exchange loss		81	—	—
Closing balance		106,271	3,038	1,039
Details of the key inputs included in the valuations of these level 3 ﬁnancial liabilities, as well as the sensitivities of these inputs, are included in Note 16.
Group structure
18.	Business combinations
Pagantis
On 9 March 2021 (the Pagantis Completion Date), the Group acquired 100% of the issued shares and voting rights in Pagantis SAU and PMT Technology SLA (collectively, Pagantis) from NBQ Corporate SLU (NBQ).
The acquisition of Pagantis met the recognition criteria for consolidation from the Pagantis Completion Date. The ﬁnancial statements for the year ended 30 June 2021 therefore include 100% of the results of Pagantis for the three-month period from the Pagantis Completion Date.
Pagantis contributed income of $0.5 million and $5.5 million of losses to the Group for the period from 9 March 2021 to 30 June 2021. If the acquisition had taken place on 1 July 2020, Pagantis would have contributed income of $14.7 million and $17.3 million of losses to the Group for the year ended 30 June 2021. Acquisition-related costs of approximately $2.5 million were included in operating expenses in the Consolidated Statement of Comprehensive Income for the year ended 30 June 2021.
The Pagantis acquisition will accelerate the Group’s planned launch into Europe and continues the preferred model of partnering with a local market presence to de-risk global expansion (consistent with the Group’s UK expansion strategy). Pagantis provides a range of buy now, pay later and traditional credit services across Spain, France and Italy, with regulatory approval to also operate in Portugal and a pending application to passport its payment institution licence into Germany.

NBQ will receive a minimum €50 million in consideration (subject to the acquired net assets and working capital adjustments), paid or payable as follows:
•	Upfront consideration - €5 million in cash paid at completion;
•	Deferred consideration - €45 million payable in cash, 3 years post completion (Pagantis Deferred Consideration); and
•
Contingent consideration – if the equity value of Pagantis 3 years post completion exceeds €45 million, any excess is calculated using a sliding scale payable in cash or shares in Afterpay Limited at Afterpay’s election (Pagantis Contingent Consideration).

Both the deferred consideration and the contingent consideration will be settled 3 to 3.5 years post completion.
The transaction resulted in the acquisition of provisional net assets with a fair value of $26,000 and goodwill of $73.9 million (see Note 12). At the Pagantis Completion Date, the goodwill comprised the value of expected synergies arising from the acquisition, as well as the value attributed to the existing Pagantis workforce, which was not able to be separately recognised under the criteria established in IAS 38 Intangibles Assets. The goodwill was allocated to the Clearpay EU CGU and is not deductible for income tax purposes.
Details of the purchase consideration and the fair values of the provisional identiﬁable assets and liabilities of Pagantis as at the Pagantis Completion Date were as follows:
	Note	Provisional Fair value recognised on acquisition $'000
Assets
Cash and cash equivalents		3,833
Receivables[1]		10,845
Other current assets		1,120
Intangible assets		12,875
Right-of-use assets		793
Other non-current assets		203
Total assets		29,669
Liabilities
Trade and other payables		(15,014)
Other current liabilities		(1,265)
Lease liabilities		(793)
Deferred tax liabilities		(3,219)
Other non-current liabilities		(9,404)
Net assets acquired at fair value		(26)
Goodwill acquired on acquisition	12	73,947
Total identiﬁable net assets at fair value		73,921

Purchase consideration
Cash consideration paid		7,837
Pagantis Deferred Consideration		59,767
Pagantis Contingent Consideration	16, 17(d)	6,317
Total purchase consideration		73,921
1.
Gross contractual receivables at the Pagantis acquisition date was $11.9 million. A provision for expected credit losses of $1.1 million reﬂects the best estimate of the contractual cash ﬂows not expected to be collected.

Due to the proximity of the Pagantis Completion Date to the reporting date and the terms of the Sale and Purchase Agreement, the identiﬁable assets and liabilities are provisional as at 30 June 2021 and may change if additional assets or liabilities in existence at the Pagantis Completion Date are identiﬁed.

EmpatKali
On 31 August 2020 (the EmpatKali Completion Date), Afterpay acquired 100% of the shares outstanding and voting rights in Setelah Bayer Pte Ltd, the Singapore-based holding company for a buy now, pay later ﬁnancial services business operating in Indonesia through its subsidiary PT EmpatKali Indonesia (collectively, EmpatKali). Afterpay agreed to pay US$2.0m (subject to acquired assets and working capital adjustments) to acquire EmpatKali, paid or payable as:
•	23,235 ($1.7 million) APT shares valued using the APT 30-day VWAP share price, paid upon completion; and
•
US$0.5 million shares valued using the APT 30-day VWAP share price (up to and including the trading day before the date the Indonesian Business License is received), contingent upon the Indonesian Business Licence being received and subject to any ﬁnal adjustments to the acquired net assets.

The acquisition of EmpatKali met the recognition criteria for consolidation from the EmpatKali Completion Date. The ﬁnancial statements for the year ended 30 June 2021 therefore include the EmpatKali results from the EmpatKali Completion Date. EmpatKali contributed $2.2 million of losses to the Group for the period from 31 August 2020 to 30 June 2021. If the acquisition had taken place on 1 July 2020, EmpatKali would have contributed approximately $2.4 million in statutory losses to the Group’s results for the year ended 30 June 2021.
The transaction resulted in the acquisition of net assets with a fair value of $0.7 million and goodwill of
$2.0 million (see Note 12). At the EmpatKali Completion Date, the goodwill comprised the value of expected synergies arising from the acquisition, as well as the value attributed to the existing EmpatKali workforce, which was not able to be separately recognised under the criteria established in IAS 38. The goodwill was allocated to the Afterpay Asia CGU and was not deductible for income tax purposes. As a result of not receiving the Indonesian Business License, the goodwill has subsequently been impaired. See Note 12 for further detail.
Clearpay
On 23 August 2018 (the Clearpay completion date), the Group acquired 90% of the issued shares in ClearPay Finance Limited (Clearpay) (an unlisted entity based in the United Kingdom, 100% owned by ThinkSmart Limited) (ThinkSmart) for total consideration of 1.0 million APT shares.
The acquisition of Clearpay met the recognition criteria for consolidation, with the transaction treated as though the Group had effectively acquired 100% of Clearpay at the Clearpay completion date. The ﬁnancial statements for the year ended 30 June 2019 therefore included 100% of the results of Clearpay for the ten-month period from the completion date.
Clearpay contributed income of $0.14 million and incurred $8.1 million of losses to the Group for the period from 23 August 2018 to 30 June 2019 (the majority being the one-off costs to launch the business). If the acquisition had taken place on 1 July 2018, total income contributed to the Group would have been approximately $0.2 million and the loss for the year contributed to the Group would have been approximately $8.6 million.

The Group acquired Clearpay to accelerate and de-risk the Group’s launch of the Afterpay product into the UK market, which is consistent with its NZ and US expansion strategies to partner with local market participants. Goodwill is the difference between the fair value of the net assets of ClearPay Finance Limited and the deemed purchase consideration. Details of the purchase consideration and the fair values of the identiﬁable assets and liabilities of Clearpay as at the date of acquisition were as follows:
	Note	Provisional Fair value recognised on acquisition $'000
Assets
Current assets		355
Intangible assets		3,985
Total assets		4,340
Liabilities
Trade and other payables		(52)
Deferred tax liabilities		(713)
Net assets acquired at fair value		3,575
Non-controlling interest		(1,981)
Goodwill acquired on acquisition	12	16,232
Purchase consideration paid		17,826
Acquisition-related costs of approximately $0.9 million were included in operating expenses in the Consolidated Statement of Comprehensive Income for the year ended 30 June 2019.
For the non-controlling interests in Clearpay retained by ThinkSmart, the Group elected to recognise the non-controlling interests at its proportionate fair value.
Signiﬁcant accounting policies
Business combinations are accounted for using the acquisition method. The cost of an acquisition is measured as the aggregate of the consideration transferred, which is measured at acquisition date fair value, and the amount of any non-controlling interests in the acquiree. For each business combination, the Group elects whether to measure the non-controlling interests in the acquiree at fair value or at the proportionate share of the acquiree’s identiﬁable net assets. Acquisition-related costs are expensed as incurred and included in administrative expenses.
When the Group acquires a business, it assesses the ﬁnancial assets and liabilities assumed for appropriate classiﬁcation and designation in accordance with the contractual terms, economic circumstances and pertinent conditions as at the acquisition date.
Goodwill is initially measured at cost (being the excess of the aggregate of the consideration transferred and the amount recognised for non-controlling interests and any previous interest held over the net identiﬁable assets acquired and liabilities assumed).
If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, the Group re-assesses whether it has correctly identiﬁed all of the assets acquired and all of the liabilities assumed and reviews the procedures used to measure the amounts to be recognised at the acquisition date. If the reassessment still results in an excess of the fair value of the net assets acquired over the aggregate consideration transferred, the gain is recognised in the Consolidated Statement of Comprehensive Income.

19.	Related party disclosure
The ultimate controlling entity is Afterpay Limited, otherwise described as the parent company. The Consolidated Financial Statements include the ﬁnancial statements of Afterpay Limited and its subsidiaries. These are listed in the following table:
	Country of incorporation	% Equity interest
Name		30 June 2021	30 June 2020	30 June 2019
Afterpay Holdings Pty Ltd	Australia	100%	100%	100%
Afterpay Australia Pty Ltd	Australia	100%	100%	100%
Afterpay Touch Group Employee Share Plan Trust	Australia	100%	100%	100%
Afterpay NZ Limited	New Zealand	100%	100%	100%
Afterpay International Holdings Pty Ltd (formerly Afterpay Touch Group No.2 Pty Ltd)	Australia	100%	100%	100%
Afterpay US, Inc.[1]	United States	99%	96%	99%
Afterpay Canada Limited	Canada	100%	100%	0%
Setelah Bayar Pte. Ltd[3]	Singapore	100%	0%	0%
PT Empat Kali Indonesia[3,4]	Indonesia	85%	0%	0%
Clearpay (International) Limited[2]	United Kingdom	100%	0%	0%
Clearpay (Europe) Limited[2]	United Kingdom	100%	0%	0%
Clearpay Technology, S.L3 (formerly PMT Technology SLA)	Spain	100%	0%	0%
Clearpay, S.A.U3 (formerly Pagantis SAU)	Spain	100%	0%	0%
Clearpay Finance Limited	United Kingdom	90%	90%	90%
Touchcorp Limited	Bermuda	100%	100%	100%
Touch Holdings Pty Ltd	Australia	100%	100%	100%
Touch Australia Pty Ltd	Australia	100%	100%	100%
Afterpay Corporate Services Australia Pty Ltd (formerly known as Touch Networks Australia Pty Ltd)	Australia	100%	100%	100%
Touch Networks Pty Ltd	Australia	100%	100%	100%
Afterpay China Holdings Pty Ltd	Australia	100%	100%	0%
Afterpay Information Technology Service (Shanghai) Co., Ltd	China	100%	100%	0%
Afterpay Asia Pte. Ltd (formerly known as Touchcorp Singapore Pte Ltd)	Singapore	100%	100%	100%
1.	The Group’s equity interest in Afterpay US, Inc is less than 100% due to vested and exercised options under the US ESOP. Refer to Note 20 for further information.
2.	New legal entity established during the year.
3.	Acquired during the year. Refer to Note 18 for further details.
4.
15% of PT Empat Kali Indonesia’s shares are owned by a local employee, as required by Indonesian Law. There are no voting rights attached to these shares and PT Empat Kali Indonesia is considered fully controlled by the Group.

The following tables provide the total amount of transactions that have been entered into with related parties. AP Ventures Limited became an associate in December 2019.
	2021		2020
For the year ended 30 June	Sales to related parties $'000	Purchases from related parties $'000	Sales to related parties $'000	Purchases from related parties $'000
Associate
AP Ventures Limited	—	—	1,180	—
No amounts are owed to or from the associate as at 30 June 2021 (2020: nil, 2019: n/a).

AP Ventures Limited
AP Ventures Limited (APV) is an Australian company whose principal activity is the identiﬁcation and assessment of potential investment opportunities including, but not limited to opportunities that are referred by Afterpay.
Afterpay owns 32.0% of the common shares of APV (2020: 43.9%, 2019: 4.6%), is entitled to 21.8% of the voting rights (2020: 24.2%, 2019: 4.6%), has no representation on the Board, no ability to appoint a representative to the Board, and has no involvement in the management of APV through contractual arrangements. Afterpay is thus considered to have signiﬁcant inﬂuence, but not control over APV. Afterpay’s investment is measured using the equity method described within IAS 28 Investments in Associates and Joint Ventures. APV is not considered a material associate.
	2021 $'000	2020 $'000
Investment in associate
At 1 July	5,166	—
Contributions to associate	15,000	6,587
Share of loss of associate	(2,271)	(1,101)
Gain on dilution of shareholding in associate	5,683	—
Other	—	(320)
At 30 June	23,578	5,166
The dilution of Afterpay’s shareholding during the year ended 30 June 2021 occurred as a result of capital raising activities completed by APV, which Afterpay did not fully participate in. APV raised $68.5 million during the year ended 30 June 2021 to fund investment opportunities.
Employee remuneration
20.	Share-based payment plans
Overview of plans
(a)	Purpose of incentive plans
Employees of the Group may receive remuneration in the form of share-based payments under the Group’s equity incentive plans, whereby employees render services as consideration for equity instruments (i.e. equity-settled transactions).
The purpose of these plans is to:
•	Attract, retain and motivate world-class talent from the global technology talent pool to deliver on the Group’s growth aspirations;
•	Align the interests of employees with the Group’s shareholders; and
•	Encourage long term decision making and drive sustainable performance in the interests of the Group’s shareholders, customers and other stakeholders.
(b)	Plans operating during the years
The Group operated share-based payment plans across the following instruments:
•	Awards over APT equity comprising of options and restricted stock units (RSUs) under the Group’s Afterpay Equity Incentive Plan;
•
Awards over APT equity comprising of options, loan shares and performance rights under the Group’s legacy remuneration plan, the Afterpay Employee Incentive Plan (which was adopted prior to listing in July 2017);

•	Equity in APT issued to participating employees in the Group’s Employee Share Matching Plan which was launched in November 2020;
•	Equity in Afterpay US, Inc. (a subsidiary of Afterpay Limited) under the Afterpay US, Inc. 2018 Equity Incentive Plan (US ESOP); and

•	Equity in Clearpay Finance Limited (Clearpay) (a subsidiary of Afterpay Limited) under the Clearpay Finance Limited 2020 Share Option Plan (UK ESOP).
The potential impact of the Square Acquisition (Note 23) has not been reﬂected in the share-based payment plans of the Group for the year ended 30 June 2021.
Signiﬁcant accounting judgements, estimates and assumptions
The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using the Binomial Model. The fair value of options is determined in accordance with the fair market value of the shares available at the grant date.
The value of the US and UK businesses are a signiﬁcant estimate used to determine the fair value of the options issued under the UK and US ESOPs (including the FY21 US ESOP Modiﬁcation) and the fair value of the share-based payments component of the Matrix Convertible Notes. These fair values are determined by valuations conducted by independent valuers using cash ﬂow projections based on operating budgets which reﬂect management’s view of the expected long-term growth proﬁle of the businesses. The determination of cash ﬂows over the life of a business requires management judgement in assessing the future number of merchant acquisitions, customer usage, potential price changes as well as any changes to the costs of the product and of other operating costs incurred by the business. The valuations are then derived by discounting the cash ﬂow projections to present value using discount rates that reﬂect current market conditions, external analyst views, industry benchmarks, and, where available, the underlying businesses cost of debt and/or equity.
Some inputs to the Binomial Model require the application of judgement. The fair value of options granted during year were estimated on the grant date using the assumptions set out below:
	FY21	FY20	FY19	FY21	FY20	FY19	FY21
	APT ESOP			US ESOP			UK ESOP
Expected volatility	60−80%	50−80%	50%	N/A	60%	60%	60%
Risk-free interest rate	0.40%	1.00%	2.20%	N/A	1.39%	2.51%	0.29%
Expected life of share options (years)	3	4	4	N/A	5	5	3
Dividend yield	0%	0%	0%	N/A	0%	0%	0%
Weighted average fair value	$51.91	$12.96	$10.31	N/A	$1.72	$0.27	$0.18
The expected volatility and life of share options are based on historical data and current expectations and are not necessarily indicative of actual outcomes.
At the modiﬁcation date, the fair value of the original awards granted to participants of the FY21 US ESOP Modiﬁcation (see below) was $96.35 and the fair value of the modiﬁed award was $101.03 based on expected volatility of 60%, risk-free interest rate of 0.0% and dividend yield of 0%.
Signiﬁcant accounting policies
The cost of equity-settled transactions is determined by the fair value at the date when the grant is made using the Binomial Model. That cost is recognised in employee beneﬁts expense together with a corresponding increase in equity reserves over the period in which the service and, where applicable, the performance conditions are fulﬁlled (the vesting period).
Where the transaction is with a non-employee, the cost is based on the fair value of the asset or service received. That cost is recognised, together with a corresponding increase in other capital reserves or share capital in equity, over the period in which the performance and/or service conditions are fulﬁlled and/or the asset or service is delivered/received.
Settlement of share options upon vesting are recognised as contributed equity.
The share-based payments expense considers the impact of any non-vesting conditions but ignores the effect of any service and non-market performance vesting conditions. Non-market vesting conditions are taken into account when considering the number of options expected to vest and at the end of each reporting period, the Group revisits the estimate. Revisions to the prior period estimate are recognised in the Consolidated Statement of Comprehensive Income.

When an equity-settled award is modiﬁed, the fair value of both the original award (immediately prior to the modiﬁcation) and the modiﬁed award is determined on the modiﬁcation date. To the extent that the fair value of the modiﬁed award is greater than the original award, the difference is expensed by share-based payments over the remaining vesting period. The remaining difference is recognised directly in equity.
Awards over APT equity
(a)	Overview
As noted above, the Afterpay Equity Incentive Plan was approved by the Group’s shareholders at the 2019 AGM. Under this plan, eligible employees may be granted equity awards in the listed company (including options, rights (e.g. RSUs) and restricted shares), which are subject to vesting conditions. The Group also has a legacy Afterpay Employee Incentive Plan (adopted prior to listing).
Share Matching Plan
Afterpay’s Share Matching Plan was launched in November 2020. Under the Share Matching Plan, employees may contribute up to $2,500 to acquire APT shares in any plan year. On the ﬁrst anniversary of each quarterly contribution, subject to meeting certain criteria, the Group will match the number of acquired shares. During the period ended 30 June 2021, 3,852 shares were granted under Afterpay’s Share Matching Plan.
FY21 US ESOP Modiﬁcation
709,289 restricted APT shares were awarded to eligible US employees who participated in the FY21 US ESOP Modiﬁcation (see US ESOP below).
Legacy arrangements—loan shares and performance rights
Historically, and as part of Afterpay’s legacy remuneration arrangements, Afterpay has issued performance rights to certain employees under the legacy Afterpay Employee Incentive Plan (adopted prior to listing) which vest over a one to two-year period and loan shares (non-interest bearing, limited recourse loans from the Group for the sole purpose of acquiring shares in APT) which vest over a one to four-year period. Under IFRS 2 Share-based payment, these performance rights and loan shares are treated as ‘in substance options’ even where the equity instrument itself is not a share option. No new loan shares or performance rights were granted during the year.
Detailed breakdown of APT equity awards
The following table provides a detailed breakdown of the movement in APT equity awards during the period.
	2021		2020		2019		2021		2020		2019		2021	2020	2019
	Share options						Loan shares						Rights[1] & RSUs
	No. ’000	WAEP $	No. ’000	WAEP $	No. ’000	WAEP $	No. ’000	WAEP $	No. ’000	WAEP $	No. ’000	WAEP $	No. ’000	No. ’000	No. ’000
Outstanding at the beginning of the year	9,391	10.28	14,907	5.49	21,005	1.66	419	4.50	1,143	3.91	1,910	3.62	998	—	35
Granted during the year	85	97.95	1,341	32.85	5,444	10.31	—	—	—	—	—	—	774	1,006	—
Forfeited during the year	(438)	18.37	(63)	21.61	(187)	1.08	—	—	—	—	—	—	(213)	(8)	—
Exercised during the year	(5,763)	4.31	(6,794)	4.12	(11,355)	0.80	(127)	3.38	(724)	3.56	(767)	3.18	(387)	—	(35)
Outstanding at the end of the year	3,275	21.59	9,391	10.28	14,907	5.49	292	4.99	419	4.50	1,143	3.91	1,172	998	—
Exercisable at the end of the year	1,660	13.46	5,668	3.65	7,589	1.93	222	4.71	264	3.69	813	3.46	—	—	—
1.
Performance rights relating to legacy remuneration arrangements were fully exercised in the prior comparable period and no further awards have been granted. Granted during the year includes 3,852 share rights that were awarded under the Afterpay Share Matching Plan. It does not include 709,289 restricted APT shares issued to US employees who participated in the FY21 US ESOP Modiﬁcation (see below), of which 133,483 vested prior to year-end.

US ESOP
(a)	Overview
The Afterpay US, Inc. 2018 Equity Incentive Plan (US ESOP) is a share option plan under which the Group may issue options to eligible participants to acquire shares in Afterpay US, Inc., the Group’s US based subsidiary.
US ESOP options typically vest over a four-year period and are subject to vesting conditions. On vesting and exercise of US ESOP options, eligible participants are allocated shares in Afterpay US, Inc. (exercised shares). In order to provide eligible participants with a mechanism to liquidate their exercised shares, the exercised shares may be exchanged for fully paid ordinary APT shares in speciﬁed circumstances. Speciﬁcally, the exercised shares in Afterpay US, Inc. will be automatically exchanged for APT shares if conversion of the Matrix Convertible Notes occurs between 5 and 7 years from the date of issue of the notes (being 19 January 2018) (the Matrix Convertible Note conversion mechanism is outlined in Note 6).
Exchange for APT shares may also occur at the discretion of the APT Board if the Matrix Convertible Notes are not converted and are no longer on issue, at least 5 years have elapsed since the US ESOP was initially adopted and other speciﬁed corporate events have not occurred. Holders of exercised shares do not have a separate right to require exchange for APT shares.
The total US ESOP pool was limited to options over a maximum of 10% of Afterpay US, Inc. fully diluted shares on issue and the Group has no intention to expand this pool. In light of this limit, the Group’s ownership interest in Afterpay US, Inc. will not decline below 90% due to the exercise of options on Afterpay US, Inc. shares under the US ESOP and will increase to 100% following the exchange of exercised shares for APT shares (assuming no other issues of shares in Afterpay US, Inc. in the intervening period).
The US ESOP was established in 2018 to facilitate the attraction and retention of top-tier talent in the US, who have been critical to delivering the Group’s US growth aspirations. While successful in achieving these aims, the US ESOP is now closed to new offers and new incentive awards made to US employees are being provided by way of awards over APT equity to ensure a globally aligned and consistent approach going forward.
(b)	FY21 US ESOP Modiﬁcation
During the period, eligible US ESOP participants were offered an ability to exchange their vested and unvested shares in Afterpay US, Inc. (FY21 US ESOP Modiﬁcation). For each participant who chose to participate in the FY21 US ESOP Modiﬁcation, Afterpay acquired, for cash, the lower of:
•	The aggregate number of a participants’ vested shares and vested options; or
•	The number of vested shares and vested options which was equal to 25% of all the participant’s eligible shares and options.
Any remaining vested shares of the participants were exchanged for APT shares. In addition, all unvested shares of the participants were exchanged for restricted shares in APT (subject to original vesting terms). The cash or number of APT shares which were issued was based on the agreed value of Afterpay US, Inc. shares (based on the same valuation used for the Matrix Transaction as referred to in the Matrix Convertible Notes below). Any unvested options were not eligible for the FY21 US ESOP Modiﬁcation and these awards were not modiﬁed.
The FY21 US ESOP Modiﬁcation resulted in:
•	Purchase of 2,009,106 vested shares and vested options from US ESOP participants for $202.6 million;
•	Exchange of 3,874,478 vested shares for 2,784,186 APT shares; and
•	Exchange of 987,058 unvested shares for 709,289 restricted APT shares (restricted until original vesting period concludes).
The FY21 US ESOP Modiﬁcation was determined to be a modiﬁcation of a share-based payment arrangement and an additional share-based payment expense of $7.0 million has been recognised during the period. The remaining impact of the FY21 US ESOP Modiﬁcation has been recognised directly in equity.

(c)	Detail of US ESOP awards during the period
The table below provides a breakdown of the movement in US ESOP share options during the period.
	2021		2020		2019
	Share options
	No. ’000	WAEP[1] $	No. ’000	WAEP[1] $	No. ’000	WAEP[1] $
Outstanding at the beginning of the year	5,764	0.42	8,998	0.27	6,992	0.25
Granted during the year	—	—	392	2.64	4,078	0.27
Forfeited during the year	(80)	0.36	(756)	0.30	(428)	—
Exercised during the year	(2,307)	0.39	(2,870)	0.30	(1,644)	0.27
Outstanding at the end of the year[2]	3,377	0.45	5,764	0.42	8,998	0.27
Exercisable at the end of the year	319	0.59	1,136	0.43	382	0.27
1.	The exercise price is set on a periodic basis by reference to a third-party valuation of Afterpay US, Inc. which is conducted for US tax purposes.
2.	This number includes options that have been exercised early but remain subject to vesting and a re-purchase right by Afterpay US, Inc.
During the year, the Group received $0.3 million (2020: $0.1 million, 2019: $2.2 million) from US ESOP option holders who elected to early exercise unvested options. An early exercise mechanism is provided under the US ESOP whereby option holders may elect to exercise options and receive unvested shares in Afterpay US, Inc. before full vesting of the options occurs. Any unvested options and any such unvested shares may be subject to, among other things, a repurchase right whereby Afterpay US, Inc. can, at its election, repurchase those securities if the Board determines it to be appropriate (e.g. if the vesting conditions are not met).
If Afterpay US, Inc. elects to exercise the repurchase right, it has the contractual obligation to return the funds to the option holder in accordance with the terms of the US ESOP. The repurchase price is set at the lower of the fair market value and the early exercise price. A liability of $1.0 million (2020: $1.1 million, 2019: $1.8 million) has been recognised as a current liability in the ﬁnancial statements to account for this potential repurchase event.
The US ESOP provides for options on non-voting shares in Afterpay US, Inc. and when vested and exercised will be recognised as a non-controlling interest in Afterpay US, Inc. in accordance with IFRS 10 Consolidated Financial Statements.
Matrix Convertible Notes
When originally issued in January 2018, the Group determined the US$0.1 million Matrix Convertible Notes included a share-based payment component, for services to be delivered by Matrix. The fair value of the Matrix Convertible Notes when initially issued of US$1.7 million exceeded their face value and were determined to be a share-based payment in accordance with IFRS 2 Share-based payment. The fair value of the Matrix Convertible Notes was initially determined by using a multi-stage process, including calculating the equity value of Afterpay US, Inc., which was then used as an input into the Binomial Model. The share-based payment expense will be recognised over the expected period the services will be performed.
On 25 February 2021, Afterpay entered into an agreement to extinguish 35% of the Matrix Convertible Notes for $373.3 million in cash (the Matrix Transaction). This resulted in a modiﬁcation of the initial share-based payment and the fair value of the original award was determined with reference to the equity value of Afterpay US, Inc. at the modiﬁcation date.
Similar to the FY21 US ESOP Modiﬁcation (see above), the Matrix Transaction resulted in an incremental increase to the fair value of the Matrix Convertible Notes and an additional share-based payment expense of $0.8 million has been recognised during the period. The remaining impact has been recognised directly in equity. The remaining 65% of the Matrix Convertible Notes has not been revalued or modiﬁed and continues to vest at the original fair value through to the maturity date.
Further details on the Matrix Convertible Notes are outlined in Note 6.

UK ESOP
(a)	Overview
The Group had previously conﬁrmed that it would establish an equity incentive plan comprising options over equity in Afterpay’s UK based subsidiary ClearPay Finance Limited (Clearpay) (UK ESOP), in accordance with the terms of the acquisition of Clearpay from ThinkSmart. As part of these terms, ThinkSmart agreed to provide for an equity pool of 3.5% Clearpay shares on issue (out of its remaining 10% shareholding in Clearpay) that could be used for the purposes of a UK ESOP in the form of options over the 3.5% of Clearpay shares.
The Board of Afterpay and Clearpay adopted the UK ESOP Rules on 24 June 2020. The UK ESOP options have both continued service and performance-based vesting conditions. On exercise of UK ESOP options, eligible participants will be allocated shares in Clearpay (exercised shares). In order to provide eligible participants with a mechanism to liquidate their exercised shares, it is intended that exercised shares may be exchanged for fully paid ordinary APT shares or cash (at the Group’s election) in speciﬁed circumstances. Speciﬁcally, the exercised shares in Clearpay may only be exchanged for APT shares or cash at the same time as the exercise of the Clearpay Put and Call Option by APT or ThinkSmart, as applicable (the Clearpay Put and Call Option mechanism is outlined in Note 6). If UK ESOP options are not exercised and exchanged with such event, the UK ESOP options will lapse. This mechanism is intended to ensure that there are no outstanding UK ESOP options once APT moves to a 100% shareholding in Clearpay via exercise of the Clearpay Put and Call Option.
Further, it is intended that exercised shares in Clearpay will be exchanged into APT shares or cash at the same valuation of Clearpay shares as the Clearpay Put and Call Option (as applicable). Consistent with the Clearpay Put and Call Option, the number of APT shares that may be issued and exchanged as consideration for the exercised shares in Clearpay will be based on the value of the exercised shares in Clearpay divided by the volume weighted average price (VWAP) of APT shares over the 5 trading days up to the date of option exercise.
As noted above, consideration for exercised shares may be paid by the Group in cash or APT shares (at the Group’s election). The maximum number of APT shares that can be issued in exchange for exercised Clearpay shares under the proposed UK ESOP will be subject to a cap of 8,039,024 APT shares, being 3% of APT shares on issue at the date of ﬁrst adoption of the UK ESOP Rules on 24 June 2020. Separately, and as outlined in Note 6, any exchange of Clearpay shares held by ThinkSmart as a result of its exercise of the put option is capped at 5% of APT shares on issue at the time of exchange.
The UK ESOP was contemplated in the terms of the acquisition of Clearpay to facilitate the attraction and retention of top-tier talent in the UK, who will be critical to delivering the Group’s UK growth aspirations. As noted above, after the UK ESOP pool has been fully allocated to UK employees, new incentive awards made to UK employees will be provided by way of awards over APT equity to ensure a globally aligned and consistent approach going forward.
(b)	Detail of UK ESOP awards during the period
The table below provides a breakdown of the movement in UK ESOP share options during the period.
	2021
	Share options
	No. ’000	WAEP $
Outstanding at the beginning of the year	—	—
Granted during the year	1,860	0.18
Forfeited during the year	(40)	0.16
Exercised during the year	—	—
Outstanding at the end of the year	1,820	0.17
Exercisable at the end of the year	1,050	0.17

21.	Compensation of Executive Key Management Personnel and Non-executive Directors
For the year ended 30 June	2021 $	2020 $	2019 $
Short-term employee beneﬁts	2,803,465	3,083,648	2,997,685
Post-employment beneﬁts	88,364	115,174	107,316
Other long-term beneﬁts	22,873	24,796	10,257
Share-based payment	2,697,562	4,269,242	17,530,018
Total compensation	5,612,264	7,492,860	20,645,276
Compensation of Key Management Personnel (KMP) includes Executive KMP and Non-Executive Directors.
Items not recognised in the ﬁnancial statements
22.	Commitments and contingencies
Contingent liabilities and contingent assets
Details of contingent liabilities and contingent assets where the probability of future payments is not considered remote are set out below as well as details of contingent liabilities, which although considered remote, the Directors consider should be disclosed as they are not disclosed elsewhere in the notes to the ﬁnancial statements.
(a)	Contingent liabilities – AUSTRAC
On 12 June 2019, AUSTRAC issued a notice (the ‘Notice’) requiring an external audit of Afterpay Pty Ltd (Afterpay) to examine its compliance with the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (AML/CTF), the ‘Notice’.
Mr Neil Jeans of AML/CTF ﬁrm ‘Initialism’ was appointed as the auditor on 29 July 2019. The Final Audit Report (Final Report) was provided to AUSTRAC on 22 November 2019. The Final Report refers to matters of historic non-compliance by Afterpay and makes recommendations in relation to Afterpay’s ongoing AML/CTF compliance. The Final Report states that the majority of these matters have been addressed.
Subsequent to receipt of the Final Report, AUSTRAC requested clariﬁcation of a number of matters included in the Final Report. AUSTRAC is considering the Final Report, together with the Group’s subsequent responses, and will determine whether it will take further action. In cases of non-compliance with the AML/CTF Act, the AUSTRAC Chief Executive Ofﬁcer may apply for civil penalty orders under s176 of the AML/CTF Act. If the Federal Court is satisﬁed that a reporting entity has contravened a civil penalty provision, then the Federal Court may order a pecuniary penalty to be paid to the Commonwealth.
No amounts were included as contingent liabilities at 30 June 2020 or 2019 as it was not possible to determine the extent or timing of any potential ﬁnancial impact to the Group that might result from the AML/CTF compliance audit. During the year ended 30 June 2021, the AML/CTF compliance audit was completed and no penalties were imposed on the Group.
(b)	Legal commitments and claims
Claims can be raised by customers and suppliers against the Group in the ordinary course of business. To the extent that a future outﬂow is probable and able to be reliably estimated, a liability has been recorded.
(c)	Bank guarantees
The Group had entered into bank guarantee arrangements totalling $6.0 million relating to the Group’s normal business operations (2020: $2.9 million, 2019: $2.2 million).
23.	Events occurring after the reporting period
With the exception of the items listed below, the Directors are not aware of any other matters or circumstances that have arisen since 30 June 2021 that have signiﬁcantly affected or may signiﬁcantly affect the operations of the consolidated entity in subsequent ﬁnancial years, the results of those operations, or the state of affairs of the consolidated entity in future ﬁnancial years.

Proposed acquisition by Square, Inc.
In August 2021, Square, Inc. (Square) and Afterpay entered into a Scheme Implementation Deed (SID) under which Square has agreed to acquire all of the issued shares in Afterpay by way of a recommended court-approved Scheme of Arrangement (The Transaction). The Transaction has an implied value of approximately US$29 billion ($39 billion) based on the closing price of Square common stock on 30 July 2021. The acquisition aims to enable Square and Afterpay to better deliver compelling ﬁnancial products and services that expand access to more consumers and drive incremental revenue for merchants of all sizes.
Under the terms of the SID, which has been approved by the members of the Boards of Directors of both Square and Afterpay, Afterpay shareholders will receive a ﬁxed exchange ratio of 0.375 Square shares for each Afterpay ordinary share held on the record date (Consideration). Square may elect to pay 1% of Consideration in cash.
Square has agreed to establish a secondary listing on the Australian Securities Exchange (ASX) to allow Afterpay shareholders to trade Square shares via CHESS Depositary Interests (CDIs) on the ASX. These CDIs are expected to be eligible for S&P index inclusion in Australia. Afterpay shareholders will be able to elect whether to receive the Consideration in NYSE listed Square Class A common stock or CDIs.
The ﬁnancial effects of the Transaction, including impact on any existing contractual arrangements, have not been recognised as at 30 June 2021.
The Transaction is expected to complete in the ﬁrst quarter of calendar year 2022, subject to the satisfaction of certain closing conditions, including approval from both Square and Afterpay shareholders.
Investment in Postpay
In July 2021, the Group acquired a 12.5% equity stake in Postpay Technology Limited, a Dubai-based BNPL business, for US$5.0 million.
Contribution to AP Ventures Limited
In August 2021, Afterpay agreed to subscribe for an additional $10.0 million in its associate, Touch Ventures Limited (Touch Ventures) (formerly named AP Ventures Limited) as part of its initial public offering of shares and listing on the ASX. Completion of the share subscription is expected to complete prior to December 2021, subject to certain conditions being satisﬁed, and will result in Afterpay maintaining a 23-32% equity stake in Touch Ventures. Afterpay’s investment in Touch Ventures will continue to be accounted for as an investment in associate.
Other information
24.	Other signiﬁcant accounting policies
New and amended standards adopted by the Group
In addition to the items listed below, a number of other amendments also became effective during the years, but did not have a material impact on the Group’s accounting policies.
(a)	New and amended standards adopted during the year ended 30 June 2021
The following new accounting standards and interpretations became applicable and were adopted during 2021:
•	IFRIC agenda decision Conﬁguration or Customisation Costs in a Cloud Computing Arrangement
The Group has also chosen to early adopt the following amendment(s):
•	Amendments to IAS 1 Classiﬁcation of Liabilities as Current or Non-current
•	Amendments to IAS 1 and IFRS Practice Statement 2 Disclosure of Accounting Policies
The adoption of these amendments did not have a material impact on the Group’s accounting policies and does not require retrospective adjustment to the disclosures included in these ﬁnancial statements.

(b)	New and amended standards adopted during the year ended 30 June 2020
The following new accounting standards and interpretations became applicable and were adopted during 2020:
•	IFRS 16 Leases; and
•	IFRIC 23 Uncertainty over Income Tax Treatments.
The Group has also chosen to early adopt the following amendment(s):
•	Amendments to IAS 1 and IAS 8 Deﬁnition of material.
The impact of the adoption of IFRS 16 is disclosed below. The adoption of IFRIC Interpretation 23 and the amendments to IAS 1 and IAS 8 did not have a material impact on the Group’s accounting policies and did not require retrospective adjustments.
IFRS 16 Leases
The Group adopted IFRS 16 using the modiﬁed retrospective method with the date of initial application of 1 July 2019. The reclassiﬁcations and the adjustments arising from the new leasing rules are therefore recognised in the opening balance sheet on 1 July 2019.
On adoption of IFRS 16, the Group recognised lease liabilities in relation to leases which had previously been classiﬁed as ‘operating leases’ under the principles of IAS 17 Leases. These liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate as of 1 July 2019.
The Group recognised a right-of-use asset at the date of initial application at the amount equal to the lease liability, adjusted by the amount of any prepaid or accrued lease payments relating to that lease recognised in the statement of ﬁnancial position immediately before the date of initial application.
For leases previously classiﬁed as ﬁnance leases in accordance with IAS 17, the carrying amount of the right-of-use asset and the lease liability at the date of initial application was the carrying amount of the lease asset and lease liability immediately before that date measured applying IAS 17.
The change in accounting policy affected the following items in the Consolidated Statement of Financial Position on 1 July 2019:
	Note	30 June 2019 $'000	Impact of IFRS 16 $'000	1 July 2019 $'000
Other assets		9,710	(398)	9,312
Property, plant and equipment	10	4,213	(320)	3,893
Right-of-use assets	11	—	8,596	8,596
Other provisions		(565)	248	(317)
Lease liabilities	14	(342)	(8,126)	(8,468)
Accumulated losses		70,575	—	70,575
In applying IFRS 16 for the ﬁrst time, the Group used the following practical expedients required by the standard:
•	the use of a single discount rate to a portfolio of leases with reasonably similar characteristics;
•	reliance on previous assessments on whether leases are onerous;
•	the accounting for leases with a remaining lease term of less than 12 months as at 1 July 2019 as short-term leases;
•	the exclusion of initial direct costs for the measurement of the right-of-use asset at the date of initial application; and
•	the use of hindsight in determining the lease term where the contract contains options to extend or terminate the lease.
The Group has also elected not to reassess whether a contract is or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date the Group relied on its assessment made applying IAS 17 and IFRIC 4 Determining whether an Arrangement contains a Lease.

Report of Independent Auditors
The Directors of Afterpay Limited
We have audited the accompanying consolidated financial statements of Afterpay Limited, which comprise the consolidated statements of financial position as of June 30, 2021, 2020 and 2019, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Afterpay Limited at June 30, 2021, 2020 and 2019, and the consolidated results of their operations and their cash flows for the years then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
/s/ Ernst & Young
Melbourne, Australia
September 6, 2021

Annex C
2725 Sand Hill Road Suite 200 Menlo Park, CA 94025

August 1, 2021
Board of Directors
Square, Inc.
1455 Market Street, Suite 600
San Francisco, CA 94103, USA
Members of the Board:
We understand that Afterpay Limited (the “Company”), Square, Inc. (the “Buyer”) and Lanai (AU) 2 Pty Limited, a wholly owned subsidiary of the Buyer, propose to enter into a Scheme Implementation Deed, substantially in the form of the draft dated August 1, 2021 (the “Transaction Agreement”), which provides for, among other things, the acquisition (the “Transaction”) of all the outstanding ordinary shares of the Company (the “Company Stock”), with such acquisition to be implemented by way of an Australian court approved scheme of arrangement under Part 5.1 of the Australian Corporations Act 2001 (the “Scheme of Arrangement”). Pursuant to the Scheme of Arrangement, the Company will become a wholly owned subsidiary of the Buyer, and except as noted below, each outstanding share of the Company Stock will be converted into the right to receive 0.375 of a share (the “Exchange Ratio”) of Class A common stock, par value $0.0000001 per share, of the Buyer (the “Buyer Class A Common Stock”) or, in certain circumstances, the same fraction of a CHESS Depositary Interest representing a unit of beneficial ownership of a share of Buyer Class A Common Stock (the “Consideration”). The terms and conditions of the Scheme of Arrangement are more fully set forth in the Transaction Agreement.
You have asked for our opinion as to whether the Exchange Ratio pursuant to the Transaction Agreement is fair from a financial point of view to the Buyer.
For purposes of the opinion set forth herein, we have:
1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;
2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;
3)	Reviewed certain financial projections of the Company prepared by the management of the Buyer;
4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Transaction, prepared by the management of the Buyer;
5)
Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, with senior executives of the Buyer;

6)	Reviewed the pro forma impact of the Transaction on the Buyer’s earnings per share, cash flow, consolidated capitalization and certain financial ratios;
7)	Reviewed the reported prices and trading activity for the Company Stock and the Buyer Class A Common Stock;
8)
Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Stock and the Buyer Class A Common Stock with that of certain other publicly traded companies comparable with the Company and the Buyer, respectively, and their securities;

9)	Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;
10)	Reviewed the Transaction Agreement and certain related documents; and
11)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Transaction, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Buyer of the future financial performance of the Company. We have relied upon, without independent verification, the assessment by the management of the Buyer of: (i) the strategic, financial and other benefits expected to result from the Transaction; (ii) the timing and risks associated with the integration of the Company and the Buyer; (iii) their ability to retain key employees of the Company and the Buyer, respectively; and (iv) the validity of, and risks associated with, the Company and the Buyer’s existing and future technologies, intellectual property, products, services and business models. At your direction, our analysis relating to the business and financial prospects for the Buyer for purposes of this opinion have been made on the basis of a consensus aggregated from models of available analysts as of June 18, 2021 (the “Street Consensus Case Forecasts”) only. We have been advised by the Buyer, and have assumed, with the Buyer’s consent, that the Street Consensus Case Forecasts are a reasonable basis upon which to evaluate the business and financial prospects of the Buyer. We express no view as to the Street Consensus Case Forecasts or the assumptions on which they were based, including the selection of the analyst forecasts from which the Street Consensus Case Forecasts were derived or the manner in which such analyst forecasts were compiled. In addition, we have assumed that the Scheme of Arrangement will be implemented in accordance with the terms set forth in the Transaction Agreement without any waiver, amendment or delay of any terms or conditions, and that the definitive Transaction Agreement will not differ in any material respect from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Scheme of Arrangement, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Transaction. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax, and regulatory advisors with respect to legal, tax and regulatory matters. We understand that the Buyer has the right to elect pursuant to the Transaction Agreement to pay one percent of the Consideration in cash in lieu of shares of Buyer Class A Common Stock. If Buyer makes such election, our opinion set forth herein shall not be affected. Our opinion does not address the relative merits of the Transaction as compared to any other alternative business transaction, or other alternatives, or whether or not such alternatives could be achieved or are available. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be paid to the holders of shares of the Company Stock in the Transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Board of Directors of the Buyer in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. In the two years prior to the date hereof, we have provided financing services for the Buyer and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to the Buyer and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in the Transaction, or any related derivative instrument.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with the Transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Class A Common Stock will trade following consummation of the Transaction or at any time, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders’ meetings to be held in connection with the Scheme of Arrangement or the issuance of the shares of Buyer Class A Common Stock pursuant to the Scheme of Arrangement.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Transaction Agreement is fair from a financial point of view to the Buyer.
Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Anthony Armstrong
Name:	Anthony Armstrong
Title:	Managing Director

Square

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 2, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SQ2021SM**

The meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively via live webcast. You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 2, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59064-S32998

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SQUARE, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Approve the issuance of shares of Class A common stock of Square, Inc. ("Square") (including shares underlying CHESS Depositary Interests) to shareholders of Afterpay Limited ("Afterpay") pursuant to a Scheme of Arrangement between Afterpay and its shareholders and a Deed Poll to be executed by Square and Lanai (AU) 2 Pty Ltd ("Square Sub"), as contemplated by the Scheme Implementation Deed, dated as of August 2, 2021, and as it may be further amended or supplemented, by and among Square, Square Sub, and Afterpay (the "Transaction Proposal")	☐	☐	☐
2.	Approve one or more adjournments of the special meeting of stockholders of Square, if necessary or appropriate and consented to by Afterpay, including to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting of stockholders to approve the Transaction Proposal	☐	☐	☐

NOTE: The proxy holders will vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

D59065-S32998

SQUARE, INC.
Special Meeting of Stockholders
November 3, 2021 10:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Amrita Ahuja and Sivan Whiteley, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SQUARE, INC. that the stockholder(s) is/are entitled to vote at the special meeting of stockholders to be held at 10:00 AM PDT on November 3, 2021, at www.virtualshareholdermeeting.com/SQ2021SM, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Continued and to be signed on reverse side